SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |X|
Check the appropriate box:
|X|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 204.14a-12

                             ECOSCIENCE CORPORATION
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|_|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     Common Stock, par value $.01, of the Registrant
     ---------------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

     47,602,436 shares of Common Stock (prior to giving effect to the proposed 1-for-5 reverse stock split)
     ---------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     $1.546875  per share  (average of high and low prices  reported  for May 7,
     1998)
     ---------------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

     $73,635,018.19
     ---------------------------------------------------------------------------

     5)   Total fee paid:

     $14,727.00
     ---------------------------------------------------------------------------

|X|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     ---------------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

     3)   Filing Party:

     ---------------------------------------------------------------------------

     4)   Date Filed:

     --------------------------------------------------------------------------

                             ECOSCIENCE CORPORATION
                                 10 Alvin Court
                            East Brunswick, NJ 08816
                                  732-432-8200

                                                                __________, 1998



Dear Stockholders:

     A Special Meeting of Stockholders in lieu of the 1997 Annual Meeting of EcoScience Corporation ("ECOSCIENCE") will be held at [_____________________] on [__________], 1998 at [________], Eastern Daylight Time.


     At the Special Meeting, you will be asked to consider and vote upon the approval of the issuance of an aggregate of 9,520,487 shares (after giving effect to the proposed reverse stock split described below) of ECOSCIENCE's Common Stock to the holders of the Class A Common Stock, par value $1.00 per share, of Agro Power Development, Inc., a New York corporation ("APD"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement") which provides for the merger (the "Merger") of APD with and into Agro Acquisition Corp., a Delaware corporation ("Agro Acquisition") and a newly formed, wholly owned subsidiary of ECOSCIENCE. Subsequent to the issuance of these shares, and after giving effect to the proposed one for five reverse stock split as described below, there will be [11,618,278] shares of EcoScience Common Stock issued and outstanding. After careful consideration, the Board of Directors of ECOSCIENCE has approved the issuance of ECOSCIENCE Common Stock to the APD stockholders pursuant to the Merger Agreement and recommends that you vote FOR the proposal relating thereto.


     As required by the Merger Agreement you will also be asked at the Special Meeting to consider and vote upon each of the following proposals: (i) an amendment to ECOSCIENCE's Certificate of Incorporation to effect a one for five reverse stock split of ECOSCIENCE's Common Stock and (ii) an amendment to ECOSCIENCE's Certificate of Incorporation to increase the number of authorized shares of ECOSCIENCE Common Stock from 25,000,000 shares to 100,000,000 shares and to increase the number of authorized shares of ECOSCIENCE Preferred Stock from 1,000,000 shares to 10,000,000 shares. The approval of each of these amendments to ECOSCIENCE's Certificate of Incorporation is a condition precedent to the Merger. After careful consideration, the Board of Directors of ECOSCIENCE has approved and recommends that you vote in favor of each of these proposals. Please note, however, that if the proposal to issue shares of Common Stock pursuant to the Merger Agreement is not approved by stockholders, the proposed amendments to the Certificate of Incorporation will not be made, even if approved by stockholders.

     At the Special  Meeting you will  further be asked to consider and vote to:
(i) elect two nominees to the Board of Directors, (ii) amend ECOSCIENCE's 1991 Stock Option Plan and (iii) ratify the selection of Arthur Andersen, LLP as the independent public accountants of ECOSCIENCE for the current fiscal year. After careful consideration, the Board of Directors of

ECOSCIENCE recommends votes in favor of the election of the two nominees named in the Proxy Statement for the election of Directors, in favor of the amendment to ECOSCIENCE's 1991 Stock Option Plan and in favor of ratifying the selection of Arthur Andersen, LLP as independent public accountants.

     In the material accompanying this letter, you will find a Notice of Special Meeting of Stockholders, a Proxy Statement relating to the actions to be taken by ECOSCIENCE stockholders at the Special Meeting and a proxy card. The Proxy Statement more fully describes the proposed matters discussed herein and other matters to be considered at the Special Meeting and includes certain information concerning ECOSCIENCE and APD.

     In considering the recommendation of the ECOSCIENCE Board of Directors with respect to the Merger, stockholders should be aware that as a stockholder, director and Chief Executive Officer of APD, I have certain interests in the merger that are in addition to the interests of stockholders of ECOSCIENCE generally. As a result, I abstained from voting on the proposed issuance of Common Stock in my capacity as a director of ECOSCIENCE.

     All stockholders are cordially invited to attend the Special Meeting in person. However, to assure your representation at the Special Meeting, you are urged to vote, sign and return the enclosed proxy card, as promptly as possible, in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the Special Meeting may revoke his or her proxy and vote in person, even if he or she has returned a proxy card. It is important that your shares be represented and voted at the Special Meeting.

                                       Sincerely,




                                       MICHAEL A. DEGIGLIO
                                       President and Chief Executive Officer

East Brunswick, New Jersey
______________, 1998

                             ECOSCIENCE CORPORATION
                                 10 Alvin Court
                            East Brunswick, NJ 08816
                                  732-432-8200

                                  -------------

                      NOTICE OF SPECIAL MEETING IN LIEU OF
                     THE 1997 ANNUAL MEETING OF STOCKHOLDERS
                             ________________, 1998

                                 --------------

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of EcoScience Corporation, a Delaware corporation (herein called "ECOSCIENCE"), will be held at [____________] on [_________], 1998, at [_______], Eastern Daylight Time, to
consider and act upon the following matters:

     1. Approval of the issuance of an aggregate of nine million five hundred twenty thousand four hundred eighty seven (9,520,487) shares (after giving effect to the proposed Reverse Split, as defined below) of ECOSCIENCE's Common Stock to the holders of the Class A Common Stock, par value $1.00 per share, of Agro Power Development, Inc., a New York corporation ("APD"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of APD with and into Agro Acquisition Corp., a Delaware corporation ("Agro Acquisition") and a newly formed, wholly owned subsidiary of ECOSCIENCE, after which merger the stockholders of APD will own approximately 80% of the outstanding shares of ECOSCIENCE Common Stock on a fully diluted basis (ITEM I in the attached Proxy Statement).

     2. Election of two nominees as Directors of ECOSCIENCE to serve as members of that class of Directors whose terms shall expire at the 2000 Annual Meeting of Stockholders and until their successors are elected (ITEM II in the attached Proxy Statement).

     3. Approval of an amendment to ECOSCIENCE's Certificate of Incorporation to effect a one for five reverse stock split (the "Reverse Split") of the Company's Common Stock (ITEM III in the attached Proxy Statement).

     4. Approval of an amendment to ECOSCIENCE's Certificate of Incorporation to increase the number of authorized shares of ECOSCIENCE Common Stock from 25,000,000 shares to 100,000,000 shares and to increase the number of authorized shares of ECOSCIENCE Preferred Stock from 1,000,000 shares to 10,000,000 shares, in each case prior to giving effect to the proposed Reverse Split (ITEM IV in the attached Proxy Statement).

     5. Approval of an amendment to ECOSCIENCE's 1991 Stock Option Plan to increase the number of shares of ECOSCIENCE Common Stock which may be granted thereunder from 1,300,000 to 1,800,000 shares (prior to giving effect to the proposed Reverse Split) (ITEM V in the attached Proxy Statement).

     6. Ratification of the selection of Arthur Andersen, LLP as the independent public accountants of ECOSCIENCE for the current fiscal year (ITEM VI in the attached Proxy Statement).

     7. Transaction of such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     Only stockholders of record as of the close of business on [June 30], 1998 are entitled to notice of, and to vote at, the Meeting and at any adjournments thereof. The transfer books will not be closed.

Dated:  [__________], 1998                            ECOSCIENCE CORPORATION

                                                      By:  Harold A. Joannidi
                                                             Secretary

                             ECOSCIENCE CORPORATION

                                 PROXY STATEMENT


GENERAL INFORMATION............................................................1
   Purpose of the Meeting......................................................1
   Vote Required and Ownership.................................................2
   Proxies.....................................................................3
   ECOSCIENCE, APD and Agro Acquisition Information;
     Forward-Looking Statements................................................4

SUMMARY OF PROXY STATEMENT.....................................................5

I. PROPOSAL TO ISSUE COMMON STOCK/THE MERGER...................................8
   Introduction................................................................8
   The Merger..................................................................8
   Parties to the Merger.......................................................8
   Risk Factors Relating to the Merger.........................................9
   Background of the Merger...................................................11
   Reasons for the Merger; Recommendation of the Board of Directors...........12
   Interests of Michael A. DeGiglio In the Merger.............................14
   Management of Ecoscience Following the Merger..............................14
   Effective Date and Time of the Merger;  Applicable
     Federal and State Regulatory Requirements................................15
   No Appraisal Rights........................................................15
   Accounting Treatment of the Merger.........................................15
   Federal Income Tax Consequences of the Merger..............................16
   Effect of Merger on Outstanding Securities.................................16
   Resales of Merger Shares; Lock-up Agreements and Registration Rights.......17
   Agreement to Acquire Village Farms of Morocco..............................17
   Certain Representations and Warranties.....................................18
   Certain Covenants..........................................................18
   Acquisition Proposals......................................................21
   Conditions to the Merger...................................................22
   Amendment and Waiver.......................................................23
   Termination of the Merger Agreement........................................23

OPINION OF FINANCIAL ADVISOR..................................................25
   Contribution Analysis......................................................27
   Discounted Cash Flow Analysis..............................................28
   Analyses of Comparable Companies...........................................28
   Analysis of Comparable Transactions........................................29
   Common Stock Price Analysis................................................30
   Other Factors..............................................................31

MATERIAL TRANSACTIONS BETWEEN ECOSCIENCE AND APD..............................32
   Product Sales..............................................................32
   Material Contracts and Purchase Orders.....................................32
   Apportioned Costs of Certain Facilities and Personnel......................32

MARKET PRICES FOR ECOSCIENCE COMMON STOCK.....................................33

INFORMATION CONCERNING ECOSCIENCE.............................................34
   Description of Business....................................................34
   Products...................................................................35
   Sales and Distribution.....................................................38
   Manufacturing..............................................................38
   Collaborative Agreements...................................................39
   Technology.................................................................40
   Technology Licensing.......................................................42
   Competition................................................................42
   Government Regulation and Product Registration.............................43
   Patents and Trade Secrets..................................................44
   Personnel..................................................................45
   Description of Properties..................................................46
   Legal Proceedings..........................................................46
   Year 2000..................................................................46

SELECTED FINANCIAL DATA OF ECOSCIENCE.........................................47

INFORMATION CONCERNING AGRO ACQUISITION.......................................49

INFORMATION CONCERNING APD....................................................49
   Description of Business....................................................49
   The Greenhouse Vegetable Industry..........................................51
   Greenhouse Operations......................................................52
   Pending Transactions.......................................................57
   Right of Cogentrix to Participate in Future Greenhouse Projects............59
   Marketing Arrangements with Other Growers..................................59
   Packaging and Distribution.................................................60
   Sales and Marketing of Village Farm Products...............................60
   Design and Construction Management.........................................60
   Village Farm International Finance Association.............................61
   Properties.................................................................63
   Environmental and Regulatory Matters.......................................63
   Competition................................................................64
   Personnel..................................................................65
   Management of APD..........................................................65
   Risks Relating to APD......................................................67

SELECTED APD HISTORICAL CONSOLIDATED FINANCIAL INFORMATION....................70

MANAGEMENT'S DISCUSSION AND ANALYSIS OF APD'S FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS OF APD..................................71
   General....................................................................71
   Results of Operations......................................................72
   Liquidity and Capital Resources............................................75
   Seasonality; Impact of Tomato Price Changes and Operating Costs............78
   Year 2000..................................................................79
   Inflation..................................................................79

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS...................80

II. ELECTION OF DIRECTORS.....................................................90
   Nominees for Election for a Three Year Term Expiring
     at the 2000 Annual Meeting...............................................90
   Director Continuing in Office Until the 1998 Annual Meeting................91
   Other Executive Officers...................................................92
   Meetings and Committees of the Board of Directors..........................93
   Board Recommendation.......................................................93

III. PROPOSAL TO APPROVE AN AMENDMENT TO ECOSCIENCE'S CERTIFICATE
OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF
ECOSCIENCE'S COMMON STOCK.....................................................94
   Board Recommendation.......................................................94

IV. PROPOSAL TO APPROVE AN AMENDMENT TO ECOSCIENCE'S CERTIFICATE
OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
ECOSCIENCE COMMON STOCK FROM 25,000,000 SHARES TO 100,000,000 SHARES,
AND TO INCREASE THE...........................................................95

NUMBER OF AUTHORIZED SHARES OF ECOSCIENCE PREFERRED STOCK FROM
1,000,000 SHARES TO 10,000,000 SHARES.........................................95
   Purpose and Effects of Increasing the Number of Authorized
     Shares of Common Stock and Preferred Stock...............................95
   Board Recommendation.......................................................96

V. PROPOSAL TO APPROVE AN AMENDMENT TO THE 1991 STOCK OPTION PLAN.............96
   Board Recommendation.......................................................97

VI. PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN, LLP AS
ECOSCIENCE'S INDEPENDENT PUBLIC ACCOUNTANTS...................................97
   Board Recommendation.......................................................98

SECURITY OWNERSHIP OF CERTAIN  BENEFICIAL OWNERS AND MANAGEMENT...............98

SUMMARY SECURITY OWNERSHIP TABLE..............................................98

EXECUTIVE COMPENSATION.......................................................100
   Compensation of Directors.................................................104
   Certain Transactions......................................................104

REPORT OF THE COMPENSATION COMMITTEE.........................................104
   Summary of Philosophy and Overall Objectives of
     Executive Compensation..................................................105
   Internal Revenue Code Limitation on Deductibility of
     Executive Compensation..................................................106

PERFORMANCE GRAPH............................................................107

INDEPENDENT PUBLIC ACCOUNTANTS...............................................108

STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING............................108

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE......................108

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE............................108

OTHER MATTERS................................................................109

APPENDIX  A - AMENDED AND RESTATED AGREEMENT AND
PLAN OF MERGER...............................................................A-1

APPENDIX  B - ECOSCIENCE'S ANNUAL/QUARTERLY REPORTS..........................B-1

APPENDIX  C - OPINION OF FINANCIAL ADVISOR...................................C-1

APPENDIX  D - APD FINANCIAL STATEMENTS.......................................D-1

APPENDIX  E - ECOSCIENCE CORPORATION  1991 STOCK OPTION PLAN.................E-1

APPENDIX F - FORM OF PROXY...................................................F-1

                             ECOSCIENCE CORPORATION
                                 10 Alvin Court
                        East Brunswick, New Jersey 08816
                                  732-432-8200

                      PROXY STATEMENT FOR A SPECIAL MEETING
                       IN LIEU OF THE 1997 ANNUAL MEETING
                           OF STOCKHOLDERS TO BE HELD
                          ______________________, 1998

     This Proxy Statement and the enclosed proxy card are being furnished to stockholders of EcoScience Corporation ("ECOSCIENCE" or the "Company"), a Delaware corporation, in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be voted at the Company's Special Meeting in lieu of the 1997 Annual Meeting of Stockholders to be held on [___________], 1998 at [_____], Eastern Daylight Time at
[_________________________________],   and  at  any  adjournments  thereof  (the
"Meeting").

                               GENERAL INFORMATION


Purpose of the Meeting

     The purpose of the Meeting is to consider and vote upon proposals to: (i) approve the issuance of an aggregate of nine million five hundred twenty thousand four hundred eighty seven (9,520,487) shares (after giving effect to the proposed reverse stock split described below) of the Common Stock, par value $.01 per share, of ECOSCIENCE (the "ECOSCIENCE Common Stock") to holders of shares of the Class A Common Stock, par value $1.00 per share (the "APD Stock"), of Agro Power Development, Inc., a New York corporation ("APD") pursuant to an Amended and Restated Agreement and Plan of Merger dated as of July __, 1998 (the "Merger Agreement"), which provides for the merger (the "Merger") of APD with and into Agro Acquisition Corp., a Delaware corporation and a newly formed, wholly owned subsidiary of ECOSCIENCE ("Agro Acquisition"); (ii) elect two nominees as Directors; (iii) approve an amendment to ECOSCIENCE's Certificate of Incorporation to effect a one for five reverse stock split (the "Reverse Split") of the Common Stock; (iv) approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of ECOSCIENCE Common Stock from 25,000,000 shares to 100,000,000 shares and to increase the number of authorized shares of ECOSCIENCE Preferred Stock from 1,000,000 shares to 10,000,000 shares; (v) approve the amendment of the 1991 Stock Option Plan; (vi) ratify the selection of Arthur Andersen, LLP as ECOSCIENCE's independent public accountants for the current fiscal year; and (vii) approve any other proposals which, although not known to the Directors at the date of printing hereof, may properly come before the Meeting.


     The proposed amendments to ECOSCIENCE's Certificate of Incorporation, including the authorization and issuance of additional shares of Common Stock, are conditions precedent to the Merger contemplated between Agro Acquisition and APD, whereby each outstanding share of

APD Stock shall be converted into the right to receive 30,619.067 shares of ECOSCIENCE Common Stock. As a result of the Merger, APD will be a wholly owned subsidiary of ECOSCIENCE and the stockholders of APD will own 80% of the issued and outstanding capital stock of ECOSCIENCE on a fully diluted basis. Consummation of the Merger is contingent upon approval by ECOSCIENCE's stockholders of the matters set forth in clauses (i), (iii) and (iv) above. If the proposal to issue shares of ECOSCIENCE Common Stock set forth in clause (i) above is not approved, the proposed amendments to the Certificate of Incorporation will not be made, even if such amendments are otherwise approved by the stockholders.


Vote Required and Ownership

     Only record holders of the Common Stock on [June 30], 1998 (the "Record Date") are entitled to notice of and to vote at the Meeting and any adjournments thereof. An affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for: (i) the approval of the issuance of ECOSCIENCE Common Stock to stockholders of APD pursuant to the Merger; (ii) the approval of the Reverse Split; and (iii) the approval of an amendment to ECOSCIENCE's Certificate of Incorporation to increase the number of authorized shares of ECOSCIENCE Common Stock from 25,000,000 shares to 100,000,000 shares and to increase the number of authorized shares of ECOSCIENCE Preferred Stock from 1,000,000 shares to 10,000,000 shares. A plurality of the votes cast in person or represented by proxy at the Meeting is required for the election of Directors. An affirmative vote of a majority of the votes cast in person or represented by proxy is required for: (i) approval of the amendment to the 1991 Stock Option Plan; (ii) ratification of the selection of independent public accountants; and (iii) approval of all other items submitted to the stockholders for their consideration.


     On the Record Date, [10,488,455] shares of the Common Stock were issued and outstanding and entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote on the proposals discussed herein.


     On the Record Date, the directors and executive officers of the Company benefically owned an aggregate of [1,604,379] shares of ECOSCIENCE Common Stock (including shares which may be acquired within 60 days upon exercise of stock options) or approximately [14.3]% of the shares of ECOSCIENCE Common Stock outstanding on such date. The directors and executive officers of the Company have indicated their intention to vote their shares of ECOSCIENCE Common Stock in favor of approval of the Merger and the transactions contemplated in
connection  therewith,   including  (i)  the  proposed  issuance  of  shares  of
ECOSCIENCE Common Stock to holders of shares of APD Common Stock; (ii) the Reverse Split; and (iii) the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of ECOSCIENCE Common Stock from 25,000,000 shares to 100,000,000 shares and to increase the number of authorized shares of ECOSCIENCE Preferred Stock from 1,000,000 shares to 10,000,000 shares. The directors and executive officers of the Company have also indicated their intention to vote their shares of ECOSCIENCE Common Stock in favor of the proposed amendment to the 1991 Stock Option Plan and the ratification of selection of independent accountants.

Proxies

     The enclosed proxy is being solicited by the Board to be voted at the Meeting. Proxies may be solicited by Directors, officers and employees of the Company by mail, by telephone, in person or otherwise. No such persons will receive additional compensation for such solicitation. In addition, the Company may engage a solicitation agent, which agent shall be entitled to customary compensation and fees. ECOSCIENCE will also request banks, brokers, and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of the Common Stock. ECOSCIENCE will reimburse those firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions. Shares represented by each properly executed proxy received by ECOSCIENCE will be voted at the Meeting (or at any adjournment thereof) as directed by the stockholder on the proxy, and, if no direction is made, will be voted FOR: (i) approving the issuance of nine million five hundred twenty thousand four hundred eighty seven (9,520,487) shares (after giving effect to the Reverse Split) of the Common Stock to the stockholders of APD; (ii) electing the nominees named herein as Directors; (iii) approving the amendment to the Certificate of Incorporation to effect the Reverse Split; (iv) approving an amendment to ECOSCIENCE's Certificate of Incorporation to increase the number of authorized shares of ECOSCIENCE Common Stock from 25,000,000 shares to 100,000,000 shares and to increase the number of authorized shares of ECOSCIENCE Preferred Stock from 1,000,000 shares to 10,000,000 shares; (v) approving the amendment to the 1991 Stock Option Plan; (vi) ratifying the selection of Arthur Andersen, LLP as ECOSCIENCE's independent public accountants; and (vii) approving any other proposals which may properly come before the Meeting.


     ECOSCIENCE's Board is not currently aware of any business to be acted upon at the Special Meeting, other than as described herein. If, however, other matters are properly brought before the Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment. Such adjournment may be for the purpose of soliciting additional proxies. Shares represented by proxies voting against any of the proposals described herein will be voted against a proposal to adjourn the Special Meeting for the purpose of soliciting additional proxies. The Company does not currently intend to seek an adjournment of the Special Meeting.

     Stockholders may revoke their proxies at any time prior to any vote at the Meeting by written notice to the Secretary of the Company at or before the Meeting, by submission of a duly executed proxy card bearing a later date or by voting in person by ballot at the Meeting. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: ECOSCIENCE Corporation, 10 Alvin Court, East Brunswick, New Jersey 08816, Attention: Harold Joannidi, Secretary. Shares owned by a stockholder submitting a proxy card but abstaining from voting on any proposal are counted in the number of shares present in person or represented by proxy for purposes of determining whether that proposal has been approved. Shares held but not voted by brokers are counted only for purposes of determining whether a quorum is present at the Meeting.

ECOSCIENCE, APD and Agro Acquisition Information; Forward-Looking Statements

     Each of ECOSCIENCE, APD and Agro Acquisition, respectively, provided all information contained in this Proxy Statement concerning itself and its subsidiaries, if any. This Proxy Statement contains forward-looking statements about, among other things, the possible effects of the Merger on the constituent corporations. The proposed Merger involves risks and uncertainties. The actual effects of the Merger and the actual future operations of ECOSCIENCE and APD could differ materially from those described in any forward-looking statements contained herein, among other reasons, because of a number of risk factors to which such companies are subject, including but not limited to, in the case of ECOSCIENCE, continuing operating losses, uncertainties involving EPA product registration, limited commercial sales and uncertainty as to market acceptance of the Company's products, significant competition, rapid technological change, risk of product liability and the possibility that the Company will not meet maintenance criteria for listing of its Common Stock on the Nasdaq SmallCap Market. Risk factors which could affect the operating results of APD include market fluctuations, crop disease and pestilence, weather and climatic events, competition and the uncertainty associated with obtaining future financing. See also "Risk Factors Relating to the Merger" and "Information Concerning APD Risks Relating to APD," below.

                           SUMMARY OF PROXY STATEMENT


     The following is a brief summary of certain information contained elsewhere in this Proxy Statement. This summary is necessarily incomplete and is qualified in its entirety by reference to the full text of, and to the documents referred to in, this Proxy Statement and its appendices. The descriptions in the following summary and in the full text of this Proxy Statement of the terms and conditions of the Merger Agreement are qualified in their entirety by reference to the full text of the Merger Agreement attached to this Proxy Statement as Appendix A.

Date, Time, and Place of Meeting:       [_________]

Purpose:                                To consider and vote upon  proposals to:
                                        (i)  approve the  issuance of  9,520,487
                                        shares   (after  giving  effect  to  the
                                        Reverse  Split) of  Common  Stock to the
                                        stockholders  of  APD  pursuant  to  the
                                        Merger   Agreement;   (ii)   elect   two
                                        nominees as Directors; (iii) approve the
                                        Reverse Split; (iv) approve an amendment
                                        to    ECOSCIENCE's     Certificate    of
                                        Incorporation  to increase the number of
                                        authorized  shares of ECOSCIENCE  Common
                                        Stock   from   25,000,000    shares   to
                                        100,000,000  shares and to increase  the
                                        number   of    authorized    shares   of
                                        ECOSCIENCE    Preferred    Stock    from
                                        1,000,000  shares to 10,000,000  shares;
                                        (v)  approve  an  amendment  to the 1991
                                        Stock Option Plan and (vi) ratify the selection of the Company's independent public accountants.

The Parties to the Proposed Merger:     ECOSCIENCE, Agro Acquisition, and APD.


Record Date:                            [June 30], 1998


Vote Required:                          An affirmative  vote of the holders of a
                                        majority  of the  outstanding  shares of
                                        Common   Stock  is  required   for:  (i)
                                        approval of the issuance of Common Stock
                                        to  stockholders  of APD pursuant to the
                                        Merger;  (ii)  approval  of the  Reverse
                                        Split;   and   (iii)   approval   of  an
                                        amendment to ECOSCIENCE's Certificate of
                                        Incorporation to increase the number of authorized shares of ECOSCIENCE

                                        Common Stock from  25,000,000  shares to
                                        100,000,000  shares and to increase  the
                                        number   of    authorized    shares   of
                                        ECOSCIENCE    Preferred    Stock    from
                                        1,000,000 shares to 10,000,000 shares.

                                        A plurality of the votes cast in person or represented by proxy at the Meeting is required for the election of two nominees as Directors.

                                        An affirmative vote of a majority of the
                                        votes cast in person or  represented  by
                                        proxy is  required  for (i)  approval of
                                        the  amendment  to the 1991 Stock Option
                                        Plan; (ii) ratification of the selection
                                        of  the  Company's   independent  public
                                        accountants;  and (iii)  approval of all
                                        other    items    submitted    to    the
                                        stockholders for their consideration.

Effect of the Merger:                   At the effective time of the Merger, and
                                        after  giving   effect  to  the  Reverse
                                        Split,  the  stockholders  of  APD  will
                                        receive  in  the   aggregate   9,520,487
                                        shares  of   ECOSCIENCE   Common  Stock,
                                        representing 80% of the total number of shares of ECOSCIENCE Common Stock then outstanding on a fully diluted basis. As a result, the completion of the Merger will result in substantial dilution to ECOSCIENCE's stockholders.

Conflicts of Interest:                  In considering the recommendation of the
                                        ECOSCIENCE  Board  with  respect  to the
                                        Merger,   stockholders  of  the  Company
                                        should   be  aware   that   Michael   A.
                                        DeGiglio,   who  is   President,   Chief
                                        Executive  Officer  and  a  director  of
                                        ECOSCIENCE,   is  also  Chief  Executive
                                        Officer  and a director  of APD and owns
                                        32.5%  of  APD'S   outstanding   capital
                                        stock. As a result, Mr. DeGiglio has certain interests in the Merger that are in addition to the interests of the stockholders of ECOSCIENCE generally.


Management                              The Merger Agreement requires ECOSCIENCE
of ECOSCIENCE                           to procure  the  resignation  of each of
Following the Merger:                   E.A.  Grinstead,  Larry  M.  Nouvel  and
                                        Kenneth S. Boger as  directors  prior to
                                        the  effective  time of the  Merger.  In
                                        addition,  the Merger Agreement requires
                                        the Board to elect  Albert  Vanzeyst and
                                        Thomas  Montanti,  each  of  whom  is  a
                                        director,  officer  and  stockholder  of
                                        APD,  to fill the  vacancies  created by
                                        the resignation of Mr. Grinstead and Mr.
                                        Nouvel,    respectively.    The   Merger
                                        Agreement  also requires the  ECOSCIENCE
                                        Board  to  appoint  Mr.

                                        Vanzeyst as an Executive  Vice President
                                        of ECOSCIENCE, J. Kevin Cobb, an officer
                                        and  stockholder  of APD, as Senior Vice
                                        President-Corporate    Development    of
                                        ECOSCIENCE  and  David M.  Suchniak,  an
                                        officer of APD, as Senior Vice President
                                        and   Chief    Financial    Officer   of
                                        ECOSCIENCE at or about the effective time of the Merger.


Fairness Opinion:                       Chestnut  Partners,  Inc. has  delivered
                                        its written opinion to the Board of Directors of ECOSCIENCE that, as of the date of the opinion, the terms of the transactions contemplated by the Merger
                                        Agreement are fair to its stockholders from a financial point of view. A copy of the opinion is attached to this Proxy
                                        Statement as Appendix C and it should be read carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and scope and limitations on the review undertaken by Chestnut Partners, Inc. in connection with rendering such opinion.

Recommendation:                         The  Board  has   approved   the  Merger
                                        Agreement,  having  determined  that the
                                        Merger pursuant to its terms is fair and
                                        in the best  interests of ECOSCIENCE and
                                        its stockholders. Accordingly, the Board
                                        recommends  a vote in favor of approving
                                        the   issuance   of  an   aggregate   of
                                        9,520,487 shares (after giving effect to the Reverse Split) of Common Stock to the stockholders of APD, pursuant to the terms of the Merger Agreement.

                                        The Board  further  recommends a vote in
                                        favor   of   approving   the   following
                                        conditions  precedent to the Merger: (i)
                                        amendment of ECOSCIENCE'S Certificate of
                                        Incorporation   to  effect  the  Reverse
                                        Split and (ii) amendment of ECOSCIENCE'S
                                        Certificate of Incorporation to increase
                                        the  number  of  authorized   shares  of
                                        ECOSCIENCE  Common Stock from 25,000,000
                                        shares  to  100,000,000  shares  and  to
                                        increase the number of authorized shares
                                        of  ECOSCIENCE   Preferred   Stock  from
                                        1,000,000 shares to 10,000,000 shares.

                                        The  Board  also  recommends  a vote  in
                                        favor of: (i) electing as Directors  the
                                        nominees named herein; (ii) amendment of
                                        the 1991 Stock  Option  Plan;  and (iii)
                                        ratification  of the selection of Arthur
                                        Andersen,    LLP   as   the    Company's
                                        independent public accountants.

I.   PROPOSAL TO ISSUE COMMON STOCK/THE MERGER

Introduction

     The following discussion, which contains summary information about the Merger Agreement, is expressly qualified by reference to the full text of the Merger Agreement set forth in Appendix A. The following summary presents and discusses all material terms of the Merger Agreement; however, it is not a substitute for a careful reading of the Merger Agreement.

The Merger

     Pursuant to the Merger Agreement and subject to the terms and conditions thereof, APD will merge with and into Agro Acquisition, which is a wholly owned subsidiary of ECOSCIENCE. As a result of the Merger, APD will become a wholly owned subsidiary of ECOSCIENCE. As part of the Merger and after giving effect to the proposed Reverse Split, stockholders of APD will receive as consideration 30,619.067 shares of ECOSCIENCE Common Stock for each share of APD Stock held. In addition, the Merger Agreement contemplates that at the effective time of the Merger, Agro Acquisition will acquire from certain shareholders of APD their entire 50% interest in Village Farms of Morocco, S.A., a Moroccan company, in exchange for 99,000 shares of ECOSCIENCE Common Stock (the "Morocco Transaction"). As a result, an aggregate 9,520,487 shares of ECOSCIENCE Common Stock will be issued to APD's stockholders pursuant to the Merger Agreement (the "Merger Shares"). The Board of Directors of Ecoscience recommends that stockholders vote in favor of the proposal to issue shares of Ecoscience Common Stock pursuant to the Merger Agreement.

Parties to the Merger

     ECOSCIENCE. EcoScience Corporation is a Delaware corporation which was incorporated under the laws of the State of Florida in August 1982 and was reincorporated in the State of Delaware in June 1988. ECOSCIENCE is engaged in the technical marketing, sales, development and commercialization of products and services for the following major markets: (i) specialty agriculture; (ii) postharvest fruits and vegetables; and (iii) biological insect control for consumer and industrial applications. The Company provides: (i) sophisticated growing systems to greenhouse operators; (ii) technologically advanced sorting, grading and packing systems to produce packers; (iii) equipment, coatings and disease control products, including natural biologicals for protecting fruits, vegetables and ornamentals in storage and transit to market; and (iv) biological pest control products to consumers and industry.


     The executive offices of ECOSCIENCE are located at 10 Alvin Court, East Brunswick, New Jersey 08816, and its telephone number is 732-432-8200.

     APD. Agro Power Development, Inc. is a New York corporation which was incorporated under the laws of the State of New York in 1990. In terms of total acreage controlled by a single entity, APD is the largest producer and marketer of premium quality, greenhouse grown tomatoes in the United States. APD develops, constructs and operates highly intensive agricultural greenhouse projects and markets and sells the vegetable production of these facilities, as well as fresh vegetables produced by other greenhouse growers, primarily as a consumer product under its Village Farm(R) brandname to retail supermarkets and dedicated wholesale distribution companies that serve smaller retail chains and the food service industry.


     The executive offices of APD are located at One Kimberly Road, East Brunswick, New Jersey 08816, and its telephone number is 732-254-0606.

     AGRO ACQUISITION CORP. Agro Acquisition Corp. is a Delaware corporation organized as a wholly owned subsidiary of ECOSCIENCE for the purposes of effecting the Merger.

     The executive offices of Agro Acquisition are located at 10 Alvin Court, East Brunswick, New Jersey 08816, and its telephone number is 732-432-8200.


Risk Factors Relating to the Merger

     Integration of Operations


     ECOSCIENCE and APD have entered into the Merger Agreement with the expectation that the Merger will result in benefits to the combined company. There can be no assurance that the integration of the two companies' businesses can be accomplished in an efficient and effective manner. The integration of certain operations following the Merger will require the dedication of management resources which may temporarily distract attention from the day to day business of the combined company. The inability of management to integrate the operations of the two companies successfully could have a material adverse effect on the business and the results of operations of ECOSCIENCE following the Merger. See "Reasons for the Merger" and "Recommendations of the Board," above.


     Effect on Control; Dilution


     Upon the consummation of the Merger and after giving effect to the proposed Reverse Split, the APD stockholders will receive an aggregate of 9,520,487 shares of ECOSCIENCE Common Stock (or approximately 80% of the shares of ECOSCIENCE Common Stock issued and outstanding on a fully diluted basis immediately after the Merger). Accordingly, the APD stockholders will be able to significantly affect the policies and operations of ECOSCIENCE and the equity interest of current ECOSCIENCE stockholders in the Company will be significantly diluted.

     Fixed Exchange Ratio

     Upon the consummation of the Merger, each outstanding share of APD Stock will be converted into the right to receive 30,619.067 shares of ECOSCIENCE
Common Stock and ECOSCIENCE will issue an aggregate of 99,000 shares of ECOSCIENCE Common Stock in connection with the Morocco Transaction. The Merger Agreement does not provide for adjustment of the exchange ratio based on fluctuations in the price of the ECOSCIENCE Common Stock. Accordingly, the value of the consideration to be received by the APD stockholders upon consummation of the Merger will increase or decrease based on the market price of the ECOSCIENCE Common Stock at the Effective Time. The closing price for the ECOSCIENCE Common Stock on Nasdaq on November 19, 1997, the last trading day prior to the public announcement of the signing of a letter of intent to merge, was $1 3/16 and on [July 13, 1998], the latest trading day for which a share price could practicably be determined before the mailing of this Proxy Statement, was [$1 9/32]. There can be no assurance that the market price of the ECOSCIENCE Common Stock on and after the Effective Date will not be materially different from such prices.

     Future Sales of Merger Stock

     The Merger Shares will be restricted securities under the Securities Act and as a result, may not be sold unless registered under the Securities Act or pursuant to an applicable exemption from registration, such as Rule 144. In addition, APD stockholders will be restricted from selling the Merger Shares pursuant to the lock-up agreements which prohibit sales until ECOSCIENCE publishes results covering at least 30 days of combined post Merger operations. ECOSCIENCE has, however, agreed to grant to the APD stockholders certain rights to have the Merger Shares registered under the Securities Act. See "Resales of Merger Shares; Lock-up Agreements and Registration Rights."


     No predictions can be made as to the effect, if any, that sales of Merger Shares or the availability of Merger Shares for sale will have on the market price of ECOSCIENCE Common Stock prevailing from time to time. Moreover, ECOSCIENCE cannot predict the number of Merger Shares which may be sold in the future pursuant to registrations or under Rule 144 since such sales will depend upon the market price of the Common Stock, the individual circumstances of the holders thereof and other factors. Nevertheless, any sales of substantial amounts of the Merger Shares in the public market could have a significant adverse effect on the market price of the ECOSCIENCE Common Stock.


     Change in Debt to Equity Ratio

     The proposed Merger will change ECOSCIENCE's debt to equity ratio from minor to significant, which could expose ECOSCIENCE to, among other things, risks associated with interest rate fluctuations. Based on the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 1998 contained elsewhere in this Proxy Statement, the debt to equity ratio of ECOSCIENCE before combination is 0.2 to 1; and after combination 21.2 to 1 including minority interest in debt and 3.1 to 1 including minority interest in equity.

     Transaction and Restructuring Charges


     ECOSCIENCE and APD expect to incur charges to operations currently estimated to be $750,000 and $500,000, respectively, primarily in the quarter in which the Merger is consummated, to reflect non-recurring costs resulting directly from the Merger. Such costs include investment banking, legal, accounting, printing, and other related charges. These amounts are preliminary estimates and are subject to change. Additional and unanticipated expenses may be incurred relating to the integration of the businesses of ECOSCIENCE and APD, including sales and marketing, and administrative functions. Although ECOSCIENCE and APD expect that the elimination of duplicative expenses, as well as other efficiencies related to the integration of their respective businesses, may offset additional expenses over time, there can be no assurance that such net benefit will be achieved in the near term or at all.

Background of the Merger

     The terms of the Merger Agreement and the related agreements are the result of arm's length negotiations between representatives, legal advisers and financial advisers of ECOSCIENCE and APD. The following is a brief discussion of the background of these negotiations.

     At a meeting of the ECOSCIENCE Board on November 7, 1996, the Board initiated discussions of strategic options for the Company. Michael A. DeGiglio, ECOSCIENCE's President and a Director, was requested by the Board to provide his evaluation of a potential transaction between APD and the Company. Mr. DeGiglio discussed briefly the potential advantages and disadvantages of such a transaction. After Mr. DeGiglio, who is also President of APD, was excused from the Board meeting, the other Directors discussed the matter in detail. It was determined that a special committee, the Strategic Alternatives Committee, would be established, consisting of Kenneth S. Boger, E. Andrew Grinstead, David J. Ryan and Heinz Wehner, to review, among other things, a potential transaction with APD. The Board authorized the Strategic Alternatives Committee to retain a financial adviser to assist it in its efforts to evaluate potential transactions. Mr. Ryan and Mr. Boger were directed by the Board to meet with potential financial advisers in Boston.

     At a meeting of the ECOSCIENCE Board on February 27, 1997, the Board again discussed strategic options for the Company and, after Mr. DeGiglio excused himself from the meeting, reviewed potential advantages and disadvantages of a potential transaction with APD. Mr. Ryan and Mr. Boger discussed their findings regarding the selection of a financial adviser to work with the Company evaluating strategic options, including a potential merger with APD. After discussing various qualified financial advisers, the Board approved negotiations to retain Chestnut Partners, Inc. ("Chestnut Partners").

     Chestnut Partners was formally retained as a financial adviser to the Company pursuant to the terms of a letter agreement with the Company dated as of March 17, 1997. Chestnut Partners was directed to assist the Strategic Alternatives Committee in evaluating potential merger partners, including APD, and in assessing their relative values to ECOSCIENCE. The

ECOSCIENCE Board approved the terms of the letter agreement with Chestnut Partners at its regularly scheduled April 10, 1997, meeting.

     In June 1997, the ECOSCIENCE Board heard and considered a presentation by senior management of APD as to the possible immediate and long-term benefits of a merger between the Company and APD.

     Throughout the summer and early fall of 1997, there were numerous meetings of the Strategic Alternatives Committee and discussions between the senior management of APD and ECOSCIENCE as to a possible merger of the two entities. Messrs. Ryan and Boger usually participated on behalf of ECOSCIENCE and Albert Vanzeyst and Kevin Cobb, executive officers of APD, participated on its behalf. Because of his relationship to both companies, Mr. DeGiglio was excluded from ECOSCIENCE's internal discussions of the proposed transaction.

     Chestnut  Partners,  Inc., made detailed  presentations  to the independent
Directors of ECOSCIENCE on September 26, 1997, and to the entire Board on October 7, 1997, which evaluated pros and cons of the proposed merger and considered various models for arriving at comparable valuations of the two companies.

     On November 20, 1997, ECOSCIENCE and APD entered into a letter of intent with respect to the proposed terms of a merger between them.

     From the end of November 1997 through May 1998, the members of senior management of ECOSCIENCE and APD, together with representatives of the parties' respective financial and legal advisers, conducted due diligence investigations and engaged in extensive discussions and negotiations to resolve open issues and to agree on the terms of a definitive Merger Agreement to present to the boards of directors of both companies.

     On April 27, 1998, at a special telephonic meeting, the ECOSCIENCE Board voted to approve the Merger Agreement. Due to his relationship with each of ECOSCIENCE and APD, Mr. DeGiglio abstained from voting. On April 27, 1998, the Board of Directors of APD voted to approve the Merger Agreement. On April 28, 1998, ECOSCIENCE, APD and Agro Acquisition executed the Merger Agreement.

     At a regularly scheduled ECOSCIENCE Board meeting held on May 4, 1998 and at a special telephonic meeting held on May 11, 1998, the ECOSCIENCE Directors considered matters relating to the Special Meeting and approved the filing of the Proxy Statement with respect thereto.


Reasons for the Merger; Recommendation of the Board of Directors

     The Board of Directors of ECOSCIENCE has determined that the terms of the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, its stockholders. In reaching this determination, the Board considered the business, financial condition and results of operations of ECOSCIENCE, as well as ECOSCIENCE's prospects for growth in view of industry and market conditions. The Board also took into account Mr.

DeGiglio's conflicts of interest ( see "Interests of Michael A. DeGiglio in the Merger"); the fact that the Merger would result in a few stockholders owning a large percentage of the ECOSCIENCE Common Stock and dilution of the current investors' holdings (see "Risk Factors Relating to the Merger - Effect on Control; Dilution"); the fixed exchange ratio of shares of APD Stock for shares of ECOSCIENCE Common Stock regardless of fluctuations in market price (see "Risk Factors Relating to the Merger - Fixed Exchange Ratio"); the increase in debt-to-equity ratio likely to be experienced by ECOSCIENCE upon consummation of the Merger (see "Risk Factors Relating to the Merger Change in Debt to Equity Ratio"); and the costs of the Merger (see "Risk Factors Relating to the Merger Transaction and Restructuring Charges"). The Board concluded that the opportunities created by the Merger to increase stockholder value more than offset the risks inherent in the Merger. In reaching this conclusion, the Board considered a number of factors, including those summarized below:

     (i) APD's recent growth, prospects for future growth, consumer demand for high quality greenhouse vegetables and the outlook for the greenhouse vegetable and food technology industries in general;

     (ii) APD's ability to obtain third party financing, as demonstrated by the $14.3 million of equity financing and $85.3 million of debt financing made available to APD since 1996;

    (iii) the expectation that the increased size of ECOSCIENCE following the Merger will enhance its ability to access the capital markets and pursue other acquisition and joint venture opportunities in all of its business segments;

     (iv) the  prospect  of  creating,   over  the  long  term,   an  integrated
          international agri-business;


     (v) the increased visibility in the agricultural industry which will result from a business combination with APD;


     (vi) the opportunities to test new biorational agricultural products for control of plant disease and insect infestation which will be provided by access to APD's extensive greenhouse operations;


    (vii) the diversification in terms of lines of business that would be provided by the Merger;

   (viii) the willingness of APD stockholders to accept ECOSCIENCE Common Stock as the total Merger consideration;

     (ix) the recent and historical prices of ECOSCIENCE Common Stock;


     (x) the risk that if the Merger or an alternative transaction is not completed, the ECOSCIENCE Common Stock could be delisted from the Nasdaq Stock Market for failing to meet certain continued listing requirements with respect to net tangible assets; and

     (xi) the expected ability to cohesively integrate the operations of APD and ECOSCIENCE as a result of the familiarity with APD's operations and management based upon past transactions between the parties and Mr. DeGiglio's position as Chief Executive Officer of both companies.


     The above listed factors considered by the Board are not intended to include all matters considered, but are believed to include the material factors considered by the Board. In determining that the Merger was in the best interests of the stockholders of ECOSCIENCE, the Board considered the factors above, and all other information available to it, as a whole. No specific or relative weights were assigned by the Board to such factors, it being generally impractical to do so because the decision to approve the Merger was the product of the collective judgment of the members of the Board. Accordingly, individual directors may have given different weights to the factors considered.


     The Board has concluded that the Merger is in the best interests of the ECOSCIENCE stockholders and, accordingly, recommends that ECOSCIENCE stockholders VOTE FOR the approval of the issuance of Common Stock to stockholders of APD pursuant to the terms of the Merger Agreement.


Interests of Michael A. DeGiglio In the Merger

     In considering the recommendations of the Board with respect to the Merger, stockholders of the Company should be aware that Michael A. DeGiglio, President, Chief Executive Officer and a director of ECOSCIENCE, has interests in the Merger that are different from or in addition to the interests of ECOSCIENCE stockholders generally.


     Mr. DeGiglio owns beneficially (or may be deemed to own beneficially) 342,450 shares of Common Stock representing 3.2% of the outstanding capital stock of the Company. Mr. DeGiglio is also Chief Executive Officer and a Director of APD; he served as its President until January 1997. He owns 100 shares of the common stock of APD, representing 32.5% of the outstanding capital stock thereof. Upon consummation of the proposed Merger and after giving effect to the Reverse Split, Mr. DeGiglio will own beneficially (or may be deemed to own beneficially) 3,163,397 shares of ECOSCIENCE Common Stock, representing 27.1% of the outstanding ECOSCIENCE Common Stock. As a stockholder, director and executive officer of each of APD and ECOSCIENCE, Mr. DeGiglio's interests may conflict.

Management of Ecoscience Following the Merger

     The Merger Agreement requires the Company to procure the resignation of E. Andrews Grinstead III, Larry M. Nouvel and Kenneth S. Boger as Directors prior to the consummation of the Merger. In addition, the Merger Agreement requires the Board to appoint Albert Vanzeyst, a stockholder, director and executive officer of APD, to fill the vacancy created by the resignation of Mr. Grinstead and Thomas Montanti to fill the vacancy created by the resignation of Mr. Nouvel, in each case contingent upon the Merger. Upon consummation of the Merger, Albert Vanzeyst will also become an Executive Vice President of ECOSCIENCE. Mr. Vanzeyst and Mr. Montanti each own 100 shares of the common stock of APD, representing 32.5% of the outstanding capital stock thereof.

     Also upon consummation of the Merger, J. Kevin Cobb will become Senior Vice President-Corporate Development of ECOSCIENCE. Mr. Cobb is Senior Vice President-Corporate Development of APD. He owns 7 7/10 shares of the common stock of APD, representing 2.5% of the outstanding capital stock thereof. In addition, David Suchniak, Senior Vice President and Chief Financial Officer of APD, will become Senior Vice President and Chief Financial Officer of ECOSCIENCE.


Effective Date and Time of the Merger;
Applicable Federal and State Regulatory Requirements

     The Merger Agreement provides that upon compliance with all applicable laws and upon receipt of any required approval of by the shareholders of each party, a copy of the statutory Certificate of Merger: (i) shall be filed in the office of the Secretary of State of the State of Delaware as required by Section 251(c) of the Delaware General Corporation Law, and (ii) shall be filed in the office of the Department of State of the State of New York as required by Section 907(e)(2) of the New York Business Corporation Law. The Merger shall become effective when the statutory Certificate of Merger is filed and declared effective by the Secretary of State of the State of Delaware. The Merger
Agreement provides that the "Effective Time" means the Delaware local time at which the statutory Certificate of Merger is filed with the Secretary of State of the State of Delaware and is effective. Apart from the foregoing, there are no other federal or state regulatory requirements to be complied with in order to effect the Merger.

No Appraisal Rights

     Holders of ECOSCIENCE Common Stock will not be entitled to any dissenters' or appraisal rights under Section 262 of the Delaware General Corporation Law.


Accounting Treatment of the Merger

     The Company will account for the Merger as a pooling of interests. Under this method of accounting, the assets and liabilities of ECOSCIENCE and APD will be combined based on the respective carrying values of the accounts in the historical financial statements of each entity. Results of operations of the combined company will include income or loss of ECOSCIENCE and APD for the entire fiscal period in which the combination occurs, and the historical results of operations of the separate companies for fiscal years prior to the Merger will be combined and reported as the results of operations of the combined company. Consummation of the Merger is conditioned upon ECOSCIENCE receiving an opinion from Arthur Andersen, LLP, its independent public accountant, that the Merger will qualify as a pooling of interests. See "Conditions to the Merger," below.

Federal Income Tax Consequences of the Merger

     The Company will report the Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The following federal income tax consequences will occur upon a reorganization under Section 368(a) of the Code:


     (a) No gain or loss will be recognized by the Company in connection with the Merger;

     (b) The aggregate basis of the Merger Shares received by an APD stockholder (including any fractional shares deemed received) will be the same as the aggregate basis of the shares of APD Stock surrendered in exchange therefor;

     (c) The holding period, for tax purposes, of the Merger Shares received by an APD stockholder in the Merger will include the holding period of the shares of APD Stock surrendered in exchange therefor; and

     (d) A stockholder of APD who receives cash in lieu of a fractional share will recognize gain or loss equal to the difference, if any, between such stockholder's basis in the fractional share (as described in paragraph (b) above) and the amount of cash received; such gain or loss will be a capital gain or loss if the shares of APD Stock held by such APD stockholder are held as a capital asset at the Effective Time.

Consummation of the Merger is conditioned upon APD's receiving at the closing an opinion of Warner & Stackpole LLP, counsel to ECOSCIENCE and Agro Acquisition, that the Merger will qualify as a reorganization under Section 368(a) of the Code.


Effect of Merger on Outstanding Securities

     Pursuant and subject to the terms and conditions of the Merger Agreement, at the Effective Time of the Merger and after giving effect to the proposed Reverse Split, the shares of APD Stock shall be converted into the right to receive in the aggregate nine million four hundred twenty-one thousand four hundred eighty-seven (9,421,487) shares of ECOSCIENCE Common Stock, based on an exchange ratio of 30,619.067 shares of ECOSCIENCE shares for each issued and outstanding share of APD Common Stock (the "Exchange Ratio"). In addition, an aggregate of 99,000 shares of ECOSCIENCE Common Stock will be issued in connection with the Morocco Transaction. The Exchange Ratio was determined such that the APD stockholders would own in the aggregate approximately 80%, and the ECOSCIENCE stockholders would own in the aggregate approximately 20%, of the total number of shares of ECOSCIENCE Common Stock expected to be issued and outstanding on a fully diluted basis at the Effective Time. As a result, the completion of the Merger will result in substantial dilution of the ECOSCIENCE stockholders.

     The following table sets forth information, as of June 30, 1998, with respect to beneficial ownership of ECOSCIENCE Common Stock by each person who is expected to be the beneficial owner of more than five percent of ECOSCIENCE's outstanding Common Stock after giving effect to the Merger and the Reverse Stock Split.

                                  Shares Beneficially
         Name                           Owned                      Percentage
         ----                           -----                      ----------

Michael A. DeGiglio                  3,163,397 (1)                   27.1%
Thomas A. Montanti                   3,099,138 (2)                   26.7%
Albert Vanzeyst                      3,094,907                       26.6%

----------
(1) Includes 3,485 shares held by Mr. DeGiglio's wife, as to which Mr. DeGiglio disclaims beneficial ownership, and 57,125 shares issuable upon the exercise of stock options.

(2) Includes 4,231 shares held by Mr. Montanti's wife, as to which Mr. Montanti disclaims beneficial ownership.



Resales of Merger Shares; Lock-up Agreements and Registration Rights

     The Merger Shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). As a result, such shares will be "restricted securities" (as such term is defined in Rule 144 promulgated under the Securities Act) and may not be sold unless registered under the Securities Act or sold pursuant to an applicable exemption from registration, such as Rule 144. APD stockholders receiving Merger Shares will be required to enter into a lock-up agreement (the "Lock-up Agreement") to the effect that such persons will not (i) offer or sell or otherwise dispose of any shares of ECOSCIENCE Common Stock in violation of the Securities Act of 1933, as amended (the "Securities Act") or the rules and regulations of the Securities and Exchange Commission ("SEC") thereunder or (ii) sell, transfer or otherwise dispose of any shares of ECOSCIENCE Common Stock until ECOSCIENCE publishes financial statements covering at least 30 days of combined post Merger operations of ECOSCIENCE and APD.

     As a condition to the consummation of the Merger, ECOSCIENCE is required to enter into a registration rights agreement (the "Registration Rights Agreement") with the APD stockholders which provides that holders of the Merger Shares will have the right to (i) demand registration of the Merger Shares on three occasions on Form S-3 if ECOSCIENCE qualifies for the use of such form and (ii) request inclusion of Merger Shares in any registration by ECOSCIENCE, whether for its own account, the account of other security holders or both. Registration rights become effective on the second anniversary of the effective date of the Merger (the "Effective Date"); provided, however, that 25% of the Merger Shares will be accorded registration rights on the twelve-month (six-month in the case of Mr. Montanti) anniversary date of the Effective Date and an additional 25% of such shares will be accorded registration rights on the 18-month anniversary date of the Effective Date. Customary expenses of such registrations will be borne by ECOSCIENCE pursuant to the terms of the Registration Rights Agreement.


Agreement to Acquire Village Farms of Morocco

     The Merger Agreement provides that immediately prior to or contemporaneous with the Effective Time of the Merger, Michael DeGiglio, Thomas Montanti and Albert Vanzeyst, each of whom is a director and shareholder of APD, will sell, and Agro Acquisition will purchase, the entire 50% ownership interest of such individuals in Village Farms of Morocco, S.A., a Moroccan company ("VF Morocco"), for 99,000 shares of ECOSCIENCE Common Stock. The obligation of each of ECOSCIENCE and APD to consummate the Merger is conditioned upon the consummation of the Morocco Transaction.

     VF Morocco was established in 1994 by APD's directors and a group of investors based in Morocco to export tomatoes grown in Morocco to Canada during the winter. In 1997, VF Morocco began to export clementines from Morocco to Canada. VF Morocco plans to export tomatoes and other fresh vegetables and fruits from Morocco to the United States and Europe; however, the United States has currently banned tomato imports from Morocco due to concerns over the Mediterranean fruit fly. APD has advised ECOSCIENCE that the Moroccan government has been active in efforts to have the ban repealed within the next two years. Although the acquisition of VF Morocco is not expected to have a material effect on APD's financial condition and operating results after the Merger, APD believes that efforts made by VF Morocco and its shareholders to promote additional business activities in Morocco and Europe could facilitate APD's expansion plans.


Certain Representations and Warranties

     The Merger Agreement contains customary representations and warranties by both ECOSCIENCE and APD as to, among other things: (i) existence, good standing and corporate authority to enter into the Merger Agreement and related agreements; (ii) enforceability, validity and effect of the Merger Agreement and related agreements; (iii) capitalization; (iv) ownership of subsidiaries; (v) the compliance of the Merger Agreement and related agreements with charters, bylaws and the law; (vi) the absence of certain material defaults or violations;
(vii)  the  filing  of all  required  documents  with  the  Securities  Exchange
Commission ("SEC") and other governmental bodies; (viii) the accuracy of financial statements; (ix) environmental matters; (x) material litigation; (xi) material adverse changes in each party's business, results of operations, financial condition or prospects; (xii) accounting and tax matters; (xiii) employee benefit plans; (xiv) labor matters; (xv) intellectual property; (xvi) real and personal property, other assets and liabilities; (xvii) material contracts; (xviii) related party transactions; (xix) brokers; and (xx) pooling of interests accounting treatment.

Certain Covenants

     Pursuant to the Merger Agreement, ECOSCIENCE and APD have made various customary covenants. Each of ECOSCIENCE and APD has agreed that, prior to the Effective Time, it will conduct its operations according to its usual, regular and ordinary course of business. Specifically, each of ECOSCIENCE and APD has agreed, among other things:

     (a)  To  preserve  intact  its  business  organization,  relationships  and
          goodwill,   to  keep  available  the  services  of  its  officers  and employees, and to preserve its relationships with customers and suppliers;

     (b) Except as contemplated by the Merger Agreement, not to (i) declare or pay any dividends on or make distributions in respect of any of its capital stock or other outstanding securities or interests or (ii) repurchase capital stock;

     (c) Except as contemplated in the Merger Agreement, not to issue, deliver, sell, or authorize or propose the issuance, delivery or sale of any shares of its equity, voting debt or other securities, nor any rights, warrants, calls, subscriptions or options to acquire any such securities, other than: (i) the issuance of shares of ECOSCIENCE Common Stock upon the exercise of certain identified warrants and stock options and (ii) the sale of shares of ECOSCIENCE Common Stock pursuant to trading on Nasdaq;

     (d) Except as contemplated by the Merger Agreement, not to amend its certificate of incorporation or bylaws;

     (e) Not to dispose of any of its assets except in the ordinary course of business; nor to acquire or lease any additional real or personal property, including without limitation capital equipment or inventories, valued in the aggregate at more than $250,000; nor to acquire any business or assets of any other entity except, in the case of APD, as disclosed to ECOSCIENCE and in accordance with the terms of the Merger Agreement;

     (f) Except for borrowings in the ordinary course of business under credit arrangements existing on the date of the Merger Agreement, not to incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others (provided that (i) APD may issue or guarantee debt securities in connection with certain acquisition transactions and may increase borrowing availability under certain loan agreements by $60,000,000 and have issued on its behalf certain letters of credit and (ii) ECOSCIENCE may enter into asset-based financing arrangements not to exceed $500,000 with a specified lender);

     (g) Not to take any action that would result or would be reasonably likely to result in: (i) the inaccuracy or untruth of any of its representations and warranties under the Merger Agreement, (ii) its failure to perform any covenants or satisfy any obligations thereunder or (iii) any conditions of the Merger not being satisfied;

     (h) Except as prohibited by the terms of any confidentiality agreement to which it is a party, to confer regularly on operational matters; to advise promptly on material adverse changes; to provide promptly copies of all material governmental filings; and to advise promptly prior to its filing if this Proxy Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated herein or necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading;

     (i) Without the prior written consent of the other party, not to enter into, adopt, amend (except as required by law or otherwise contemplated by the Merger Agreement), or terminate any employee benefit plan, arrangement, plan, policy or agreement between it and any of its directors, officers or employees; nor, except as contemplated by the Merger Agreement, to increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement in effect as of the date of the Merger Agreement;

     (j) Without the written approval of the other party, not to make any agreement or reach any understanding as a condition for obtaining any consent, authorization, approval, order, license, certificate or permit required for the consummation of the transactions contemplated by the Merger Agreement;

     (k) Not to become party to any contract, lease, agreement or transaction with any member of its board of directors, any of its officers or management employees or any of its subsidiaries or with any business organization owned or controlled by any of them;

     (l)  Not to  acquire  any  securities  of the  other  party nor to take any
          action  that  would  prevent   ECOSCIENCE   from  accounting  for  the
          transaction as a "pooling of interests";

     (m) To take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the Merger;

     (n) Upon reasonable notice and subject to restrictions contained in any confidentiality agreements to which it may be a party, to afford to the officers, employees and agents of the other party: (i) access during normal business hours during the period prior to the Effective Time to all of its properties, books, contracts, commitments and records; (ii) copies of all documents filed or received by it pursuant to the requirements of federal securities laws and (iii) any other information concerning its business, properties and personnel as the other party may reasonably request;

     (o) To call and hold a stockholder meeting for the purpose of voting on the Merger Agreement and related matters; and to cause its board of directors to recommend stockholder approval of the same; and

     (p) To use best efforts to take or cause to be taken all actions necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Merger Agreement.

     Additionally, ECOSCIENCE has agreed to the following covenants:

     (a) To use best efforts to cause the Merger Shares to be listed or quoted on Nasdaq;


     (b) To deliver the Registration Rights Agreement (see "Risk Factors Relating to the Merger");


     (c) To duly and timely file all reports and documents required to be filed by it by the SEC and to provide copies of the same to APD; such reports and documents will not contain any untrue statement of a material fact nor will they omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading;

     (d) To amend its Certificate of Incorporation to (i) effect the Reverse Split and (ii) increase its authorized shares of Common Stock to 100,000,000 and its authorized shares of Preferred Stock to 10,000,000;


     (e) To procure prior to the Effective Time the resignation of each of E. Andrews Grinstead, Larry M. Nouvel and Kenneth S. Boger as Directors of ECOSCIENCE, and to appoint, effective as of the Effective Time, each of Albert Vanzeyst (to fill the vacancy created by the resignation of E. Andrew Grinstead) and Thomas Montanti (to fill the vacancy created by the resignation of Larry M. Nouvel) as directors of ECOSCIENCE;

     (f) At or about the Effective Time, to appoint Albert Vanzeyst as an Executive Vice President of ECOSCIENCE, J. Kevin Cobb as Senior Vice President - Corporate Development of ECOSCIENCE and David M. Suchniak as Senior Vice President and Chief Financial Officer of ECOSCIENCE; and


     (g) At or about the Effective Time, to take such actions as are necessary to change ECOSCIENCE's fiscal year to a year that ends on or about December 31.

Acquisition Proposals

     The Merger Agreement requires that from and after the date of its execution each of the parties will not, directly or indirectly, and will instruct its respective officers, directors, employees, agents and advisers and other representatives and consultants not to, directly or indirectly, solicit or initiate any proposals or offers from any person relating to any acquisition or purchase of all or a material amount of its assets or any of its securities, or any merger, consolidation or business combination with it (any such proposal or offer being referred to as an "Acquisition Proposal"), and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons previously conducted with respect to an Acquisition Proposal.

     However, each of the parties may furnish information and may engage in discussions or negotiations with any person if, following the receipt of an unsolicited bona fide written Acquisition Proposal from any such person, the party's directors believe in good faith, after consultation with its financial advisers, that such person may make a bona fide Acquisition

Proposal more favorable to that party's stockholders than the transactions contemplated by the Merger. In ECOSCIENCE's case, counsel must also have advised the Board of Directors that failure to furnish such information or engage in such discussions could involve the Directors in a breach of their fiduciary duties. ECOSCIENCE may make such disclosure to its stockholders which, in the judgment of its Board of Directors with the advice of counsel, may be required under applicable law.

     ECOSCIENCE and APD have each represented and warranted to the other in the Merger Agreement that it is not currently negotiating or having discussions with respect to any Acquisition Proposal other than the transactions contemplated by the Merger Agreement.

     Expressly excluded from the above prohibition are any transactions in which APD is to: (i) acquire a controlling interest in another entity or any assets of another entity; (ii) make an equity investment in another entity; (iii) enter into a partnership roll-up transaction; or (iv) enter into a business combination with another entity which results in the stockholders of APD immediately prior to such business combination owning a controlling interest in the surviving entity.


Conditions to the Merger

     The obligations of ECOSCIENCE and APD to consummate the Merger are dependent on the fulfillment of the following conditions: (i) approval of the transactions contemplated by the Merger Agreement by the holders of a majority of the outstanding shares of ECOSCIENCE Common Stock and APD Stock; (ii) receipt by ECOSCIENCE of all state securities or "Blue Sky" permits and other authorizations necessary to issue the Merger Shares; (iii) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; (iv) all consents identified as necessary to the transaction having been obtained; (v) receipt by ECOSCIENCE from Arthur Andersen, LLP, of its opinion that the Merger will qualify as a "pooling of interests"; and (vi) the consummation, immediately prior to or contemporaneous with the Effective Time of the Merger, of the Morocco Transaction.

     The obligations of ECOSCIENCE and Agro Acquisition to consummate the Merger are also conditioned upon fulfillment of the following conditions: (i) truth and accuracy of all of APD's representations and warranties as of the date of the Merger Agreement and as of the Closing Date (as defined in the Merger Agreement); (ii) performance by APD in all material respects of all obligations, covenants and agreements required to be performed by it under the Merger Agreement; (c) receipt by the Board of a written opinion (the "Fairness Opinion") of Chestnut Partners, Inc., as to the fairness of the Merger taken as a whole to ECOSCIENCE's stockholders from a financial point of view as of the date this Proxy Statement is first distributed to stockholders; (d) execution and delivery by each of APD's stockholders of a lockup agreement (see "Resales of Merger Shares; Lock-up Agreements and Registration Rights"); and (e) issuance by Giordano, Halleran & Ciesla, counsel for APD, of its legal opinion in a form reasonably acceptable to ECOSCIENCE and its counsel.

     The obligation of APD to consummate the Merger is also conditioned upon fulfillment of the following conditions: (i) truth and accuracy of all of ECOSCIENCE's and Agro Acquisition's representations and warranties as of the date of the Merger Agreement and as of the Closing Date; (ii) performance by ECOSCIENCE and Agro Acquisition in all material respects of all obligations, covenants and agreements required to be performed by each of them under the Merger Agreement; (c) issuance by Warner & Stackpole LLP, counsel for ECOSCIENCE and Agro Acquisition, of its legal opinion in a form reasonably acceptable to APD and its counsel; (d) issuance by Warner & Stackpole LLP of its opinion that the exchange of shares of ECOSCIENCE Common Stock for shares of APD Common Stock shall be a tax free exchange; (e) due filing by ECOSCIENCE of the Notification Form for the listing on Nasdaq of the Merger Shares; (f) execution and delivery by ECOSCIENCE of the Registration Rights Agreement (see "Resales of Merger Shares; Lock-up Agreements and Registration Rights") and (g) due approval by the stockholders of ECOSCIENCE of the following amendments to its Certificate of
Incorporation: (i) the Reverse Split and (ii) the increase of its authorized shares of Common Stock to 100,000,000 and its authorized shares of Preferred Stock to 10,000,000.


Amendment and Waiver

     The Merger Agreement may be amended at any time by a written instrument by the parties to the Merger Agreement, by actions taken or authorized by their respective boards of directors, at any time before or after ECOSCIENCE or APD stockholder approval of the matters presented to them in connection with the Merger. After stockholder approval of the Merger Agreement, however, no amendment may be made which by law would require the further approval of the stockholders of ECOSCIENCE or APD, as the case may be.

     At any time prior to the Effective Time, by means of a written instrument, the parties to the Merger Agreement may, by action taken or authorized by their boards of directors, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties thereto; (ii) waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto; and (iii) waive compliance with any of the agreements or conditions set forth therein.

     Neither ECOSCIENCE nor the Agro Acquisition currently has any intention to allow for such extension or make any such waiver.

Termination of the Merger Agreement

     The Merger Agreement is subject to termination by mutual consent of ECOSCIENCE and APD. The Merger Agreement may also be terminated by either party:
(i) if there shall have been a material breach of any representation, warranty, covenant, obligation or agreement on the part of the other party set forth therein which breach shall not have been cured, in the case of a representation or warranty, prior to the Closing Date, or in the case of a covenant, obligation or agreement, within two business days following receipt by the breaching party of notice of such breach; (ii) if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable; or (iii) if the stockholders of ECOSCIENCE do not approve the Merger.

     The Merger Agreement may be terminated by the board of directors of ECOSCIENCE if ECOSCIENCE is not in material breach thereof and: (i) an entity other than APD shall have made an unsolicited bona fide proposal for a transaction which the ECOSCIENCE Board believes, in good faith, after consultation with ECOSCIENCE's financial advisers, is more favorable to ECOSCIENCE's stockholders than the transactions contemplated in the Merger Agreement or (ii) APD's board of directors shall have: (A) withdrawn its recommendation that the APD stockholders vote in favor of the transactions contemplated thereby or (B) recommended or approved the acceptance or approval by APD stockholders of any proposal for the acquisition of APD by any party other than ECOSCIENCE.

     The Merger Agreement may be terminated by the board of directors of APD if APD is not in material breach thereof and: (i) an entity other than ECOSCIENCE shall have made an unsolicited bona fide proposal for a transaction which the APD board of directors believes, in good faith, is more favorable to APD's stockholders than the transactions contemplated in the Merger Agreement or (ii) ECOSCIENCE's Board shall have (A) withdrawn its recommendation that the ECOSCIENCE stockholders vote in favor of the transactions contemplated thereby or (B) recommended or approved the acceptance or approval by ECOSCIENCE stockholders of any proposal for the acquisition of ECOSCIENCE by any other party.

     In the event the Merger Agreement is terminated by ECOSCIENCE because an entity other than APD has made an unsolicited bona fide proposal for a transaction which the ECOSCIENCE Board believes, in good faith, after consultation with ECOSCIENCE's financial advisers, is more favorable to ECOSCIENCE's stockholders than the transactions contemplated in the Merger Agreement; or in the event the Merger Agreement is terminated by APD because ECOSCIENCE's Board shall have withdrawn its recommendation that the ECOSCIENCE stockholders vote in favor of the transactions contemplated thereby or recommended or approved the acceptance or approval by ECOSCIENCE stockholders of any proposal for the acquisition of ECOSCIENCE by any other party, ECOSCIENCE is required to pay APD a breakup fee of $750,000.

     In the event the Merger Agreement is terminated by APD because an entity other than ECOSCIENCE has made an unsolicited bona fide proposal for a transaction which the APD board of directors believes, in good faith, is more favorable to APD's stockholders than the transactions contemplated in the Merger Agreement; or in the event the Merger Agreement is terminated by ECOSCIENCE because APD's board of directors shall have withdrawn its recommendation that the APD stockholders vote in favor of the transactions contemplated thereby or recommended or approved the acceptance or approval by APD stockholders of any proposal for the acquisition of APD by any other party, APD is required to pay ECOSCIENCE a breakup fee of $750,000.

                          OPINION OF FINANCIAL ADVISOR

     Chestnut Partners, Inc. ("Chestnut Partners") has acted as exclusive financial advisor to the Strategic Alternatives Committee (the "Strategic Alternatives Committee") of ECOSCIENCE's Board of Directors in connection with the proposed Merger, whereby a wholly owned subsidiary of the Company, Agro
Acquisition, will merge with APD in an exchange of stock resulting in current stockholders of APD owning 80% of the Company on a fully-diluted basis following the Merger. Chestnut Partners has assisted the Company in its examination of the fairness of the Merger, from a financial point of view, to the stockholders of the Company.

     The full text of Chestnut Partners' written opinion to the Board dated as of the date of this proxy statement is attached hereto as Appendix C and is incorporated herein by reference. The following summary of Chestnut Partners' opinion is qualified in its entirety by reference to the full text of the opinion. Chestnut Partners' opinion is directed to the Strategic Alternatives Committee and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the merger. Chestnut Partners' opinion addresses only the financial fairness of the Merger and does not address the relative merits of the Merger or any alternatives to the Merger, the Company's underlying decision to proceed with or effect the Merger or any other aspect of the Merger.

     On April 27, 1998, Chestnut Partners delivered its oral opinion to the Strategic Alternatives Committee to the effect that, as of the date of such opinion, the Merger is fair to the stockholders of the Company from a financial point of view. Chestnut Partners has subsequently rendered a written opinion to the effect that, as of May 11, 1998, the Merger is fair, from a financial point of view, to such stockholders. The full text of the written opinion, which sets forth the assumptions made, procedures followed, matters considered and scope of review by Chestnut Partners in rendering its opinion, is attached as Appendix C to this Proxy Statement and is incorporated herein by reference. Stockholders are urged to read the Chestnut Partners opinion in its entirety. The summary set forth below does not purport to be a complete description of such materials or presentations by Chestnut Partners.

     In arriving at its opinion, Chestnut Partners (i) reviewed the Agreement and Plan of Merger (the "Merger Agreement"); (ii) reviewed publicly available financial information of ECOSCIENCE for recent years and interim periods to date; (iii) reviewed certain internal financial and operating data of ECOSCIENCE; (iv) compared certain financial and securities trading data of
ECOSCIENCE with data for certain other publicly traded companies deemed comparable; (v) reviewed historical market prices and trading volumes of ECOSCIENCE's shares; (vi) reviewed prices and premiums offered in other similar transactions'; (vii) reviewed APD's financial statements and certain other relevant operating data provided by APD management; (viii) held meetings and discussions with management and senior personnel of ECOSCIENCE and APD to discuss the business, operations, historical financial results and future prospects of ECOSCIENCE, APD and the combined company; (ix) reviewed financial projections for both ECOSCIENCE and APD prepared by ECOSCIENCE and APD, respectively; (x) analyzed the respective contributions of revenues, operating income and net income of ECOSCIENCE and APD to the combined company based upon the historical and projected results of ECOSCIENCE and APD provided by management of ECOSCIENCE and APD, respectively, excluding the possible effects of cost savings, synergies and the elimination of inter-company sales resulting from the Merger; (xi) reviewed the valuation of APD in comparison to other similar publicly traded companies; (xii) reviewed this Proxy Statement of the Company dated May 11, 1998; and (xiii) conducted such other financial studies, analyses and investigations as Chestnut Partners deemed appropriate for purposes of its opinion. In addition, Chestnut Partners relied, without independent verification, on the accuracy and completeness of all financial and other information that was publicly available or furnished to it by the Company. Chestnut Partners further assumed that financial projections examined by Chestnut Partners were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of ECOSCIENCE's management and APD's management as to the future performance of ECOSCIENCE and APD, respectively. In rendering its opinion, Chestnut Partners did not make or obtain appraisals of the Company's assets or liabilities (contingent or otherwise). In addition, in accordance with the Strategic Alternatives Committee's instructions regarding Chestnut Partners' review of the Merger, Chestnut Partners did not solicit third party indications of interest in acquiring all or any part of the Company in connection with its investigation or advise the Strategic Alternatives Committee with respect to alternatives to the Merger. No other limitations were imposed by the Strategic Alternatives Committee upon Chestnut Partners with respect to the investigations made or procedures followed by Chestnut Partners in rendering its opinion.


     Chestnut Partners believes that its analyses must be considered as a whole, and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create a misleading view of the processes underlying its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Chestnut Partners' opinion is necessarily based on general economic, market, financial and other conditions as they exist on, and can be evaluated as of, the date hereof, as well as the information currently available to it. It should be understood that, although subsequent developments may affect Chestnut Partners' opinion, it does not have any obligation to update, revise or reaffirm its opinion. Chestnut Partners' opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger. Chestnut Partners' opinion does not imply any conclusion as to the likely trading range for the combined company's Common Stock following consummation of the Merger or otherwise, which may vary depending on numerous factors that generally influence the price of securities. Chestnut Partners' opinion is limited to the fairness, from a financial point of view, of the terms of the Merger to the stockholders of the Company. Chestnut Partners expresses no opinion with respect to any other reasons, legal, business or otherwise, that may support the decision of the Board of Directors of the Company or the stockholders to approve the Merger Agreement.

     For purposes of rendering its opinion, Chestnut Partners assumed in all respects material to its analysis that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. In addition, Chestnut Partners has assumed that all governmental, regulatory or other consents and approvals contemplated by the Merger Agreement will be obtained, and that in the course of obtaining any of those consents, no restrictions will be imposed nor waivers will be made that would have an adverse effect on the contemplated benefits of the Merger.

     Chestnut Partners has also assumed, with the Company's permission, that (i) the Merger will be treated as "pooling of interests" for accounting purposes, and (ii) the Company will receive all issued and outstanding APD Common Stock in exchange for the issuance of Common Stock of the Company representing 80% of the outstanding shares of Common Stock on a fully-diluted basis following the
Merger. Chestnut Partners expresses no opinion, nor has it conducted any analysis, with respect to a transaction that does not contemplate the aforementioned accounting treatment and structure.

     Chestnut Partners, in delivering its opinion and making its presentations to the Strategic Alternatives Committee, considered and presented the following financial and comparative analyses of various indicators of value of the Company and fairness from a financial point of view of the proposed Merger:

Contribution Analysis

     Chestnut Partners analyzed the respective contributions of actual revenues, earnings before interest and taxes ("EBIT") and net income of ECOSCIENCE and APD to those of the combined company based upon the historical financial results of ECOSCIENCE (based on a December 31 calendar year end) and APD (based on a December 31 fiscal year end) provided by management of ECOSCIENCE and APD, respectively, excluding the possible effect of cost savings, synergies and elimination of inter-company sales resulting from the Merger. This analysis showed that for calendar years December 31, 1996 and December 31, 1997, ECOSCIENCE would have contributed to the combined company 61.9% and 48.2% of revenues, 0.0% and 0.0% of EBIT, and 0.0% and 0.0% of net income, respectively. Chestnut Partners also noted that ECOSCIENCE reported EBIT and net income losses for both calendar years ending December 31, 1996 and 1997.

     Chestnut Partners also analyzed the respective contributions of estimated revenues, EBIT and net income of ECOSCIENCE and APD to the combined company based upon the projected financial results of ECOSCIENCE and APD (based on a December 31 fiscal year end for both ECOSCIENCE and APD), excluding the possible effect of cost savings, synergies and elimination of inter-company sales resulting from the Merger. This analysis showed that ECOSCIENCE would contribute to the combined company 32.0% and 28.4% of revenues, 0.0% and 5.1% of EBIT, and 0.0% and 17.7% of net income for fiscal years ending December 31, 1998 and 1999, respectively. Chestnut Partners analyzed the respective contribution to estimated revenues, operating income and net income based on: (i) projections for ECOSCIENCE prepared by ECOSCIENCE's management (the "Management Projections") (for the years ended December 31, 1998 and 1999); and (ii) APD's projections provided by APD's management (for the years ended December 31, 1998 and 1999).


     Chestnut Partners noted that the contribution analysis suggested that APD is projected to contribute a significant percentage of the revenue growth of the combined company. More importantly, APD is projected to be the significant contributor of profitability based upon EBITDA, EBIT and net income.

Discounted Cash Flow Analysis

     Chestnut Partners estimated a potential range of values of ECOSCIENCE based on the present value of future cash flows and residual equity value projected by management of ECOSCIENCE from January 1, 1998 through December 31, 2001. Using the information set forth in the Management Projections, Chestnut Partners calculated an estimated "free cash flow" of the Company in the aggregate based on projected unleveraged net income (earnings before interest and after taxes) adjusted for (i) certain projected non-cash items (i.e., deferred taxes, depreciation and amortization); (ii) projected capital expenditures; and (iii) projected changes in non-cash working capital investment. ECOSCIENCE's free cash flows were then discounted to present values as of January 1, 1998 using discount rates ranging from 12.4% to 14.4%. To estimate the residual equity value of the Company at the end of the time period covered by the Management Projections, Chestnut Partners applied terminal multiples of 7.0 to 9.0 times ECOSCIENCE's estimated EBIT for December 31, 2002 and discounted these estimates to January 1, 1998 present values using the same discount rates as described above. Chestnut Partners then summed the present values of the free cash flows and residual equity values described above, which, after adjusting for total debt (including capital lease obligations), excess cash, notes receivable, and option proceeds (collectively, the "Corporate Adjustments"), implied a fully diluted share value for ECOSCIENCE of (i) $1.50 per share at a 12.4% discount rate and 9.0 times terminal EBIT multiple; (ii) $1.30 per share at a 13.4% discount rate and 8.0 times terminal EBIT multiple; and (iii) $1.12 per share at a 14.4% discount rate and 7.0 times terminal EBIT multiple.


     Chestnut Partners further noted that the discounted cash flow analysis indicated a per share value for the common stock of ECOSCIENCE that was not significantly different from ECOSCIENCE's trading range both prior to and after the announcement of the proposed merger with APD.


Analyses of Comparable Companies

     In connection with its comparable company analyses, Chestnut Partners indicated that it was difficult to identify public companies that were directly comparable to ECOSCIENCE and APD. Chestnut Partners stated that the principal reasons for this difficulty concerned the fact that, among other things, the Company's principal competitors were not stand-alone public companies, but in many cases divisions of significantly larger companies or private companies, for which little or no significant financial information was available. The six publicly traded companies that were ultimately chosen for Chestnut Partners'
analysis were confirmed in discussions with the Company's management as representing the best available universe of comparable companies. These companies were Consep Inc., Eco Soil Systems Inc., Ecogen Inc., Mycogen Corp., Ringer Corp., and Terra Industries Inc.

     Chestnut Partners presented a range of multiples based on the current market prices (as of April 22, 1998) and the latest four-quarter operating results of the six companies and derived implied equity valuations of the Company calculated by applying the median multiples so presented to the appropriate latest four-quarter operating statistics of ECOSCIENCE (as of December 31, 1997). The information presented included the following: (i) the median multiple for the Market Capitalization (defined as total common shares and common shares equivalents outstanding multiplied by market price per share, minus total cash and cash equivalents) to the latest four-quarter sales of the six companies was 0.93x, which when applied to the Company's latest four-quarter sales indicated a value of $1.72 per share;
(ii) the median multiple for Market Capitalization to the latest four-quarter gross margin of the six companies was 2.11x, which when applied to the Company's latest four-quarter gross margin indicated a value of $0.94 per share; (iii) the median multiple for Market Capitalization to the latest four-quarter EBITDA (defined as earnings before interest, taxes, depreciation and amortization ), EBIT and net income was not applied to ECOSCIENCE's negative EBITDA, EBIT and net income; (iv) the median multiple for the Market Capitalization to the latest four-quarter book value of the six companies was 2.43x which when applied to the Company's latest four-quarter book value indicated a value of $0.82 per share; and (v) the median multiple for the projected calendar year 1998 P/E Ratio (current market price divided by projected earnings per share) of the six companies was 29.15x, which was not applied to ECOSCIENCE's projected negative net income for calendar year 1998.


     Chestnut Partners pointed out that the above analysis in general should be accorded less weight in light of the difficulties associated with defining a directly comparable company universe and the resulting differences in the businesses as indicated by the Company's financial performance relative to the financial performance of the six companies used in the above analysis. Based on the operating results for the six companies for the latest four-quarter period, and the operating results of the Company for the latest four-quarter period ended December 31, 1997, such analysis further demonstrated the following: (i) the median gross margin for the six companies was approximately 36.3% compared to a gross margin of approximately 24.0% for the Company; (ii) the median EBITDA margin for the six companies was approximately 2.3% compared to an EBITDA margin of approximately -1.0% for the Company; (iii) the median EBIT margin for the six companies was approximately 10.0% compared to an EBIT margin of approximately -2.0% for the Company; (iv) the median net income margin for the six companies was approximately 1.7% compared to a net income margin of approximately -3.0% for the Company. Chestnut Partners also noted that this analysis should be accorded less weight due to the fact that only one of the six companies had positive net income, only one of the six companies had positive EBIT earnings, and only three of the six companies had positive EBITDA earnings over the latest four-quarter period ending December 31, 1997. On the other hand, Chestnut Partners noted that APD had been profitable for the previous three calendar years (December 31, 1995, 1996 and 1997).


Analysis of Comparable Transactions

     Chestnut Partners presented a range of multiples paid in selected comparable mergers and acquisitions (the "Comparable Transactions") dating from January 1, 1995 through April 22, 1998, based upon the transaction's purchase price and the operating results of the acquired companies for the latest available four-quarter period prior to being acquired. Chestnut Partners derived implied equity valuations of the Company calculated by (i) applying the median multiples of Comparable Transactions to the appropriate latest four-quarter operating statistics of the Company; and (ii) making the appropriate Corporate Adjustments. Again, Chestnut Partners indicated that it was not able to identify a significant number of directly comparable public transactions within the Company's industry. Most of the transactions selected involved companies in closely related, but not directly comparable, businesses. The information presented included the following: (i) the median multiple for the Adjusted Purchase Price (defined as the purchase price plus total debt and capitalized leases, less total cash and cash equivalents) to the latest four-quarter sales of the acquired companies in the Comparable Transactions was 1.2x, which when applied to the Company's latest four-quarter sales as of December 31, 1997, indicated a value of $2.15 per share; (ii) the median multiple of Adjusted

Purchase Price to the latest four-quarter gross margin of the acquired companies in the Comparable Transactions was 4.5x, which when applied to the Company's latest four-quarter gross margin indicated a value of $2.00 per share; (iii) the median multiple of Adjusted Purchase Price to the latest four-quarter EBITDA of the acquired companies in the Comparable Transactions was 13.7x, which was not applied to the Company's negative latest four-quarter EBITDA; (iv) the median multiple for the Adjusted Purchase Price to the latest four-quarter EBIT of the acquired companies in the Comparable Transactions was 12.9x, which was not applied to the Company's negative latest four-quarter EBIT; and (v) the median multiple for the Adjusted Purchase Price to the latest four-quarter net income of the acquired companies in the Comparable Transactions was 75.5x, which was not applied to the Company's negative latest four-quarter net income.

     Chestnut Partners pointed out that the above analysis in general should be accorded less weight in light of the difficulties associated with finding directly Comparable Transactions and the resulting differences in the businesses as indicated by the Company's financial performance relative to the financial performance of the acquired companies used in the above multiple analyses. Based on operating results of the acquired companies for the latest four-quarter period prior to being acquired, and operating results of the Company for the latest four-quarter period ending December 31, 1997, such analysis further demonstrated the following: (i) the median gross margin for the acquired companies in the selected Comparable Transactions was approximately 20.3%, compared to the gross margin of approximately 24.0% for the Company; (ii) the median EBITDA margin for the acquired companies in the Comparable Transactions was approximately 15.7%, compared to the EBITDA margin of approximately -1.0% for the Company; (iii) the median EBIT margin for the acquired companies in the Comparable Transactions was approximately 16.8%, compared to the EBIT margin of approximately -2.0% for the Company; and (iv) the median net income margin for the acquired companies in the Comparable Transactions was approximately 7.0% compared to the net income margin of approximately -3.0% for the Company.

Common Stock Price Analysis

     Chestnut Partners also analyzed the historical performance of the common stock of ECOSCIENCE. On November 19, 1997, the day before the announcement of the Merger (November 20, 1997), the closing market stock price was $1.19. The average closing market price of the Company's stock for the period January 2, 1997 to November 19, 1997 (the "year-to-date period") was $1.35, with a $2.50 high and a $0.84 low. The average closing market price of the Company's stock for the period November 19, 1996 to November 19, 1997 (the "last-twelve months period") was $1.31, with a $2.50 high and a $0.84 low. Based upon the closing market price, Chestnut Partners further noted that during the year-to-date period, 42.2% of the Company's trading volume occurred between $1.00 and $1.25, and 36.9% of the Company's trading volume occurred between $1.26 and $1.50. Chestnut Partners also compared the historical total return of the Company's stock to four comparable companies. Over the time period of December 31, 1992 to April 30, 1998, the Company realized a decrease in value of (74.0)%. In comparison, the Nasdaq composite index realized a total return of 176.0%, Consep Inc.(CSEP) decreased (76.0)%, Ecogen Inc. (EECN) decreased (93.8)%, Eco Soil Systems, Inc. (ESSI) appreciated 120.0%, Mycogen Corp. (MYCO) appreciated 46.4%, Ringer Corp. (RING) decreased (23.8)% and Terra Industries, Inc. (TRA) appreciated 126.3%.

Other Factors

     The Chestnut Partners materials presented to the Strategic Alternatives Committee noted certain other significant factors for the consideration of the Strategic Alternatives Committee in evaluating the Merger. Included in these factors were, among other things, (i) the timing of the transaction in relation to current market and industry trends; (ii) the Company instructing Chestnut Partners not to solicit alternative transactions or to advise the Company with respect to alternatives to the Merger; (iii) the general growth and profitability prospects of both the Company and APD; and (iv) the current and projected market conditions for both the Company's and APD's products.


     The summary set forth above includes all material aspects of, but does not purport to be a complete description of, the analyses performed by Chestnut Partners. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Chestnut Partners did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, Chestnut Partners believes, and has advised ECOSCIENCE's Strategic Alternatives Committee, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, Chestnut Partners made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of ECOSCIENCE and APD. These analyses performed by Chestnut Partners are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty and none of ECOSCIENCE, APD, Chestnut Partners or any other person assumes responsibility for their accuracy. As mentioned above, the analyses supplied by Chestnut Partners and its opinion were among several factors taken into consideration by ECOSCIENCE in making its determination to enter into the Merger Agreement. The analyses of Chestnut Partners and its opinion should not be considered as determinative of such decision.

     Chestnut Partners, as part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings by other investment banks, private placements and valuations for corporate and other purposes. Chestnut Partners has not previously furnished any financial advisory services to the Company or its affiliates.

     In connection with its financial advisory services, Chestnut Partners received a fee of $250,000, which fee was not contingent upon a favorable opinion or the consummation of the proposed transaction. In addition, the Company has agreed to reimburse Chestnut Partners for its reasonable out-of-pocket expenses incurred during its engagement and to indemnify Chestnut Partners and hold it harmless against any losses, claims, damages or liabilities, joint or several, arising out of or in connection with its rendering of services under its engagement. As of May 11, 1998, Chestnut Partners owned no ECOSCIENCE or APD shares for its own account.



                MATERIAL TRANSACTIONS BETWEEN ECOSCIENCE AND APD

Product Sales

     ECOSCIENCE sold products to APD, its largest customer, in the amount of $4,128,000 or 23% of products sales for the nine months ended March 31, 1998 and $2,954,000 or 14% of products sales for the fiscal year ended June 30, 1997. ECOSCIENCE primarily sold the following products to APD during the nine months ended March 31, 1998 and the fiscal year ended June 30, 1997:

     1) Fixed assets - Sorting, Grading and Packing systems, ISYS systems, cart systems and a water transport system.

     2) Growing systems based on Grodania A/S's Stonewool(R) inert growing medium and seed.

     3) Multiple greenhouse consumable products, including clips, hooks, twine and covering material.

Material Contracts and Purchase Orders

     Product purchases by APD frequently occur under standard purchase orders issued for each shipment; certain larger dollar purchases of systems and equipment may occur under individual contract. Material contracts and purchase orders between APD and ECOSCIENCE fall into the following categories:

     Irrigation Systems Contracts: Five contracts provide for delivery of irrigation systems to the Buffalo, Fort Davis, Marfa, Virginia and Wheatfield facilities. Aggregate consideration is approximately $1.6 million. Terms of payment generally provide for a deposit upon signing of the sales contract and additional installment payments upon completion of certain specified milestones. Several of the contracts also provide for training of personnel on computer systems related to the irrigation systems.

     Sorting, Grading & Packing Systems Purchase Orders: Four purchase orders provide for delivery of Sorting, Grading & Packing systems to the Fort Davis, Keystone, Marfa and Virginia facilities for aggregate consideration of approximately $1.3 million. The purchase orders specify payment of a deposit prior to shipping and additional installment payments upon delivery, installation, and other specified milestones.

Apportioned Costs of Certain Facilities and Personnel

     ECOSCIENCE and APD share certain facilities and other costs for which ECOSCIENCE charged APD $39,000 for the fiscal year ended June 30, 1997. The shared facilities currently consist of two facilities ECOSCIENCE leases in New Jersey. APD is charged occupancy costs, including facility lease, utilities and other costs, based on their proportionate occupancy and usage. In addition, certain employees of each company perform shared duties. Each of ECOSCIENCE and APD contributes that portion of each such employee's salary that reflects the proportionate amount of work done for that entity.

     ECOSCIENCE management believes that prices and fees charged to APD for products, facilities, and costs have been consistent with what would be charged in arm's length transactions.


                    MARKET PRICES FOR ECOSCIENCE COMMON STOCK

     The Company's Common Stock is traded on the National Association of Securities Dealers Automatic Quotation System ("Nasdaq") Small Capitalization Market System under the Nasdaq symbol "ECSC". As of June 30, 1998, there were approximately 268 holders of record of ECOSCIENCE Common Stock. The Company has never declared or paid any cash dividends on the ECOSCIENCE Common Stock and does not anticipate doing so in the foreseeable future.


     The table below sets forth, for the fiscal quarters indicated, the reported high and low closing sales prices of the ECOSCIENCE Common Stock as reported by Nasdaq based on published financial sources.

            1998                                   High                 Low
 --------------------------                  -------------          ------------
Fourth Quarter ........................        $ 1 26/32             $ 1
Third Quarter .........................          1 30/32               1  7/32
Second Quarter ........................          2                     1  3/16
First Quarter .........................          1  9/16               1  1/16

            1997                                   High                 Low
 --------------------------                  -------------          ------------
Fourth Quarter ........................        $   1 3/4             $   27/32
Third Quarter .........................            2 1/2               1
Second Quarter ........................            1 3/8                   7/8
First Quarter .........................            1 5/8               1

            1996                                   High                 Low
 --------------------------                  -------------          ------------
Fourth Quarter ........................        $   1 5/8             $ 1  1/4
Third Quarter .........................            1 3/8               1  1/16
Second Quarter ........................            1                      7/16
First Quarter .........................            1 1/2                 13/16

                        INFORMATION CONCERNING ECOSCIENCE


Description of Business

     ECOSCIENCE is engaged in the technical marketing, sales, development and commercialization of products and services for the following major markets: (i) specialty agriculture; (ii) postharvest fruits and vegetables; and (iii) biological insect control for consumer and industrial applications. The Company provides: (i) sophisticated growing systems to greenhouse operators; (ii) technologically advanced sorting, grading and packing systems to produce packers; (iii) equipment, coatings and disease control products, including natural biologicals for protecting fruits, vegetables and ornamentals in storage and transit to market; and (iv) biological pest control products to consumers and industry.

     ECOSCIENCE serves the specialty agriculture market through its three subsidiaries: Agro Dynamics, Inc. and Agro Dynamics Canada Inc. (collectively, "AGRO") and EcoScience Produce Systems Corp. ("EPSC"). ECOSCIENCE was incorporated under the laws of the State of Florida on August 27, 1982, and was reincorporated in the State of Delaware on June 29, 1988. On November 18, 1992, ECOSCIENCE acquired all of the outstanding capital stock of AGRO, an East Brunswick, New Jersey based company that engineers, designs, markets and distributes advanced technologies, products, growing systems and services for the North American intensive farming, horticulture, nursery and produce packing industries. On May 24, 1994, ECOSCIENCE acquired certain assets and liabilities of American Machinery Corporation ("AMC"), an Orlando, Florida based business that provided postharvest coating products and services to the fresh fruit and vegetable markets throughout the United States, the Caribbean, Central America and South America. Concurrent with the acquisition of certain assets and liabilities of AMC, ECOSCIENCE formed EPSC to combine the AMC product line and operating unit with ECOSCIENCE 's existing activities in those markets. ECOSCIENCE sells termite control products for use in consumer and industrial applications through a marketing collaboration with Terminix International Company L.P. ("Terminix"). Additionally, ECOSCIENCE has initiated an extensive testing, development and marketing program with Maruwa Biochemical Co., Ltd. ("Maruwa Biochemical") for termite control products in Japan (see "Collaborative Agreements").

     ECOSCIENCE's primary products are (i) advanced growing systems based on Stonewool(R), manufactured by Grodania A/S, (ii) sophisticated sorting, grading and packing systems manufactured by Aweta, B.V., (iii) computerized environmental and irrigation control systems manufactured by H. Hoogendorn Automation B.V., (iv) PacRite(R) and Indian River Gold(TM) coatings manufactured by EPSC, (v) Bio-Save(R) PostHarvest BioProtectant line of products and (vi) Bio-Blast(R) Biological Termiticide manufactured by ECOSCIENCE. In addition, ECOSCIENCE distributes a broad array of specialty products used in greenhouses and in fruit, vegetable and ornamental packing.

     ECOSCIENCE operates from its headquarters in East Brunswick, New Jersey, where it maintains sales, marketing and warehousing operations, and its Orlando, Florida facility which contains the Company's major coatings and biologicals production facility. The Company also maintains sales and/or customer service offices in Visalia, California; Ventura, California;

Littleton, Colorado; Union Gap, Washington; Milton, Ontario, Canada and Mexico; and a technical product sourcing office in the Netherlands.

     ECOSCIENCE's technology encompasses the development and application of natural microbial pest control agents. ECOSCIENCE 's technology enables it to provide products and technical support for consumer and industrial insect control applications, and growers and packers of specialty crops. ECOSCIENCE also conducts research on the use of microbial agents to control plant diseases, post-harvest diseases on fruits and vegetables and insect pests, as well as on new applications for natural coatings to sustain nutrition and overall quality in fresh fruits and vegetables.

     In fiscal year ended June 30, 1997, ECOSCIENCE (i) expanded marketing of its Bio-Save line of products for the control of postharvest fruit diseases in a wide range of commercial applications, (ii) initiated the U.S. commercial launch of its Bio-Blast Biological Termiticide ("Bio-Blast") and (iii) began research on a USDA funded Phase-2 Small Business Innovation Research ("SBIR") program on the prevention of postharvest diseases of bananas, which will continue through fiscal years 1998 and 1999. In addition, ECOSCIENCE expects to conduct tests to extend the range of performance and applicability for both its Bio-Save line of products and for its Bio-Blast insect control product.

Products

     ECOSCIENCE 's focus is on development and commercialization of products for the following major markets: (i) specialty agriculture; (ii) postharvest packing of fruits and vegetables; and (iii) biological pest control for consumer and industrial applications.

     Specialty Agriculture

     ECOSCIENCE, through AGRO, engineers, designs, markets and distributes commercial products and provides services to the greenhouse, horticulture and nursery markets in the United States, Canada and Mexico.

     Commercial Products

     Growing Systems. ECOSCIENCE is the exclusive distributor in the United States, Canada, Mexico and the Carribbean of the Grodan brand of stonewool, an inert growing medium supplied by Grodania A/S, a Denmark based wholly owned subsidiary of Rockwool International A/S. Stonewool is made by melting rock, processing it to a fibrous material which can be flocculent or formed into solid structures. It is both solid and porous and designed to support the hydroponic growth of high value crops and to improve plant root distribution and plant yields through more efficient use of oxygen, water and fertilizer. Stonewool is used worldwide for cultivation of a variety of plants in controlled growing environments such as greenhouses. The distribution agreement expires on December 31, 2000. The sale of products under the distribution agreement with Grodania A/S accounted for 42%, 45% and 43% of the Company's total product sales in fiscal 1997, 1996 and 1995, respectively. ECOSCIENCE believes that revenues under this distribution agreement will account for more than 10% of ECOSCIENCE 's consolidated product sales in fiscal 1998.

     Automated Irrigation and Environmental Control Systems. ECOSCIENCE through its ISYS(R) Division engineers, designs, fabricates, assembles and distributes greenhouse irrigation and fertilization systems, computerized environmental control systems and application products. In addition, to these products and systems, ECOSCIENCE provides customers with technical support, product service, turnkey installation, product marketing and other supplementary services. ECOSCIENCE is the exclusive distributor in the United States, Canada and Mexico of computerized environmental control systems and accessories produced by H. Hoogendoorn Automation B.V, a Netherlands based company. ECOSCIENCE also distributes various accessories and other product lines for use in the intensive farming, horticulture and nursery industries in the North American market on both an exclusive and non-exclusive basis.


     Postharvest Industry

     The fruit and vegetable production industry requires specialized services, equipment and products for the harvesting, processing and storage of produce.

     Through AGRO and EPSC, ECOSCIENCE provides equipment, coatings and disease control products to the fruit, vegetable and ornamental packing markets.

     Commercial Products

     Sorting, Grading and Packing. Once harvested, produce must be sorted, graded and packaged for shipment and storage. ECOSCIENCE is the exclusive distributor in the United States, Canada, Mexico and the Caribbean of
computerized color, weight and size sorting, grading and packing automated systems and ancillary equipment produced by Aweta, B.V., a Netherlands based company. The sale of products under the distribution agreement with Aweta, B.V. accounted for 26% and 20% of ECOSCIENCE 's total product sales in fiscal 1997 and 1996, respectively. ECOSCIENCE believes that revenues under this distribution agreement will account for more than 10% of the ECOSCIENCE 's consolidated product sales in fiscal 1998.

     Traditional Coating Products. Prior to shipping or storage, fruits and vegetables are typically treated with a variety of processing and storage aids. These are designed to enhance the appearance and preserve the quality of stored produce. ECOSCIENCE manufactures, markets and provides a broad spectrum of postharvest coating and cleaning products and services. Its traditional protective coating and storage products include Indian River Gold, PacRite, SEALBRITE(R) and DURA-FRESH(R). These products were originally acquired in May 1994 with the asset purchase of AMC. These traditional coating products are conventional shellac and carnauba based coatings which have been used successfully in the citrus and pome fruit markets. These traditional coating products, together with ECOSCIENCE 's Bio-Save coating products, maintain the quality and extend the shelf life of produce by (i) providing a barrier to free gas exchange, (ii) providing a barrier against abrasion, scuffing, bruising and other injuries, (iii) providing a carrier for decay preventing agents, (iv) providing a glossy appearance that is aesthetically appealing to consumers, (v) reducing shrinkage caused by water loss and (vi) maintaining firmness of the fruit or vegetable. ECOSCIENCE's traditional coating products contain materials that are U.S. Food and Drug Administration ("FDA") approved additives or have been listed by the FDA as "Generally Recognized As Safe" ("GRAS") and accordingly, these coatings do not require FDA approval or registration. PacRite, SEALBRITE, and Indian River Gold currently are sold by ECOSCIENCE in the United States, the Caribbean, Central America and South America.

     Bio-Save PostHarvest BioProtectant. The Bio-Save line of biological disease inhibitors are sold through EPSC to the pear, apple and citrus markets. Postharvest diseases and damage during storage and shipment can account for losses ranging from 10% to 25% of total annual production of fruits and vegetables, depending on the crop and climate. ECOSCIENCE has developed and registered with the U.S. Environmental Protection Agency ("EPA") biological products for sale using the naturally occurring microorganism, Pseudomonas syringae, which can control the development of Blue Mold (Penicillium expansum), Gray Mold (Botrytis cinerea) and Mucor Rot (Mucor pyriformis) on apples and pears, and Blue Mold (P. italium), Green Mold (P. digitatum) and Sour Rot (Geotrichum candidum) on citrus fruit. ECOSCIENCE has conducted successful field trials over the last five years utilizing these microbial disease inhibiting agents in Florida, California, Oregon, West Virginia, Massachusetts, Michigan and Washington; and in Chile. ECOSCIENCE initiated commercial product launch of its Bio-Save products in fiscal 1997 and plans for wider product marketing and development in fiscal 1998. In 1997, ECOSCIENCE received EPA registration for the use of Bio-Save on cherries and continues to investigate the application of Bio-Save to control other postharvest diseases on fruits and vegetables, such as on potatoes.

     Biological Insect Control

     In the biological insect control market, ECOSCIENCE, with collaborative partners, has been focused on developing and selling cost effective bioinsecticide alternatives to synthetic chemical insecticides for use in specific applications, including sensitive use environments such as homes, restaurants, schools and food processing facilities.


     Commercial Products

     Bio-Blast Biological Termiticide. ECOSCIENCE, together with its collaborator, Terminix, has developed a natural fungal product to control termites, Bio-Blast Biological Termiticide (see "Collaborative Agreements"). This product contains a fungus selected for its ability to infect and kill termites, which has been formulated for application utilizing conventional equipment in a termite infested structure. The product uses Metarhizium anisopliae, a naturally occurring insect killing fungus. The product is a dry, wettable powder, packaged and portioned for ease of storage and use; and used as a water suspension. Through commercial trials, ECOSCIENCE has demonstrated that Bio-Blast is an effective method for the control of termite infestations. ECOSCIENCE has demonstrated that termites exposed to the fungus in the product can spread the fungus by contact to nest mates that have not directly contacted the fungal agent, thereby infecting and killing other termites through the Horizontal Transfer(R) effect. ECOSCIENCE received EPA product registration for the termiticide in October 1994, and subsequently received approval for registration from 48 states. In fiscal 1996, ECOSCIENCE made its initial sales to both Terminix and Maruwa Biochemical. In fiscal 1997, ECOSCIENCE initiated the U.S. commercial launch of Bio-Blast in collaboration with Terminix.

Sales and Distribution

     Specialty Agriculture Products. ECOSCIENCE sells directly into this market through AGRO. AGRO has a force of 28 people involved in sales, marketing and distribution, engineering and design, and system installation and service at its distribution and service centers in East Brunswick, New Jersey; Milton, Ontario, Canada; and Ventura, California, and in its sales/service office in Littleton, Colorado.

     Postharvest Packing. ECOSCIENCE uses its AGRO and EPSC direct sales operations to market and sell its sorting, grading and packing equipment, and its traditional coatings and Bio-Save BioProtectants to fruit and vegetable growers, packers and processors in the United States, the Caribbean, Central America and South America. EPSC has a sales and technical support services force of nine people located in its distribution and service centers in Orlando, Florida and Visalia, California. AGRO has a force of eight people involved in sales and marketing, engineering and design, and system installation and service in this market at its sales and service centers in Union Gap, Washington; Milton, Ontario, Canada; East Brunswick, New Jersey and Littleton, Colorado.

     Biological Pest Control. In June 1992, ECOSCIENCE entered into a product development and license agreement with Terminix for collaboration on the development and marketing of termite control products in the United States and Canada (see "Collaborative Agreements"). In fiscal 1996, ECOSCIENCE initiated sales to Terminix for its Bio-Blast termiticide product and in fiscal 1997 initiated the U.S. commercial launch of the product in collaboration with Terminix.

     International Sales. ECOSCIENCE expects to market products internationally primarily through local and regional distributors and partners. ECOSCIENCE has a development and distribution agreement with Maruwa Biochemical for distribution of its initial biological insect control product and is in the process of extending this agreement to its Bio-Blast Biological Termiticide in Japan upon registration there (see "Collaborative Agreements").


     Financial information segregated by major geographic area (United States and Canada) is set forth in Note 10 to the Company's Consolidated Financial Statements, incorporated by reference to this Proxy Statement.

Manufacturing

     ECOSCIENCE has established supply arrangements for the production of fungal conidia, the active ingredient in the Bio-Blast product. Upon receipt of the raw active ingredient, ECOSCIENCE processes, formulates and packages this material using proprietary processes to produce the Bio-Blast product in its Orlando, Florida manufacturing facility.

     Traditional coating products are manufactured at the EPSC facility in Orlando, Florida. Production of ECOSCIENCE's biological postharvest fruit disease control product, Bio-Save, requires large-scale fermentation and formulation capacity. Currently, a single sub-contractor manufactures the Bio-Save products for ECOSCIENCE. However, ECOSCIENCE believes other entities would be capable of manufacturing these products. Although, to date, ECOSCIENCE has been able to acquire a sufficient supply of the Bio-Save product for its commercial sales; the inability of the sub-contractor to meet ECOSCIENCE's needs for the Bio-Save products or a change in supplier could cause a delay in filling orders, as well as a possible loss of sales, which would affect operating results adversely.


Collaborative Agreements

     U.S. Department of Agriculture. Lyme disease has become, in recent years, a disease of significant public and medical concern through the US, particularly in the Northeast. The disease is spread to people through the bite of several species of ticks. ECOSCIENCE has signed a Material Transfer Agreement with the United States Department of Agriculture's Agricultural Research Service ("ARS"), whereby ECOSCIENCE provides formulated Metarhizium anisopliae to the ARS to support their field trials against tick larvae. Laboratory trials conducted with this fungus indicated good killing activity towards the tick larvae. Should these trials be successful, ECOSCIENCE will consider further commercial development of a product for the control of ticks capable of spreading Lyme disease.

     Maruwa  Biochemical  Co.,  Ltd.  In June 1993,  ECOSCIENCE  entered  into a
Development and Distribution Agreement with Maruwa Biochemical (the "Maruwa Agreement") to commercialize ECOSCIENCE's initial biological insect control product in Japan. In addition, ECOSCIENCE has shipped product to and is working with Maruwa on commercialization of its Bio-Blast product in Japan. Under the Maruwa Agreement and a proposed extension thereto, Maruwa Biochemical will pursue at its own expense the registration and commercialization of ECOSCIENCE's biological termite control product in Japan, including the initiation of field trials and, if required, the commencement of toxicology studies. At this time emphasis has shifted to the Bio-Blast product and ECOSCIENCE anticipates entering into a formal agreement with Maruwa for the Bio-Blast product. Following receipt of all required approvals, Maruwa Biochemical is obligated to distribute certain products sold to Maruwa Biochemical by ECOSCIENCE at prices to be determined by agreement.


     The Terminix International Company, L.P. In June 1992, ECOSCIENCE entered into a Product Development and License Agreement with Terminix (the "Terminix Agreement") for collaboration on the development and marketing of termite control products. Under the Terminix Agreement, Terminix provided funding to ECOSCIENCE for the development of biological termite control products and received exclusive rights to use and distribute any resulting products in the United States and Canada. ECOSCIENCE has retained all rights elsewhere. ECOSCIENCE manufactures and sells products to Terminix at an agreed markup over ECOSCIENCE's manufacturing cost. ECOSCIENCE will share in any profit realized by Terminix over specified levels. The Terminix Agreement extends until expiration of the last to expire of any patents which may issue covering ECOSCIENCE's biological termite control technology, subject to Terminix's right to terminate the agreement at any time. ECOSCIENCE received EPA product registration for the termite control product in October 1994, and subsequently received approval for registration from 48 states. In October 1996, ECOSCIENCE and Terminix initiated the U.S. commercial launch of Bio-Blast.

Technology

     ECOSCIENCE's technology has application in three broad areas: (i) the development of natural microbial biological pesticides; (ii) the development of fresh fruit and vegetable coatings; and (iii) providing assistance and advice to customers on technical production methods for high value and specialty crops and ornamentals, and the proper handling and packing of produce after harvest.

     Microbial Pest Control

     Microbial pesticide products are based on microorganisms isolated from the environment, formulated and delivered to a target pest so that they kill the pest or control or inhibit its proliferation on the target. These microorganisms are packaged alive and perform their function through proliferation in the pest environment. Much of the formulation and delivery technology developed for synthetic chemical pesticides is inappropriate for microbial products which employ and preserve living organisms. ECOSCIENCE microbial technology uses live microorganisms which either attack and kill a target pest (e.g. Bio-Blast) or through natural growth inhibit the ability of a target pest to proliferate (e.g. Bio-Save).


     The following list describes ECOSCIENCE's proprietary microbial pest control technologies including methods to (i) identify and isolate active microbial agents, (ii) manufacture commercial quantities of those microbial agents, (iii) formulate and package them as products with commercially acceptable stability and shelf life and (iv) deliver them to the target pest (see "Patents and Trade Secrets").


     Identification of Active Ingredients. ECOSCIENCE has developed proprietary assays for the screening and identification of microbial agents which are effective in the prevention of certain plant diseases or which are lethal to certain pests. ECOSCIENCE has been awarded a patent for the use of a microbial agent identified through these proprietary assays and may file additional patent applications.

     Development of Manufacturing Methods. ECOSCIENCE has access to or has developed a variety of proprietary methods for growing, processing and harvesting microbial agents which it believes can be used to produce commercial quantities of active ingredients for ECOSCIENCE's products.

     Development of Formulation Systems. ECOSCIENCE has access to or has developed proprietary processing systems to stabilize and extend the shelf life of fungal and bacterial agents and ensure their stability, longevity and activity in use. These systems lead to formulations which allow living fungi and bacteria to remain viable in dry, aqueous or oil based formulations until use. This technology is the basis for the Bio-Save and Bio-Blast products. EcoScience has been awarded U.S. patents which cover certain of its advances in this area. Additionally, it serves as the basis for the contract formulation business EcoScience is developing.

     Development of Delivery Systems. ECOSCIENCE has developed proprietary delivery systems including insect infection chambers, sprays, dusts and gels, optimizing performance of microbial agents by facilitating accurate delivery of concentrated doses. EcoScience has been awarded U.S. patents which cover certain of its advances in this area.

     Development of Packaging Systems. ECOSCIENCE believes that to be commercially successful, biopesticide products must remain viable in conventional distribution channels and have a minimum shelf life of 18 to 24 months. ECOSCIENCE has developed and patented certain proprietary packaging systems to extend the shelf life of microbial agents during storage and transportation for such a shelf life period.

     Fresh Fruit Coatings

     ECOSCIENCE's coating technology utilizes FDA food grade and/or GRAS listed products to improve the appearance of and maintain the quality of fruits after harvest, and during storage and transit to market. The technology focuses on controlling respiration (oxygen transport) and water loss of fruit. Restricting respiration and reducing water loss improves delivery of fresher products to the consumer. The key to ECOSCIENCE's approach is to design the appropriate coating for each type of fruit, since different types of fruit respond differently to respiration and water loss. In May 1994, the Company acquired a line of traditional coating products from AMC, all of which utilize conventional shellac and carnauba as their main ingredients that have been used successfully in the citrus and pome (primarily apples and pears) fruit markets.

     Technical Advice and Service

     ECOSCIENCE, as an adjunct to its sales and service efforts, advises its customers on improved technical growing methods and systems, and packing techniques and systems. To successfully service its customers requires knowledge of the customers' challenges and problems, and technical solutions available to solve those problems. Customers frequently depend on the Company for such service and advice.

     Research and Development

     ECOSCIENCE's technology has applicability to a variety of potential products and product systems. These include various insect spray and chamber products, plant and root fungal disease control systems, and preharvest and postharvest coatings and disease control systems which are currently in varying stages of development. As part of ECOSCIENCE's prior restructuring program, and current cost control programs, certain research and product development programs and the funding thereof have been suspended, curtailed or deferred. Future development and funding of these and other select research and product development programs will depend on a number of factors, including market conditions, availability of financial, technical and other resources, technological advancements, manufacturing capabilities, commercial potential of resultant end products, governmental regulations, and other relevant matters which may confront ECOSCIENCE in the future.

     ECOSCIENCE's operating costs and expenses to date have related to a large extent to the research and development of products and product systems for future commercialization. Expenses incurred by ECOSCIENCE under third party funded research and development programs totaled approximately $7,000, $0 and $155,000 in fiscal 1997, 1996 and 1995, respectively. Expenses incurred under Company funded research and development programs totaled approximately $501,000, $1,018,000 and $4,328,000 in fiscal 1997, 1996 and 1995, respectively.

Technology Licensing

     United States Department of Agriculture ("USDA"). ECOSCIENCE has an agreement with the USDA granting ECOSCIENCE exclusive rights to the use of a microbial strain developed at the USDA for the control of postharvest diseases of pome fruits. This organism is the basis for one of the Bio-Save products and is the subject of a pending U.S. patent application by the USDA. The license agreement provides for a royalty to the USDA based on sales by ECOSCIENCE of products incorporating the licensed microbial strain. The Company has also licensed the worldwide rights to develop and commercialize additional biological disease control organisms patented by the USDA. The organisms are naturally occurring yeasts which effectively control the development of Blue Mold
(Penicillium expansum), Gray Mold (Botrytis cinerea) and Mucor Rot (Mucor pyriformis) on apples and pears.

     J.R. Brooks & Son, Inc. and Seald-Sweet Growers, Inc. In June 1993, the Company acquired from J.R. Brooks & Son, Inc. ("J.R. Brooks") and Seald-Sweet Growers, Inc. ("Seald-Sweet") an exclusive, worldwide sub-license to use the technology underlying the Nature Seal coatings, the rights to which J.R. Brooks and Seald-Sweet licensed from the USDA, subject to the rights of the USDA to use the technology on a royalty free, non-exclusive basis for governmental purposes only. Under its sub-license with J.R. Brooks and Seald-Sweet, ECOSCIENCE agreed to pay a royalty or, in certain circumstances, a percentage of profits on sales of products incorporating the Nature Seal technology and certain minimum annual licensing fees payable to the USDA. While the sub-license agreement extends until expiration of the last to expire patents covering the Nature Seal technology, ECOSCIENCE has elected to no longer pursue this technology.

Competition

     ECOSCIENCE faces substantial competition from a few large companies and several smaller companies in the sale of certain products and growing systems to greenhouses and nurseries in North America. ECOSCIENCE believes that its range of products and services, and product quality, will allow it to compete effectively in North America.

     Competition in the fruit coatings market is also intense. Fruit coating products are developed and marketed primarily by several large companies which offer a full range of products. In addition, several smaller companies offer a limited range of fruit coating products.

ECOSCIENCE believes that it can compete effectively in this market with its Bio-Save PostHarvest BioProtectant and traditional coating products based on the cost effectiveness and the quality of its coating formulations and services.

     In the pesticide industry, ECOSCIENCE competes with large manufacturers of synthetic chemical pesticides and established biopesticide companies. The pesticide industry is dominated by large chemical companies located in the United States, Japan and Europe. These companies have substantial financial and technical resources, extensive sales and distribution capabilities, varied product registration experience and the ability to manufacture products efficiently. ECOSCIENCE believes that its commercial success in the pesticide market will depend upon the continuing development of cost effective products which compete with synthetic chemical pesticides on the basis of effectiveness, safety and ecological benefit, as well as establishment of strong sales and distribution networks for ECOSCIENCE's products.

Government Regulation and Product Registration

     In most countries throughout the world, governmental authorities require registration of pesticides before sales are allowed. In the United States, the EPA regulates pesticides under the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"). Pesticides are also regulated by the individual states. Some states, such as California, Florida and New York, have their own extensive registration requirements. In order to market products outside the United States, ECOSCIENCE must receive regulatory approval from the authorities of each applicable jurisdiction. In addition, the FDA administers the Federal Food, Drug and Cosmetic Act ("FFDCA") and establishes standards for pesticide residues in food to protect public health.

     Detailed and complex procedures must be followed in order to obtain approvals under FIFRA to commercialize a pesticide product. A registration application must be submitted to the EPA for each product and must list each pest for which the product will be used. Evaluation data for registration includes, but may not be limited to, non-target organism testing, environmental data, product analysis and residue studies, product performance, and toxicology (hazards to human beings and domestic animals).

     The EPA has established specific testing requirements for the registration of microbial pesticides, which are set out in Subdivision M of the EPA's Pesticide Assessment Guidelines. Chemical pesticides are currently subject to a three tier toxicology testing procedure, and a four tier environmental evaluation process. A microbial pesticide product which satisfactorily completes both the toxicology Tier 1 tests and environmental evaluation is not required to go through the increasingly difficult testing requirements of subsequent tiers. Additional tests may be required, however, in response to any questions which may arise during Tier 1 testing. ECOSCIENCE's product development cycle typically anticipates two to three years of field evaluation and up to two years for product registration, which can run concurrently with the last year of field trials.

     In October 1994, ECOSCIENCE received EPA registration for its Bio-Blast termiticide. ECOSCIENCE subsequently received registration from 48 states. In March 1995, ECOSCIENCE received EPA registration for Bio-Save 10 and Bio-Save 11 biofungicides in all states requested. In March 1996, the Company received EPA registration for Bio-Save 1000, Bio-Save 100 and Bio-Save 110. These registrations are for new formulations of the original Bio-Save 10 and 11 products. In addition, in May 1997, ECOSCIENCE received approval from the EPA for a label extension for the use of Bio-Save 1000 on cherries.

     Certain of ECOSCIENCE's activities, including the operation of its laboratories and manufacturing facilities, have been, or may be, subject to regulation (i) under various other state and federal laws and regulations including the Occupational Safety and Health Act, the National Environmental Policy Act, the Clean Air Act, the Clean Water Act, the Emergency Planning and Community Right-To-Know Act and other state and federal statutes regulating environmental quality and (ii) by state and federal agencies, including the USDA and the FDA. From time to time, governmental authorities review the need for additional laws and regulations for biotechnology and pesticide products that could, if adopted, apply to the business of the Company. ECOSCIENCE is unable to predict whether any such new regulations will be adopted or whether, if adopted, they will adversely affect its business. Historically, compliance with applicable federal, state and local provisions which have been enacted or adopted regulating the discharge of materials into the environment by ECOSCIENCE's manufacturing or laboratory operations has had an immaterial effect upon ECOSCIENCE's capital expenditures, results of operations and competitive position.

Patents and Trade Secrets

     ECOSCIENCE owns or has rights to certain proprietary information, including patents and patent applications, which relate to its technology and products. ECOSCIENCE actively seeks protection, when appropriate, for its products and propriety information by means of United States and foreign patents. In addition, ECOSCIENCE may rely upon confidentiality agreements and other contractual arrangements to protect certain proprietary information.


     ECOSCIENCE has issued and pending patent applications that address its core technological strengths, with emphasis on fungal and bacterial formulation, and storage technologies. These patents have been principally pursued in the U.S. and in some cases internationally. The technology described in these patents is useful in the development of fungal and bacterial active ingredient microbial pesticides. The following U.S. patents have been allowed: (i) Method and Device for the Biological Control of Cockroaches, (ii) Method and Device for the Biological Control of Insects, (iii) Insect Contamination Chamber, (iv) Method and Device for the Biological Control of Flying Insects, (v) Device for Biological Control of Cockroaches, the further development and sale of which the Company has suspended, (vi) Device Containing Fungus for Biological Control of Insects, (vii) Maintenance and Long Term Stabilization of Fungal Conidia Using Surfactants and (viii) Packaged Fungal Culture Stable to Long-Term Storage.

     Together, these patents describe a set of technologies applicable to the use of fungi for the control of insect pests, and are central to the Bio-Path(R) chamber technology which covers cockroaches, the further development and sale of which the Company has suspended; however, this technology can be extended to any other insect that can be controlled via a chamber system.

An additional patent, Method for Storing Fungal Cultures and Conidia, describing further fungal formulation technology is pending.

     ECOSCIENCE has been issued two additional U.S. patents which relate to the use of bacteria, chiefly as biofungicides in the treatment of plant fungal disease: (i) Pseudomonas Syringae ATCC 55389 and Use Thereof for Inhibiting Microbial Decay on Fruit covering a microorganism that is the active ingredient in Bio-Save 10, 100 and 1000, and (ii) Method and Composition for Producing Stable Bacteria and Bacterial Formulations.

     Provided maintenance fees are paid, U.S. design patents have a term of 14 years from the date of issue; and U.S. utility patents that are based on applications filed before June 8, 1995, and that have not expired as of June 8, 1995, have a term that is the longer of 20 years from the earliest effective filing date or 17 years from issuance. In certain instances, however, the term may be limited to the term of a related patent claiming similar technology. ECOSCIENCE has an additional pending patent application relating to a method of extending microbial shelf life. There can be no assurance that any patents will issue from any ECOSCIENCE's patent applications or that issued patents will provide adequate protection for the Company.

     ECOSCIENCE has exclusive sub-licenses to two U.S. patents covering the Nature Seal technology from J.R. Brooks and Seald-Sweet, which licensed the patents from the USDA. This sub-license is under active re-evaluation by ECOSCIENCE. See "Technology Licensing." The patents were issued to the USDA in March 1993 and December 1994.

     In addition to its own active ingredients, ECOSCIENCE has acquired the exclusive rights to the use of microbial strains developed by the USDA for the control of postharvest diseases of pome fruits. The USDA has been granted one patent covering this technology and has filed a patent application covering additional coatings. See "Technology Licensing."


     Much of ECOSCIENCE's technology and many of its processes are dependent upon the knowledge, experience and skills of certain scientific and technical personnel. To protect its rights to its proprietary information and technology, ECOSCIENCE requires all employees, consultants, advisors and collaborators to enter into confidentiality agreements which prohibit the disclosure of confidential information to persons unaffiliated with ECOSCIENCE and which require disclosure of and assignment to ECOSCIENCE ideas, developments, discoveries and inventions made by such persons. There can be no assurance that these agreements will prevent disclosure of ECOSCIENCE's confidential information or will provide meaningful protection for ECOSCIENCE's confidential information. Additionally, in the absence of patent protection, ECOSCIENCE's business may be adversely affected by competitors who develop substantially equivalent technology.


Personnel

     As of June 30, 1998, ECOSCIENCE had 63 full time employees. A total of two persons are employed full time in manufacturing and production; 33 in sales, marketing and distribution; three in engineering and design; nine in system installation and service; three in research and development; and 13 in management and administration.

     None of ECOSCIENCE's employees is covered by a collective bargaining agreement. ECOSCIENCE considers its relations with its employees to be good.


Description of Properties

     ECOSCIENCE's corporate headquarters and research and development operations, and AGRO's New Jersey operations are located in two facilities in East Brunswick, New Jersey. These facilities consist of 23,000 and 10,000 square foot spaces and are under leases that expire in July 1999, and which provide an option to renew for an additional five year term. In addition, AGRO leases 10,000 square feet of space for its sales/service center and warehouse facility located in Milton, Ontario, Canada under a three year lease which expires in June 2001. AGRO also leases a 12,000 square foot facility for its sales/service and warehouse center located in Ventura, California; as well as a 5,000 square foot facility for its sales/service and warehouse center in Union Gap, Washington, under various lease terms.


     ECOSCIENCE's wholly owned subsidiary, EPSC, leases approximately 24,000 square feet of space for its headquarters, production and warehouse facilities located in Orlando, Florida, under a five year lease which expires in May 1999, and which provides an option to renew for an additional five year term. In addition, EPSC leases on a month to month basis approximately 4,000 square feet of space for its sales/service center and warehouse located in Visalia, California.

     ECOSCIENCE believes that its existing facilities are adequate to meet current requirements and that suitable additional or substitute space will be available as needed to accommodate any expansion of operations and additional offices.

Legal Proceedings

     The Company is not a party to any material legal proceedings. No Director, officer, or affiliate of the Company, nor any owner beneficially or of record of more than 5% of the Common Stock, nor any associate of any of the foregoing, is a party to legal proceedings adverse to the Company or any of its subsidiaries, nor does any such person have a material interest in any such proceeding.


Year 2000

     The Company has completed an initial assessment of its Year 2000 status. A plan has been developed that is expected to address the Company's exposure to the Year 2000 issue. As a part of that plan, the Company will inventory and test its hardware and software. Major customers and vendors will be contacted in order to assess their status as to Year 2000 compliance. The Year 2000 plan is expected to be implemented and completed by approximately the end of calendar year 1998. While some of the Company's hardware and software will need to be upgraded or replaced, the financial impact of making the required system changes is not expected to be material to the Company's financial position, results of operations or cash flow.

                     SELECTED FINANCIAL DATA OF ECOSCIENCE

     The selected financial data presented below has been derived from the Company's audited consolidated financial statements for each year in the five year period ended June 30, 1997 incorporated by reference to this Proxy Statement. The selected statement of operations data for the nine months ended March 31, 1998 and 1997, and the selected balance sheet data at March 31, 1998 have been derived from the unaudited interim financial statements of the Company incorporated by reference to this Proxy Statement, which includes all adjustments, consisting of normal and recurring adjustments that Management considers necessary for a fair presentation of the data. The interim results are not necessarily indicative of the results of operations for an entire fiscal year. The information below should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations, and the Consolidated Financial Statements and related notes which appear in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q attached to this Proxy Statement as Appendix B.

Consolidated Statements of Operations              Nine Month Periods
Data                                                 Ended March 31,                         Years Ended June 30,
                                                   --------------------    --------------------------------------------------------
In thousands, except per share amounts               1998        1997        1997        1996        1995        1994        1993
                                                   --------    --------    --------    --------    --------    --------    --------
                                                         Unaudited
Product sales ..................................   $ 18,223    $ 15,894    $ 20,853    $ 14,151    $ 12,335    $  9,246    $  3,802
Cost of goods sold .............................     14,285      12,062      15,702      10,394      10,153       7,875       3,288
                                                   --------    --------    --------    --------    --------    --------    --------
Gross profit ...................................      3,938       3,832       5,151       3,757       2,182       1,371         514
                                                   --------    --------    --------    --------    --------    --------    --------
Operating expenses:
   Research and development ....................        307         409         508       1,018       4,483       8,156       6,294
   Acquired research and development
                                                         --          --          --          --          --          --         750
   Selling and marketing .......................      2,216       1,867       2,463       2,594       3,672       3,043       1,690
   General and administrative ..................      1,691       1,627       2,107       2,244       2,631       3,382       3,159
   Asset valuation and restructuring
      (reversal) charges .......................         --         (77)       (377)     (1,550)      6,000       5,800          --
                                                   --------    --------    --------    --------    --------    --------    --------
      Total operating expenses .................      4,214       3,826       4,701       4,306      16,786      20,381      11,893
                                                   --------    --------    --------    --------    --------    --------    --------
Operating (loss) income ........................       (276)          6         450        (549)    (14,604)    (19,010)    (11,379)
                                                   --------    --------    --------    --------    --------    --------    --------
Other income (expense):
      Research, development,
           licensing fees and other
           income ..............................          9           7           7         125         155         812         545
      Investment income ........................         49          80         105         199         590         853       1,525
      Interest and other expense ...............       (109)       (154)       (177)       (603)     (1,235)       (208)        (95)
                                                   --------    --------    --------    --------    --------    --------    --------
           Total other (expense)
              income ...........................        (51)        (67)        (65)       (279)       (490)      1,457       1,975
                                                   --------    --------    --------    --------    --------    --------    --------
(Loss) income before extraordinary
      gain .....................................       (327)        (61)        385        (828)    (15,094)    (17,553)     (9,404)
Extraordinary gain on early
      extinguishment of debt ...................         --          --          --         241          --          --          --
                                                   --------    --------    --------    --------    --------    --------    --------
Net (loss) income ..............................   ($   327)   ($    61)   $    385    ($   587)   ($15,094)   ($17,553)   ($ 9,404)
                                                   ========    ========    ========    ========    ========    ========    ========

Consolidated Statements of Operations              Nine Month Periods
Data: (Continued)                                    Ended March 31,                         Years Ended June 30,
                                                   --------------------    --------------------------------------------------------
In thousands, except per share amounts               1998        1997        1997        1996        1995        1994        1993
                                                   --------    --------    --------    --------    --------    --------    --------
                                                         Unaudited
(Loss) earnings per share

Basic
    (Loss) income before
      extraordinary gain .......................   ($  0.03)   ($  0.01)   $   0.04    ($  0.09)   ($  1.71)   ($  2.27)   ($  1.41)
    Extraordinary gain .........................         --          --          --        0.03          --          --          --
                                                   --------    --------    --------    --------    --------    --------    --------
    Net (loss) income ..........................   ($  0.03)   ($  0.01)   $   0.04    ($  0.06)   ($  1.71)   ($  2.27)   ($  1.41)
                                                   ========    ========    ========    ========    ========    ========    ========
    Weighted average common shares
      outstanding ..............................     10,446      10,049      10,137       9,070       8,839       7,748       6,664
                                                   ========    ========    ========    ========    ========    ========    ========

Diluted
    (Loss) income before
      extraordinary gain .......................   ($  0.03)   ($  0.01)   $   0.04    ($  0.09)   ($  1.71)   ($  2.27)   ($  1.41)

    Extraordinary gain .........................         --          --          --        0.03          --          --          --
                                                   --------    --------    --------    --------    --------    --------    --------
    Net (loss) income ..........................   ($  0.03)   ($  0.01)   $   0.04    ($  0.06)   ($  1.71)   ($  2.27)   ($  1.41)
                                                   ========    ========    ========    ========    ========    ========    ========
    Aggregate diluted shares ...................     10,446      10,049      10,313       9,070       8,839       7,748       6,664
                                                   ========    ========    ========    ========    ========    ========    ========


Consolidated Balance Sheet Data:
                                                                                                  June 30,
In thousands                                               March 31,     -----------------------------------------------------------
                                                             1998         1997         1996         1995         1994         1993
                                                            -------      -------      -------      -------      -------      -------
                                                           Unaudited
Unrestricted and restricted cash, cash
   equivalents, short-term investments
   and marketable securities .........................      $   877      $ 1,775      $ 2,639      $ 7,831      $20,141      $24,576
Total assets .........................................        9,630        8,875       10,111       18,769       33,990       31,843
Debt and capital leases ..............................          800           11        2,452        8,290        7,933        3,156
Stockholders' investment .............................        3,772        4,014        2,473        2,492       18,110       25,123

                     INFORMATION CONCERNING AGRO ACQUISITION

     Agro Acquisition is a newly formed wholly owned subsidiary of ECOSCIENCE. Agro Acquisition was formed to effectuate the Merger whereby APD will be merged directly into Agro Acquisition.

                           INFORMATION CONCERNING APD


Description of Business

     APD is, in terms of total acreage controlled by a single entity, the largest producer and marketer of premium quality, greenhouse grown tomatoes in the United States. APD develops, constructs and operates highly intensive agricultural greenhouse projects and markets and sells the vegetable production of these facilities, as well as fresh vegetables produced by other greenhouse growers, under its Village Farms(R) brandname as a consumer product, primarily to retail supermarkets and dedicated wholesale distribution companies. In 1997, APD sold approximately 28.2 million pounds of tomatoes grown at APD greenhouses and sold an additional 3.8 million pounds of tomatoes under APD's Village Farms(R) brandname pursuant to marketing arrangements with third party producers. The tomatoes sold by APD represented approximately 0.70% of the fresh tomatoes sold in the United States in 1997.

     APD currently operates eight greenhouse facilities in the United States, including one facility which is currently under construction and is approximately sixty percent (60%) complete. If the construction of the new facility is completed according to plan, APD's greenhouse facilities will represent approximately 217 acres (9,387,180 square feet) of growing capacity and four of these facilities, each of which has or is expected to have approximately forty-one (41) acres of growing capacity, will be among the largest greenhouses in North America. By producing, harvesting, packaging and directly marketing all of its products, APD eliminates numerous intermediaries (i.e. repackers, brokers and wholesalers) utilized by traditional field producers of fresh vegetables. In order to develop additional sources of supply and revenue, APD has entered into agreements to market and sell fresh vegetables produced by two other greenhouse operations which currently comprise a total of approximately 26 acres. If these marketing arrangements remain in effect, and if its new greenhouse is completed according to plan, APD will control the marketing of approximately 243 acres (10,574,419 square feet) of greenhouse vegetable production.


     In addition to produce sales, APD generates revenues from management and marketing fees paid to APD by the owners of greenhouse facilities operated by APD. In certain instances, additional revenues are generated by designing and managing the construction of these facilities for the greenhouse owner.


     In 1997, APD increased its greenhouse production capacity by 112.5 acres, more than doubling the acreage controlled by APD during the prior year. APD's goals are to:

     o continue to significantly expand its greenhouse and logistical operations by developing new growing and distribution facilities in the United States and acquiring existing facilities from third parties to provide a basis for greater national market penetration and profitability;


     o produce and/or source premium greenhouse grown products to meet the increasing demand of its customers on a year round basis;

     o increase marketing alliances with other greenhouse growers to leverage distribution capabilities and continue building brand equity;


     o expand and diversify the number of greenhouse grown products produced, marketed and sold by APD to strengthen relationships with retailers;


     o establish "Village Farms(R)" brands as a nationally recognized and sought after brand of premium greenhouse grown produce both at the retail and consumer level; and


     o    expand  internationally   through  alliances  and  joint  ventures  in
          production,   marketing,   technology   transfer   and   import/export
          arrangements with potential partners.


     Pursuant to its expansion strategy, APD:

     o entered into an agreement in January 1998 to lease and operate a 20 acre greenhouse facility to be built in Calhan, Colorado;

     o entered into a Memorandum of Understanding which contemplates that APD will operate, maintain and provide marketing and sales services for a 20 acre greenhouse to be constructed by a third party near Pittsburgh, Pennsylvania;

     o completed construction of approximately 60% of a 41 acre greenhouse expected to produce premium quality red, yellow and orange bell peppers that it is currently building on property adjacent to its existing tomato production greenhouse facility in Marfa, Texas;

     o    entered  into  a  strategic   alliance  with   SunBlush   Technologies
          Corporation to facilitate the development of technology for the packaging of fresh cut tomatoes; and

     o entered into a marketing alliance for premium quality bell peppers with The Greenery International, a leading European marketer of fresh vegetables.


No assurance can be given that any of the transactions and arrangements contemplated by the agreement, letters of intent, memorandum of understanding and plans described above will be consummated. See "Pending Transactions."

     APD, which was incorporated under the laws of New York in 1990, maintains its corporate headquarters at One Kimberly Road, East Brunswick, New Jersey. Its telephone number is 732-254-0606. As used herein, the term "APD" means APD and its subsidiaries and wholly owned affiliates, unless the context otherwise indicates.


The Greenhouse Vegetable Industry

     Approximately $5.6 billion at the retail level, or 4.6 billion pounds, of fresh tomatoes were sold in the United States in 1997. According to industry estimates, greenhouse grown tomatoes currently represent only 4% to 7% of the fresh tomatoes sold in the United States. Although the United States greenhouses vegetable industry is growing rapidly (as evidenced by an increase in greenhouse tomato acreage from 1996 to 1997 of approximately 30% according to Dr. Richard Snyder, Vegetable Specialist at Mississippi State University), APD estimates that there are only 700 to 900 acres devoted to greenhouse vegetable production in the United States. APD believes that a significant opportunity exists for greenhouse growers to capture a sizable share of the market for certain fresh vegetables, including tomatoes and colored bell peppers.

     The ability to control climatic conditions within a greenhouse enables greenhouse growers to produce tomatoes that are superior to field grown tomatoes in terms of taste, color, appearance and shelf life. This is particularly notable during periods when local production is not available. In many markets, the only fresh tomatoes which are consistently available during "off season periods" are picked while green and treated with ethylene gas during shipment from California, Florida or Mexico to turn the tomatoes red. APD believes that due to inferior flavor, many consumers avoid tomatoes during off season periods and generally consume only tomatoes grown in their gardens or purchased from nearby farm stands during a limited period of seasonal availability. When greenhouse grown tomatoes are available, consumers have demonstrated a willingness to pay a premium price for superior quality and taste. A 1996 study conducted by Information Resources, Inc., an independent research firm, at APD's request indicated that in certain areas of the United States (western New York; Denver, Colorado; Detroit, Michigan; and New England), where local production has been available to certain retail chains from nearby greenhouses with consistent quality and volume, the percentage of greenhouse grown tomatoes sold by the retail chains has averaged 40% to 70% of fresh tomato sales by the retailers. According to information provided to APD by two of these retail chains which are currently APD customers, in 1990 sales of greenhouse grown tomatoes did not exceed 15% of fresh tomato sales.

     Greenhouse vegetable production has been a thriving industry in Europe, particularly the Netherlands, since the 1940s. The acreage devoted to greenhouse vegetable production in Europe is substantially greater than greenhouse acreage in the United States. Imported greenhouse grown tomatoes from Europe, Israel and Canada are available at certain times of the year in major United States markets but, with the exception of Canadian tomatoes, are rarely distributed throughout the United States due to the additional freight, distribution costs and distribution channels necessary to reach central and western markets. Due to insufficient domestic greenhouse production, imports currently represent the only option for many large volume United States supermarkets. The supply of imported tomatoes is, however, limited and often erratic because foreign market exporters generally sell first to their domestic markets to avoid the increased distribution costs associated with distributing tomatoes in the United States.

     As in the case of tomatoes, the controlled environment of a greenhouse enables greenhouse growers to produce bell peppers which possess several superior quality characteristics over field grown peppers, including flavor, appearance, shape, wall thickness and shelf life. These characteristics enable greenhouse grown "Holland" bell peppers to command premium prices compared to field grown peppers. According to the USDA, per capital consumption of bell peppers in the United States has increased to 7.2 pounds annually compared to an average of 2.6 pounds per capital during the 1970s and 3.7 pounds in the 1980s. This rapid growth in consumption is being driven by increased inclusion of fresh bell peppers as an ingredient in salad bars, pizza, fresh salsa, and in various ethnic dishes and salads consumed at home and in food service locations.

     APD believes that the market for greenhouse grown produce has significant growth potential due to: (i) the superior quality and flavor of greenhouse grown vegetables; (ii) an increase in the demand for fresh fruit and vegetables, including greenhouse grown tomatoes, peppers and other vegetables; (iii) the health and food safety benefits of greenhouse grown produce and (iv) a growing but limited supply of greenhouse grown produce. The successful production of greenhouse vegetables on a large scale basis, however, requires specialized operating skills, know-how, technology, complex logistics support, market knowledge and capital. As the developer and operator of four of the largest vegetable greenhouses in the United States, APD believes that the experience it has gained, the technological innovations it has made and the success it has achieved to date as an industry leader makes it uniquely and strategically positioned and qualified to take advantage of promising market opportunities.

Greenhouse Operations

     APD currently owns or has an ownership interest in four greenhouse facilities and leases three additional greenhouse facilities. APD uses inert media culture systems to grow tomatoes in these glass panelled greenhouse structures which currently range from 10 to 42 acres. Using these sophisticated systems, tomatoes are grown not in soil but in "rockwool," a porous, artificial substrate made out of volcanic based rock. Through drip irrigation, each plant is fed nutrients directly from a computer-controlled irrigation system. Hot water is circulated through pipes running next to the plants to keep the plants at optimal temperature, which varies throughout each 24 hour period and crop lifecycle. The water is heated by cogeneration sources and/or natural gas boilers which capture carbon dioxide that is recycled back to the greenhouse for plant consumption. APD's computer systems enable it to regulate substantially all environmental and climate parameters to optimize growing conditions. APD believes that greenhouses generally yield approximately 10 to 20 times the yield of comparable outdoor farm acreage, depending on the crop. APD's production methods incorporate technology and growing systems substantially similar to those used throughout the well established European greenhouse growing industry.


     APD tomatoes are naturally pollinated by bumblebees released into the greenhouse. Integrated pest management practices such as predator insects are used to control pests such as white fly.

     Three of the greenhouse facilities operated by APD were developed in conjunction with electric cogeneration plants. Federal laws enacted in the 1970s encouraged the establishment of cogeneration plants and the use of their waste steam to provide heat for other industries, including greenhouse vegetable production. The use of this waste steam enables APD to heat greenhouses located near cogeneration plants. Cogentrix Energy, Inc. ("Cogentrix") is a developer and operator of two cogeneration energy facilities with which APD has associated greenhouse operations. In addition, Cogentrix owns a 50% interest in four greenhouse facilities in which APD has a 50% ownership interest, through one or more of its subsidiaries or wholly owned affiliates. Cogentrix has certain rights to participate in future greenhouse projects undertaken by APD. See "Right of Cogentrix to Participate in Future Greenhouse Projects." As used herein, the term "Cogentrix" means Cogentrix and its subsidiaries and wholly owned affiliates.

     APD forms separate operating companies to own and/or lease and manage each of the greenhouse facilities it operates. The greenhouses currently operated by APD are described below.


     Keystone Village Farms. Keystone Village Farms, L.L.C. ("Keystone"), a Delaware limited liability company wholly owned by APD, operates a ten acre greenhouse vegetable production facility located in Ringgold, Pennsylvania which it leases pursuant to a ten year lease agreement with Cogentrix which expires in December 2003. Construction of the facility was completed in 1990 in conjunction with a 15 megawatt gas fuel cogeneration facility. Keystone assumed control of the greenhouse operations in late 1993. Under the terms of its lease agreement with Cogentrix, Keystone is required to pay a fixed monthly lease payment and a supplemental payment based on a specified percentage of Cash Flow (as defined) of the facility. For purposes of determining the supplemental lease payment, an annual fee payable by Keystone to APD for management services is deducted, along with other permitted expenses, from Cash Flow. The fee payable to APD (and the corresponding deduction from Cash Flow) is subject to annual increases based upon changes in the gross national product. The lease requires Cogentrix to furnish Keystone's requirements of gas heat and water during the term of the lease at a price which may not exceed a specified amount. APD believes that this arrangement results in a significant reduction in utility costs. Cogentrix arranges for the supply of heat and water to Keystone through the operation of the cogeneration facility which supplies electrical power to a local utility. APD has been notified that Cogentrix and the utility have reached an agreement to close the cogeneration facility in 1998; however, Cogentrix is required to supply heat to the Keystone greenhouse notwithstanding any such closing. As a result, APD anticipates that Keystone and Cogentrix will renegotiate their lease to account for the changes in the operations of the cogeneration facility and that the terms of any such renegotiated lease will not be less favorable to Keystone than the current lease arrangement.

     Village Farms of Wheatfield. Village Farms of Wheatfield, L.L.C. ("Wheatfield"), a Delaware limited liability company wholly owned by APD, operates a 12.5 acre greenhouse vegetable production facility located in Wheatfield, New York which it leases pursuant to a 15 year Operating and Lease Agreement with Oxbow Power Corporation of North Tonawanda, New

York, Inc. ("Oxbow") which expires in 2008. APD began developing and designing the facility with Oxbow in 1991 in connection with a 55 megawatt gas fired cogeneration facility owned and developed by Oxbow. Under the terms of the Operating and Lease Agreement, Wheatfield is required to pay Oxbow a fixed monthly lease payment and a supplemental lease payment based upon a percentage of the net operating income of the greenhouse facility. For purposes of determining the supplemental lease payment, a fixed monthly overhead charge which covers, among other things, personnel and overhead costs associated with the management and operation of the greenhouse, is deducted, along with other permitted expenses, from greenhouse revenues. The Operating Agreement requires Oxbow to supply steam heat and hot water to the greenhouse from the cogeneration plant operated by Oxbow.

     Village Farms of Texas. Village Farms of Texas, L.P. ("VF Texas"), a Delaware limited partnership in which APD owns a 50% interest (comprised of a 49% limited partnership interest and a 1% general partnership interest), owns and operates a 41 acre greenhouse facility located in Fort Davis, Texas. The facility, which was designed and constructed by APD, was completed in December 1996 and currently produces beefsteak tomatoes. Cogentrix has made aggregate equity contributions of approximately $4,657,000 to VF Texas and owns the remaining 50% interest (comprised of a 49% limited partnership interest and a 1% general partnership interest) in the partnership. APD assigned to VF Texas its rights under certain agreements related to the development of the greenhouse project in exchange for its interest in the partnership. Under the terms of the VF Texas partnership agreement, Cogentrix is entitled to 90% of the profits and cash distributions of VF Texas until it realizes a specified after tax internal rate of return on its investment in VF Texas. After it realizes such rate of return, Cogentrix is entitled to 65.7% of the profits and cash distributions until the cumulative after tax internal rate of return on its investment reaches a specified threshold. After such time, profits and cash distributions will be shared equally by APD and Cogentrix. Pursuant to an agreement with VF Texas, APD manages, operates and maintains the VF Texas greenhouse for a specified annual fee. In addition, APD provides marketing, promotional, packaging, distribution, billing and collection services to VF Texas for which it receives a specified annual fee. Each of such fees is subject to annual increases based upon changes in the Consumer Price Index and can be deferred or eliminated if VF Texas fails to meet certain debt service coverage tests. APD is entitled to earn certain bonuses under its marketing and sales agreement with VF Texas if the debt service coverage ratio of VF Texas exceeds certain thresholds. The marketing and management agreements between APD and VF Texas each have an initial term of 15 years and may be extended for additional periods on terms acceptable to the parties. Subject to the terms of certain loan agreements to which VF Texas is a party, VF Texas may terminate these agreements with APD at any time upon 90 days written notice; provided, however, that it must pay APD liquidated damages equal to 25% of the annual fee then payable to APD under the agreement terminated if the termination is without cause.


     Pocono Village Farms. Pocono Village Farms, L.P. ("PVF"), a Delaware limited partnership in which APD has a 50% interest (comprised of a 49% limited partnership interest and a 1% general partnership interest), was formed in 1997 to acquire, own and operate a 30 acre vegetable production greenhouse in Mount Carmel, Pennsylvania. PVF currently operates a ten acre greenhouse and a 1.5 acre nursery for plant propagation. PVF sold the remaining acres of greenhouse structure to Village Farms of Buffalo, L.P. which relocated, modernized and reconstructed the structure in Buffalo, New York. Cogentrix owns the remaining 50% interest (comprised of a 49% limited partnership interest and a 1% general partnership interest) in PVF. Each of Cogentrix and APD have contributed approximately $276,000 to PVF. Under the terms of the PVF partnership agreement, APD is entitled to 85% of the profits and cash distributions of PVF until December 31, 2000. After such time, profits and cash distributions will be shared equally by APD and Cogentrix. Pursuant to an agreement with PVF, APD manages, operates and maintains the PVF facility, and provides marketing, promotional, packaging, distribution, billing and collection services to PVF for which it receives a specified annual fee, subject to annual increases based upon changes in the Consumer Price Index. The agreement has an initial term of 15 years and is subject to automatic five year extensions upon the expiration of the initial and any extended term. PVF may terminate the agreement at any time upon 60 days written notice; provided, however, if PVF terminates the agreement without cause it must pay APD liquidated damages equal to 25% of the annual fee then payable to APD under the agreement.


     In June 1998, a tornado damaged approximately 10% of the ten acre PVF greenhouse resulting in an estimated $500,000 of property damage. The property damage is covered by insurance, and APD is currently negotiating with the insurance carrier to reach an agreement as to the amount of damages sustained; however, PVF is not insured for crop damage resulting from the damage to the greenhouse structure. In order to minimize the financial impact of the damage, APD is currently negotiating the sale of the PVF greenhouse to a third party. APD expects that if such a sale is completed, the proceeds of the sale, together with insurance proceeds, will offset the adverse financial impact arising from the damage. No assurance can be given that the proposed sale will be completed. If the sale is not completed, APD expects to terminate operations at the PVF greenhouse in August 1998 and, as a result, PVF would incur a loss of approximately $200,000 to $300,000 for fiscal 1998. APD does not believe that the closing or sale of the facility will have any material adverse effect on the long-term operating results or financial condition of APD.

     Village Farms of Buffalo. Village Farms of Buffalo, L.P. ("VFB"), a Delaware limited partnership in which APD has a 50% interest (comprised of a 49% limited partnership interest and a 1% general partnership interest), commenced operation of an 18 acre greenhouse facility in Buffalo, New York in February 1998. APD management believes that this facility, which is dedicated to the production of cluster (on the vine) tomatoes, complements APD's 12.5 acre Wheatfield facility in nearby North Tonawanda, New York and will enable APD to supply the expanding markets in the western New York, Pennsylvania and Cleveland, Ohio regions. Pursuant to an agreement with VFB, APD served as general contractor for the construction of the Buffalo facility which was acquired from Pocono and reassembled at the Buffalo site. See "Design and Construction Management." The land on which the VFB facility is located is leased by APD from the Buffalo Enterprise Development Corporation pursuant to a lease which expires in 2012. APD has the option to purchase the property for a price which varies depending on the time of purchase. All base rent paid by APD during the term of the lease will be applied against the purchase price. Cogentrix has made aggregate equity contributions of approximately $2,741,000 to VFB and owns the remaining 50% interest in VFB (comprised of a 49% limited partnership interest and a 1% general partnership interest). APD assigned to VFB its rights under certain agreements related to the development of the greenhouse project in exchange for its interest in the partnership. Under the terms of the VFB partnership agreement, Cogentrix is entitled to 90% of the profits and cash distributions of VFB until it realizes a specified after tax internal rate of return on its investment in VFB. After it realizes such internal rate of return, Cogentrix is entitled to 65% of the profits and cash distributions until its cumulative after tax internal rate of return reaches a specified threshold. After such time, profits and cash distributions will be shared equally by Cogentrix and APD. Pursuant to an agreement with VFB, APD manages, operates and maintains the Buffalo greenhouse for a specified annual fee. In addition, pursuant to a separate agreement, APD provides marketing, promotional, packaging, distribution, billing and collection services to VFB for which it receives a specified annual fee. Each of such fees is subject to annual increases based upon changes in the Consumer Price Index (as defined) and can be deferred or eliminated if VFB fails to meet certain debt service coverage tests. Each of such agreements has an initial term of 15 years and is subject to automatic five year extensions upon the expiration of the initial and any extended term. Subject to the terms of certain loan agreements to which it is a party, VFB may terminate these agreements with APD at any time upon 60 days written notice; provided, however, that it must pay APD liquidated damages equal to 25% of the annual fee then payable to APD under the agreement terminated if the termination is without cause.


     Village Farms of Marfa. Village Farms of Marfa, L.P. ("VFM"), a Delaware limited partnership in which APD has a 50% interest (comprised of a 49% limited partnership interest and a 1% general partnership interest), was formed in 1997 to develop, own and operate a 41 acre greenhouse facility in Marfa, Texas. This facility, which was designed and constructed by APD, was completed and commenced operations in February 1998. The land on which the greenhouse is located is leased by APD from the County of Presidio, Texas pursuant to a lease which expires in 2022 (subject to APD's option to extend the term for an additional 10 years). Cogentrix has made aggregate equity contributions of approximately $6,650,000 to VFM and owns the remaining 50% interest (comprised of a 49% limited partnership interest and a 1% general partnership interest) in VFM. APD assigned to VFM its rights under certain agreements related to the development of the greenhouse project in exchange for its interest in the Partnership. Under the terms of the VFM partnership agreement, Cogentrix is entitled to 90% of the profits and cash distributions of VFM until it realizes a specified after tax internal rate of return on its investment in VFM. After it realizes such internal rate of return, Cogentrix is entitled to 65.7% of all profits and cash distributions until the cumulative after tax internal rate of return on its investment reaches a specified threshold. After such time, profits and cash distributions will be shared equally by APD and Cogentrix. Pursuant to an agreement with VFM, APD manages, operates and maintains the VFM greenhouse for a specified annual fee. In addition, pursuant to a separate agreement, APD provides marketing, promotional, packaging, distribution, billing and collection services to VFM for which it receives a specified annual fee. Each of such fees is subject to annual increases based upon changes in the Consumer Price Index and can be deferred or eliminated if VFM fails to meet certain debt service coverage tests. APD is entitled to earn certain bonuses under its marketing and sales agreement with VFM if the debt service coverage ratio of VFM exceeds certain amounts. Each of such agreements has an initial term of 15 years and is subject to automatic five year extensions upon the expiration of the initial and any extended term. Subject to the terms of certain loan agreements to which it is a party, VFM may terminate these agreements with APD at any time upon 60 days notice; provided, however, that it


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

must pay APD liquidated damages equal to 25% of the annual fee then payable to APD under the agreement terminated if the termination is without cause.


     Village Farms of Virginia. In November 1997, Village Farms of Virginia, Inc. ("VFV"), a Delaware corporation and a wholly owned subsidiary of APD, entered into an agreement with Greenhost, Inc. ("Greenhost"), a subsidiary of Birchwood Power Partners and an affiliate of each of Cogentrix and Southern Company, to lease and operate a 36 acre greenhouse facility in King George County, Virginia for a term of ten years. Pursuant to a separate agreement, Greenhost engaged APD as general contractor to expand the facility from 36 to 42 acres and convert the original 36 acres from bedding plant and potted plant production to beefsteak tomato production. See "Design and Construction Management." The conversion of the facility and the planting of beefsteak tomatoes was completed in February 1998. APD began harvesting tomatoes in the VFV facility in May 1998. Under the terms of its lease agreement with Greenhost, VFV is required to pay Greenhost a fixed quarterly payment and a supplemental payment equal to a specified percentage of the Cash Flow (as defined) of the facility. For purposes of determining the supplemental lease payment, an annual fee payable by VFV to APD for marketing, sales and management services is deducted from Cash Flow. The fee payable to APD (and the corresponding deduction from Cash Flow) is subject to annual increases based upon changes in the Consumer Price Index and may be increased during each year in which VFV meets certain rent coverage tests.

Pending Transactions

     Lease of Colorado Facility. In January 1998, Village Farms of Colorado, Inc. ("VFC"), a wholly owned subsidiary of APD, entered into an agreement with Ripe Touch Greenhouses, Inc. ("Ripe Touch") of Castlerock, Colorado to lease a 20 acre greenhouse to be built and located in Calhan, Colorado. APD plans to produce beefsteak tomatoes during the winter pricing period at this greenhouse and to establish a distribution center adjacent to the facility. The term of the lease will commence 30 days after substantial completion of the construction of the facility and will continue for ten years. The terms of the lease require APD to pay a fixed monthly lease payment and a supplemental lease payment equal to a specified percentage of Cash Flow (as defined in the lease) of the facility. Ripe Touch is required to supply all of the energy needs to the greenhouse including electricity, water, carbon dioxide and heat.

     Memorandum of Understanding. APD has entered into a Memorandum of Understanding (the "MOU") with another company (the "Owner") which contemplates that APD will design and manage the construction of a 20 acre greenhouse facility to be built by the Owner near Pittsburgh, Pennsylvania. The MOU provides that after completion of the greenhouse, APD will operate, maintain, manage and provide marketing services for the facility. APD plans to market produce from the facility primarily in the midwestern United States. The MOU will terminate automatically in the event the Owner fails to obtain financing for the facility on reasonable and acceptable terms. Either party may terminate the MOU, under certain circumstances if the projected rate of return from the proposed facility is not sufficient or if the other party breaches its obligations under the MOU. No assurance can be given that APD and the Owner will be successful in negotiating the terms of the final agreements contemplated by the MOU or that the Owner will be able to obtain the requisite financing for the project.




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


     Greenery International Agreement. APD has entered into an agreement with The Greenery International, a leading marketer of greenhouse vegetables, including bell peppers, in the Netherlands and the United States, which provides that APD will have the exclusive right to market bell peppers produced at the greenhouse facility APD is currently constructing in Marfa, Texas under "The Greenery" brand name and the right to market bell peppers exported by The Greenery International from Europe to North America. The agreement provides that APD will pay a quarterly marketing fee to The Greenery International with respect to peppers produced by APD and sold under "The Greenery" name and The Greenery International will assist APD in its marketing efforts. APD and The
Greenery International have agreed that the arrangement will have an initial trial period of one year. After the initial nine month period, the arrangement will be evaluated and, if successful, will be continued for five years. APD has agreed that it will not enter into agreements with respect to the production of fresh produce in the United States under the product names of other European growers, or in cooperation with other European marketing and/or supplier organizations. In the event that market conditions require an extension of the production of bell peppers in North America which can be marketed under "The Greenery" name, APD will have the first option to provide such production.

     Proposed Greenhouse in Marfa, Texas. APD has commenced construction of a 41 acre greenhouse facility to produce red, yellow and orange bell peppers on property adjacent to its existing tomato production facility in Marfa, Texas (the "Presidio Greenhouse"). Construction of the facility, which is approximately 60% complete, commenced in January 1998. APD is currently endeavoring to finalize arrangements to finance the completion of the project. No assurance can be given that financing can be obtained on terms acceptable to APD. If third party financing cannot be obtained, APD expects to reduce the size of the proposed Presidio Greenhouse to approximately 26 acres and fund the entire greenhouse development project from its cash reserves and existing credit arrangements.

     Strategic Allicance with SunBlush. In May 1998, APD entered into an agreement with SunBlush Technologies Corp. ("SunBlush"), a publicly traded corporation, which creates a strategic alliance for the development of technology for the packaging of fresh cut tomatoes. SunBlush, a Canadian company, owns rights to certain technologies which purportedly extend the shelf life of fresh produce and flowers. Under the terms of the agreement (the "SunBlush Agreement"), APD has agreed to provide up to $50,000 of funding to SunBlush to develop the application of the SunBlush technology to greenhouse tomatoes. If such technology can be successfully developed, it is anticipated that it would be used so that salad products containing fresh cut tomatoes could be prepackaged for sale to consumers. APD has agreed to supply the greenhouse tomatoes required for the SunBlush development project and has been granted the right to supply tomatoes for inclusion in any product successfully developed by SunBlush pursuant to the SunBlush Agreement that is subsequently marketed in the United States or Mexico.




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

Right of Cogentrix to Participate in Future Greenhouse Projects

     At the time of the formation of VF Texas, and as an inducement to Cogentrix to invest in the VF Texas project, APD granted to Cogentrix certain rights to participate in future projects involving the development, acquisition, owning of or operation by APD of any greenhouse facility at which fruit or vegetables are grown ("Future Projects"), subject to certain exceptions as described below. Under the terms of its agreement with Cogentrix (the "Option Agreement"), APD is required: (i) if it determines to sell an interest in a Future Project to a third party (a "Non-APD Investment"), to first offer such Non-APD Interest to Cogentrix and (ii) to offer Cogentrix an interest of at least 50% in all Future Projects regardless of whether APD desires or intends to permit a Non-APD Investment in such Future Project.

     Under the terms of the Option Agreement, Cogentrix is entitled to 90% of all cash distributions from each Future Project in which it invests (other than Future Projects involving solely the purchase of an existing Greenhouse, in which case Cogentrix is not entitled to any preferred cash distribution) until it realizes a specified after tax internal rate of return on its investment. After it achieves such after tax internal rate of return, Cogentrix is entitled to 65% of all cash distributions until its cumulative after tax internal rate of return reaches a specified threshold. If any third party investors make a cash investment in a Future Project, Cogentrix is required to share its preferred return with such investors on a pro rata basis.

     The option granted to Cogentrix pursuant to the Option Agreement does not apply to: (i) projects developed by a third party in which participation by APD is solely as a lessee, a management operator or a marketing agent, and which do not involve any equity investment by APD, (ii) any operating greenhouse project acquired by APD which involves no equity investment by APD, (iii) any greenhouse project identified and developed by a third party developer in which APD has been invited to participate without having to make an equity investment and in which development was initiated by a third party and (iv) nine other greenhouse developments and projects specifically identified in the Option Agreement.

     The Option Agreement terminates: (i) if Cogentrix declines a proposed investment in a Future Project in which the projected after tax internal rate of return on its investment is not less than the rate of return specified in the Option Agreement within five years and a third party thereafter makes such investment on the same or less favorable terms as were offered to Cogentrix or
(ii) at such time as Cogentrix has made equity investments in an initial aggregate amount of $20 million in Future Projects. As of the date of this Proxy Statement, Cogentrix had made an aggregate of $9.67 million of such investments.


Marketing Arrangements with Other Growers

     Through marketing arrangements, APD markets and distributes fresh vegetables produced by other greenhouse operators under the Village Farms(R) trademark. Under the terms of these arrangements, APD is generally entitled to a commission based on a percentage of product revenues and a fixed amount for each box of produce sold. APD currently participates in marketing arrangements with the following growers: Foster Farms, Inc., a wholly owned subsidiary of Foster Wheeler Corporation which operates a 10 acre greenhouse located in Marion


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


Heights, Pennsylvania; and Agros, S.A., which operates a 16 acre greenhouse in Queratoro, Mexico. The Foster Farms facility produces beefsteak tomatoes from March through November. Agros, S.A. produces beefsteak tomatoes from October to May. APD generated approximately $2,237,000 and $3,154,000 of revenues from various marketing arrangements in 1996 and 1997, respectively.

Packaging and Distribution

     APD's greenhouse grown beefsteak and cluster tomatoes are picked at approximately the same stage of vine ripeness and sorted into grades based upon size, color, weight and quality. Premium grade beefsteak tomatoes are handpacked into 15-pound single layer display boxes containing dividers which separate each tomato. To increase consumer recognition of the Village Farms(R) brand, each "premium" tomato sold by APD is affixed with the Village Farms(R) label and logo. Tomatoes not considered "premium" are handpacked into various other packaging and sold generically. Vines of cluster tomatoes are packed loose or in net bags and placed into 11 pound boxes.

     After packing, APD ships its tomatoes by truck using contract carriers and leased vehicles to locations specified by APD's customers. APD leases and operates a 170,000 square foot storage and distribution center adjacent to its King George County, Virginia greenhouse facility, which it utilizes for sales in the mid-Atlantic region of the United States, and a 24,000 square foot storage and distribution center in Buffalo, New York to support its Northeast greenhouse facilities.

Sales and Marketing of Village Farm Products

     APD currently sells approximately 75% of its Village Farms(R) brand products to retail supermarket chains and dedicated wholesalers. The remainder is sold to distributors and food service clients. APD has no formal agreements with its customers. At the beginning of each year, APD generally negotiates approximate volume and price levels for the upcoming year with its customers. These arrangements provide APD with the flexibility to account for significant changes in market conditions and quality/price competition.

     APD currently employs 12 sales, marketing and quality assurance personnel who are responsible for developing and servicing APD customers, developing and maintaining industry and consumer awareness of Village Farms(R) brand consumer products and building national recognition of the Village Farms (R) brandname.

Design and Construction Management

     APD has designed and managed the construction of five of the greenhouse facilities it currently operates. These facilities represent a total of 154.5 acres of greenhouse production and include the facilities located in Fort Davis, Texas; Marfa, Texas; Wheatfield, New York; Buffalo, New York and King George County, Virginia.




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

     In providing its construction management services, APD generally enters into construction and design agreements with the owner of the facility to be constructed and is paid a construction management fee. In certain instances, APD agrees to indemnify the owner for cost overruns and costs associated with delays in construction. APD earned construction management fees of $260,000 and $740,000 in 1996 and 1997, respectively. All fees received by APD in 1996 were paid by APD subsidiaries. Of the amounts received in 1997, $370,000 was paid by third party owners. Payments for these services to APD from its subsidiaries eliminate for financial reporting purposes in consolidation; however, such payments are funded by subsidiary borrowings and third party equity contributions and provide APD with increased working capital during the start-up phase of the facilities it develops and operates. APD believes the fees charged for such services are reasonable in consideration of the services performed by APD.


     APD, whose personnel collectively have in excess of 250 years of cumulative experience in the greenhouse industry, is seeking to expand the greenhouse construction segment of its business. The design and construction of large-scale high quality, intensive greenhouse facilities requires special skills and expertise that cannot be provided by most construction contractors. APD believes that approximately six European companies currently build substantially all of the large-scale greenhouse operations in the world. APD believes that its experience in designing and constructing greenhouses for its own operation makes it uniquely qualified to perform these services for other growers.


Village Farm International Finance Association

     Village Farms International Finance Association ("VFIFA") is a non-profit cooperative formed by APD to obtain and provide construction, term and working capital financing for its members. The current members of VFIFA are APD, VF Texas, VFB, Keystone, Wheatfield, VFV, VFM and PVF.


     VFIFA has entered into each of a line of credit agreement (the "Line of Credit Agreement"), a term loan agreement (the "Term Loan Agreement") and a construction loan agreement (the "Construction Loan Agreement") with CoBank, ACB ("CoBank"), a quasi-governmental agency as lender and as agent for other lenders which may become a party to such agreements (collectively, the "Loan Agreements"). The Loan Agreements collectively provide up to $60 million aggregate amount of borrowing availability to VFIFA. The proceeds of borrowings under the Loan Agreements are loaned by VFIFA to its members and eligible affiliates of APD (such loans to be referred to herein as "Underlying Loans" and the recipients of such loans to be referred to herein as "Underlying Borrowers").


     Under the terms of the Line of Credit Agreement, CoBank has agreed to lend VFIFA up to $10 million on a revolving basis. Borrowings under the Line of Credit Agreement may be used by VFIFA only to: (i) fund loans by VFIFA to APD for working capital needs and (ii) fund certain permitted loans by VFIFA to recipients of Underlying Loans made pursuant to the Term Loan Agreement, including loans made to enable such Underlying Borrowers to meet their needs during the planting cycle each year and satisfy payment requirements under the Term Loan Agreement. Borrowings under the Line of Credit Agreement become due on September 30,


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

1998; provided, however, that such date will be automatically extended for successive 12 month periods unless on or before July 31, either CoBank or VFIFA elects to terminate the agreement as of the following September 30.

     The Line of Credit Agreement grants VFIFA the right to request up to $5,000,000 of letters of credit to support certain commitments of VFIFA, APD, the other members of VFIFA and recipients of Underlying Loans made under the Term Loan Agreement.

     CoBank has agreed to loan VFIFA up to $50 million under the Term Loan Agreement; provided, however, that CoBank's commitment under the Term Loan Agreement is effectively reduced by the amount of borrowings outstanding under the Construction Loan Agreement. The proceeds of these loans may be used only to
(i) refinance a portion of one or more of the construction loans made under the Construction Loan Agreement, (ii) fund the purchase of fully constructed greenhouse facilities by Underlying Borrowers and (iii) fund the refinancing of a term loan previously made by CoBank to VFT. Borrowings under the Term Loan Agreement must be repaid by VFIFA within one business day after it receives any amounts in repayment of an Underlying Loan. All borrowings under the Term Loan Agreement become due on July 31, 2010.

     CoBank has agreed to make up to $30 million of loans to VFIFA under the Construction Loan Agreement. The proceeds of these loans may be used by VFIFA to make loans to Underlying Borrowers to fund a portion of the cost of constructing greenhouse facilities designed for the production of fruits and vegetables. Upon receipt of principal payments made by an Underlying Borrower, VFIFA must repay an equal amount of principal to CoBank. In addition, each advance made under the Construction Loan Agreement with respect to an Underlying Loan becomes due within 16 months from the date of the first advance made with respect to such Underlying Loan; provided, however, that the due date may be extended for a period of approximately 10 years if a commitment to issue permanent financing with respect to the Underlying Loan is issued under the Term Loan Agreement but the lenders under the Term Loan Agreement refuse to provide such financing. The Construction Loan Agreement provides that CoBank will issue letters of credit for the benefit of Underlying Borrowers to support obligations to purchase materials, equipment and/or services related to a greenhouse facility being financed by an Underlying Loan made under the Construction Loan Agreement. The undrawn face amount of such letters of credit may not exceed CoBank's lending commitment less the principal amount of Underlying Loans then outstanding under the Construction Agreement.

     APD has guaranteed all of VFIFA's obligations under the Loan Agreements. Advances under the Loan Documents are secured by a first lien and security interest in all of the assets of VFIFA (including the agreements and instruments which evidence the Underlying Loans) and APD. All Underlying Loans must be made subject to documents satisfactory to CoBank and secured by assets of the Underlying Borrower.

     Interest on amounts advanced under the Line of Credit Agreement accrues at a rate based upon the prime rate. Interest on amounts advanced under the Term Loan Agreement and the Construction Loan Agreement accrues at a rate based upon the prime rate unless VFIFA chooses


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

a "Fixed Rate Option" (which is based upon a LIBOR rate) or a "Quoted Rate Option" (which is based upon a rate quoted by CoBank). To determine the actual interest rate associated with a borrowing under the Loan Documents, the applicable interest rate is adjusted by a formula which is based in part upon a debt service coverage ratio, the ratio of APD's equity to net fixed investments (total assets less current assets) and the ratio of outstanding VFIFA debt to APD cash flow. Interest is payable monthly under all of the Loan Agreements.

     The Loan Agreements and the documents evidencing the Underlying Loans made by VFIFA contain covenants, including, among others, covenants which limit the ability of VFIFA, APD and the Underlying Borrowers to incur other indebtedness, pay dividends, make distributions, sell assets and participate in mergers and other acquisition transactions. The Loan Agreements require VFIFA to pay certain customary fees to CoBank.


     As of March 29, 1998, $3,900,000 of borrowings were outstanding under the Line of Credit Facility, $18,971,000 of borrowings were outstanding under the Construction Loan Agreement and no amount was outstanding under the Term Loan Agreement. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Properties

     APD's principal properties consist of its greenhouse facilities in Ringgold and Mount Carmel, Pennsylvania; Buffalo and Wheatfield, New York; Fort Davis and Marfa, Texas; and King George, Virginia. APD has an ownership interest in the facilities located in Buffalo, New York; Fort Davis, Texas; Mount Carmel, Pennsylvania; and Marfa, Texas. The remaining facilities, and the land upon which the Buffalo and Marfa facilities are located, are leased. Each of the greenhouses operated by APD has adjacent packing and support facilities ranging in size from approximately 11,300 square feet at the Ringgold, Pennsylvania facility to the approximately 170,000 square foot storage and distribution center adjacent to the Virginia greenhouse facility. Collectively, these facilities provide an aggregate of approximately 512,778 square feet of packing and support space to APD. See "Greenhouse Operations." APD also leases approximately 7,500 square feet of executive office space in two locations in East Brunswick, New Jersey from ECOSCIENCE. In addition, APD leases approximately 850 square feet of office space in Charlotte, North Carolina and 500 square feet of office space in Naples, Florida.

Environmental and Regulatory Matters

     APD's operations are subject to numerous environmental laws and regulations, including the Food Quality Protection Act of 1996, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Toxic Substances Control Act and the Comprehensive Environmental Response, Compensation and Liability Act. Compliance with these laws and regulations is an ongoing process which is not currently expected to have a material effect on APD's capital expenditures, earnings or competitive position. Environmental concerns are, however, inherent in most major agricultural operations, including those conducted by APD, and there can be no assurance that the cost of compliance with environmental laws and regulations will not be material in the future. The



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environmental  laws which have the greatest impact on APD's operations are those that govern the handling of fertilizers and pesticides. To help ensure compliance with environmental laws and regulations, all APD personnel who handle fertilizers and pesticides must first be trained by a licensed private applicator on APD's staff certified to provide training in the handling of hazardous materials. In addition, APD has adopted certain written policies and procedures which are designed to prevent accidents and set forth the appropriate course of action in the event that a spill or other accident occurs. APD has also contracted with third parties to assist in cleanup efforts in the event that an accident having environmental implications occurs at certain of its facilities. APD is currently seeking to hire an individual who will be responsible for overseeing safety and environmental compliance at all of APD's greenhouses.


     APD's operations are subject to regulations enforced by, among others, the FDA and the USDA. The FDA enforces statutory standards regarding the branding and safety of food products and determines the safety of food substances in the United States.

     The USDA sets standards for raw produce and governs its inspection and certification. Under the Perishable Agricultural and Commodities Act ("PACA"), the USDA exercises broad control over the marketing of produce in domestic and foreign commerce, sets standards of fair conduct as to representations, sales, delivery, shipment and payment for goods, and regulates the licensing of produce merchants and brokers. APD's growing operations are also subject to oversight by the EPA regarding the use of fertilizers and pesticides protection.

     Through its extensive use of labor in its growing operations, APD is subject to supervision by the United States Department of Labor, under both the Fair Labor Standards Act and the Occupational Safety and Health Act; and the prevalence of foreign workers in this sector of APD's work force necessarily involves oversight by the Immigration and Naturalization Service.

     Almost every aspect of federal regulation is accompanied by regulation on the state level, in each jurisdiction where APD has greenhouse operations.


Competition

     The tomato and other vegetable markets in which APD competes or intends to compete are highly competitive. In addition to other greenhouse producers, APD must compete with U.S. producers of field grown tomatoes which generally have prices substantially below those of greenhouse tomatoes. In addition, due to increased environmental compliance costs in the United States, competition from producers in Mexico has increased. Certain of the producers of field tomatoes may have greater resources than APD. APD's greenhouse competitors are located primarily in the United States, Canada, Israel, Spain and Holland.

Personnel

     As of July 1, 1998, APD had approximately 908 full time employees, including 15 in sales, marketing and distribution, 3 in construction and design services, 17 in management and administration and approximately 873 in greenhouse operations.

     The success of each greenhouse operated by APD depends, to a large degree, on APD's ability to attract and retain qualified growers and assistant growers to staff the facility. APD has established a training program with a state university to educate and train students interested in a career in greenhouse vegetable production. The first participants began working in APD greenhouses in January 1998. In addition, APD has entered into a joint venture with a Netherlands company for the purpose of identifying prospective employees who can fill specialized positions in the agricultural industry. This training will be provided through temporary work opportunities offered to the students.

     None of APD's employees is covered by a collective bargaining agreement. APD considers its relations with its employees to be good.


Management of APD

     The directors and executive officers of APD as of July 1, 1998, as well as a consultant who provides key services to APD, are as follows:

Name                    Age                 Position
----                    ---                 --------

Thomas Montanti          73      Chairman of the Board and Director
Michael A. DeGiglio      43      Chief Executive Officer and Director
Albert Vanzeyst          52      President and Director
J. Kevin Cobb            37      Senior Vice President-Corporate Development
David M. Suchniak        47      Senior Vice President-Chief Financial Officer
Donald T. Aiello         46      Senior Vice President-Sales and Marketing
David Holewinski         57      Senior Vice President-Business Development
Laurence Howard          53      Vice President and Treasurer
Gregg Biada              45      Vice President, Marketing
Thomas Ball              55      Greenhouse Consultant

     Thomas Montanti, co-founder of APD, has been Chairman of the Board and Director since its inception in 1990. Mr. Montanti co-founded Agro Dynamics, Inc. in 1984. Currently, Mr. Montanti is President of NYPCO Industries, Inc., and New York Protective Coverings Industry, Inc., each of which is located in New York and distributes building products and provides specialized insulation contracting to the marine and power generating industries.

     Michael A. DeGiglio, co-founder of APD, has been Chief Executive Officer and a Director of APD since its inception in 1990. In addition, he served as President of APD from 1990 to January 1997. See "Election of Directors" for additional biographical information with respect to Mr. DeGiglio.

     Albert Vanzeyst, co-founder of APD, has been Chief Operating Officer and a Director since its inception in 1990. In January, 1997, he also assumed the role of President of APD. Mr. Vanzeyst has 30 years of greenhouse design, engineering and construction experience spanning several countries, crops and climates throughout the world. Between 1984 and 1990, Mr.

Vanzeyst was President of Dace U.S.A., Inc., a subsidiary of Dace International, Inc., an international turn-key greenhouse construction company. Prior thereto, he participated in the development, design and construction of numerous greenhouse operations in several countries throughout the world. Mr. Vanzeyst holds a degree in Foreign Trade and International Commerce from Handelavond College in the Netherlands.

     J. Kevin Cobb joined APD in January 1995 as Senior Vice President and Chief Financial Officer and served in such capacities until July 1998 when he was appointed Senior Vice President - Corporate Development. Mr. Cobb came to APD after five years experience with Cogentrix Energy, Inc. of Charlotte, North Carolina. While at Cogentrix, he served as Treasurer and Director of Project Finance. From 1988 to 1990, he served as Vice President of Finance of The Lexington Group, Inc., a real estate investment and management firm. Prior thereto, Mr. Cobb was employed as a Certified Public Accountant with Arthur Andersen, LLP. Mr. Cobb holds a B.S. degree in accounting from the University of North Carolina -Charlotte.

     David M. Suchniak joined APD in July 1998 as Senior Vice President and Chief Financial Officer. Prior to joining APD, Mr. Suchniak served as Senior Vice President and CFO with AMC Corporation from 1995 to 1998, and Vice President/CFO with Hanover Foods Corporation from 1992 to 1995. Mr. Suchniak is a Certified Public Accountant.

     Donald T. Aiello joined APD in March 1997 as Senior Vice President-Sales and Marketing. Mr. Aiello previously served as Chief Operating Officer and Executive Vice President of ECOSCIENCE and Vice President of Marketing for Ecogen, Inc. From 1978 to 1992 he served in various capacities with FMC
Corporation's Agricultural Chemical Group, including Manager of Planning and Commercial Development, Manager of Domestic Marketing, Marketing Director-Brazil, and Marketing Manager-Argentina. Mr. Aiello received an M.B.A degree in marketing and finance from Stanford University and a B.A. degree in biochemistry from the University of California, Berkeley.

     David Holewinski joined APD as Senior Vice President-Business Development in 1996. From 1989 to 1996, Mr. Holewinski was a self-employed management consultant to early-stage growth companies, representing investors' interests as a consultant and a director to various consulting clients. During this period, Mr. Holewinski was also co-founder and Director of Licensing for two startup pharmaceutical biotechnology companies. From 1988 to 1989 Mr. Holewinski was Director of Licensing for Squibb Pharmaceutical Animal Health Business. From 1983 to 1988 he served as Manager of Corporate Development for ConAgra, Inc. Mr. Holewinski received a B.A. in liberal arts from Pennsylvania State University and an M.B.A. degree from Harvard Business School.

     Laurence  Howard  joined  APD  in  November  1995  as  Vice  President  and
Controller and was appointed Treasurer in June 1997. Prior to his employment with APD, Mr. Howard was employed as a Senior Manager at the certified public accounting firm of Anchin Block and Anchin. Mr. Howard is a Certified Public Accountant and holds a B.B.A. degree from Baruch College of the City University of New York.

     Gregg Biada joined APD as Vice President of Marketing in July 1997. A twenty year veteran of the produce industry, Mr. Biada most recently served as Vice President of Retail Sales at Tom Lange Company, Inc., and as Vice President of Sales for NT Gargiulo, LP for ten years. Prior thereto he served as District Sales Manager for Dole Fresh Foods. Mr. Biada holds a B.A. in Business from John Carroll University.

     Thomas Ball, Greenhouse Consultant, began performing consulting services to APD, on substantially a full time basis, in July 1998 and has agreed to become a regular full time employee of APD upon receipt of the required visas and work permits. Mr. Ball, who has over 40 years experience in the greenhouse industry, previously owned North-West Growers Ltd. and Marathon Fresh Foods Ltd., a greenhouse producer of lettuce and tomatoes and marketer of salad products, each of which he founded in 1990. In 1992 he became a shareholder and managing director of Arkville Ltd., a tomato producing company that also marketed salad products. In 1995 he became a shareholder and managing director of English Village Nurseries Ltd., Europe's largest specialty tomato producer and the second largest United Kingdom round tomato producer. He took the position of special projects manager at Geest plc in 1997. Past appointments include board member of Grower Magazine, chairman of the Fairfield Experimental Station, governing body of the Glasshouse Crops Research Institute, and member of the Joint Consultative Body of Her Majesty's Government.


Risks Relating to APD

     Supply and Demand

     The fresh produce business is particularly sensitive to fluctuations in supply and demand. When the supply of tomatoes and other produce in the market exceeds the demand for such products, the market price for fresh produce may be driven down significantly, in some instances below the cost of harvesting and packing. In such situations it may be uneconomical to harvest a crop, resulting in a total loss of the costs incurred in growing such crop. Even when market prices are sufficient to permit recovery of direct harvesting and packing costs, prices may not be high enough to permit recovery of growing costs and/or overhead and other indirect costs. In addition, oversupply can also affect the prices obtained for premium quality produce.

     Crop Disease and Pestilence

     Crop disease and pestilence can be unpredictable and can have a devastating effect on crops, rendering them unsalable and resulting in the loss of all or a major portion of the crop for that harvest season. Even when only a portion of the crop is damaged, the profits a grower could have made on the crop will be severely diminished because the costs to plant and cultivate the entire crop will have been incurred although only a portion of it can be sold. While some crop diseases and pestilence are preventable or treatable, the costs of prevention or treatment may be high which can result in reduced profitability.

     Weather and Other Events

     Although APD grows its produce in protected, climate controlled environments, the quality and level of production of each of its greenhouses can be affected by low light levels. In addition, other weather related events, such as hail, severe storms, tornadoes and earthquakes could damage greenhouse structures and adversely affect production.


     In June 1998, a tornado damaged approximately 10% of the APD greenhouse located in Mt. Carmel, Pennslyvania, resulting in an estimated $500,000 of structural damages. Although damage to the structure is covered by insurance, APD is not insured for the related crop damage. As a result, if a proposed sale of the greenhouse that is currently being negotiated is not completed, the damage to the Mt. Carmel greenhouse will result in a loss to PVF of approximately $200,000 to $300,000 in fiscal 1998. See "Greenhouse Operations - Pocono Village Farms."

     Competition

     The tomato and other vegetable markets in which APD competes or intends to compete are highly competitive. In addition to competition from other domestic growers, certain of which may have greater resources and may be able to produce at lower costs than APD, there is increasing competition from foreign producers. If APD's expansion strategy is successful, it can be expected that other competitors will enter the greenhouse tomato market and existing competitors will expand their operations. This increased competition could affect the market price for tomatoes and other vegetables.


     Dependence on Key Personnel

     The success of APD's business operations will be materially dependent upon the continued services of executive officers and other key employees, including grower/managers. The loss of any such personnel due to death, disability or termination of employment could have a material adverse impact on the operations or financial condition of APD.

     Because of the nature of APD's business, APD will be dependent upon its ability to attract and retain qualified personnel to operate its various greenhouse operations, including grower/managers. There is significant competition for such qualified personnel, and there is no assurance that APD will be successful in recruiting and retaining such personnel. An inability to attract and retain qualified personnel, and in the event of labor unrest, an inability to find qualified replacement personnel rapidly, could adversely affect the production of APD's existing greenhouses and its plans to expand its greenhouse operations. See "Personnel."


     Dependence on Certain Corporate Relationships; Customer Concentration

     APD enjoys relationships with other companies which have contributed, and in some cases continue to contribute, to its success. APD's future success will depend, in part, on developing new relationships and continuing the existing relationships with these companies following the Merger. None of APD's customers is required under contract or other arrangements to continue to purchase produce from APD. For the 52 week period ended December 28, 1997, approximately 74% of APD's net revenues was derived from tomato sales to its ten largest customers. Individually, sales to Ahold USA, Inc., Wegman's Markets and JD Marketing accounted for approximately 16%, 14% and 12% respectively of APD's net revenues for the 52 week period ended December 28, 1997. If any of such customers elected to terminate its relationship with APD, such termination could have a material adverse effect on APD. See "Marketing Arrangements."


     Future Capital Requirements

     The Company's plan to expand its greenhouse operations will require substantial capital investment. Additional financing will be required to fund such investment. No assurances can be given that APD will be able to obtain financing on acceptable terms.

           SELECTED APD HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

     The selected statement of operations data and balance sheet data have been derived from APD's audited and unaudited consolidated financial statements included in Appendix D to this Proxy Statement. The selected historical consolidated financial data should be read in conjunction with, and is qualified in its entirety by "Management's Discussion and Analysis of APD's Financial Condition and Results of Operations" and the consolidated financial statements of APD and related notes included elsewhere in this Proxy Statement.


Consolidated Statements of Operations Data:

In thousands                                  13 Week Periods Ended     52 Week Periods Ended         Years Ended December 31,
                                              ---------------------   -------------------------   --------------------------------
                                               March 29,   March 30,  December 28,  December 29,
                                                 1998        1997        1997           1996        1995        1994        1993
                                               --------    --------    --------       --------    --------    --------    --------
                                                      Unaudited
Net revenues ...............................   $  7,489    $  4,265    $ 21,963       $ 11,090    $  8,338    $  6,708    $     --
Cost of revenues ...........................      4,287       2,620      19,310          8,762       6,854       5,183          --
                                               --------    --------    --------       --------    --------    --------    --------
Gross profit ...............................      3,202       1,645       2,653          2,328       1,484       1,525          --
Selling, general and
  administrative expenses ..................      1,231         752       2,358          1,584       1,047         877         485
                                               --------    --------    --------       --------    --------    --------    --------
Operating income (loss) ....................      1,971         893         295            744         437         648        (485)
Interest expense, net ......................     (1,080)       (511)     (1,851)          (207)        (37)        (46)        (20)
Other income (expense), net ................          3          (7)          5             11           3         (16)        297
                                               --------    --------    --------       --------    --------    --------    --------
Income (loss) before income taxes and
    minority interest ......................        894         375      (1,551)           548         403         586        (208)
Income taxes ...............................         --           5          29             87          58          48           2
                                               --------    --------    --------       --------    --------    --------    --------
Income (loss) before minority interest .....        894         370      (1,580)           461         345         538        (210)
Minority interest in net (income) losses of
   limited partnerships ....................       (655)       (321)      1,936            274          --          --          --
                                               --------    --------    --------       --------    --------    --------    --------
Net income (loss) ..........................   $    239    $     49    $    356       $    735    $    345    $    538    ($   210)
                                               ========    ========    ========       ========    ========    ========    ========

Consolidated Balance Sheet Data:
                                                                                                            December 31,
In thousands                                              March 29,  December 28, December 29,     --------------------------------
                                                            1998         1997        1996           1995        1994         1993
                                                           -------     -------      -------        -------     -------      -------
                                                          Unaudited
Unrestricted and restricted cash
   and cash equivalents ..............................     $ 5,572     $ 5,012      $ 3,512        $   205     $   401      $   139
Working capital ......................................       3,002         238          967            602         398           21
Total assets .........................................      67,815      62,344       26,279          1,766       1,275          908
Total current liabilities ............................      16,045      11,167        4,041            625         600          752
Long-term debt and capital leases, less current
   portion ...........................................      36,371      35,594       14,904            105         350          452
Stockholders' equity (deficit) .......................         434         305          589            164        (136)        (374)

             MANAGEMENT'S DISCUSSION AND ANALYSIS OF APD'S FINANCIAL
                   CONDITION AND RESULTS OF OPERATIONS OF APD


General

     APD acquires, develops, owns and operates commercial vegetable greenhouses and sells the products, primarily beefsteak and cluster on the vine tomatoes, throughout the United States to both retail supermarkets and wholesale distribution companies. APD owns or has interests in four (4) greenhouses and leases an additional three (3) greenhouses representing approximately 175 acres of production capacity. In addition, APD sells produce for third party owner/operators of an additional 30 acres pursuant to negotiated marketing arrangements. APD's consolidated revenues are derived and costs are incurred primarily from the growing and selling of tomatoes. Other revenues and costs arise from fees earned and costs incurred in connection with design, development and construction related activities. In addition, revenues are generated from management and marketing fees paid to APD by the owners of greenhouse facilities operated by APD. During fiscal 1997, three customers accounted for approximately 42% of APD's consolidated revenues.

     Beginning in February 1996, APD initiated a significant expansion strategy with the start of construction on a 41 acre greenhouse located in Fort Davis, Texas. Expansion continued throughout fiscal 1997 with additional greenhouses constructed, acquired and leased resulting in an approximate 112.5 acre increase over fiscal 1996 production capacity of 63.5 acres. The expansion activity has been predicated by customer demand, the need to balance summer and winter product availability and strategic market positioning. Expansion efforts have been financed primarily through equity contributions from Cogentrix, borrowings through VFIFA, APD's finance company affiliate, and internally generated funds. The expansion activity has resulted in significant revenue growth as well as significant increases in operating costs and overhead to manage such growth on a continuing basis.

     Of the seven greenhouses currently operated by APD, two facilities (the Mt. Carmel, Pennsylvania and Fort Davis, Texas greenhouses) commenced sales activity in 1997 and three facilities (the Buffalo, New York; Marfa, Texas and King George County, Virginia greenhouses) commenced sales activity in 1998. Due to the timing of their completion, none of these facilities (i) has operated at full capacity for a complete fiscal year or (ii) was able to sell tomatoes during the most favorable pricing period in its initial year of operations. As a result no assurance can be given that APD will be profitable in fiscal 1998; however, APD believes that operating results in 1996, 1997, and 1998 are not indicative of results expected in future fiscal years.

     APD plans to continue to expand its marketing services for third party growers on an opportunistic basis with the goal to increase its overall market share of greenhouse vegetable sales in selected markets. These activities will require investments in infrastructure, administration and distribution capabilities that may not result in higher revenues and earnings until future periods.

Results of Operations

     Thirteen Weeks Ended March 29, 1998 as compared to Thirteen Weeks Ended March 30, 1997. Total operating revenues increased 76% to $7,489,000 for the first quarter of 1998 as compared to $4,265,000 for the first quarter of 1997. This increase was primarily attributable to the additional sales from the greenhouses constructed in Texas during 1996 and 1997. These two greenhouses, located in Fort Davis, Texas and Marfa, Texas are able to produce tomatoes during the winter months (December through February) due to favorable sunlight conditions associated with their southern locations. The Fort Davis greenhouse was in complete operation and production on its entire 41 acres during the first quarter of 1998 as compared to only 20 acres in production during the comparable period of 1997. The Marfa greenhouse began operations in the first quarter of 1998 on 20 of the 41 acres comprising the facility. As a result, the total acreage in production at these two facilities in the first quarter of 1998 increased to 60 acres as compared to 20 acres for the same period in 1997.

     Cost of revenues increased 64% to $4,287,000 for the first quarter of 1998 as compared to $2,620,000 for the first quarter of 1997. This increase resulted primarily from the increase in operating activity associated with the initial start of operations of the first 20 acres of the Marfa greenhouse. In addition, cost of revenues increased due to the increase in operating activity associated with the greenhouses located in Fort Davis, Texas; Mt. Carmel, Pennsylvania; King George County, Virginia and Buffalo, New York; all of which were substantially constructed or purchased during 1997 and began initial operations in the first quarter of 1998. With the exception of the Fort Davis greenhouse, none of these greenhouses were in operation during the first quarter of 1997.

     Selling, general and administrative expenses increased 64% to $1,231,000 for the first quarter of 1998 as compared to $752,000 for the first quarter of 1997. The increase is primarily attributable to the increase in the sales staff and management added during the last three fiscal quarters of 1997. In addition, APD increased expenditures associated with package design, labeling and advertising efforts in the first quarter of 1998 as compared to the first quarter of 1997 as warranted by the significant increase in production and revenues that also contributed to the increase in selling expenses. Further, APD increased its administrative staff during the 52 week period ended March 29, 1998.

     Net interest expense increased 111% to $1,080,000 in the first quarter of 1998 as compared to $511,000 for the first quarter of 1997. This increase is primarily due to the increase in related indebtedness and working capital lines of credit added in fiscal 1997 in connection with the greenhouses constructed, purchased or leased during 1997 and the first quarter of 1998.

     The increase in minority interest in net income of limited partnerships in the first quarter of 1998 as compared with the first quarter of 1997 is attributable to the combined increase in net income of the Fort Davis and Marfa greenhouses, which was offset by the combined net loss of the Buffalo and Mt. Carmel greenhouses. The Mt. Carmel greenhouse is a summer producing greenhouse that had limited revenues during the first quarter of 1998 resulting in a loss for such period. The Mt. Carmel greenhouse was acquired during the first quarter of 1997 and had very little operating activity during that period. The Buffalo greenhouse began initial operations in

January 1998 and generated no revenues during the first quarter of 1998 resulting in a loss for such period. Construction of the Buffalo greenhouse commenced in July 1997 and as a result, this facility had no effect on operating results during the first quarter of 1997.

     The provision for income taxes in the first quarter of 1998 represents an effective rate of 0% on income before income taxes as compared to an effective rate of 9.25% of income before income taxes in the first quarter of 1997. The provision for both periods represents the various state income tax liabilities resulting from APD's operations. Historically, APD has elected to be taxed as a Subchapter S corporation and therefore has not paid Federal income taxes.

     In June 1998, a tornado damaged approximately 10% of the APD greenhouse located in Mt. Carmel, Pennslyvania, resulting in an estimated $500,000 of structural damage. Although damage to the structure is covered by insurance, APD is not insured for the related crop damage. As a result, if a proposed sale of the greenhouse that is currently being negotiated is not completed, the damage to the Mt. Carmel greenhouse will result in a loss to PVF of approximately $200,000 to $300,000 in fiscal 1998. APD does not believe that the closing or sale of the facility will have any material adverse effect on the long-term operating results or financial condition of APD. See "Greenhouse Operations - Pocono Village Farms."


     Fiscal 1997 as compared to Fiscal 1996. Total operating revenues increased 98% to $21,963,000 for fiscal 1997 as compared to $11,090,000 for fiscal 1996.
This increase was primarily attributable to the addition of sales from the greenhouses located in Fort Davis, Texas and Mt. Carmel, Pennsylvania, each of which commenced operations in 1997. In addition, in 1997 APD increased third party grower sales pursuant to marketing arrangements with growers in Mexico and Canada and added production facilities in Marfa, Texas; Buffalo, New York and King George County, Virginia, totaling an additional 111 acres. APD expects that these three facilities will begin generating revenues in 1998.


     Cost of revenues increased 120% to $19,310,000 for fiscal 1997 as compared to $8,762,000 for fiscal 1996. This increase resulted primarily from the significant increase in production capacity added during 1997 with the new greenhouse facilities in Fort Davis, Texas, and Mt. Carmel, Pennsylvania. The operating results at the Keystone and Wheatfield facilities were adversely impacted by harvesting for a longer period in 1996 and thereby delaying the commencement of production in 1997. These two facilities are back in the normal operating cycle for the 1998 operating year.

     Selling, general and administrative expenses increased 49% to $2,358,000 for fiscal 1997 as compared to $1,584,000 for fiscal 1996. The increase in selling, general and administrative expenses was primarily due to an increase in personnel costs to accommodate the growth in productive capacity during 1997 and anticipated growth in sales and operations in 1998 resulting from additional development opportunities as well as the start up of facilities constructed during 1997.

     Net interest expense increased 794% to $1,851,000 in fiscal 1997 as compared to $207,000 for fiscal 1996. This increase is primarily due to the increase in related indebtedness and working capital lines of credit added in fiscal 1997 to build and operate the additional greenhouses.


     The increase in minority interest in net loss of limited partnerships in fiscal 1997 as compared to fiscal 1996 related to the increase in net loss of the Fort Davis and Mt. Carmel greenhouses. The Fort Davis greenhouse began initial operations in November of 1996 and had limited revenues which resulted in a loss for fiscal 1996. The greenhouse became fully operational during the second quarter of 1997 and operated at full capacity for the remainder of fiscal 1997. The Fort Davis greenhouse net loss in 1997 is attributed to initial delays in the facility becoming fully operational, as well as certain nonrecurring costs associated with operating complexities resulting from the startup of a facility of this size. Harvesting at the Mt. Carmel facility began in May 1997 and as a result, produce from the facility was not available for sale during the higher price periods of February through June, resulting in a loss for the year.


     The provision for income taxes in fiscal 1997 represents an effective rate of 8% on income before income taxes as compared to an effective rate of 11% of income before income taxes in fiscal 1996. The provisions for both years represent the various state income tax liabilities resulting from APD's operations. Historically, APD has elected to be taxed as a Subchapter S corporation and therefore has not paid Federal income taxes.


     Fiscal 1996 as compared to Fiscal 1995. Total operating revenues increased 33% to $11,090,000 for fiscal 1996 as compared to $8,338,000 for fiscal 1995.
This increase was primarily attributable to increased production at the Keystone and Wheatfield greenhouses, as well as the additional sales from marketing relationships with Agros and Foster Farms.


     Costs of revenues increased 28% to $8,762,000 for fiscal 1996 as compared to $6,854,000 for fiscal 1995. This increase coincided with increase in volume resulting from the additional production and marketing relationships described above. In addition, certain operating costs were incurred to ready the Fort Davis greenhouse for planting during 1996 and are included in the total operating cost for the period.

     Selling, general and administrative expenses increased 51% to $1,584,000 for fiscal 1996 as compared to $1,047,000 for fiscal 1995. The increase was primarily the result of the increase in personnel costs to support the increase in volume during 1996 and anticipated growth in sales and operations in 1997 resulting from additional development opportunities, as well as the start up of the Fort Davis facility constructed during 1996.

     Net interest expense increased 459% to $207,000 in fiscal 1996 as compared to $37,000 for fiscal 1995. This increase is primarily due to the increase in related indebtedness and working capital lines of credit added in fiscal 1996 to build and operate the Fort Davis greenhouse.

     The increase in minority interest in net loss of limited partnerships in fiscal 1996 as compared to fiscal 1995 related to the increase in net loss of the Fort Davis greenhouse. This greenhouse began initial operations in November 1996 and had limited revenues which resulted in a loss for fiscal 1996. The greenhouse became fully operational during the second quarter of 1997 and operated at full capacity for the remainder of fiscal 1997.

     The provision for income taxes in fiscal 1996 represents an effective rate of 11% on income before income taxes as compared to an effective rate of 14% of income before income taxes in fiscal 1995. The provisions for both years represents the various State income tax liabilities resulting from APD's operations.


Liquidity and Capital Resources

     APD has financed its operations primarily from funds generated through the sale of tomatoes, fees generated from the management and development of greenhouses and borrowings from third parties. In addition, Cogentrix has made equity investments in certain of APD's greenhouse projects.


     In April 1997, APD formed VFIFA to obtain and provide construction, term and working capital financing for its members. In June 1997, VFIFA entered into each of the Line of Credit Agreement, the Term Loan Agreement and the
Construction Loan Agreement with CoBank which, collectively, are intended to provide financing for APD's greenhouse development projects, acquisitions and working capital needs. These agreements collectively provide up to $60,000,000 aggregate amount of borrowing availability. Amounts advanced under these Loan Agreements are loaned by VFIFA to its members and other eligible affiliates of APD. APD has guaranteed all obligations of VFIFA under the Loan Agreements and granted a first lien and security interest in all of its assets to CoBank to secure its guarantee. See "Village Farms International Finance Association." As of March 29, 1998, borrowings outstanding under the Line of Credit Agreement, the Term Loan Agreement and the Construction Loan Agreement were $3,900,000, $0 and $18,971,000, respectively.

     In 1996, VFT entered into a loan agreement ("VFT Facility") with CoBank and Farm Credit Bank of Texas (which is independent of the VFIFA loan facility) pursuant to which it obtained financing to develop the VFT greenhouse facility in Fort Davis, Texas. The VFT Facility provided up to approximately $18.6 million of construction and term loan financing, a $2,500,000 revolving credit facility and a commitment to issue letters of credit. Construction and term loan advances bear interest at a variable prime rate unless VFT chooses a fixed rate (which is based upon a LIBOR rate) or a treasury loan rate as defined in the VFT facility. Revolving credit advances bear interest at a variable prime rate.

     As of March 29, 1998, all construction loans made under the VFT Facility had been converted into term loans. The VFT Facility requires term loan advances to be paid in equal quarterly installments during the 10 year period ending June 30, 2007. As of March 29, 1998, $18,413,000 was outstanding under the term loan portion of the VFT Facility. VFT is required to reduce the line of credit balance to less than $100 and maintain this level for 30 consecutive days during each year that the VFT Facility is in effect. At March 29, 1998, $1,700,000 was outstanding under the revolving credit commitment of the VFT Facility. The VFT Facility requires VFT to establish a "Debt Service Reserve" and an "Additional Debt Service Reserve" in the amounts of $1.5 million and $1 million, respectively. These funds are to be used to support debt service payments in the event VFT's cash flow from operations is insufficient. The Debt Service Reserve will remain in effect during the term of the VFT Facility and the additional Debt Service Reserve will be released upon the achievement of certain debt coverage levels. Amounts advanced under the VFT Facility are secured by substantially all of the assets of VFT.

     VFIFA is currently negotiating to acquire the interests of VFT's lenders in the VFT Facility. In anticipation of this transaction, APD exercised its right to terminate the revolving credit portion of the VFT Facility in 1998. If VFIFA is successful in acquiring the interests of the VFT lenders in the VFT Facility, it is anticipated that the VFT Facility will be restructured to have terms similar to the Term Loan Agreement and Line of Credit Agreement provided under the VFIFA loan facility. No assurance can be given that VFIFA will consummate the acquisition of the interests of VFT's lenders in the VFT Facility. If the acquisition is not completed, VFT will seek to renew the line of credit commitment provided under the VFT Facility.

     In March 1997, PVF borrowed $2,200,000 under a loan agreement with a commercial lender which was used to purchase and improve the Mount Carmel greenhouse property. The loan is required to be repaid in 60 quarterly installments commencing July 1, 1997 and bears interest at a variable rate (9.0% at December 27, 1997). The loan is secured by a real estate mortgage on the PVF property and a first lien on all assets, excluding certain inventory and accounts receivable, of PVF. PVF is required to maintain $750,000 of cash as replacement collateral to replace the PVF greenhouse assets sold to VFB. PVF is currently in default of a covenant to maintain a specified level of net worth that is contained in the PVF loan facility. PVF, which repaid $750,000 of borrowings to its lender in June 1998 (reducing the indebtedness to the lender to $1,350,000), is seeking to obtain a waiver of the default while negotiating to sell the PVF greenhouse. Such negotiations are currently ongoing. See "Greenhouse -Pocono Village Farms."


     In consideration of Cogentrix completing construction work at the Fort Davis facility under budget, VFT loaned $1,838,000 to Cogentrix on an unsecured basis in February 1997. This loan bears interest at a rate of 6% per annum and is payable on demand. In recognition of the contribution made by APD to achieving such cost savings, Cogentrix loaned approximately $643,000 of the proceeds of the loan made by VFT to APD on comparable terms and conditions.


     In March 1997, Cogentrix, as an inducement to APD to permit Cogentrix to invest in the Mt. Carmel greenhouse project, loaned $1,375,000 to APD. The note representing this loan bears interest at a rate of 6% per annum with equal quarterly principal payments of approximately $69,000 which began in September 1997. The note matures on March 31, 2002 and is secured by the cash distributions available to APD from its ownership interest in PVF. See "Greenhouse Operations - Pocono Village Farms."


     The ability of APD's operating subsidiaries to make distributions and pay dividends and management and marketing fees to APD is subject to certain limitations in their respective credit documents and partnership agreements. Such limitations generally require that: (i) project debt service payments be current; (ii) project debt service coverage ratios be met; (iii) all project debt service reserve accounts be funded at required levels and (iv) there be no default or event of default under the relevant project credit documents. There are also additional limitations that are adapted to the particular characteristics of each project subsidiary. See "Greenhouse Operations."


     APD believes that internally generated funds and borrowings under the Loan Agreements will provide sufficient capital to support its current operations; however, as part of APD's business strategy, it is actively seeking to expand its greenhouse operations by developing new facilities in the United States, including the proposed Presidio Greenhouse in Marfa, Texas, and acquiring existing facilities from third parties. Any such activities will likely require substantial capital investment. APD expects to use funds borrowed by VFIFA under the Loan Agreements to finance such activities; however, APD will be required to seek other sources of capital to finance its expansion activities, including additional debt financing and/or public or private equity financing. In order to obtain access to debt capital in the future, APD may be required to obtain additional equity financing. No assurance can be given that any such financing can be obtained on terms acceptable to APD.

     Net cash used in operating activities was $2,143,000 in the first quarter of 1998 as compared to $3,720,000 for the first quarter of 1997. The decrease in cash used in the first quarter of 1998 is primarily attributable to increased revenues offset, in part, by the startup of the Buffalo, Marfa, and Virginia greenhouses as well as the non-revenue cycle of the Wheatfield, Keystone and Pocono greenhouses. The Fort Davis greenhouse was the only greenhouse in full operation during the first quarter of 1998. In the first quarter of 1997 only one-half of the Fort Davis greenhouse was in operation.

     Net cash used in operating activities was $1,908,000 in 1997 compared to $634,000 and $208,000 of cash provided by operating activities in 1996 and 1995, respectively. The increase in cash used in 1997 is attributable in part to the startup of the Fort Davis and Mt. Carmel facilities which contributed to a $2,538,000 increase in inventories during the year. In addition, accounts receivable increased by $1,032,000 in 1997 as a result of the increase in production and related sales from these facilities. Inventories and receivables increased by $1,755,000 and $946,000, respectively, in 1996 as a result of increased production related sales from the Keystone and Wheatfield facilities.

     With the continued expansion of APD, purchases of property and equipment increased by $1,199,000 in the first quarter of 1998 as compared to an increase of $2,333,000 during the comparable period of 1997. The increase during the first quarter of 1998 is attributable primarily to the commencement of construction of the Presidio Greenhouse. The increases in property and equipment during the first quarter of 1997 represent the activity associated with the completion of the construction of the Fort Davis greenhouse as well as the acquisition of the Mount Carmel greenhouse.

     As a result of the significant increase in APD's production capacity, purchases of property and equipment increased by $28,334,000 in 1997 compared to a $17,381,000 increase in 1996 and $108,000 of purchases in 1995. The increase in 1997 reflects the acquisition and development of the Mt. Carmel and Buffalo facilities and the substantial completion of the Marfa facility. Purchases of property and equipment in 1996 reflect the acquisition and development of the Fort Davis facility and related equipment.


     Restricted cash increased by $750,000 in 1997 as a result of collateral requirements imposed in connection with the financing of the Mt. Carmel greenhouse facility. APD used $2,500,000 of cash as collateral for financing obtained in connection with the construction of the Fort Davis facility in 1996.

     In the first quarter of 1998 APD borrowed $4,136,000 as compared to $8,245,000 in the comparable period of 1997. The borrowings in the first quarter of 1998 were used to finance the purchase of operating supplies associated with the startup of operations in the Buffalo, Virginia, and Marfa greenhouses as well as general working capital needs for the remaining greenhouses and APD corporate operations. The borrowings in the first quarter of 1997 were primarily used to finance the completion of the Fort Davis greenhouse and the purchase of the Pocono greenhouse as well as increases in working capital lines of credit for these greenhouses and the other APD greenhouses operating at that time.

     In 1997, APD borrowed $30.2 million compared to $18.1 million in 1996 and $1.1 million in 1995. The 1997 borrowings were primarily used to finance the acquisition and development of the Mt. Carmel facility, the development of the Marfa and Buffalo facilities, the completion of the Fort Davis facility and for working capital. Borrowings in 1996 were used primarily to develop the Fort Davis facility and for working capital.

     During the first quarter of 1998 there were no increases in minority interest contributions to limited partnerships. The minority interest contributions to limited partnerships during the first quarter of 1997 represent equity investments in PVF made by Cogentrix to fund the acquisition of the Pocono greenhouse and the commencement of its operations.

     The minority interest contribution to limited partnerships of $9.67 million in 1997 reflects equity investments made by Cogentrix to the entities that operate the Mt. Carmel, Marfa and Buffalo facilities, net of operating losses allocated to Cogentrix. The minority interest contribution to limited partnerships in 1996 represents equity investments in VFT made by Cogentrix to fund the Fort Davis project, net of operating losses allocated to Cogentrix.

Seasonality; Impact of Tomato Price Changes and Operating Costs

     The nature of the cycle from crop planting to harvesting creates a period where no revenues are generated by a particular greenhouse. Each of the greenhouses operated by APD generally produces tomatoes during a nine month period each year. The facilities located in the northeastern United States and Virginia cease production during the winter months. The APD facilities in Texas cease production during the summer months. During these periods, APD utilizes borrowings under its credit arrangements to support the greenhouse operations.


     Tomato prices, as well as prices for produce in general, are influenced by changes in supply and demand as well as economic conditions generally and tend to fluctuate significantly throughout the year. By developing a diverse customer base and possessing the ability to deliver product on a year round basis, APD has been able to mitigate the effects of these price variations. Sustainable, significant downward movement in general tomato price levels will adversely impact the earnings of APD and its subsidiaries.


     Operating costs consist primarily of labor, fertilizers, and energy costs. Sustainable, significant increases in these costs will adversely impact the earnings of APD and its subsidiaries. APD has identified competitive suppliers for all of its fertilizer needs in order to obtain the best pricing possible for these items. APD has also entered into various long term (10 years) agreements with its various utility providers to ensure a stable supply and predictable price level for the energy needs of its projects.

Year 2000

     APD has completed an initial assessment of its Year 2000 status. A plan has been developed that is expected to address APD's exposure to the Year 2000 issue. As a part of that plan, APD will inventory and test its hardware and software. Major customers and vendors will be contacted in order to assess their status as to Year 2000 compliance. The Year 2000 plan is expected to be implemented and completed by approximately the end of calendar year 1998. While some of APD's hardware and software will need to be upgraded or replaced, the financial impact of making the required system changes is not expected to be material to APD's financial position, results of operations or cash flow.


Inflation

     Inflation has not had a significant effect on APD.

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined financial statements give effect to the Merger of ECOSCIENCE and APD under the "pooling of interests" method of accounting. These pro forma financial statements are presented for illustrative purposes only, and therefore are not necessarily indicative of the operating results and financial position that might have been achieved had the merger occurred on an earlier date, nor are they necessarily indicative of operating results and financial position which may occur in the future.

     The condensed historical statements of operations for periods presented are derived from the historical financial statements of ECOSCIENCE and APD. These proforma statements should be read in conjunction with the ECOSCIENCE 1997 Annual Report on Form 10-K and quarterly reports on Form 10-Q incorporated by reference to this Proxy Statement, and the APD financial statements included in Appendix D to this Proxy Statement. The historical financial statements as of and for the nine months ended March 31, 1998 have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and, in the opinions of ECOSCIENCE's and APD's respective managements, include all adjustments necessary for a fair presentation of information for such periods.

     A pro forma condensed combined balance sheet is provided as of March 31, 1998 giving effect to the merger as though it had been consummated on that date. Pro forma condensed combined statements of operations are provided for the nine months ended March 31, 1998, and the years ended June 30, 1997, 1996 and 1995, giving effect to the merger as though it had occurred at the beginning of the earliest period presented.

                             ECOSCIENCE CORPORATION
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 March 31, 1998
                                  In thousands

                                                                             Historical                     Pro Forma
                                                                       ----------------------   -----------------------------------

                                                                       EcoScience      APD      Adjustments                Combined
ASSETS

Current assets:
   Cash and cash equivalents .......................................    $    348     $  2,322    $     --                  $  2,670
   Restricted cash .................................................          --        2,500          --                     2,500
   Accounts receivable, net ........................................       2,946        2,102        (435)(d)                 4,613
   Inventories .....................................................       1,928        8,999        (182)(b)                10,745
   Other current assets ............................................       1,931        1,286        (200)(e)                 3,017
   Note receivable from related party ..............................          --        1,838          --                     1,838
                                                                        --------     --------    --------                  --------

       Total current assets ........................................       7,153       19,047        (817)                   25,383

Property and equipment, net ........................................         829       45,230        (621)(a)(b)(c)          45,438
Restricted cash ....................................................          --          750          --                       750
Intangible assets, net .............................................       1,568           --          --                     1,568
Other non-current assets ...........................................          80        2,788         360(g)                  3,228
                                                                        --------     --------    --------                  --------

           Total assets ............................................    $  9,630     $ 67,815    ($ 1,078)                 $ 76,367
                                                                        ========     ========    ========                  ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Lines of credit .................................................    $    785     $  5,600    $     --                  $  6,385
   Current portion of long-term debt and capital leases ............           6        5,512          --                     5,518
   Accounts payable ................................................       2,435        2,029          --                     4,464
   Accrued expenses and other current liabilities ..................       2,473        2,469         320(a)(e)               5,262
   Due to affiliates ...............................................          --          435        (435)(d)                    --
                                                                        --------     --------    --------                  --------

       Total current liabilities ...................................       5,699       16,045        (115)                   21,629
                                                                        --------     --------    --------                  --------

Non-current liabilities:
   Long-term debt and capital leases, less current portion .........           9       36,371          --                    36,380
   Other non-current liabilities ...................................         150        2,195         360(g)                  2,705
                                                                        --------     --------    --------                  --------

       Total non-current liabilities ...............................         159       38,566         360                    39,085
                                                                        --------     --------    --------                  --------

Minority interest in limited partnerships ..........................          --       12,770          --                    12,770

Commitments and contingencies

Stockholders' equity:
   Preferred stock .................................................          --           --          --                        --
   Common stock ....................................................         105            1         475(h1)                   581
   Additional paid-in capital ......................................      57,304          215        (257)(h2)               57,262
   Retained earnings (accumulated deficit) .........................     (53,639)         218      (1,541)(b)(c)(e)(h3)     (54,962)
   Unrealized gain on short-term investments .......................           2           --          --                         2
                                                                        --------     --------    --------                  --------

       Total stockholders' equity ..................................       3,772          434      (1,323)                    2,883
                                                                        --------     --------    --------                  --------

           Total liabilities and stockholders' equity ..............    $  9,630     $ 67,815    ($ 1,078)                 $ 76,367
                                                                        ========     ========    ========                  ========

                             ECOSCIENCE CORPORATION
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        Nine Months Ended March 31, 1998

                       In thousands, except per share data

                                                                            Historical                          Pro Forma
                                                                    --------------------------         ----------------------------
                                                                    EcoScience          APD            Adjustments         Combined
                                                                    ----------        --------         -----------         --------
Revenues ....................................................        $ 18,223         $ 16,031         ($ 4,128)(b)        $ 30,126
Cost of revenues ............................................          14,285           12,117           (3,734)(b)          22,668
                                                                     --------         --------         --------            --------

Gross profit ................................................           3,938            3,914             (394)              7,458
                                                                     --------         --------         --------            --------

Operating expenses:
   Research and development .................................             307               --               --                 307
   Selling, general and administrative ......................           3,905            2,761               --               6,666
                                                                     --------         --------         --------            ---------

         Total operating expenses ...........................           4,212            2,761               --               6,973
                                                                     --------         --------         --------            --------

Operating (loss) income .....................................            (274)           1,153             (394)                485

Interest and other income (expense), net ....................             (51)          (1,885)              --              (1,936)
                                                                     --------         --------         --------            --------

Loss before income taxes ....................................            (325)            (732)            (394)             (1,451)

Provision for (benefit from) income taxes ...................               2               19             (158)(f)            (137)
                                                                     --------         --------         --------            --------

Loss before minority interest ...............................            (327)            (751)            (236)             (1,314)

Minority interest ...........................................              --              890               --                 890
                                                                     --------         --------         --------            --------

(Loss) income from continuing operations ....................            (327)             139             (236)               (424)

Pro forma income tax provision of APD .......................              --               44               --                  44
                                                                     --------         --------         --------            --------

Pro forma (loss) income from continuing
    operations ..............................................        ($   327)        $     95         ($   236)           ($   468)
                                                                     ========         ========         ========            ========


Basic and diluted loss per share
Loss from continuing operations .............................        ($  0.03)                                             ($  0.04)
                                                                     ========                                              ========
Weighted average common shares outstanding
                                                                       10,446                                                11,610
                                                                     ========                                              ========

                             ECOSCIENCE CORPORATION
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                            Year Ended June 30, 1997

                       In thousands, except per share data

                                                                              Historical                         Pro Forma
                                                                       -------------------------        ---------------------------
                                                                       EcoScience          APD          Adjustments        Combined
                                                                       ----------       --------        -----------        --------

Revenues ........................................................       $ 20,853        $ 18,596        ($ 2,954)(b)       $ 36,495
Cost of revenues ................................................         15,702          14,535          (2,693)(b)         27,544
                                                                        --------        --------        --------           --------

Gross profit ....................................................          5,151           4,061            (261)             8,951
                                                                        --------        --------        --------           --------

Operating expenses:
   Research and development .....................................            508              --              --                508
   Selling, general and administrative ..........................          4,521           2,995              --              7,516
   Asset valuation and restructuring reversal ...................           (377)             --              --               (377)
                                                                        --------        --------        --------           --------

         Total operating expenses ...............................          4,652           2,995              --              7,647
                                                                        --------        --------        --------           --------

Operating income ................................................            499           1,066            (261)             1,304

Interest and other income (expense), net ........................            (65)         (1,220)             --             (1,285)
                                                                        --------        --------        --------           --------

Income (loss) before income taxes ...............................            434            (154)           (261)                19

Provision for (benefit from) income taxes .......................             49              17            (104)(f)            (38)
                                                                        --------        --------        --------           --------

Income (loss) before minority interest ..........................            385            (171)           (157)                57

Minority interest ...............................................             --             664              --                664
                                                                        --------        --------        --------           --------

Income (loss) from continuing operations ........................            385             493            (157)               721

Pro forma income tax provision of APD ...........................             --             187              --                187
                                                                        --------        --------        --------           --------

Pro forma income (loss) from continuing operations ..............       $    385        $    306        ($   157)          $    534
                                                                        ========        ========        ========           ========

Earnings per share

Basic
Income from continuing operations ...............................       $   0.04                                           $   0.05
                                                                        ========                                           ========

Weighted average common shares outstanding ......................         10,137                                             11,548
                                                                        ========                                           ========

Diluted
Income from continuing operations ...............................       $   0.04                                           $   0.05
                                                                        ========                                           ========

Aggregate diluted shares ........................................         10,313                                             11,583
                                                                        ========                                           ========

                             ECOSCIENCE CORPORATION
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                            Year Ended June 30, 1996

                       In thousands, except per share data

                                                                              Historical                        Pro Forma
                                                                       -------------------------        ---------------------------
                                                                       EcoScience         APD           Adjustments        Combined
                                                                       ----------       --------        -----------        --------

Revenues ........................................................       $ 14,151        $ 11,090        ($   573)(b)       $ 24,668
Cost of revenues ................................................         10,394           8,762            (526)(b)         18,630
                                                                        --------        --------        --------           --------
Gross profit ....................................................          3,757           2,328             (47)             6,038
                                                                        --------        --------        --------           --------
Operating expenses:
   Research and development .....................................          1,018              --              --              1,018
   Selling, general and administrative ..........................          4,810           1,584              --              6,394
   Asset valuation and restructuring reversal ...................         (1,550)             --              --             (1,550)
                                                                        --------        --------        --------           --------
         Total operating expenses ...............................          4,278           1,584              --              5,862
                                                                        --------        --------        --------           --------
Operating income (loss) .........................................           (521)            744             (47)               176

Interest and other income (expense), net ........................           (279)           (196)             --               (475)
                                                                        --------        --------        --------           --------
Income (loss) before income taxes ...............................           (800)            548             (47)              (299)

Provision for (benefit from) income taxes .......................             28              87             (19)(f)             96
                                                                        --------        --------        --------           --------
Income (loss) before minority interest ..........................           (828)            461             (28)              (395)

Minority interest ...............................................             --             274              --                274
                                                                        --------        --------        --------           --------
Income (loss) from continuing operations ........................           (828)            735             (28)              (121)

Pro forma income tax provision of APD ...........................             --             242              --                242
                                                                        --------        --------        --------           --------
Pro forma income (loss) from continuing operations ..............       ($   828)       $    493        ($    28)          ($   363)
                                                                        ========        ========        ========           ========

Basic and diluted loss per share

Loss from continuing operations .................................       ($  0.09)                                          ($  0.03)
                                                                        ========                                           ========

Weighted average common shares outstanding ......................          9,070                                             11,334
                                                                        ========                                           ========

                             ECOSCIENCE CORPORATION
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                            Year Ended June 30, 1995

                       In thousands, except per share data

                                                                                Historical                       Pro Forma
                                                                       -------------------------       ----------------------------
                                                                       EcoScience          APD         Adjustments         Combined
                                                                       ----------       --------       -----------         --------
Revenues ........................................................       $ 12,335        $  8,338          ($ 422)(b)       $ 20,251
Cost of revenues ................................................         10,153           6,854            (390)(b)         16,617
                                                                        --------        --------        --------           --------

Gross profit ....................................................          2,182           1,484             (32)             3,634
                                                                        --------        --------        --------           --------

Operating expenses:
   Research and development .....................................          4,483              --              --              4,483
   Selling, general and administrative ..........................          6,270           1,047              --              7,317
   Asset valuation and restructuring charges ....................          6,000              --              --              6,000
                                                                        --------        --------        --------           --------

         Total operating expenses ...............................         16,753           1,047              --             17,800
                                                                        --------        --------        --------           --------

Operating income (loss) .........................................        (14,571)            437             (32)           (14,166)

Interest and other income (expense), net ........................           (490)            (34)             --               (524)
                                                                        --------        --------        --------           --------

Income (loss) before income taxes ...............................        (15,061)            403             (32)           (14,690)

Provision for (benefit from) income taxes .......................             33              58             (13)(f)             78
                                                                        --------        --------        --------           --------

Income (loss) from continuing operations ........................        (15,094)            345             (19)           (14,768)

Pro forma income tax provision of APD ...........................             --             103              --                103
                                                                        --------        --------        --------           --------

Pro forma income (loss) from continuing operations ..............       ($15,094)       $    242        ($    19)          ($14,871)
                                                                        ========        ========        ========           ========


Basic and diluted loss per share

Loss from continuing operations .................................       ($  1.71)                                          ($  1.32)
                                                                        ========                                           ========

Weighted average common shares outstanding ......................          8,839                                             11,288
                                                                        ========                                           ========

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.   Basis of Presentation

     The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, giving effect to the Merger of ECOSCIENCE and APD accounted for by the "pooling of interests" method. In accordance with SEC reporting rules, the pro forma condensed combined statements of operations, and the historical statements from which they are derived, present only income from continuing operations and, therefore, do not include discontinued operations, extraordinary items and the cumulative effects of accounting changes, as applicable.

     APD anticipates "S Corporation" distributions to its stockholders prior to the consummation of the Merger. These distributions will be made based upon the tax to be paid on APD's taxable income for the period December 30, 1996 up to and including the date of the consummation of the Merger. For the purposes of the pro forma balance sheet, these distributions are based upon the tax to be paid on taxable income from December 30, 1996 through March 29, 1998.

     The pro forma condensed combined balance sheet as of March 31, 1998 includes, in accordance with SEC reporting rules, the impact of all transactions, whether of a recurring or nonrecurring nature, that can be reasonably estimated and should be reflected as of that date. Therefore, accrued expenses reflects a pro forma adjustment, of $1,250,000 net of related taxes of $500,000, or a net amount of $750,000, for the transaction costs related to the Merger.

     In connection with the Merger, ECOSCIENCE will issue 99,000 shares of ECOSCIENCE Common Stock to certain APD shareholders who currently own a 50% interest in Village Farms of Morocco, S.A. The acqusition is deemed immaterial to the combined companies and, as a result, the pro forma financial information has not been adjusted to reflect this minority interest purchase.

2.   Accounting Period

     The pro forma periods are dated in terms of ECOSCIENCE's historical financial reporting periods. ECOSCIENCE's historical financial data are presented for the years ended June 30, 1997, 1996 and 1995. In addition, since APD's historical fiscal years end on the last Sunday of December, the accompanying June 30, 1997 unaudited pro forma statement of operations required APD to recast its 1997 historical statement of operations to conform to ECOSCIENCE's fiscal year. The APD financial data presented in the accompanying unaudited statements of operations for the years ended June 30, 1996 and 1995 represent the historical statements of operations for APD for the 52 week period ended December 29, 1996 and the year ended December 31, 1995, respectively. The statement of operations for the nine month period represents ECOSCIENCE's and APD's interim reporting periods ended on March 31, 1998 and March 29, 1998, respectively.

     Due to the periods being combined, the 26 week period ended December 29, 1996 for APD is included in the combined pro forma statement of operations for both periods ended June 30, 1997 and 1996. Revenues for the 26 week period ended December 29, 1996 totaled $5,178,000 and both income before extraordinary item, of which there were none, and net income amounted to $31,000.

3.   Pro Forma Adjustments

     (a) Intercompany deposits - To reverse deposits on equipment paid by APD to ECOSCIENCE, which is not yet in service.

     (b) Intercompany profit - To eliminate revenues, cost of revenues, and intercompany profit in inventory and fixed assets sold by ECOSCIENCE to APD during the applicable period presented.

     (c) Intercompany profit on depreciable assets sold in a previous period - To eliminate intercompany profit against retained earnings and fixed assets for fixed assets sold by ECOSCIENCE to APD prior to July 1, 1997.

     (d) Due from / to affiliate - To eliminate intercompany balances as of the balance sheet date.

     (e) Merger costs - To accrue for additional Merger costs not yet recorded and to writeoff assets related to Merger costs incurred as of March 31, 1998.

     (f) Income taxes - All pro forma adjustments have been tax effected at a 40% effective tax rate.

     (g) Deferred income taxes - To record deferred tax assets of $778,000 and liabilities of $360,000, which were created by APD's termination of its "S Corporation" and assumption of "C Corporation" status upon consummation of the merger. A valuation allowance of $418,000 has been provided against the net deferred tax asset due to the uncertainty of its realizability in future periods.

     (h) Common stockholders' equity - Common stockholders' equity as of March 31, 1998 has been adjusted to reflect the following:

          (1) Common stock is adjusted for the anticipated issuance of approximately 9,520,487 shares of ECOSCIENCE common stock, after giving effect to the one for five Reverse Split, in exchange for
               307.7 shares of APD common stock and all of its partnership interests as of March 31, 1998. Included in the 9,520,487 share issuance is a provision for the issuance of 99,000 shares of ECOSCIENCE Common Stock for the purchase of the 50% interest in Village Farms of Morocco, S.A. currently owned by APD shareholders. The resulting exchange ratio of 30,619.067 for the APD Common Stock or 9,421,487 shares, which excludes the 99,000 shares being issued for Village Farms of Morocco, S.A., will not be adjusted for fluctuations in the market price of ECOSCIENCE common stock. The effect of the Reverse Split will also result in an increase in the par value of ECOSCIENCE common stock to $0.05 per share from $0.01 per share.

          (2) Additional paid-in capital is adjusted for: (i) the effects of the aforementioned issuance of shares of ECOSCIENCE common stock having a par value of $0.05 per share in exchange for APD common stock having a par value of $1 per share; and (ii) APD's undistributed "S Corporation" earnings which have been reclassified to additional paid-in capital on APD's tax status change to a "C Corporation" from an "S Corporation."

          (3) Retained earnings / accumulated deficit is adjusted for: (i) the intercompany profit discussed in (b) and (c) above; (ii) $1,250,000 net of related taxes of $500,000, or a net amount of $750,000, representing the minimum of the estimated range of Merger costs, as previously discussed; and (iii) undistributed "S Corporation" earnings of APD that have been reclassified to additional paid-in capital.

                  ACTUAL AND UNAUDITED PRO FORMA PER SHARE DATA

     The following table sets forth per share data relating to income (loss) and net book value based on ECOSCIENCE Common Stock and APD Common Stock, both on an actual historical basis and on a pro forma combined basis, as adjusted for the Reverse Split. The actual per share data has been derived from the consolidated financial statements of ECOSCIENCE incorporated by reference herein and the financial statements of APD presented elsewhere herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "APPENDIX D - CONSOLIDATED FINANCIAL STATEMENTS OF APD".

     The pro forma net book value per share data and the pro forma income (loss) per share data for the nine months ended March 31, 1998 and the years ended June 30, 1997, 1996 and 1995 have been derived from the pro forma combined condensed financial statements appearing elsewhere herein of ECOSCIENCE and APD, and after giving effect to the Merger, accounted for as a "pooling of interests." Pro forma per share amounts have been determined based on the assumptions set forth in the unaudited pro forma combined condensed financial statements presented elsewhere herein, including the anticipation that approximately 9,520,487 shares of ECOSCIENCE Common Stock will be issued pursuant to the Merger.

     The actual, pro forma and pro forma equivalent per share data included in the table below should be read in conjunction with the financial statements of ECOSCIENCE and APD, the pro forma combined condensed financial statements of ECOSCIENCE and APD, and the related notes accompanying such financial statements, all of which are either incorporated by reference herein or appear elsewhere herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "APPENDIX D - CONSOLIDATED FINANCIAL STATEMENTS OF APD" and "UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS". The pro forma data presented below are not necessarily indicative of the results that would actually have been attained if the Merger had been consummated as of the first day of the periods described below or results that may be attained in the future.

                                                            For the Nine
                                                            Months  Ended                   For the Years Ended June 30,
                                                               March 31,          -------------------------------------------------
                                                                 1998                1997              1996                 1995
                                                              ----------          ----------         ----------          ----------
Income (Loss) per Common Share:

ECOSCIENCE (1) - Actual:
                     Basic .........................          ($    0.03)         $     0.04         ($    0.06)         ($    1.71)
                     Diluted .......................               (0.03)               0.04              (0.06)              (1.71)

APD - Actual .......................................              451.74            1,156.97           2,388.69            1,150.00

ECOSCIENCE and APD - Pro Forma:
                     Basic (2) .....................               (0.04)               0.05              (0.03)              (1.32)
                     Diluted (3) ...................               (0.04)               0.05              (0.03)              (1.32)

APD - Pro Forma Equivalent:
                     Basic (4) .....................           (1,234.31)           1,415.92            (980.63)         (40,337.84)
                     Diluted (5) ...................           (1,234.31)           1,411.59            (980.63)         (40,337.84)

                                                               March 31,                              June 30,
                                                                 1998                                   1997
                                                               ---------                             ---------
Net Book Value per Common Share:

ECOSCIENCE - Actual  ...............................           $    0.36                             $    0.39
APD - Actual  ......................................            1,410.46                              1,306.47
ECOSCIENCE and APD - Pro Forma (6)  ................                0.25                                  0.29
APD - Pro Forma Equivalent (7)  ....................            7,597.99                              9,013.59

-----------------
(1) For information regarding ECOSCIENCE's dividends, and the market price of ECOSCIENCE Common Stock, see "MARKET PRICES FOR ECOSCIENCE COMMON STOCK".

(2) Represents basic income (loss) per common share on a pro forma combined basis. Such amounts have been determined by dividing pro forma income
     (loss) amounts by the sum of: (i) the weighted average number of shares of ECOSCIENCE Common Stock outstanding during each period, adjusted to reflect the one for five Reverse Split and (ii) approximately 9,520,487 shares of ECOSCIENCE Common Stock anticipated to be issued pursuant to the Merger.

(3) Represents diluted income (loss) per common share on a pro forma combined basis. Such amounts have been determined by dividing pro forma income
     (loss) amounts by the sum of: (i) the weighted average number of shares or aggregate diluted shares, as applicable, of ECOSCIENCE Common Stock outstanding during each period, adjusted to reflect the one for five Reverse Split and (ii) approximately 9,520,487 shares of ECOSCIENCE Common Stock anticipated to be issued pursuant to the Merger.

(4) Represents the amount computed pursuant to Note 2 above multiplied by the anticipated 30,619.067 to 1 Exchange Ratio.

(5) Represents the amount computed pursuant to Note 3 above multiplied by the anticipated 30,619.067 to 1 Exchange Ratio.

(6) Represents the pro forma combined net book value of ECOSCIENCE and APD attributable to common shares, divided by the sum of: (i) the number of shares of ECOSCEINCE Common Stock outstanding, adjusted to reflect the one for five Reverse Split and (ii) approximately 9,520,487 shares of Common Stock anticipated to be issued pursuant to the Merger.

(7) Represents the amount computed pursuant to Note 6 above multiplied by the anticipated 30,619.067 to 1 Exchange Ratio.

II.  ELECTION OF DIRECTORS

     The Bylaws of the Company provide for a Board consisting of such number of Directors, not fewer than three, as shall be fixed from time to time by the Board. The Board is divided into three classes, with each class to hold office for a term of three years and the term of office of one class to expire each year. The Board has fixed the number of Directors to constitute the full Board for the ensuing year at six, two of whom are to be elected at this year's
Special Meeting in lieu of the 1997 Annual Meeting of Stockholders, one whose term expires at the 1998 Annual Meeting and three whose terms expire at the 1999 Annual Meeting.

     Michael A. DeGiglio and David J. Ryan represent the class of Directors whose terms expire at this year's Special Meeting in lieu of the 1997 Annual Meeting of Stockholders. The Board has nominated Messrs. DeGiglio and Ryan for election to the class of Directors whose terms expire at the 2000 Annual Meeting.

     Shares represented by proxies will be voted FOR the election as Director of the foregoing nominees unless otherwise specified in the proxy. If any of the nominees for election to the Board should, for any reason not now anticipated, not be available to serve, proxies will be voted FOR such other candidate as may be designated by the Board, unless the Board reduces the number of Directors. The Board has no reason to believe that any of the nominees will be unable to serve if elected.


     The Merger Agreement requires that prior to the Effective Time the Company shall procure the resignation of each of E. Andrew Grinstead, Larry M. Nouvel and Kenneth S. Boger as directors of the Company. Prior to the effectiveness of such resignations and prior to the Effective Time, the Board of Directors shall elect to the Board of Directors, effective as of the Effective Time, Albert Vanzeyst to fill the vacancy created by the resignation of E. Andrew Grinstead, and Thomas Montanti to fill the vacancy created by the resignation of Larry M. Nouvel.


     Set forth below is certain information with respect to the nominees for election to the Board, those Directors whose terms of office will continue after the Meeting, and the executive officers of the Company.

Nominees for Election for a Three Year Term Expiring at the 2000 Annual Meeting


Michael A. DeGiglio

     Mr. DeGiglio, age 43, has served as Director of the Company since November 1996, when he was elected to serve as a Director by the Board. Mr. DeGiglio joined the Company upon its acquisition of Agro Dynamics, Inc. ("AGRO Dynamics") in November 1992, and has served as President of AGRO Dynamics since that time. In July 1995, Mr. DeGiglio assumed the offices of President and Chief Executive Officer of the Company. From 1984 until joining the Company, Mr. DeGiglio was employed by AGRO Dynamics, where he served as President. Prior to co-founding AGRO, Mr. DeGiglio was Vice President of International Sales for NYPCO

International Inc. Mr. DeGiglio served on active duty in the United States Navy as an Officer and Jet Aviator from July 1976 through January 1983, and the Naval Air Reserves from 1983 to present, currently holding the rank of Captain with the United States Naval Reserve. Throughout his Naval career, he has held various department head positions, completed a tour as Commanding Officer of a Jet Aviation Squadron, performed multiple tours overseas, and has completed numerous Senior Advanced Management courses. Mr. DeGiglio also serves as Chief Executive Officer and Director of APD. Mr. DeGiglio received a B.S. in Aeronautical Science and Aviation Management from Embry Riddle Aeronautical University.

David J. Ryan (1) (2) (3)

     Mr. Ryan, age 43, has served as a Director of the Company since 1988. Since 1983, Mr. Ryan has been a General Partner of Copley Venture Partners, an affiliate of Copley Partners 2, L.P., a venture capital investor in ECOSCIENCE. Mr. Ryan also is a Managing Partner of Mission Ventures, L.P. Prior to his involvement in venture capital, Mr. Ryan spent five years with Medusa Corporation, a midwest based manufacturer of industrial and building products, in several financial and operating capacities. Mr. Ryan also serves as a director of Mulberry Child Care Centers. Mr. Ryan holds a B.S. from Northeastern University and an M.B.A. from Case Western Reserve University.

Director Continuing in Office Until the 1998 Annual Meeting

Larry M. Nouvel (1) (2)

     Mr. Nouvel, age 54, has served as a Director of the Company since March 1993. Mr. Nouvel is currently President of Speer Products, Inc., a company that is primarily engaged in the development, manufacturing and marketing of insecticide products to the non-agricultural markets. From January 1986 to May 1992, he served as President of Roussel BioCorporation, a company that manufactures and markets insecticide products to the non-agricultural markets. Previously, Mr. Nouvel held several senior marketing and sales positions, including Vice President of Marketing and Sales, for Zoecon Industries, Inc., a manufacturer and marketer of insecticide products to the professional pest control markets. Mr. Nouvel holds a B.A. degree in Chemistry from the University of Texas at El Paso.

Directors Continuing in Office Until the 1999 Annual Meeting

Kenneth S. Boger (3)

     Mr. Boger, age 51, has served as a Director of the Company since July 1993. Mr. Boger is currently a partner in the Boston law firm of Warner & Stackpole LLP, the Company's general counsel, where he has practiced corporate law since 1976. Mr. Boger holds an A.B. from Duke University, an M.B.A. from the University of Chicago and a J.D. from Boston College Law School.

E. Andrews Grinstead, III (2) (3)

     Mr. Grinstead, age 52, has served as a Director of the Company since May 1991. Mr. Grinstead is currently Chairman and Chief Executive Officer of Hybridon, Inc., a pharmaceutical company, and serves as a director of Pharmos Corporation, Meridien Medical Technologies and BioCapital. From October 1990 to June 1991, he acted as a consultant and financial advisor to emerging growth companies in the medical field, particularly bio-pharmaceutical companies. From February 1984 through September 1990, he was a Managing Director and head of PaineWebber Incorporated's Healthcare/Life Sciences Group, Managing Director of the Life Sciences Group at Drexel Burnham Lambert Incorporated and a Vice President of Kidder, Peabody & Co., where he developed the Life Sciences Corporate Finance Speciality Group. Mr. Grinstead graduated from Harvard University, the University of Virginia School of Law and Harvard Business School.

Heinz K. Wehner (1)

     Mr. Wehner, age 67, has served as a Director of the Company since March 1993. From March 1976 to June 1992, Mr. Wehner served in several management positions with Chemagro Corporation and Mobay Corporation, both subsidiaries of Bayer A.G. in Germany and, most recently, Bayer Corporation, where he served as President of the Agricultural, Animal Health and Consumer Products Divisions. Previously, he held several management positions with Bayer Quimicas Unidas S.A. in Peru, including Vice President of the Agricultural Chemicals and Animal Health Division, and with Bayer de Mexico S.A., including Vice President of the Crop Protection and Consumer Products Division. Mr. Wehner is an advisory director for the Commerce Bank of Kansas City, N.A. in Kansas City, Missouri. Mr. Wehner attended Escuelas Americanas in Peru where he studied business administration.


-------------
(1)  Member of the Compensation Committee.

(2)  Member of the Audit Committee.

(3)  Member of the Strategic Alternatives Committee.



Other Executive Officers

Harold A. Joannidi

     Mr. Joannidi, age 46, joined the Company in 1995 as Corporate Controller. In March 1996, Mr. Joannidi became Treasurer and Secretary of the Company. In 1992 and from 1994 until joining the Company, Mr. Joannidi also served as a financial and systems consultant to the Company. Prior to joining and in addition to being a consultant to the Company in 1992, Mr. Joannidi operated a manufacturing company from 1992 to 1994, served as a financial and systems consultant to various companies from 1988 to 1992, and held financial management positions at Tel Plus International, Inc./Siemens AG, Johnson Matthey Jewelry Corporation and Refinemet International Company from 1980 to 1988. Mr. Joannidi attained Certified Public Accountant designation while employed at the public accounting firm of Coopers & Lybrand LLP. He attended Tufts University and Northeastern University, receiving a B.S. degree in Accounting and Economics from Northeastern University.

David W. Miller, Ph.D.

     Dr. Miller, age 46, joined the Company in May 1988 and serves as Vice President-Technology. Dr. Miller's current responsibilities include technology development and management, intellectual property oversight and product development Dr. Miller received a B.S. in Biochemistry from the University of California, Davis, and a Ph.D. in Biochemistry and Molecular Biology from Harvard University, where he studied the molecular biology of insects. Dr. Miller also was a National Institutes of Health post-doctoral Fellow studying insect viruses at the University of Idaho. Prior to joining the Company, Dr. Miller was employed from 1983 to 1988 as Staff Scientist and Project Leader at Genetics Institute, Inc., in Cambridge, Massachusetts. Throughout his
professional career, Dr. Miller has focused on the development and commercialization of microbial pesticides with involvement from the discovery stage to product sales.

Meetings and Committees of the Board of Directors

     The Board held six meetings during the fiscal year ended June 30, 1997. Each of the Directors attended at least 75% of the Board meetings and meetings of committees of the Board of which he was a member.

     The Audit Committee consists of Messrs. Grinstead, Nouvel and Ryan. During fiscal 1997, the full Board performed the functions of the Audit Committee which included interactions with the Company's independent accountants to review the scope of the annual audit, to discuss the adequacy of internal accounting controls and procedures, and to perform general oversight with respect to the accounting principles applied in the financial reporting of the Company.

     The Compensation Committee's functions are to recommend to the full Board the amount, character and method of payment of compensation to all executive officers and certain other key employees of the Company and to administer the Company's 1991 Stock Option Plan. The Compensation Committee consists of Messrs. Nouvel, Ryan and Wehner. The Compensation Committee held three meetings during fiscal 1997.

     In fiscal 1995, the Company appointed Messrs. Boger, Grinstead and Ryan to serve on a Strategic Alternatives Committee to investigate strategic alternatives available to the Company, including mergers, acquisitions and technology licensing opportunities. The Strategic Alternatives Committee held one meeting during fiscal 1997.

Board Recommendation

     The Board recommends that the stockholders VOTE FOR the election of the nominees to the Board. A plurality of the votes cast in person or represented by proxy at the Meeting is required to elect each nominee as Director.

III. PROPOSAL TO APPROVE AN AMENDMENT TO ECOSCIENCE'S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ECOSCIENCE'S COMMON STOCK


     As a condition to the consummation of the Merger, ECOSCIENCE is to effect a one for five reverse stock split of the Common Stock prior to the issuance of shares of Common Stock to holders of APD Stock so that, after such issuance, ECOSCIENCE will have a sufficient number of shares authorized but unissued to allow ECOSCIENCE to meet its needs for the foreseeable future. In addition, the Board of Directors believes that the Reverse Split should result in a proportionate increase in the trading price of ECOSCIENCE's Common Stock ($1 9/16 per share at the close of trading on the Nasdaq Stock Market on May 8,
1998). The expected increase in the trading price will reduce the risk that the trading price of ECOSCIENCE Common Stock will fall below the $1.00 minimum price per share which is one of the criteria for continued listing on the Nasdaq Stock Market. In addition, the higher trading price could avoid ECOSCIENCE Common Stock being considered a "penny stock" under certain SEC regulations which govern trading in low priced securities. The Reverse Split, if approved by the stockholders, will occur as follows: (i) every five shares of ECOSCIENCE Common Stock outstanding on the Effective Date will automatically and without any further action by the holder be converted into one share of ECOSCIENCE Common Stock and (ii) the par value of each share of ECOSCIENCE Common Stock will be increased from $.01 per share to $.05 per share. All certificates evidencing outstanding shares of ECOSCIENCE Common Stock will, upon surrender by the holder thereof to ECOSCIENCE's Transfer Agent, be exchanged for new certificates representing the number of post Reverse Split shares to which such holder shall then be entitled. No stockholder will, as a result of the Reverse Split, receive any fractional shares of ECOSCIENCE Common Stock. Any holder of ECOSCIENCE Common Stock who would otherwise be entitled to receive a fractional share of ECOSCIENCE Common Stock shall be entitled to receive a cash payment in lieu thereof equal to the product of (i) such fraction muliplied by (ii) the average of the closing bid and asked prices of a share of ECOSCIENCE Common Stock as reported by the Nasdaq Stock Market on the Record Date. If the proposal to issue shares of ECOSCIENCE Common Stock in connection with the Merger is not approved, the amendment to ECOSCIENCE's Certificate of Incorporation to effect the Reverse Split will not be made.


Board Recommendation

     The Board recommends that the stockholders VOTE FOR the amendment to the Certificate of Incorporation to effect a reverse stock split of the Common Stock. An affirmative vote of the holders of a majority of the outstanding shares of the Common Stock is required to approve this proposal.

IV. PROPOSAL TO APPROVE AN AMENDMENT TO ECOSCIENCE'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF ECOSCIENCE COMMON STOCK FROM 25,000,000 SHARES TO 100,000,000 SHARES, AND TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF ECOSCIENCE PREFERRED STOCK FROM 1,000,000 SHARES TO 10,000,000 SHARES


Purpose and Effects of Increasing the Number of Authorized Shares of Common Stock and Preferred Stock

     Purpose to the Merger Agreement, ECOSCIENCE has agreed to present at the special Meeting a proposal to amend its Certificate of Incorporation to increase its authorized shares of Common Stock from 25,000,000 to 100,000,000 shares and to increase its authorized shares of Preferred Stock from 1,000,000 to 10,000,000 shares ("Proposal IV"). If the proposed increase in the number of shares of Common Stock authorized for issuance under ECOSCIENCE's Certificate of Incorporation is not approved at the Special Meeting, ECOSCIENCE will not have a sufficient number of authorized shares of Common Stock to consummate the Merger. As a result, the consummation of the Merger is conditioned upon the approval of Proposal IV.

     If Proposal IV is approved by the stockholders of ECOSCIENCE, the additional 75,000,000 shares of Common Stock authorized would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock currently issued and outstanding. The additional 9,000,000 shares of Preferred Stock would be part of the existing class of Preferred Stock. As is the case with the 1,000,000 Preferred Stock currently authorized by ECOSCIENCE's Certificate of Incorporation, the ECOSCIENCE Board of Directors would be authorized to issue the newly authorized shares of Preferred Stock in one or more series with such dividend, liquidation, conversion, voting, redemption and other rights as the Board may establish.

     The ECOSCIENCE Board believes that the proposed increase in the number of authorized shares of Common Stock and Preferred Stock is advisable so that ECOSCIENCE will have sufficient authorized capital to permit (i) future equity financings and (ii) potential acquisitions of products and businesses for capital stock. There are no present plans, understandings, arrangements or discussions for the issuance of any shares of Common Stock or Preferred Stock in connection with equity financings or acquisitions of products or businesses. If Proposal IV is adopted, the ECOSCIENCE Board of Directors, without further stockholder approval, could issue Preferred Stock in one or more series with such dividend, liquidation, conversation, voting, redemption or other rights as would discourage possible acquirers of ECOSCIENCE from making a tender offer or other attempt to gain control of the Company. To the extent that the additional shares of Preferred Stock impede any such takeover attempts, the additional shares of Preferred Stock could serve to perpetuate management.


     If the proposal to issue shares of ECOSCIENCE Common Stock in connection with the Merger is not approved, the amendment to ECOSCIENCE's Certificate of Incorporation to increase the number of authorized shares will not be made.

Board Recommendation

     The Board recommends that the stockholders VOTE FOR the amendment to the Certificate of Incorporation to increase the number of authorized shares of ECOSCIENCE Common Stock from 25,000,000 shares to 100,000,000 shares and to increase the number of authorized shares of ECOSCIENCE Preferred Stock from 1,000,000 shares to 10,000,000 shares. An affirmative vote of the holders of a majority of the outstanding shares of the Common Stock is required to approve this proposal.


V.   PROPOSAL TO APPROVE AN AMENDMENT TO THE 1991 STOCK OPTION PLAN

     In a meeting of the Board held November 7, 1996, the Board voted, subject to stockholder approval, to approve an amendment to the 1991 Stock Option Plan. The amendment provides that the number of shares of Common Stock which may be granted under the 1991 Stock Option Plan shall be increased from 1,300,000 to 1,800,000 shares (without giving effect to the proposed Reverse Split). The Board authorized this increase to ensure a sufficient number of option shares would be available for future grants.


     The following summary of the 1991 Stock Option Plan is qualified by reference to the full 1991 Stock Option Plan attached as Appendix E to this Proxy Statement.

Description of the Plan

     The Company's 1991 Stock Option Plan was established to provide all employees of the Company with an opportunity to share in the growth of the Company along with its stockholders, and to encourage employees to remain with the Company and work toward its long-term success. Incentive stock options granted under the 1991 Stock Option Plan are priced at not less than the fair market value of the Company's Common Stock on the date of grant, usually vest over a four year period and expire after ten years. The closing price on the Nasdaq Small Capitalization System per share of the underlying Common Stock on [May 6, 1998] was [$1 19/32].

     Stock option grants are typically made to all employees upon commencement of employment and, when appropriate, following a promotion or to recognize superior job performance. Approximately [70] persons were eligible to participate in the Plan as of the Record Date.

Federal Income Tax Consequences Relating to Stock Options

     The Company has been advised by Warner & Stackpole LLP, counsel to the Company, that, under the federal tax laws, options granted under the 1991 Stock Option Plan will be treated as follows:

     Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an incentive stock option (an "ISO") under the 1991 Stock Option Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction is allowed to the Company for federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee. If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a short- or long-term capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

     Non-Statutory Stock Options. No income is realized by the optionee at the time a non-statutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short- or long-term capital gain or loss and will not result in any deduction by the Company.

Registration of Shares Underlying Options

     To date, the Company has registered on Form S-8 802,025 shares of Common Stock underlying options granted or to be granted under the 1991 Stock Option Plan.

Board Recommendation

     ECOSCIENCE believes granting such options is necessary to attract and retain high quality employees, officers and consultants. For this reason, the Board recommends the stockholders VOTE FOR the proposal to ratify and approve the amendment to the 1991 Stock Option Plan. The affirmative vote of a majority of the votes cast in person or represented by proxy at the Meeting is required to approve this proposal.

VI. PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN, LLP AS ECOSCIENCE'S INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has selected the firm of Arthur Andersen, LLP, independent accountants, to serve as auditors of the Company for the fiscal year ending June 30, 1998. Arthur Andersen, LLP has been the Company's independent public accountants since 1988.

Board Recommendation

     The Board recommends that the stockholders vote FOR the ratification of the
selection  of  Arthur  Andersen,   LLP  as  the  Company's   independent  public
accountants for the current fiscal year.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth information regarding beneficial ownership of the Common Stock as of June 30, 1998 by: (i) each person known to ECOSCIENCE to be the beneficial owner of more than 5% of the Common Stock on that date,
(ii) each Director, (iii) each executive officer listed in the Summary Compensation Table below and (iv) all Directors and executive officers as a group.


                        SUMMARY SECURITY OWNERSHIP TABLE

                                                                    Shares Beneficially    Percentage of
Name and Address                                                          Owned(1)         Total Shares
----------------                                                    -------------------    ------------
Palo Alto Investors (2) ...................................             1,407,000             13.4%
     470 University Avenue
     Palo Alto, California 94301

Copley Partners 2, L.P (3) ................................               822,932              7.8%
     600 Atlantic Avenue
       Boston, Massachusetts 02110


Kenneth S. Boger (4).......................................                40,000              *
E. Andrews Grinstead, III (4)..............................                88,888              *
Larry M. Nouvel (4)........................................                40,000              *
David J. Ryan (5)..........................................               862,932              8.1%
Heinz K. Wehner (4)........................................                40,000              *
Michael A. DeGiglio (6)....................................               342,450              3.2%
Richard A. Andrews (7).....................................                 1,228              *
David W. Miller (8)........................................               111,359              1.1%

All Directors and executive officers as a group
     (8 persons) (9).......................................             1,604,379             14.3%

----------

*Less than 1%.

(1) Information with respect to beneficial ownership is based upon information furnished to the Company by each stockholder included in this table. Except as indicated in the notes to the table, each stockholder included in the table has sole voting and investment power with respect to the shares shown to be beneficially owned by him. Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or member of a group has a right to acquire within 60 days of June 30, 1998 pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2) According to a Schedule 13G/A-2 dated February 13, 1998, filed by Palo Alto Investors, consists solely of shares of Common Stock as to which such entity has shared voting and investment power.

(3)  Includes 66,666 shares of Common Stock issuable upon exercise of a warrant.

(4) Consists solely of shares of Common Stock issuable upon exercise of warrants.

(5) Includes 40,000 shares of Common Stock issuable upon exercise of warrants, and 756,266 and 66,666 shares of Common Stock held and issuable upon exercise of a warrant, respectively, by Copley Partners 2, L.P. Copley Venture Partners L.P., a limited partnership of which Mr. Ryan is a general partner, is a general partner of Copley Partners 2, L.P.

(6)  Includes 17,427 shares of Common Stock held by Mr.  DeGiglio's  wife, Susan
     A. DeGiglio, as to which Mr. DeGiglio disclaims beneficial ownership, and 285,625 shares of Common Stock issuable upon exercise of stock options.

(7) As of August 29, 1997, Mr. Andrews resigned from the Company; therefore his share total of 1,228 is excluded from the group total of all directors and executive officers.

(8) Includes 87,500 shares of Common Stock issuable upon exercise of stock options.

(9) Includes an aggregate of 767,429 shares of Common Stock issuable upon exercise of stock options and warrants. Share amount includes 756,266 and 66,666 shares of Common Stock held and issuable upon exercise of a warrant, respectively, by Copley Partners 2, L.P., for a total of 822,932 shares or 7.8% of total shares of Common Stock outstanding. Copley Venture Partners L.P., a limited partnership of which Mr. Ryan is a general partner, is a general partner of Copley Partners 2, L.P.

     The mailing address for each of the persons listed above whose address was not supplied in the table is c/o EcoScience Corporation, 10 Alvin Court, East Brunswick, New Jersey 08816.

                             EXECUTIVE COMPENSATION

     The following table provides certain summary information regarding compensation paid by the Company during the fiscal years ended June 30, 1997, 1996 and 1995 to the Company's Chief Executive Officer and to each of the other executive officers of the Company, whose annual compensation and bonus for the fiscal year ended June 30, 1997 exceeded $100,000 (together with the Chief Executive Officer, the "Named Executive Officers").


                                        SUMMARY COMPENSATION TABLE

                                                                                             Long Term
                                                                                           Compensation
                                                                                              Awards
                                                 Annual Compensation              --------------------------------
                                         --------------------------------         Restricted      Number of Shares
             Name and                                                               Stock            Underlying
        Principal Position               Year         Salary        Bonus           Awards         Stock Options
        ------------------               ----         ------        -----         ----------      ----------------
Michael A. DeGiglio (1)                  1997       $140,000       $25,000              --             100,000
  President and Chief                    1996        123,391        25,000              --             200,000
  Executive Officer                      1995        111,522        16,077              --                  --

Richard A. Andrews (2)                   1997        113,542            --              --              58,778
  Vice President                         1996        117,083            --              --              50,000
                                         1995        131,250            --              --                  --

David W. Miller (3)                      1997        106,167            --              --              55,000
  Vice President -Technology             1996        108,250            --              --              50,000
                                         1995        120,750            --              --                  --

----------

(1) Mr. DeGiglio joined the Company in November 1992 as the President of AgroDynamics, Inc. and was appointed President and Chief Executive Officer of the Company in July 1995.

(2) As of August 29, 1997, Mr. Andrews resigned from the Company. In January 1997, the Company repriced an option to Mr. Andrews to purchase up to 58,778 shares of common stock at an exercise price of $1.00 per share with a new expiration date of January 7, 2007.

(3) During fiscal year 1997, the Company repriced options to Dr. Miller to purchase up to 35,000 and 20,000 shares of common stock at exercise prices of $1.50 and $1.00 per share with new expiration dates of August 12, 2006 and January 7, 2007, respectively.

     The following table provides certain information with respect to options granted under the Company's 1991 Stock Option Plan to each of the Named Executive Officers during the fiscal year ended June 30, 1997.

                      OPTION GRANTS IN THE LAST FISCAL YEAR

                                                   Individual Grants
                                 -------------------------------------------------------
                                                Percentage
                                                 of Total                                 Potential Realizable Value
                                 Number of       Options                                   at Assumed Rates of Stock
                                   Shares       Granted to                                  Price Appreciation for
                                 Underlying    Employees in                                     Option Term (1)
                                  Options         Fiscal         Exercise     Expiration    ----------------------
             Name                 Granted          Year            Price         Date          5%           10%
------------------------         ----------    -------------     --------     ----------    --------     ---------
Michael A. DeGiglio (2)           100,000           29.4%          $1.00       01/07/02     $ 27,628      $ 61,051

Richard A. Andrews (3)             58,778           17.3%           1.00       01/07/07        1,225         2,449

David W. Miller (4)                35,000           10.3%           1.50       08/12/06     $ 33,017      $ 83,671
                                   20,000            5.9%           1.00       01/07/07       12,578        31,875
                                 --------        --------                                   --------      --------
                                   55,000           16.2%                                   $ 45,595      $115,546
                                 ========        ========                                   ========      ========

(1) As required by the rules of the Securities and Exchange Commission, potential values stated are on the prescribed assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term at annualized rates of 5% and 10%. The actual value, if any, an executive officer may realize will depend on the excess of the market price of the Company's Common Stock over the exercise price on the date the option is exercised; however, there is no assurance that the value realized by an executive officer will be near the value show in the table.

(2) The option vests 25% on the date of grant and the balance vests in equal monthly installments of 3,125 shares beginning February 1, 1997 and ending January 1, 1999.

(3) In January 1997, the Company repriced an option to Mr. Andrews to purchase up to 58,778 shares of Common Stock at an exercise price of $1.00 per share with a new expiration date of January 7, 2007. This option vested in full on the reissuance date. The potential realizable values reflected above represent appreciation values limited to three months after Mr. Andrews' resignation from the Company, the exercise period limit as provided in the Plan.

(4) During fiscal year 1997, the Company repriced options to Dr. Miller to purchase up to 35,000 and 20,000 shares of Common Stock at exercise prices of $1.50 and $1.00 per share with new expiration dates of August 12, 2006 and January 7, 2007, respectively. The 35,000 share option vests in two equal annual installments beginning one year from the date of grant. The 20,000 share option vested in full on the date of grant.

         The following table provides certain information with respect to options to purchase Common Stock held by the Named Executive Officers at June 30, 1997.

                            AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1997 AND
                                    1997 FISCAL YEAR END OPTION VALUES

                                     Number of Securities Underlying           Value of Unexercised In the Money
                                 Unexercised Options at Fiscal Year End           Options at Fiscal Year End
                                -----------------------------------------      ----------------------------------
             Name                   Exercisable          Unexercisable         Exercisable          Unexercisable
             ----                   -----------          -------------         -----------          -------------
Michael A. DeGiglio                   164,792               155,208               $28,906              $33,594
Richard A. Andrews                     83,778                25,000                24,070                9,375
David W. Miller                        45,000                60,000                14,375                9,375


     No options were exercised by the Named Executive Officers in fiscal year 1997.

     The following table provides certain information with respect to option repricings under the Company's 1991 Stock Option Plan and Stock Appreciation Rights ("SARs") repricings for each of the executive officers of the Company for the last ten fiscal years in the period ended June 30, 1997.

            TEN YEAR OPTION AND STOCK APPRECIATION RIGHTS REPRICINGS

                                      Number of                                                             Length of
                                      Shares of                                                              Original
                                      Securities                              Number of                    Option/SARs
                                      Underlying  Market Price                 Shares        Original         Term
                                       Options/    of Stock at               Underlying      Exercise      Remaining at
                                        SARs         Time of        New       Canceled     Price at Time      Date of
                                      Repriced    Repricing or    Exercise   or Amended    of Repricing    Repricing or
        Name              Date       or Amended     Amendment       Price      Option      or Amendment      Amendment
        ----              ----       ----------     ---------       -----      ------      ------------      ---------
 Richard A. Andrews      01/08/97      58,778       $1.000          $1.00        23,333      $ 0.450          Expired
   Vice President          (1)
                                                                                 10,000        0.375          Expired
                                                                                 15,000        9.500        6 years, 7
                                                                                                              months
                                                                                 15,000        5.750        5 years, 8
                                                                                                              months
                                                                                 10,000       11.375        5 years, 1
                                                                                                               month

   David W. Miller       08/12/96      35,000        1.125           1.50        10,000       11.375        5 years, 6
   Vice President-                                                                                            months
     Technology
                                                                                 25,000        9.500          7 years

                         01/08/97      20,000        1.000           1.00        10,000        0.375          Expired
                           (2)
                                                                                 20,000        5.750        5 years, 8
                                                                                                              months

(1) The reissuance share amount to Mr. Andrews was based on a calculation intended to preserve a certain potential realizable value from Mr. Andrews' options dated September 1, 1990 and April 22, 1991, which were issued under the Company's 1988 Stock Option Plan in the amounts of 23,333 and 10,000 shares, respectively, ("the 1988 Andrews Options") based on a certain market reference price of $1.75 per share. The 1988 Andrews Options were inadvertently allowed to expire due to confusion over their expiration dates. The potential realizable value to Mr. Andrews was determined based on the $1.75 reference price for the 1988 Andrews Options and the equivalent number of shares at the reissuance exercise price of $1.00 per share was then determined so as to preserve Mr. Andrews' original potential realizable value, such reissuance share amount was determined to be 58,778. In addition, Mr. Andrews surrendered three other options to purchase up to an aggregate of 40,000 shares, as reflected in the above table, as additional consideration for the repricing.

(2) The reissuance share amount to Dr. Miller was primarily based on a calculation intended to preserve a certain potential realizable value from Dr. Miller's option dated April 22, 1991, which was issued under the Company's 1988 Stock Option Plan in the amount of 10,000 shares ("the 1988 Miller Option") based on a certain market reference price of $1.75 per share. The 1988 Miller Option was inadvertently allowed to expire due to confusion over its expiration date. The potential realizable value to Dr. Miller was determined based on the $1.75 reference price for the 1988
     Miller Option and the equivalent number of shares at the reissuance exercise price of $1.00 per share was then determined so as to preserve Dr. Miller's original potential realizable values, such reissuance share amount was determined to be 18,334 shares. Due to Dr. Miller's additional surrender of an option dated September 24, 1992, issued under the 1991
     Stock Option Plan for 20,000 shares, the reissued share amount was increased to 20,000 shares.

Compensation of Directors

     Each Director who is not an employee of the Company receives an annual retainer of $5,000 for Board service, plus $750 for each Board meeting attended, $375 for each telephone Board meeting which lasts more than one hour and $500 for each Committee meeting attended, plus expenses. Those Directors who are employees of the Company do not receive any compensation for their services as Directors.

     Each non-employee Director when first elected or appointed to the Board receives a warrant to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value on the grant date. These warrants vest at the rate of 20 percent on the grant date and on the first anniversary of the grant date and 30 percent on the second and third anniversaries of the grant date. Warrants granted to Directors of the Company expire five years after the date of grant.

     In February 1997, the Company reissued a warrant to Copley Partners 2, L.P. to purchase up to 66,666 shares of Common Stock at an exercise price of $3.75 per share with a new expiration date of May 1, 2001. The Company also reissued a warrant to Mr. Grinstead to purchase up to 48,888 shares of Common Stock at an exercise price of $1.00 per share with a new expiration date of May 1, 2001 and a warrant to purchase up to 10,000 shares of Common Stock at an exercise price of $3.75 per share with a new expiration date of May 1, 2001. The Company also extended the expiration date to May 1, 2001 on warrants held by the Directors to purchase collectively up to 90,000 shares of Common Stock at exercise prices between $6.875 and $9.75 per share.

Certain Transactions

     Kenneth S. Boger, a Director of the Company, is a partner in the law firm of Warner & Stackpole LLP, which performed legal services for the Company during fiscal 1997 and is expected to perform such services in the current fiscal year.


     The Company sold products to APD in the amount of $2,954,000 or 14% of product sales in 1997 and $556,000 or 4% of product sales in 1996. Mr. DeGiglio serves as Chief Executive Officer and a Director of APD and owns 32.5% of the outstanding capital stock of APD. Net amount due from APD was $348,000 and $89,000 at June 30, 1997 and 1996, respectively. APD also paid a monthly fee to the Company for facilities and other costs totaling in the aggregate $39,000 and $55,000 for 1997 and 1996, respectively.

     See also "Interest of Michael A. DeGiglio in the Merger" and "Material Transactions Between ECOSCIENCE and APD," above.



                      REPORT OF THE COMPENSATION COMMITTEE

     The  Board  of  Directors  delegated  to its  Compensation  Committee  (the
"Committee") the responsibility and authority to administer executive compensation policies for all executive officers of the Company, including the Chief Executive Officer. The Committee's recommendations as to compensation for executive officers of the Company are subject to approval by the full Board of Directors of the Company. The Committee currently includes two independent Directors, Larry M. Nouvel and Heinz K. Wehner, as well as the Chairman of the Board, David J. Ryan.

     This report sets forth the policies used by the Committee in determining the compensation paid by the Company for fiscal 1997 to its executive officers, including the Named Executive Officers.

Summary of Philosophy and Overall Objectives of Executive Compensation

     ECOSCIENCE seeks to encourage and reward executives' efforts for the achievement of corporate objectives and performance goals by blending base salary, bonuses and long-term incentive compensation in the form of stock options. ECOSCIENCE's executive compensation program seeks to accomplish several major goals:

     o    Recruit and retain highly qualified executive officers

     o    Motivate   executive   officers   to  achieve   specified   individual
          performance objectives and Company wide goals, and to reward them when these objectives and goals are achieved

     o Align the financial interests of executive officers with the long-term interests of the Company's stockholders

Base Salary

     The Committee set base salaries for the executive officers during fiscal 1997. Base salaries for the executive officers were increased between 8% and 20% in fiscal 1997 to reflect their contributions to the Company's operational and financial advancements during fiscal 1997 and 1996, and to bring their base salaries more in line with those salaries paid by companies with whom ECOSCIENCE competes for recruitment and retention of such executive officers. The increases to Messrs. Andrews' and Miller's base salaries partially restored their base salary reductions during fiscal 1996, which had been part of the Company's cost cutting measures.

Bonuses

     In fiscal 1993, the Company established an executive officer incentive bonus program (the "Bonus Program"), payable in cash and in Common Stock, to reward executive officers when the Company achieves certain objectives and when an executive officer's area of responsibility meets its predetermined goals. All executive officers, including the Chief Executive Officer, are eligible to receive bonuses under the Bonus Program. No bonuses were awarded under the Bonus Program in fiscal 1997.

Long-Term Incentive Compensation

     The Company's 1991 Stock Option Plan (the "Plan") was established to provide all employees of the Company with an opportunity to share in the growth of the Company along with its stockholders, and to encourage employees to remain with the Company and work toward its long-term success. Senior executives of the Company, including the Named Executive Officers, will be considered for eligibility to receive stock option grants in the future, subject to individual performance and the performance of the Company as a whole.

     In fiscal 1997, the Compensation Committee repriced options to purchase up to 58,778 and 55,000 shares of Common Stock to Richard A. Andrews and David W. Miller, respectively, as further discussed in the Ten Year Option and Stock Appreciation Rights Repricings table, and granted an option to purchase up to 50,000 shares of Common Stock to Harold A. Joannidi, the Company's Treasurer and Secretary, in recognition of their loyalty and contributions to the Company. The Committee believes these option repricings and grant will also act as incentives for those executives to remain with the Company and continue to devote their best efforts to its progress.

Chief Executive Officer Compensation

     Mr. DeGiglio's base salary increased 15% during fiscal 1997 to $150,000. The Committee believes this increase reflects Mr. DeGiglio's contributions to the Company's operational and financial advancements during fiscal 1997 and 1996, and brings his base salary more in line with those salaries paid by companies with whom ECOSCIENCE competes for recruitment and retention of chief executive officers. The Committee also granted Mr. DeGiglio options to purchase up to 100,000 shares of Common Stock. The Committee felt it was necessary to increase Mr. DeGiglio's option position with the Company in order to encourage him to remain with the Company, and in recognition of his leadership of the Company. The Committee awarded Mr. DeGiglio a $25,000 cash merit bonus in recognition of his efforts in improving the operating performance of the Company during fiscal 1996 and the first six months of fiscal 1997.

Internal Revenue Code Limitation on Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid during any fiscal year to the company's chief executive officer or four other most highly compensated executive officers. Qualified performance based compensation is not included in the $1,000,000 limit. The Committee believes that the Company's 1991 Stock Option Plan would qualify as a performance based compensation plan.

                                              Submitted by the
                                              Compensation Committee

                                              Larry M. Nouvel
                                              David J. Ryan
                                              Heinz K. Wehner

                                PERFORMANCE GRAPH


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
            AMONG ECOSCIENCE CORPORATION, THE NEW PEER GROUP, THE OLD
               PEER GROUP AND THE NASDAQ STOCK MARKET U.S. INDEX

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]

                           EcoScience           New Peer            Old Peer              NASDAQ Stock
        Date              Corporation           Group (1)           Group (2)           Market U.S. Index
        ----              -----------           ---------           ---------           -----------------
     June 1992                 100                 100                100                      100
     June 1993                 146                  92                 92                      126
     June 1994                  71                  81                 81                      127
     June 1995                  21                  49                 47                      169
     June 1996                  21                  69                 69                      218
     June 1997                  18                  84                 86                      265


* $100 invested on June 30, 1992 in stock or index including reinvestment of dividends for fiscal years ended June 30.

(1) The Company selected New Peer Group consists of Consep Inc., Ecogen Inc., Mycogen Corporation and Ringer Corporation.

(2) In addition to Ecogen, Inc., Mycogen Corporation and Ringer Corporation, the companies comprising part of the New Peer Group, the Old Peer Group included Biosys Inc., Calgene Inc. and DNA Plant Technology Corporation, all of whom ceased listing on the NASDAQ Stock Market during fiscal 1997.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen, LLP, the independent public accountants for the Company, will have representatives at the Meeting who will be available to respond to appropriate questions and who will be given the opportunity to make a statement should they desire to do so.


                STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

     In order to be considered for inclusion in the Proxy Statement for the Company's 1998 Annual Meeting of Stockholders, stockholder proposals must be received by the Company no later than [120 days in advance of the anniversary of the mailing date of this proxy]. Proposals should be sent to the attention of the Secretary at the Company's principal offices at 10 Alvin Court, East Brunswick, New Jersey 08816.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and persons who are beneficial owners of more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission (the "Commission") reports of their ownership of the Company's securities and of changes in that ownership. To the Company's knowledge, based on a review of copies of reports filed with the Commission and written representations by certain reporting persons that no reports on Form 5 were required from those persons, all reports that were required to be filed under Section 16(a) were timely filed, except that Messrs. Andrews, DeGiglio, Grinstead, Joannidi, Miller and Ryan each in a single instance did not file a timely report on Form 4, and Mr. Grinstead in two instances did not file a timely report on Form 4, reflecting changes in beneficial ownership of the Company's Common Stock.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents, filed by ECOSCIENCE with the Securities and Exchange Commission ("SEC"), are incorporated by reference in and made a part of this Proxy Statement as of their respective dates:


     1. ECOSCIENCE's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, a copy of which is attached as part of Appendix B.

     2. ECOSCIENCE's Quarterly Reports on Forms 10-Q for the quarters ended September 30, 1997, December 31, 1997 and March 31, 1998. A copy of the
Quarterly Report on Form 10-Q for the Quarter Ended March 31, 1998 is attached as part of Appendix B.


     3. ECOSCIENCE's Forms 8-K dated November 20, 1997 and April 29, 1998.

     All documents filed by ECOSCIENCE pursuant to Sections 13(a), 14 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") after the date of this Proxy Statement and before the date of the Meeting will be deemed to be incorporated by reference in, and to be a part of, this Proxy Statement from the date such documents are filed.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this Proxy Statement will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document, that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     Copies of any document incorporated by reference in and not attached as an appendix to this Proxy Statement will be provided, by first class mail or equally prompt means, without cost within one day of receipt of the written or oral request of any person to whom a Proxy Statement has been delivered. Requests should be directed to ECOSCIENCE (telephone number 732-432-8200) at 10 Alvin Court, East Brunswick, New Jersey 08816, Attention: Harold A. Joannidi, Secretary.

                                  OTHER MATTERS

     The Special Meeting in lieu of the 1997 Annual Meeting of Stockholders is called for the purposes set forth in the notice. The Board does not know of any matter for action by the stockholders at the Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not known to the Directors at the date of printing hereof and which may properly come before the Meeting. The intention of the persons named in the proxy is to vote in accordance with their best judgment on any such matter.

                                         By order of the Board of Directors




                                         Harold A. Joannidi
                                         Secretary

East Brunswick, New Jersey
[__________], 1998

                                   APPENDIX A

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


     AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of July __, 1998, by and among EcoScience Corporation, a Delaware corporation ("ECO"), Agro Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of ECO ("Acquisition Sub"), Agro Power Development, Inc., a New York corporation ("APD") and certain stockholders of APD identified on the signature pages to this Agreement who are parties hereto solely for purposes of Section 5.05.


     WHEREAS, the Boards of Directors of ECO, Acquisition Sub and APD deem it advisable and in the best interests of their respective stockholders to consummate, and approve, the business combination transaction provided for herein in which APD would merge with and into Acquisition Sub (the "Merger");

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a "pooling of interests"; and

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

     Section 1.01. Effective Time of the Merger. Subject to the provisions of this Agreement, certificates of merger shall be duly prepared, executed and acknowledged by APD and Acquisition Sub and thereafter delivered to the Secretary of State of Delaware and the Secretary of State of the State of New York for filing, as provided in the Delaware General Corporation Law (the "DGCL") and the Business Corporation Law of the State of New York (the "NYBCL"), respectively, as soon as practicable on or after the Closing Date (as defined in Section 1.02). The Merger shall become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (the "Effective Time").

     Section 1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., Eastern Daylight Time, on a date to be specified by the parties, which shall be no later than the fifth business day after satisfaction of the latest to occur of the conditions set forth in Sections 6.01, 6.02 (other than the delivery of the officers' certificate referred to therein) and 6.03 (other than the delivery of the officers' certificate referred to therein) or waiver of all such conditions as shall then remain unsatisfied as provided in Article VI at or prior to the Closing (the "Closing Date"), at the offices of Giordano, Halleran & Ciesla, P.C., 125 Half Mile Road, Middletown, New Jersey unless another date or place is agreed to in writing by the parties hereto. The parties hereto acknowledge that they will, respectively, use their best efforts to consummate the Merger prior to June 30, 1998.

     Section 1.03. Effects of the Merger. At the Effective Time (i) the separate existence of APD shall cease and APD shall be merged with and into the Acquisition Sub (Acquisition Sub and APD are sometimes referred to herein as the "Constituent Corporations" and Acquisition Sub is sometimes referred to herein as the "Surviving Corporation"), (ii) the Certificate of Incorporation of Acquisition Sub, as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, except that the name of the Surviving Corporation shall be Agro Power Development, Inc., and (iii) the Bylaws of Acquisition Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

     Section 1.04. Directors and Officers of the Surviving Corporation. The directors of APD at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's
Certificate of Incorporation and Bylaws. The officers of APD at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and Bylaws.

     Section 1.05. Reverse Stock Split. Immediately prior to or contemporaneous with the Effective Time, ECO shall effect a 1-for-5 reverse split of the outstanding ECO Common Stock (the "Reverse Split").

                                   ARTICLE II

                            CONVERSION OF SECURITIES

     Section 2.01. Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of holders of any shares of the Class A common stock, $1.00 par value, of APD (the "APD Common Stock"), the outstanding shares of APD Common Stock will be treated in the manner set forth below:


          (a) Exchange Ratio for APD Common Stock. Each share of APD Common Stock outstanding immediately prior to the Effective Time (other than shares of APD Common Stock referred to in Section 2.01(b)) shall by virtue of the Merger, and after giving effect to the Reverse Split, be converted into the right to receive 30,619.067 shares of the common stock, par value $.01 per share, of ECO (the "ECO Common Stock"); and

          (b) Cancellation of Treasury Stock. At the Effective Time all shares of APD Common Stock held in treasury shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (c) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of ECO Common Stock will be issued and any holder of APD Common Stock who would otherwise be entitled to receive a fractional share of ECO Common Stock shall be entitled to receive a cash payment in lieu thereof equal to the product of (i) such fraction multiplied by (ii) the average of the closing bid and asked prices of a share of ECO Common Stock as reported by the Nasdaq Stock Market on the trading day immediately preceding the Closing Date.

     Section 2.02. Exchange of Certificates. At the Closing, each holder of a certificate or certificates representing shares of APD Common Stock issued and outstanding at the Effective Time shall surrender such certificate(s) to ECO, or any agent or agent which may be appointed by ECO, together with a letter of
transmittal   duly  completed  and  validly  executed  in  accordance  with  the instructions thereto, and shall receive in exchange therefore duly authorized and validly issued shares of ECO Common Stock in accordance with Section 2.01.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Section 3.01. Representations and Warranties of APD, ECO and Acquisition Sub. Except as set forth in the corresponding sections or subsections of each of the ECO Disclosure Schedule annexed hereto as Appendix I (the "ECO Disclosure Schedule") or the APD Disclosure Schedule annexed hereto as Appendix II (the "APD Disclosure Schedule"; each of the ECO Disclosure Schedule and the APD
Disclosure Schedule to be sometimes referred to herein as a "Disclosure Schedule"), as the case may be, APD (except for subparagraphs (b)(ii), (b)(iii),
(c)(ii), (e)(ii) and (x)(ii), references in subparagraph (a) below to documents made available by ECO to APD and references to ECO Financial Statements in subparagraph (g)), hereby represents and warrants to ECO and Acquisition Sub, and ECO (except for subparagraphs (b)(i), (c)(i), (e)(i) and (x)(i), references in subparagraph (a) below to documents made available by APD to ECO and references to APD Financial Statements in subparagraph (g)), on behalf of itself and Acquisition Sub, hereby represents and warrants to APD, that:

          (a) Organization, Good Standing and Qualification. Each of it and its Subsidiaries (as defined below) is a corporation, limited liability company or limited partnership. It and each Subsidiary that is a corporation is duly organized, validly existing as a corporation and in good standing under the laws of its respective jurisdiction of incorporation. Each of its Subsidiaries that is a limited liability company is duly organized, validly existing as a limited liability company and in good standing under the laws of its respective jurisdiction of organization. Each of its Subsidiaries that is a limited partnership is duly organized, validly existing as a limited partnership and in good standing under the laws of its respective jurisdiction of organization. It and each of its Subsidiaries has all requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing is not, when taken together with all other such failures, reasonably likely to have a material adverse effect on it. It has made available to ECO, in the case of APD, and to APD, in the case of ECO, a complete and correct copy of its certificate of incorporation, by-laws, certificate of formation, operating agreement, certificate of limited partnership and agreement of limited partnership (the "Organizational Documents"), in each case to the extent applicable, each as amended to date. Such Organizational Documents as so made available are in full force and effect.

     As used in this Agreement, (i) the term "Subsidiary" means, with respect to APD, ECO or Acquisition Sub, as the case may be, any entity, whether incorporated or unincorporated, of which at least fifty percent of the securities or ownership interests having by their terms ordinary voting power to elect at least fifty percent of the board of directors or other persons performing similar functions is directly or indirectly owned by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries, (ii) reference to "the other party" means, with respect to APD, ECO and means with respect to ECO, APD, and (iii) the term "Person" means an association, corporation, estate, general partnership, governmental entity (or any agency, department or political subdivision thereof), individual, joint stock company, joint venture, limited liability company, limited partnership, trust, or any other organization or entity.

          (b) Capital Structure.

               (i) The authorized capital stock of APD consists of 20,000 shares of APD Common Stock of which 307.7 shares were issued and outstanding and no shares were held in treasury as of the date of this Agreement, and 10,000 shares of Class B common stock, par value $1.00 per share (the "APD Class B Stock"), of which no shares were issued or outstanding as of the date of this Agreement. All of the outstanding shares of APD Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. APD has no shares reserved for issuance. Each of the outstanding shares of capital stock or other securities of each of APD's Subsidiaries is owned by APD or a direct or indirect wholly-owned Subsidiary of APD, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth in Section 3(b) of the APD Disclosure Schedule, APD has no shares of APD Common Stock or APD Class B Stock reserved for issuance and there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of APD or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of APD or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. APD does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with its stockholders on any matter ("Voting Debt").

               (ii) The authorized capital stock of ECO consists of 25,000,000 shares of ECO Common Stock, of which 10,488,455 shares were issued and outstanding and no shares were held in treasury as of the date of this Agreement, and 1,000,000 shares of Preferred Stock, par value $.01 per share (the "ECO Preferred Stock"), of which no shares were issued or outstanding as of the date of this Agreement. All of the outstanding shares of ECO Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. Each of the outstanding shares of capital stock of each of ECO's Subsidiaries is owned by ECO or a direct or indirect wholly-owned subsidiary of ECO, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth in Section 3(b) of the ECO Disclosure Schedule, ECO has no shares of ECO Common Stock or ECO Preferred Stock reserved for issuance and there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of ECO or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of ECO or any of its Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. ECO does not have outstanding any Voting Debt. Holders of ECO Common Stock will not be entitled to exercise appraisal rights in connection with the Merger.

               (iii) The authorized capital stock of Acquisition Sub consists of 3,000 shares of Common Stock, par value $.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Acquisition Sub is, and at the Effective Time will be, owned by ECO, and there are (i) no other shares of capital stock or other voting securities of Acquisition Sub, (ii) no securities of Acquisition Sub convertible into or exchangeable for shares of capital stock or other voting securities of Acquisition Sub and (iii) there are no options or other rights to acquire from Acquisition Sub, and no obligations of Acquisition Sub to issue, any capital stock, other voting securities or securities convertible into or exchangeable for capital stock or other voting securities of Acquisition Sub. Acquisition Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

          (c) Corporate Authority; Approval.

               (i) APD has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, subject only to approval of this Agreement by the holders of a majority of the outstanding shares of APD Common Stock (the "APD Requisite Vote") and the APD Required Consents (as defined in Section 3.01(d)(i)). This Agreement is a valid and binding agreement of APD enforceable against APD in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception"). The Board of Directors of APD has unanimously approved this Agreement and the Merger and the other transactions contemplated hereby.

               (ii) ECO and  Acquisition  Sub each has all  requisite  corporate power and authority and each has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, subject only to approval of this Agreement and certain transactions contemplated by this Agreement (including the issuance of ECO Common Stock in connection with the Merger, the Charter Amendment and the Reverse Split) by the holders of a majority of the outstanding shares of ECO Common Stock (the "ECO Requisite Vote") and the ECO Required Consents (as defined in Section 3.01(d)(i)). This Agreement is a valid and binding agreement of ECO and Acquisition Sub, enforceable against each of ECO and Acquisition Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception. The shares of ECO Common Stock, when issued pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and no stockholder of ECO will have any preemptive right of subscription or purchase in respect thereof. The shares of ECO Common Stock issued to APD stockholders pursuant to this Agreement shall represent 80% of the outstanding shares of ECO Common Stock outstanding, on a Fully Diluted Basis, immediately after the Effective Time. For purposes of this Agreement, the phrase "Fully Diluted Basis" shall mean after giving effect to the assumed exercise of all outstanding warrants, options and other rights to acquire ECO Common Stock and securities convertible into ECO Common Stock, and the assumed conversion of all securities convertible into ECO Common Stock.

          (d) Governmental Filings; No Violations.

               (i) Other  than the  filings  and/or  notices  (A)  described  in
          Section 1.01, (B) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the filing of a Form D under the Securities Act of 1933, as amended (the "Securities Act"), (C) to comply with state securities or "blue-sky" laws, (such filings and/or notices of ECO being the "ECO Governmental Consents" and of APD being the "APD Governmental Consents"), no notices, reports or other filings are required to be made by it with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any governmental or regulatory authority, court, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement by it and the consummation by it of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a material adverse effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement.

               (ii) The execution, delivery and performance of this Agreement by it do not, and the consummation by it of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, its Organizational Documents or the Organizational Documents governing any of its
          Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on its assets or the assets of any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") binding upon it or any of its Subsidiaries or any Law (as defined in Section
          3.01(i)) or governmental or non-governmental permit or license to which it or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of its Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect on it or prevent, materially delay or materially impair its ability to consummate the transactions contemplated by this Agreement. Section 3.01(d)(ii) of its Disclosure Schedule, sets forth a correct and complete list of its Contracts and Contracts of its Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement other than those where the failure to obtain such consents or waivers is not reasonably likely to have a Material Adverse Effect on it or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement.

          (e) Financial Statements; SEC Reports.

               (i) APD has delivered to ECO copies of the following financial statements: consolidated balance sheets of APD at December 28, 1997, December 29, 1996 and December 31, 1995, consolidated statements of income of APD for the 52 weeks ended December 28, 1997, December 29, 1996 and December 31, 1995, consolidated statements of stockholders' equity for the 52 weeks ended December 28, 1997, December 29, 1996 and December 31, 1995 and consolidated statements of cash flows of APD for the 52 weeks ended December 28, 1997, December 29, 1996 and December 31, 1995 in each case accompanied by the report of Arthur Andersen, LLP, independent certified public accountants (the "APD Financial Statements"). The APD Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of APD as of the dates thereof and the results of its operations and cash flows for the periods indicated.

               (ii) Since December 31, 1993, ECO has filed with the Securities and Exchange Commission (the "SEC") all forms, reports, schedules, statements and other documents required to be filed by it under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "SEC Documents"). The SEC Documents, including without limitation any financial statements and schedules included therein, at the time filed or, if subsequently amended, as so amended, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The financial statements of ECO (the "ECO Financial Statements") included in the SEC Documents comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the
          SEC) and fairly present (subject, in the case of the unaudited statements, to customary year-end audit adjustments) the financial position of ECO as at the dates thereof and the results of its operations and cash flows for the periods indicated.

          (f) Absence of Certain Changes. Except as expressly contemplated by this Agreement or set forth in Section 3.01(f) of its Disclosure Schedule, since December 31, 1997, there has not been (i) any change in the financial condition, properties, prospects, business or results of operations of it and its Subsidiaries, except those changes that are not, individually or in the aggregate, reasonably likely to have a material adverse effect on it; (ii) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by it or any of its Subsidiaries, whether or not covered by insurance, which damage, destruction or loss is reasonably likely, individually or in the aggregate, to have a material adverse effect on it; or (iii) any change by it in accounting principles, practices or methods. Since December 31, 1997, except as provided in
     Section 3.01(f) of its Disclosure Schedule, there has not been any increase in the compensation payable or that could become payable by it or any of its Subsidiaries to officers or key employees or any amendment of any of its Benefit Plans (as defined in Section 3.01(h)) other than increases or amendments in the ordinary course.

          (g) Litigation and Liabilities. Except as set forth in Section 3.01(g) of its Disclosure Schedule or reflected on the APD Financial Statements or in the notes thereto (in the case of APD) or the ECO Financial Statements or in the notes thereto (in the case of ECO), there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of its executive officers, threatened against it or any of its Affiliates (which term, as used in this Agreement, shall be as defined in Rule 12b-2 under the Exchange Act) or
     (ii) obligations or liabilities, whether or not accrued, contingent or otherwise, including those relating to matters involving any Environmental Law (as defined in Section 3.01(j)), or any other facts or circumstances, in either such case, of which its executive officers have actual knowledge that are reasonably likely to result in any claims against or obligations or liabilities of it or any of its Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on it or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement.

          (h) Employee Benefits.

               (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, officers, directors, former employees, former officers or former directors of its and its Subsidiaries (its "Benefit Plans") and any trust agreements or insurance contracts forming a part of such Benefit Plans has been made available by it to the other party prior to the date hereof and each such Benefit Plan is listed in Section 3.01(h) of its respective Disclosure Schedule.

               (ii) All of its Benefit Plans are in substantial compliance with all applicable law, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). None of its Benefit Plans is a defined benefit plan (as defined in Section 3(35) of ERISA) or a mutli-employer plan (as defined in Section 3(37) of ERISA). Each of its Benefit Plans that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS"), and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the actual knowledge of its executive officers, threatened
          litigation  relating  to  its  Benefit  Plans.   Neither  it  nor  any
          Subsidiary has engaged in a transaction with respect to any of its Benefit Plans that, assuming the taxable period of such transaction expired as of the date hereof, would subject it or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

               (iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA (other than the payment of prospective premium amounts to the Pension Benefit Guaranty Corporation in the normal course) has been or is expected to be incurred by it or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001 of ERISA or Section 414 of the Code (its "ERISA Affiliate") (each such single-employer plan, its "ERISA Affiliate Plan"). It and its
          Subsidiaries and ERISA Affiliates have not contributed, or been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any of its Pension Plans or any of its ERISA Affiliate Plans within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

               (iv) All contributions required to be made under the terms of any of its Benefit Plans as of the date hereof have been timely made or have been reflected on its most recent balance sheet delivered by it to the other party. Neither any of its Pension Plans nor any of any of its ERISA Affiliate Plans has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither it nor its Subsidiaries has provided, or is required to provide, security to any of its Pension Plans or to any of its ERISA Affiliate Plans pursuant to Section 401(a)(29) of the Code.

               (v) Under each of its Pension Plans which is a single-employer plan and each of its ERISA Affiliate Plans, as of the last day of the most recent plan year ended prior to the date hereof, the actuarily determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial valuation), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and there has been no material change in the financial condition of such Pension Plan or ERISA Affiliate Plan since the last day of the most recent plan year.

               (vi) Neither it nor its Subsidiaries have any obligations for retiree health and life insurance benefits under any of its Benefit Plans, except as required by applicable law.

               (vii) The consummation of the Merger (or its approval by its stockholders) and the other transactions contemplated by this Agreement will not (x) entitle any of its employees, officers or directors or any employees of its Subsidiaries to severance pay, directly or indirectly, upon termination of employment, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of its Benefit Plans or (z) result in any breach or violation of, or a default under, any of its Benefit Plans.

          (i) Compliance with Laws. Except as set forth in Section 3.01(i) of its Disclosure Schedule, the businesses of each of it and its Subsidiaries have not been, and are not being, conducted in violation of any law, statute, ordinance, regulation, judgment, order, decree, injunction, arbitration award, license, authorization, opinion, agency requirement or permit of any Governmental Entity or common law (collectively, "Laws"), except for violations or possible violations that are not, individually or in the aggregate, reasonably likely to have a material adverse effect on it or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement. No investigation or review by any
     Governmental Entity with respect to it or any of its Subsidiaries is pending or, to the actual knowledge of its executive officers, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a material adverse effect on it or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement. To the actual knowledge of its executive officers, no material change is required in its or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and it has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof, except for such changes and noncompliance that are not, individually or in the aggregate, reasonably likely to have a material adverse effect on it or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement. Each of it and its Subsidiaries has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals (collectively, "Permits"), necessary to conduct their business as presently conducted, except for those the absence of which are not,individually or in the aggregate, reasonably likely to have a material adverse effect on it or prevent or materially impair its ability to consummate the transactions contemplated by this Agreement. Each of such Permits is listed in Section 3.01(i) of its Disclosure Schedule.

          (j) Environmental Matters. Except as disclosed in Section 3.01(j) of its Disclosure Schedule and except for such matters that, alone or in the aggregate, are not reasonably likely to have a material adverse effect on it: (i) each of it and its Subsidiaries has complied with all applicable Environmental Laws (as defined below); (ii) the properties currently owned or operated by it or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined below); (iii) the properties formerly owned or operated by it or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by it or any of its Subsidiaries; (iv) neither it nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither it nor any Subsidiary has been associated with any release or threat of release of any Hazardous
     Substance; (vi) neither it nor any Subsidiary has received any notice, demand, letter, claim or request for information alleging that it or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither it nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving it or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any of its properties pursuant to any Environmental Law.

          As used herein, the term "Environmental Law" means any Law relating to pollution (or the clean up of the environment), or the protection of air, surface water, groundwater, drinking water, land (surface or subsurface), human health, the environment or any other natural resource or the use, storage, recycling, treatment, generation, processing, handling, production or disposal of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 USC ss.ss.9601 et seq. and 40 CFR ss.ss.302.1 et seq., and regulations thereunder; the Federal Clean Air Act, as amended, 42 USC ss.ss.7401 et seq., and regulations thereunder; the Resource Conservation and Recovery Act, 42 USC ss.ss.6901 et seq., as amended, and regulations thereunder; and the Federal Water Pollution Control Act, 33 USC ss.ss.1251 et seq., as amended, and regulations thereunder.

          As used herein, the term "Hazardous Substance" means any asbestos containing materials, mono-and polychlorinated biphenyls, urea formaldehyde products, radon, radioactive materials, any "hazardous substance", "hazardous waste", "pollutant", "Toxic Pollutant", "oil" or "contaminant" as used in, or defined pursuant to any Environmental Law, and any other substance, waste, pollutant, contaminant or material, including petroleum products and derivatives, the use, transport, disposal, storage, treatment, recycling, handling, discharge, release, threatened release, discharge or emission of which is regulated or governed by any Environmental Law.

          (k) Accounting and Tax Matters. As of the date hereof, neither it nor any of its Affiliates has taken or agreed to take any action, nor do its executive officers have any actual knowledge of any fact or circumstance, that would prevent ECO from accounting for the business combination to be effected by the Merger as a "pooling-of-interests" or prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

          (l) Taxes. It and each of its Subsidiaries have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns (as defined below) required to be filed by any of them and all such filed tax returns are complete and accurate in all material respects and: (i) it and each of its Subsidiaries have paid all Taxes (as defined below) that are shown as due on such filed Tax Returns or that it or any of its Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith or for such amounts that, alone or in the aggregate, are not reasonably likely to have a material adverse effect on it; (ii) as of the date hereof, there are not pending or, to the actual knowledge of its executive officers threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters; and (iii) there are not, to the actual knowledge of its executive officers, any unresolved questions or claims concerning its or any of its Subsidiaries' Tax liability that are reasonably likely to have a material adverse effect on it. Neither it nor any of its Subsidiaries has any liability with respect to Taxes in excess of the amounts accrued in respect thereof that are reflected in its consolidated balance sheet as of December 31, 1997, except such excess liabilities that are not, individually or in the aggregate, reasonably likely to have a material adverse effect on it. No payments to be made to any of the officers and employees of it or its Subsidiaries will as a result of consummation of the Merger be subject to the deduction limitations under Section 280G of the Code.

          As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes", and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest with respect to such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

          (m) Labor Matters. Except as set forth in Section 3.01(m) of its Disclosure Schedule, neither it nor any of its Subsidiaries is the subject of any proceeding asserting that it or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of its executive officers, threatened, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving it or any of its Subsidiaries, except in each case as is not, individually or in the aggregate, reasonably likely to have a material adverse effect on it.

          (n) Securities Law Compliance. Each outstanding share of its capital stock and each outstanding option and right to acquire its capital stock, if any, have been registered under the Securities Act and all applicable state "blue sky" laws or issued pursuant to applicable exemptions from registration under the Securities Act or such "blue sky" laws.

          (o) No Default. Except as set forth in Section 3.01(o) of its Disclosure Schedule, neither it nor any of its Subsidiaries is or currently expects to be in the future, in violation or breach of or in default under, and no conditions exist that, with the giving of notice or the lapse of time or both, would constitute a default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which it or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound except for such violations, breaches or defaults as are not, individually or in the aggregate, reasonably likely to have a material adverse effect on it.

          (p) Related Party Transactions. Except as set forth in Section 3.01(p) of its Disclosure Schedule, since December 31, 1996, neither it nor any of its Subsidiaries has (a) incurred any obligation to pay commissions or other amounts to any firm of which any of its directors, officers or stockholders which beneficially own 5% or more of its outstanding common stock (each a "5% Stockholder") is a partner or stockholder; (b) cancelled, without payment in full, any notes, loans or other obligations receivable from any employee, officer, director or 5% Stockholder, or any member of the families of any thereof, or from any corporation, partnership or other entity in which any officer, director or 5% Stockholder, or any member of their families, then has any direct or indirect interest; (c) sold, assigned or transferred any of its assets to or from any of its employees, officers, directors, 5% Stockholders or members of their families for less than fair market value.

          (q) Property. Section 3.01(q) of its Disclosure Schedule lists all leases of real and personal property to which it or any of its Subsidiaries is a party, except for leases of personal property which are not material to its operations. It and each of its Subsidiaries (i) has good and marketable title in fee simple to, or valid existing leases for, all real property used in the operation or conduct of its business and (ii) owns, leases or rents all the machinery, equipment, furniture, fixtures and all other capital assets used in the conduct of its business and has good and marketable title or valid existing leases for all such machinery, equipment, furniture and fixtures. Except as disclosed in Section 3.01(q) of its Disclosure Schedule, all real and personal properties owned by Company or any of its Subsidiaries are owned by it free and clear of all mortgages, liens, charges or encumbrances of any nature whatsoever. All leases to which it or any of its Subsidiaries is a party are valid and effective in accordance with their terms and except as set forth in Section 3.01(q) of its Disclosure Schedule or defaults not reasonably likely to have a material adverse effect on it, there is not, under any leases for real or personal property, any existing default by it or any of its Subsidiaries or, to the best of its knowledge, by any other party, nor to the best of its knowledge, is there any event which with notice or lapse of time or both would constitute such a default. To its knowledge, each such parcel of real property owned or leased by it or by any Subsidiary is in compliance with all applicable zoning, building, health and safety laws, ordinances, and regulations and all applicable Environmental Laws, except where non-compliance would not have a material adverse effect on it. All real property and fixtures and all personal property and assets, excluding inventory, used by it or any of its Subsidiaries in its operations and business are and at the Effective Time will be sufficient to operate the business of it or its Susidiaries, as the case may be, as conducted on the date hereof, and, except for normal wear and tear, will be in as good condition and repair as they were on the date hereof.

          (r) Intellectual Property Rights. Section 3.01(r) of its Disclosure Schedule contains an accurate and complete description of all domestic and foreign patents, trademarks, trademark registration, service marks, service marks registration, logos, trade names, assumed names, copyrights and copyright registrations and all applications therefor, presently owned or held by it or any of its Subsidiaries or under which it or any of its
     Subsidiaries owns or holds any license, or in which it or any of its Subsidiaries owns or holds any direct or indirect interest, and no others are necessary for the conduct of the present business of it or any of its Subsidiaries. To the best of its knowledge, no products, sold by it or any of its Subsidiaries, nor any patents, formulae, know-how, secrets, trademarks, trademark registrations, service marks, service marks registration, logos, trade names, assumed names, copyrights, copyright registrations, or designation used or licensed for use in its business or the business of any of its Subsidiaries, infringe on any patents, trademarks, licenses, or copyrights, or any other rights, of any Person. It and each of its Subsidiaries is the sole owner of, has the sole and exclusive right to use, has the right and power to sell, and has taken all reasonable measures to maintain and protect, the patents, trademarks, trademark registrations, logos, trade names, assumed names, copyrights, copyright registrations, service marks and service mark registrations listed in Section 3.01(r) of its Disclosure Schedule. Except as set forth in Section 3.01(r) of its Disclosure Schedule, no claims have been asserted against it or any of its Subsidiaries in writing by any person and received by it challenging the use of any such patents, trademarks, trademark registrations, service marks, service mark registrations, logos, trade names, assumed names, copyrights and copyright registrations or challenging or questioning the validity or effectiveness of any such license or agreement, or the use of any formula, know-how or secrets used in its business or the business of its Subsidiaries and, to the best of its knowledge, there is no valid basis for any such claims. Except as set forth in Section 3.01(r) of its Disclosure Schedule, no other party is infringing on the patents, trademarks, trademark registrations, logos, tradenames, assumed names, copyrights copyright registrations, service marks and service mark registrations listed in Section 3.01(r) of its Disclosure Schedule.

          (s) Receivables. All of the accounts receivable reflected on its consolidated balance sheet as of December 31, 1997 and all accounts receivable of it arising since December 31, 1997, other than accounts receivable collected since then in the ordinary course of business (a) arose from bona fide transactions, (b) represent bona fide indebtedness of the respective debtors, (c) except as set forth in Section 3.01(s) of its Disclosure Schedule are valid and do not have original payment terms in excess of 45 days, and (d) to the best of its knowledge, are not subject to any defense or offset.

          (t) Insurance Policies. Section 3.01(t) of its Disclosure Schedule contains a true and complete list of all policies of fire, liability, workers' compensation and other forms of insurance owned by or held by it and its Subsidiaries, and it has made available for inspection by the other party true and complete copies of all of such policies. All such policies are in full force and effect, all premiums with respect thereto covering all periods to the date of this Agreement have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies (a) are sufficient for compliance with all requirements of law and all agreements to which it is a party, (b) are valid, outstanding and enforceable policies, (c) will remain in full force and effect through the Effective Time and (d) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Except as set forth in Section 3.01(f) of its Disclosure Schedule, neither it nor any of its Subsidiaries had made any material claims under such insurance policies.

          (u) Contracts. (A) Except as set forth in Section 3.01(u) of its Disclosure Schedule, neither it nor any of its Subsidiaries is a party to or bound by any written or oral Contract, (i) for the employment of any officer or individual employee; (ii) with any labor union; (iii) for the purchase of materials, supplies or equipment involving more than $25,000;
     (iv)  for  the  provision  of  services  by it or any  of its  Subsidiaries involving  more  than  $25,000;  (v) in  the  nature  of a  confidentiality agreement, royalty or license or an agreement for the acquisition of intangible property rights; (vi) with a governmental agency; (vii) for the purchase of products for which there is no alternative source of supply;
     (viii) in the nature of a non-competition agreement which in any way restricts the right of it or any of its Subsidiaries to conduct business;
     (ix) in the nature of a management agreement; (x) for any quantity discount, volume purchase, rebate or billback sales arrangement that will continue after the Effective Time and involves more than $25,000; (xi) which provides for the provision of services by it or any of its Subsidiaries, (xii) in the nature of a note, bond, mortgage, indenture or loan agreement, or (xiii) relating to any matter which is material to it. Except as set forth in Section 3.01(u) of its Disclosure Schedule, neither it nor any of its Subsidiaries, as of the date hereof, is a party to or bound by any contract or contracts which, in its judgment as of the date hereof, either separately or in the aggregate are contracts which are, or will, adversely affect the business, operations or financial condition of it or any of its Subsidiaries.

          (v) Bank Accounts. Information pertaining to the names and locations of all banks in which it or any Subsidiary has an account or safe deposit box and the names of all authorized signatories with respect thereto has been provided to the other party.

          (w) Subsidiaries. Section 3.01(w) of its Disclosure Schedule lists each of its Subsidiaries. Set forth in Section 3.01(w) of its Disclosure
     Schedule is a capital stock schedule for all of its Subsidiaries, setting forth the designation of each class or series, the number of authorized shares, issued shares, and treasury shares, and the par value, or if applicable, percentages of partnership or membership interests therein. Except as set forth in Section 3.01(w) of its Disclosure Schedule, it owns of record and beneficially 100% of each class of the outstanding capital stock of or other interest in each of its Subsidiaries.

          (x) Broker and Finders. Neither it nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or other transactions contemplated by this Agreement except that (i) APD has employed First Union Capital Markets Corp. as its financial advisor, the arrangements with which have been disclosed to ECO prior to the date hereof, and (ii) ECO has employed Chestnut Partners, Inc. as its financial advisor, the arrangements with which have been disclosed to APD prior to the date hereof.

          (y) Inventory. All inventories of raw materials, supplies, work in progress and finished goods of it and its Subsidiaries are of good, usable and merchantable quality. In addition, (i) all such inventories are of such quality as to meet its quality control standards and any applicable governmental quality control standards, (ii) all such finished goods are saleable as current inventories at its or its Subsidiaries' current prices in the ordinary course of business, (iii) all such inventories are recorded on the books at the lower of cost or market value determined in accordance with GAAP and (iv) except as set forth in Section 3.01(y) of its Disclosure Schedule, no write-down in inventory has been made or should have been made pursuant to GAAP during the past two years.

                                   ARTICLE IV

                                    COVENANTS

     Section 4.01. Mutual Covenants. Except as set forth in the corresponding sections or subsections of each of the ECO Covenant Exceptions annexed hereto as Appendix III (the "ECO Covenant Exceptions") or the APD Covenant Exceptions annexed hereto as Appendix IV (the "APD Covenant Exceptions") (each of the ECO Covenant Exceptions and the APD Covenant Exceptions to be sometimes referred to as "Covenant Exceptions"), as the case may be, and except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing, during the period from the date of this Agreement and continuing until the Effective Time, each of APD and ECO agrees as to itself and its Subsidiaries that:

          (a) Ordinary Course. It and its Subsidiaries shall carry on their businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them so that their goodwill and ongoing business shall not be impaired in any respect at the Effective Time; provided, however that (A) nothing contained in this Agreement (including Section 5.02(b)) shall prohibit APD from negotiating or entering into (i) any transaction in which it acquires a controlling interest in another entity or any assets of another entity or agrees to lease and/or manage a greenhouse owned by another entity; (ii) a transaction in which it makes an equity investment in another entity; (iii) a partnership roll-up transaction; (iv) a business combination with another entity which results in the stockholders of APD immediately prior to such business combination owning a controlling interest in the surviving entity; or (v) any transaction described in Section 4.01(a) of the APD Covenant Exceptions (each an "Acquisition Transaction"); provided, however, that APD will provide to the ECO Board of Directors a written description of any such proposed Acquisition Transaction not described in Section 4.01(a) of the APD Covenant Exceptions prior to entering into a binding agreement with respect to same, and the ECO Board of Directors shall not distribute such written description to any other persons or entities without the consent of APD.

          (b) Dividends; Changes in Stock. Except to the extent contemplated by this Agreement it shall not, nor shall any of its Subsidiaries, nor shall it or any of its Subsidiaries propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock or other outstanding securities or interests, except for (A) dividends or distributions to APD or ECO or a Subsidiary that is wholly owned (directly or indirectly) by a Subsidiary that is wholly owned (directly or indirectly) by APD or ECO and (B) distributions by APD described in Section 4.01(b) of the APD Covenant Exceptions, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in replacement of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any shares of its capital stock.

          (c) Issuance of Securities. Neither it nor any of its Subsidiaries, shall issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares, Voting Debt or convertible securities, other than (i) the issuance of stock options in accordance with Section 4.01(k)(ii) of the ECO Covenant Exceptions, (ii) the issuance of shares of ECO Common Stock upon the exercise of warrants and stock options identified in Section 3.01(b)(ii) of the ECO Disclosure Schedule and in accordance with the terms of such warrants and stock options or (iii) the sale of shares of ECO Common Stock pursuant to trading on NASDAQ.

          (d) Governing Documents.  Except as contemplated by this Agreement, it
     and  its   Subsidiaries   shall  not  amend  or  propose  to  amend   their
     Organizational Documents.

          (e) No Acquisitions. Except as permitted by Section 5.02, neither it nor any of its Subsidiaries shall, acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or portion of the assets of, or by any manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets; provided, however, that APD shall be permitted to effect an Acquisition Transaction in accordance with the terms set forth in Section 4.01(a) hereof.

          (f) No Dispositions. It shall not, nor shall any of its Subsidiaries sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of any of its assets, except in the ordinary course of business or as otherwise permitted pursuant to
     Section 5.02.

          (g) Indebtedness. Except for borrowings in the ordinary course of business under credit arrangements existing on the date of this Agreement, it shall not, nor shall any of its Subsidiaries, incur (which shall be deemed to include entering into credit agreements, lines of credit or similar arrangements) any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of it or any of its Subsidiaries or guarantee any debt securities of others; provided, however, that (i) APD shall be permitted to issue debt securities or guarantee debt securities of others in connection with Acquisition Transactions, (ii) APD may increase borrowing availability under the loan agreements between Village Farms International Financing Association and CoBank, ACB by $60,000,000, (iii) APD may have issued on its behalf letters of credit in connection with marketing arrangements and financial commitments permitted under this Agreement, and (iv) ECO and its Subsidiaries shall be permitted to enter into asset-based financing arrangements not to exceed $500,000 with General Electric Capital Corporation.

          (h) Other Actions. It shall not, nor shall any of its Subsidiaries, take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue or in its failure to perform covenants it is obliged to perform hereunder or in any of the conditions to the Merger set forth in Article VI not being satisfied.

          (i) Advice of Changes; Filings. Except as prohibited by the terms of any confidentiality agreement to which it is a party, it shall confer on a regular and frequent basis with the other party, report on operational matters and promptly advise the other party in writing of any change or event having (in either case), or which, insofar as can reasonably be foreseen could have (in either case), a material adverse effect on it and its Subsidiaries (financial or otherwise) or their respective businesses, properties, prospective results of operations or net worth. It shall promptly provide the other party (or its counsel) copies of all filings made by it or any of its Subsidiaries with any Federal, state or foreign Governmental Entity in connection with this Agreement and the transactions contemplated hereby or which are material to the operation of the business conducted by it or any such Subsidiary.

          (j) Notice of Untrue Facts. It will promptly advise the other party if, at any time before the Proxy Statement (as defined in Section 5.01(a)) is mailed to the stockholders of ECO or before the meeting of ECO's stockholders (the "ECO Meeting") held pursuant to Section 4.01(q) hereof, the Proxy Statement as the same relates to it, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          (k) Employee Benefit Plans. It and its Subsidiaries will not, without the prior written consent of the other, (i) enter into, adopt, amend (except as may be required by law or otherwise permitted or contemplated by this Agreement) or terminate any Benefit Plan or other employee benefit plan or any agreement, arrangement, plan or policy between it or a Subsidiary of it and one or more of its directors, officers or employees; or (ii) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights or performance units) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; provided, however that (i) APD may pay the dividends described in Section 4.01(b) of the APD Covenant Exceptions, and (ii) each of ECO and APD may make adjustments in employee compensation as set forth in Section 4.01(k)(ii) of its Covenant Exceptions.

          (l) Acquisitions of Property. During the period from the date of this Agreement until the Effective Time, it agrees as to itself and its Subsidiaries that it will not, without the prior written consent of the other party, acquire or lease any additional real or personal property, including, without limitation, capital equipment or inventories, except for real or personal property which will not exceed $250,000 in the aggregate and that inventory may be acquired in the ordinary course of the business as conducted on the date hereof; provided, however, that this Section 4.01(l) shall not prohibit APD from consummating Acquisition Transactions in accordance with Section 3.01(a).

          (m) Consents Without Any Condition. It shall not make any agreement or reach any understanding not approved in writing by the other party as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of any of the transactions contemplated by this Agreement.

          (n) No Related Transaction. Neither it nor any of its Subsidiaries shall enter into or become a party to any contract, lease, agreement or transaction with any member of its board of directors, any of its officers or management employees or any of its Subsidiaries or with any business organization owned or controlled by any of them, from the date of the execution of this Agreement to the Closing Date except (i) in the ordinary course of business, and (ii) as contemplated by Section 4.01(n) of the APD Covenant Exceptions.

          (o) Legal Requirements. It will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include, without limitation, furnishing all information required in connection with approvals of or filings with any other Governmental Entity and filing initial notices and obtaining an administrative consent order or otherwise satisfying the requirements of any state or federal environmental laws with respect to properties owned, leased, or operated by it or any of its Subsidiaries on or before the date of this Agreement and through the Closing Date, to the extent such properties are subject to such laws) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. It will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with the other party obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by ECO, APD or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement; provided, that except as otherwise provided to the contrary in this Agreement, neither ECO or any of its Subsidiaries nor APD or any of its Subsidiaries shall be obliged to expend funds or commit to expend funds or undertake any other obligation to obtain any consent, authorization, order, approval or exemption, required to be obtained by any other person or entity not its parent or Subsidiary, as the case may be.

          (p) Access to Information. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which it is subject, it shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records and during such period, it shall (and shall cause each of its Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, it will hold any such information which is nonpublic in confidence in accordance with the terms of the Confidentiality Agreement dated November 23, 1997 between APD and ECO, and in the event of termination of this Agreement for any reason it shall promptly return all nonpublic documents obtained from the other party, and any copies made of such documents, to such other party.

          (q) Stockholder Meetings. To the extent required by applicable law, it shall call a meeting of its stockholders to be held as promptly as practicable after the Proxy Statement is cleared by the SEC for mailing to the stockholders of ECO for the purpose of voting upon this Agreement and related matters. It will, through its Board of Directors, recommend that its stockholders vote in favor of the Merger and the transactions contemplated hereby (including the Charter Amendment described in Section 4.02(d)), and will coordinate and cooperate with the other with respect to the timing of such meetings.

          (r) Additional Agreements; Best Efforts. It will use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of the stockholders of ECO and APD described in Section 6.01(a), including cooperating fully with the other party. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

          (s) Pooling Treatment. It shall not acquire any securities of the other party and shall not take any action that would prevent ECO from accounting for the business combination to be effected by the Merger as a "pooling of interests."

     Section 4.02. Additional Covenants of ECO. During the period from the date of this Agreement and continuing until the Effective Time, ECO agrees that (except as expressly contemplated or permitted by this Agreement or to the extent that APD shall otherwise consent in writing):

          (a) Nasdaq Listing. ECO shall use its best efforts to cause the shares of ECO Common Stock to be issued to the stockholders of APD pursuant to this Agreement to be listed or quoted on the Nasdaq Stock Market.

          (b) Registration Rights Agreement. At the Closing, ECO shall execute and deliver a Registration Rights Agreement between ECO and the stockholders of APD in substantially the form as is annexed hereto as
     Exhibit 1.

          (c) SEC Reports. ECO shall duly and timely file all reports and other documents required to be filed by it with the SEC and will deliver complete and accurate copies thereof to APD at the time of filing. None of such reports and other documents will contain at the time of filing any untrue statement of a material fact or omit to state any material fact (excluding any such misstatement or omission made in reliance upon information provided by APD) required to be stated therein or necessary to make the statements therein not misleading, and all of such reports shall comply as to form in all material respects with all of the applicable rules and regulations promulgated under the Exchange Act and the Securities Act, as the case may be.

          (d) Charter Amendment. Consistent with applicable law, ECO shall cause to be presented to its stockholders and shall cause to be voted upon at the ECO Meeting, in addition to the consideration of and action upon this Agreement and the Merger, to become effective at the Effective Time a proposed amendment to the Certificate of Incorporation of ECO which shall
     (i) effect the Reverse Split and (ii) increase its authorized shares of common stock to 100,000,000 shares and increase its authorized shares of Preferred Stock to 10,000,000 shares (the "Charter Amendment"). The form of such Charter Amendment is annexed hereto as Exhibit 2.

          (e) Resignation of Directors. Consistent with applicable law, ECO shall procure prior to the Effective Time, resignations of each of E.A. Grinstead, Larry M. Nouvel and Kenneth S. Boger as directors of ECO and shall cause ECO's Board of Directors, prior to the effectiveness of such resignations and prior to the Effective Time, to elect to the Board of Directors of ECO, effective as of the Effective Time, each of Albert Vanzeyst (to fill the vacancy created by the resignation of E.A. Grinstead) and Thomas Montanti (to fill the vacancy created by the resignation of Larry M. Nouvel).

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

     Section 5.01. Proxy Statement.

          (a) Preparation. Subject to the terms and conditions of this Agreement, at the earliest practicable date after the date hereof, ECO shall prepare and, subject to the review and, approval of APD (which review and approval shall not be unreasonably withheld or delayed), file with the SEC a Proxy Statement of ECO for the ECO Meeting. Subject to the terms and conditions of this Agreement, ECO shall use all reasonable efforts to have the Proxy Statement cleared for mailing by the SEC. Subject to the terms and conditions of this Agreement, promptly after the SEC has approved the Proxy Statement for distribution to the stockholders of ECO, ECO will mail the Proxy Statement to the stockholders of ECO entitled to receive it, and will otherwise comply in all material respects with applicable legal requirements in connection with the vote of the ECO stockholders at the ECO Meeting. The term "Proxy Statement" as used herein shall mean the proxy statement of ECO for the ECO Meeting at the time it is initially mailed, and all amendments or supplements thereto, if any, similarly filed and mailed. Subject to the fiduciary duties of the ECO Board of Directors under applicable law as advised by counsel to ECO, the Proxy Statement shall contain the recommendation of the ECO Board of Directors in favor of this Agreement and the Merger and the recommendation that the stockholders of ECO vote for the adoption and approval of this Agreement and the Merger. Subject to the terms and conditions of this Agreement, ECO shall use all reasonable efforts to solicit proxies in connection with the vote of stockholders with respect to the Merger and ECO shall solicit such proxies in favor of the adoption and approval of this Agreement and the Merger.

          (b) APD Cooperation. APD shall promptly furnish all information, and take such other actions, as may be reasonably requested by ECO in connection with the actions contemplated by this Section 5.01. ECO represents and warrants that the Proxy Statement, on the date filed with the SEC and on the date first published, sent or given to stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that ECO makes no representation or warranty as to any information supplied by APD for inclusion in the Proxy Statement; provided, further, however, that APD makes no representation or warranty as to any information not supplied by it or approved by it for inclusion in the Proxy Statement. APD represents and warrants that the information to be supplied and approved by it for inclusion in the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. ECO (and APD, with respect to information supplied by it for use in the Proxy Statement) agrees to promptly correct the Proxy Statement if and to the extent that it shall have become false or misleading in any material respect and ECO shall take all steps necessary to cause the Proxy Statement as so corrected to be filed with the SEC and mailed to ECO's stockholders to the extent required by applicable federal securities laws.

          (c) SEC Comments. ECO shall notify APD promptly of the receipt by ECO of any comments of the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or by the SEC or any other Governmental Entity with respect to any other filing made in connection with the transactions contemplated by this Agreement (an "Other Filing") or for additional information and will supply APD with copies of all correspondence between ECO and its representatives, on the one hand, and the SEC or the members of its staff or any other appropriate Governmental Entity, on the other hand, with respect to the Proxy Statement and any Other Filings. ECO shall use all reasonable efforts to obtain and furnish the information required to be included in the Proxy Statement and any Other Filings. After the review and, with respect to information relating to APD, approval of APD (which review and approval shall not be unreasonably withheld or delayed), ECO shall use all reasonable efforts to respond promptly to any comments made by the SEC or any other Governmental Entity with respect to the Proxy Statement and any preliminary version thereof and cause the Proxy Statement and related form of proxy to be mailed to its stockholders at the earliest practicable date after clearance of the Proxy Statement by the SEC.

     Section 5.02. Acquisition Proposals.

          (a) ECO  Proposals.  From and  after  the date  hereof,  ECO will not, directly or indirectly, and will instruct its officers, directors, employees, agents or advisors or other representatives or consultants not to, directly or indirectly, solicit or initiate any proposals or offers from any person relating to any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination with, ECO (any such proposal or offer being referred to herein as an "ECO Acquisition Proposal"), and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any such ECO Acquisition Proposal; provided, however, that ECO may furnish information and may engage in discussions or negotiations with any person if, following the receipt of an unsolicited bona fide written ECO Acquisition Proposal from any such person (i) counsel advises ECO's directors that failure to furnish such information or engage in such discussions or negotiations could involve ECO's directors in a breach of their fiduciary duties and (ii) ECO's directors believe, in good faith, after consultation with ECO's financial advisors, that such person may make a bona fide proposal for a transaction more favorable to ECO's stockholders than the transactions contemplated by the Merger; provided further, however, that nothing contained in this Section 5.02(a) shall prohibit ECO or its Board of Directors from making such disclosure to ECO's stockholders which, in the judgment of the Board of Directors with the advice of counsel, may be required under applicable law. ECO represents and warrants that it is not currently negotiating or having discussions with respect to any ECO Acquisition Proposal except the transactions contemplated by this Agreement. ECO will promptly notify APD of the receipt of any ECO Acquisition Proposal and, subject to the fiduciary duties of ECO's board of directors, keep APD informed of the status theeof.

          (b) APD  Proposals.  From and  after  the date  hereof,  APD will not, directly or indirectly, and will instruct its officers, directors, employees, agents or advisors or other representatives or consultants not to, directly or indirectly, solicit or initiate any proposals or offers from any person relating to any acquisition or purchase of all or a material amount of the assets of, or any securities of, or any merger, consolidation or business combination with, APD (any such proposal or offer being referred to herein as an "APD Acquisition Proposal"), and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any such APD Acquisition Proposal; provided, however, that (i) nothing contained herein shall prohibit APD from negotiating or entering into any transaction described in clause A of Section 4.01(a) hereof in accordance with the provision of
     Section 4.01(a) and (ii) APD may furnish information and may engage in discussions or negotiations with any person if, following the receipt of an unsolicited bona fide written APD Acquisition Proposal from any such person APD's directors believe, in good faith, that such person may make a bona fide proposal for a transaction more favorable to APD's stockholders than the transactions contemplated by the Merger. APD represents and warrants that it is not currently negotiating or having discussions with respect to any APD Acquisition Proposal except the transactions contemplated by this Agreement. APD will promptly notify ECO of the receipt of any APD Acquisition Proposal and, subject to the fiduciary duties of APD's board of directors, keep ECO informed of the status thereof.

     Section 5.03. Change of Fiscal Year. At or about the Effective Time, ECO shall take such actions as are necessary to change its fiscal year to a year which ends on or about December 31.


     Section 5.04. Appointment of Officers. At or about the Effective Time, EcoScience shall take such actions as are necessary to appoint (i) Albert Vanzeyst as an Executive Vice President of ECO and (ii) J. Kevin Cobb as Senior Vice President-Corporate Development of ECO and (iii) David M. Suchniak as Senior Vice President and Chief Financial Officer of ECO.

     Section 5.05. Morocco Transaction. Each of Michael A. DeGiglio, Thomas A. Montanti and Albert W. Vanzeyst (each a "Morocco Seller" and, collectively, the "Morocco Sellers") hereby agrees to sell, and Agro Acquisition hereby agrees to purchase, immediately prior to or contemporaneous with the Effective Time, all of the shares (the "Morocco Shares") of Village Farms of Morocco, S.A., a Moroccan company ("VF Morocco"), owned by him in exchange for 33,000 shares of ECO's Common Stock (99,000 shares in the aggregate). ECO hereby agrees to issue such shares to the Morocco Sellers upon the consummation of such transaction (the "Morocco Transaction"). The Moroccan Sellers hereby represent that the Morocco Shares represent 50% of the issued and outstanding capital stock of VF Morocco and that such Morocco Seller has good and clear title to the Morocco Shares owned by him, free and clear of all liens, mortgages, security interests and other encumbrances.


                                   ARTICLE VI

                                   CONDITIONS

     Section 6.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. This Agreement and the transactions contemplated thereby shall have been approved and adopted by the affirmative vote of (i) the holders of a majority of the outstanding shares of APD Common Stock and (ii) the holders of a majority of the outstanding shares of ECO Common Stock.

          (b) Other Approvals. ECO shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the ECO Common Stock pursuant to this Agreement.

          (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

          (d) Consents. The consents set forth in Section 3.01(d) of each of the Disclosure Schedules shall have been obtained.

          (e) Pooling Opinion. ECO shall have received a letter from Authur Andersen, LLP, dated as of the date of this Agreement and updated as of the Closing Date, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.


          (f) Morocco Transaction. Immediately prior to or contemporaneous with the Effective Time, the Morocco Transaction shall have been consummated.


     Section 6.02. Conditions of Obligations of ECO and Acquisition Sub. The obligations of ECO and Acquisition Sub to effect the Merger are subject to the satisfaction of the following conditions unless, to the extent permitted below, waived by ECO and Acquisition Sub:

          (a) Representations and Warranties. The representations and warranties of APD set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and ECO shall have received a certificate signed on behalf of APD by the President and the Chief Financial Officer of APD to such effect.

          (b) Performance of Obligations of APD. APD shall have performed in all material respects all obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and ECO shall have received a certificate signed on behalf of APD by the president and the Chief Financial Officer of APD to such effect.

          (c) Fairness Opinion. The Board of Directors of ECO shall have received the written opinion (the "Fairness Opinion") of Chestnut Partners, Inc., as to the fairness of the Merger taken as a whole to ECO's stockholders from a financial point of view at and as of the date that the Proxy Statement is first mailed to the stockholders of ECO; provided however, that the condition set forth in this Section 6.02(c) shall be deemed satisfied if ECO fails to use all commercially reasonable efforts to obtain such fairness opinion.

          (d) Lock-up Letters. Each of the stockholders of APD shall have delivered to ECO a letter agreement in the form annexed hereto as Exhibit 3.

          (e) Opinion of Counsel. APD shall have delivered to ECO the opinion as to certain legal matters of Giordano, Halleran & Ciesla, counsel for APD, dated as of the Closing Date, in a form reasonably acceptable to ECO and its counsel.

     Section 6.03. Conditions of Obligations of APD. The obligation of APD to effect the Merger is subject to the satisfaction of the following conditions unless waived by APD:

          (a) Representations and Warranties. The representations and warranties of ECO and Acquisition Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement and APD shall have received a certificate signed on behalf of ECO by the President and the Chief Financial Officer of ECO and on behalf of Acquisition Sub by the President and the Chief Financial Officer of Acquisition Sub to such effect.

          (b) Performance of Obligations of ECO and Acquisition Sub. ECO and Acquisition Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and APD shall have received a certificate signed on behalf of ECO by the President and the Chief Financial Officer of ECO and on behalf of Acquisition Sub by the President and the Chief Financial Officer of Acquisition Sub to such effect.

          (c) Opinions of Counsel. ECO and Acquisition Sub shall have delivered to APD (i) the opinion as to certain legal matters of Warner & Stackpole, LLP, counsel for ECO and Acquisition Sub, dated as of the Closing Date, in a form reasonably acceptable to APD and its counsel, and (ii) the opinion of Warner Stackpole LLP, counsel for ECO and Acquisition Sub, dated as of the Closing Date, to the effect that, based upon appropriate representations of ECO, Acquisition Sub, APD and other persons, the exchange of the shares of ECO Common Stock for the shares of APD Common Stock shall be a tax free exchange.

          (d) Nasdaq Listing. The Notification Form for the listing on the Nasdaq Stock market of the shares of ECO Common Stock to be issued to the stockholders of APD pursuant to this Agreement shall have been duly filed with the applicable filing fee.

          (e) Registration Rights. ECO shall have executed and delivered a Registration Rights Agreement in substantially the form annexed hereto as
     Exhibit 1.

          (f)  Charter  Amendment.   The  amendments  to  ECO's  certificate  of
     incorporation contemplated by the Charter Amendment shall have been duly approved by the stockholders of ECO.

                                   ARTICLE VII

                            TERMINATION AND AMENDMENT

     Section 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of ECO and APD:

          (a) By mutual consent of ECO and APD;

          (b) (i) by either ECO or APD if there shall have been a material breach of any representation, warranty, covenant, obligation or agreement on the part of the other party set forth in this Agreement which breach shall not have been cured, in the case of a representation or warranty, prior to the Closing, or in the case of a covenant, obligation or agreement, within two (2) business days following receipt by the breaching party of notice of such breach; or (ii) by either ECO or APD if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable;

          (c) by either ECO or APD if the stockholders of ECO do not approve the Merger;

          (d) by ECO, if ECO is not in material breach of this Agreement and APD's Board of Directors shall have (i) withdrawn its recommendation that the stockholders of APD vote in favor of the approval and adoption of this Agreement or (ii) recommended or approved the acceptance or approval by stockholders of APD of any APD Acquisition Proposal (other than one by ECO);

          (e) by ECO, if, prior to the Effective Time, ECO is not in material breach of its obligations under Section 5.02(a) and a Person other than APD shall have made an unsolicited bona fide proposal for a transaction, which ECO's Board of Directors believes, in good faith, after consultation with ECO's financial advisors, is more favorable to ECO's stockholders than the transactions contemplated by this Agreement;

          (f) by APD, if APD is not in material breach of this Agreement and ECO's Board of Directors shall have (i) withdrawn its recommendation that the stockholders of ECO vote in favor of the approval and adoption of this Agreement or (ii) recommended or approved the acceptance or approval by stockholders of ECO of any ECO Acquisition Proposal (other than one by APD);

          (g) by APD, if, prior to the Effective Time, APD is not in material breach of its obligations under Section 5.02(b) and a Person other than ECO shall have made an unsolicited bona fide proposal for a transaction, which APD's Board of Directors believes, in good faith, is more favorable to APD's stockholders than the transactions contemplated by this Agreement.

     Section 7.02. Effect of Termination. In event of a termination of this Agreement by either APD or ECO as provided in Section 7.01, this Agreement shall forthwith become void, except with respect to (a) the obligations under Section 8.02 and (b) the last sentence of Section 4.01(p); provided, however that no such termination shall relieve any party hereto from any liability for breach of this Agreement.

     Section 7.03. Remedies Not Exclusive;  Limitations.  Except as set forth in
Section 8.02, prior to the Closing Date, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, including, without limitation, the remedy of specific performance. The election of any one or more remedies by ECO, Acquisition Sub or APD shall not constitute a waiver of the right to pursue other available remedies.

     Section 7.04. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval by the stockholders of APD and ECO of the matters presented in connection with the Merger but, after such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 7.05. Extension and Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section 8.01. Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants, conditions and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the covenants contained in Sections 2.01 and 2.02.

     Section 8.02. Expenses. Except as otherwise provided in this Section 8.02, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not such transactions shall be consummated. If this Agreement is terminated by ECO pursuant to Section 7.01(e), or by APD pursuant to Section 7.01(f), then ECO shall pay to APD, on demand, as the sole remedy of APD under this Agreement, in full reimbursement and compensation for APD's time and effort in negotiating and entering into this Agreement and taking actions pursuant hereto, a fee of $750,000. If this Agreement is terminated by APD pursuant to Section 7.01(g), or by ECO pursuant to Section 7.01(d), then APD shall pay to ECO, on demand, as the sole remedy of ECO under this Agreement, in full reimbursement and compensation for ECO's time and effort in negotiating and entering into this Agreement and taking actions pursuant hereto, a fee of $750,000.

     Section 8.03. Notices. All notices and other communications to be given hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail return receipt requested with proper postage prepaid, by facsimile electronically confirmed, or by overnight courier on the actual receipt of such notice to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to ECO or Acquisition Sub, to

                           EcoScience Corporation
                           10 Alvin Court
                           East Brunswick, New Jersey 08816
                           (Telecopy No. (732) 432-0770)
                           Attention:  Harold Joannidi

                           with a copy to

                           Kenneth S. Boger, Esq.
                           Warner & Stackpole LLP
                           75 State Street
                           Boston, Massachusetts  02109
                           Telecopy No. (617) 951-9151

                           and

                  (b) if to APD, to

                           Agro Power Development, Inc.
                           One Kimberly Court
                           East Brunswick, New Jersey 08816
                           (Telecopy No. (732) 254-1710)
                           Attention:  Michael A. DeGiglio


                           with a copy to

                           John A. Aiello, Esq.
                           Giordano, Halleran & Ciesla, P.C.
                           270 State Highway 35
                           Middletown, New Jersey 07748
                           Telecopy No.: (732) 224-6599

     Section 8.04. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". Whenever the term "knowledge" and the phrases "to the knowledge of," "to the best knowledge of," "to the actual knowledge of" and words of similar import are used in this Agreement with respect to a party, they shall be deemend to mean to the knowledge of an executive officer of such party; provided, however, that when any such term or phrase is used with respect to ECO it shall not encompass matters which are to the knowledge of only Michael A. DeGiglio and no other executive officer of ECO.

     Section 8.05. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. The parties agree to accept and be bound by signature pages delivered by the parties hereto by means of facsimile transactions, with original signatures to follow.

     Section 8.06. Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 8.07. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

     Section 8.08. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein unless the effect thereof would materially alter the benefits or burdens hereof to the parties.

     Section 8.09. Publicity. Except as otherwise required by law or the rules of the Nasdaq Stock Market, ECO shall not issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the prior written consent of APD, which consent shall not be unreasonably withheld. Except as otherwise required by law, APD shall not issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the prior written consent of ECO, which consent shall not be unreasonably withheld.

     Section 8.10. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     IN WITNESS WHEREOF, ECO, Acquisition Sub, APD and the stockholders of APD identified below have signed this Agreement or have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                           ECOSCIENCE CORPORATION


                                           By:______________________________
                                           Name:  David J. Ryan
                                           Title: Chairman

                                           AGRO ACQUISITION CORP.


                                           By:______________________________
                                           Name:  Harold A. Joannidi
                                           Title: President

                                           AGRO POWER DEVELOPMENT, INC.


                                           By:______________________________
                                           Name:  Albert W. Vanzeyst
                                           Title: President



                                           _________________________________
                                           Michael A. DeGiglio


                                           _________________________________
                                           Thomas A. Montanti


                                           _________________________________
                                           Albert W. Vanzeyst

                                                                       EXHIBIT 1


                          REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") made and entered into as of __________, 1998 by and among EcoScience Corporation, a Delaware corporation (the "Company"), and the shareholders identified on Schedule I hereto (each a "shareholder" and collectively, the "Stockholders").

     WHEREAS, pursuant to the Merger Agreement dated as of April 28, 1998, the Company issued an aggregate of _____ shares of its common stock, $.01 par value (the "Common Stock") to the Stockholders; and

     WHEREAS, the parties hereto wish to set forth their agreement with respect to certain matters relating to the registration of the Common Stock issued to the Shareholders under federal and state securities laws;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto hereby agree as follows:

     1. Certain Definitions. As used herein, the following terms shall have the following respective meanings:

     "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Person" means an individual,  partnership,  corporation,  business  trust,
joint  stock  company,  trust,   unincorporated   association,   joint  venture,
governmental authority or other entity, of whatever nature.

     "Registrable Securities" shall mean the shares of Common Stock issued to the Shareholders pursuant to the Merger Agreement; provided, however, that Registrable Securities shall cease to be Registrable Securities upon any sale pursuant to a registration statement under the Securities Act or upon any sale to the public under Rule 144, or any successor rule, promulgated by the Commission under the Securities Act.

     "Registration Expenses" shall mean the expenses so described in Section 7 hereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Selling Expenses" shall mean the expenses so described in Section 7 hereof.

     2. Restricted Legend. Each certificate representing Registrable Securities and, except for certificates evidencing Registrable Securities which have been sold pursuant to an effective registration statement under the Securities Act or which may be publicly sold under Rule 144(k) promulgated under the Securities Act, each certificate representing Registrable Securities issued upon a subsequent exchange or transfer thereof shall be stamped or otherwise imprinted with a legend substantially in the following form:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS OR THE SECURITIES ACT OF 1933. THEY MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THESE SECURITIES ARE ALSO SUBJECT TO THE TERMS AND PROVISIONS SET FORTH IN A CERTAIN REGISTRATION RIGHTS AGREEMENT DATED __________ __, 1998, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF ECOSCIENCE CORPORATION.

     3. Requested Registration on Form S-3.

          (a) Request for Registration. If the Company shall receive from holders who in the aggregate hold not less than twenty percent (20%) of the Registrable Securities then outstanding (the "Requesting Holders") a written request that the Company effect registration on Form S-3 with respect to all or a part of the Registrable Securities, the Company will:

               (i) promptly give written notice of the requested registration to all other holders of the Registrable Securities; and

               (ii) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under a reasonable number of jurisdictions' applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) of (a) the Registrable Securities which the Company has been so registered to include in such registration by the Requesting Holders and (b) all other Registrable Securities which the Company has been requested to include in the registration by the holders thereof within 15 days after the giving of such written notice by the Company, and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such requests; provided that the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 3:

                    (A) On more than three occasions; provided, however, that if the
               holders of Registrable Securities are unable to complete the sale of 75% or more of the Registrable Securities for which registration has been requested in an underwritten offering then such requested registration shall be deemed not to have been effected.


                    (B) If the Company  does not qualify for use of Form S-3 (or any successor to such form); provided, however, that at all times during the term of this Agreement, the Company shall use its best efforts to qualify for the use of Form S-3 (or any successor to such form).


                    (C) If the  Company,  within ten (10) days of the receipt of the request of the Requesting Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities).

                    (D) During the period  starting  with the date  thirty  (30)
               days prior to the Company's estimated date of filing of, and ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to an underwritten offering of securities by the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

                    (E) If the Company shall furnish to the Requesting Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors, the filing of a registration statement by the Company in the near future would substantially interfere with a significant transaction in which the Company is then presently engaged or in which the Company proposes to engage, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 120 days from the receipt of the request to file such registration by such Requesting Holder or Holders, provided that the Company may not exercise this deferral right more than once per twelve month period.

                    (F) With respect to Registrable Securities as to which registration rights have not yet become available, as set forth in Section 10 hereof.

Subject to the foregoing clauses (A) through (F), the Company shall file a registration statement on Form S-3 covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request.

          (b) Underwriting. If the Requesting Holders intend to distribute the Registrable Securities covered by its request by means of an underwriting, they shall so advise the Company as a part of the request made pursuant to
     Section 3. In the case of an underwritten offering to which this Section 3 shall apply, no securities other than the Registrable Securities shall be included among the securities covered by such registration unless (i) the managing underwriter of such offering shall have advised the Company in writing that the inclusion of such other securities would not adversely affect such offering or (ii) the holders of more than 50% of the Registrable Securities for which registration has been requested shall have consented in writing to the inclusion of such other securities. The Company shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Registrable Holder.

          (c) Priority in Demand Registration. If (i) a registration pursuant to this Section 3 involves an underwritten offering of the securities so being registered, (ii) the managing underwriter(s) of such underwritten offering shall advise the Requesting Holders and/or the Company that, in its opinion, the number of shares of Common Stock proposed to be sold in (or during the time of) such offering would adversely affect the success of such offering, then there shall be included in such registration only such number of shares of Common Stock recommended by such managing underwriter and (iii) the number of shares so included shall be allocated to the holders of Registrable Securities requesting registration in proportion, as nearly as practicable, to the total number of shares of Registrable
     Securities held by such holders at the time of the filing of the registration statement.

     4. Incidental Registration.


          (a) Request for Registration. If the Company at any time proposes to register any of its securities under the Securities Act for sale, whether for its own account or for the account of other security holders or both (except with respect to (x) registration statements on Form S-8 or Form S-4 or their then equivalent forms, or another form not available for registering the Registrable Securities for sale to the public, (y) a registration relating solely to employee benefit plans, or (z) a registration relating solely to a Rule 145 transaction), it will each such time: (i) promptly give to the holders of the Registrable Securities (hereinafter "holders") written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request made by a holder within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except the number of shares included in such registration on behalf of a holder of Registrable Securities, if any, shall be subject to the provisions set forth in Section 4(c) below. Such written request may specify all or a part of a holder's Registrable Securities.


          The Company shall not be obligated to effect, or to take any action to effect, any registration of Registrable Securities as to which registration rights have not yet become available, as set forth in Section 10 hereof.

          (b) Underwritten Offerings. If the registration of which the Company gives notice is for an underwritten offering of Common Stock, the Company shall so advise the holders as a part of the written notice given pursuant to Section 4(a). In such event, the right of such holders to registration pursuant to Section 4(a) above shall be conditioned upon such holders' participation in such underwriting. Each holder shall, if it proposes to distribute Registrable Securities through such underwriting, (together with the Company and other parties distributing securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter(s) selected by the Company.

          (c) Priority in Incidental Registrations. If (i) a registration pursuant to this Section 4 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, and (ii) the managing underwriters of such underwritten offering shall advise the Company in writing that, in its opinion, the number of shares of Common Stock (including Registrable Securities) proposed to be sold in (or during the time of) such offering would adversely affect the success of such offering, then the Company shall include in such registration only such number of shares of Common Stock (including Registrable Securities) recommended by such managing underwriter, selected in the following order or priority: (i) first, all of the shares of Common Stock that the Company proposes to sell for its own account, if any, and (ii) second, the Registrable Securities requested to be included in such registration by the holders of Registrable Securities (in proportion, as nearly as practicable, to the total number of shares of Registrable Securities held by such holders at the time of the filing of the registration statement); provided, however, that (x) if any equity securities are proposed to be included in such offering for the account of any person or persons other than the Company pursuant to rights to demand registration the amount of Registrable Securities to be included therein shall be pro rata with all other equity securities that have requested to be included by the holder of such demand registration rights and (y) if any equity securities are proposed to be included in such offering for the account of any person or persons other than the Company pursuant to rights of incidental registration similar to those provided in this Section 4, all Registrable Securities to be included therein shall be included prior to the inclusion of any other registrable equity securities that have requested to be included.

     5. Grant of Additional Rights. The Company may grant subsequent investors rights of registration upon request (such as those provided in Section 3) and rights of incidental registration (such as those provided in Section 4) provided that (i) such rights are not inconsistent with the rights granted pursuant to this Agreement, and (ii) the instrument granting such rights specifically confirms the rights of the holders of the Registrable Securities.

     6. Registration Procedures. In the case of each registration effected by the Company pursuant to Section 3 or 4, the Company will:

          (a) keep such registration effective for a period of two hundred seventy (270) days or until the sellers have completed the distribution described in the registration statement relating thereto, whichever first occurs;

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (c) furnish to each holder of Registrable Securities whose shares have been included in the registration (each a "seller") and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus), as such persons may reasonably request in order to facilitate the public sale or other disposition of the securities covered by such registration statement;

          (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers or, in the case of an underwritten public offering, the managing underwriter(s), shall reasonably request provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified, to amend its by-laws or to consent to general service of process in any such jurisdiction;

          (e) immediately notify each seller and each underwriter at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the sellers, prepare and furnish to the sellers a reasonable number of copies of a supplement to or amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

          (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

          (g) make available for inspection by sellers, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by sellers, underwriter, attorney, accountant or agent in connection with such registration statement;

          (h) furnish to sellers a signed counterpart,  addressed to sellers, of
     (i) an opinion of counsel for the Company, dated the effective date of the registration statement, and (ii) "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the AICPA;

          (i) furnish to sellers a copy of all documents filed with and all correspondence from or to the Commission in connection with any such offering;

          (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

          (k) in connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 3 hereof, the Company will enter into any underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions including, without limitation, such provisions regarding opinions of counsel for the Company as are reasonably satisfactory to such counsel and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions.

     7. Expenses. All expenses incurred by the Company in complying with Section 4 and 5 hereof, including without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and independent public accountants for the Company, blue sky fees and expenses, fees of the National Association of Securities Dealers, Inc., reasonable fees and disbursements of one (1) counsel to sellers, fees and expenses of transfer agents and registrars, but excluding any Selling Expenses (as hereinafter defined), are herein called "Registration Expenses". All underwriting discounts and selling commissions and expense allowances payable to an underwriter applicable to the sale of Registrable Securities are herein called "Selling Expenses". The Company will pay all Registration Expenses in connection with each registration statement pursuant to Section 4 hereof. All Selling Expenses in connection with any registration statement filed pursuant to Section 3 or
Section 4 hereof shall be borne by the sellers (pro rata, based on the number of shares included in the registration for the account of the sellers).

     8. Indemnification.

          (a) The Company will indemnify each seller with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls any underwriter, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each seller for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by a seller or underwriter and stated to be specifically for use therein.

          (b) Each seller will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers and employees and each underwriter, if any, of the Company's securities covered by such a registration statement, and each Person who controls the Company or such underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by such seller of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to such seller and relating to action or inaction required of seller in connection with any such registration, qualification or compliance, and will reimburse the Company, each of its officers, directors and employees, and each Person who controls the Company, each such underwriter and each Person controls any such underwriter for any legal or any other expenses reasonably incurred in connection with investigating and defending or setting such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such seller and stated to be specifically for use therein;
     provided, however, that the obligations of seller hereunder shall be limited to an amount equal to the proceeds to seller of securities sold as contemplated herein.

          (c) Each party entitled to indemnification under this Section 8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any such claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8 provided that such failure does not prejudice the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may require in connection with defense of such claim and litigation resulting therefrom.

          (d) Contribution. If recovery is not available under the foregoing indemnification provisions of Section 8, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the securities (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. Notwithstanding the provisions of this Section 8, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     9. Information by Sellers. Each seller shall furnish to the Company such information regarding such seller and the distribution proposed by such seller as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

     10. Effectiveness of Registration Rights. Holders of Registrable Securities shall have the right to request registration of any of the Registrable Securities pursuant to the terms of this Agreement as follows:

          (a) 25% of the Registrable Securities issued to Thomas Montanti on or after [SIX MONTH ANNIVERSARY DATE OF MERGER];

          (b)  25%  of  the  Registrable   Securities  issued  to  each  of  the
     Stockholders other than Thomas Montanti on or after [ONE YEAR ANNIVERSARY DATE OF MERGER];

          (c) An additional 25% of the Registrable Securities issued to each of the Stockholders on or after [EIGHTEEN MONTH ANNIVERSARY DATE OF MERGER];

          (d) All other Registrable Securities on or after [TWO YEAR ANNIVERSARY DATE OF MERGER].

     11. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

          (a) Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act;

          (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) Furnish to each holder of Registrable Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any such securities without registration.

     12. Changes in Common Stock. If, and as often as, there are any changes in the Common Stock by way of stock split, combination, reclassification, stock dividend or through merger, consolidation, reorganization or recapitalization, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

     13. Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to Stockholders by the Company hereunder may be transferred or assigned by each Stockholder to a transferee or assignee of any Registrable Securities, provided that:

          (a) The Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and

          (b) The transferee or assignee of such rights assumes, in writing, the obligations of the assigning Stockholder under this Agreement.

     14. Miscellaneous.

          (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing and subject to Section 13 hereof, the registration rights conferred herein on the Stockholders shall inure to the benefit of the holders from time to time of the Registrable Securities.

          (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by first class registered or certified mail, postage prepaid, or by overnight courier guaranteeing next day delivery and requiring a signature upon delivery, addressed as follows: if to the Company, to it at its office at 10 Alvin Court, East Brunswick, New Jersey 08816; if to a Stockholder at his address set forth on Schedule I hereto; if to any subsequent holder of Registrable Securities, to it at such address as may have been furnished to the Company in writing by such holder; or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Registrable Securities) or to the holders of Registrable Securities (in the case of the Company). All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of overnight courier, on the business day following the date of dispatch and
     (b) in the case of mailing, on the third business day following such mailing.

          (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          (d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except by an instrument in writing signed by the Company and each holder of Registrable Securities.

          (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (f) This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect hereto.

          (g) The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

          (h) It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


ATTEST:                             ECOSCIENCE CORPORATION



_________________________           By:_________________________
WITNESS:


                                    ____________________________
                                    Michael A. DeGiglio

                                    ____________________________
                                    Albert Vanzeyst

                                    ____________________________
                                    J. Kevin Cobb

                                    ____________________________
                                    Thomas Montanti

                                                                      Schedule I

Michael A. DeGiglio
[Address]


Thomas Montanti
[Address]


Albert Vanzeyst
[Address]


J. Kevin Cobb
[Address]

                                                                       EXHIBIT 2

                           CERTIFICATE OF AMENDMENT TO
                    THE RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             ECOSCIENCE CORPORATION



TO: SECRETARY OF STATE
STATE OF DELAWARE

     Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, EcoScience Corporation, a corporation organized under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), executes this Certificate of Amendment to its Restated Certificate of Incorporation. The Corporation's Certificate of Incorporation was filed and recorded in the Office of the Secretary of State of the State of Delaware on October 28, 1988, a Restated Certificate of Incorporation was filed with the Office of the Secretary of State of the State of Delaware on January 18, 1990 and a Restated Certificate of Incorporation was filed with the Office of the Secretary of State of the State of Delaware on February 12, 1992.

1. Name of Corporation. The name of the Corporation is EcoScience Corporation

2. Date of Adoption and Text of Amendments. The following amendments to the Certificate of Incorporation of the Corporation (the "Amendment") were adopted by the Corporation's shareholders (the "Shareholders") at a meeting of shareholders duly held on __________, 1998.


     (a) Upon the filing of this Certificate of Amendment with the Office of the Secretary of State, State of Delaware (a) each five (5) shares of the Corporation's outstanding common stock shall automatically and without any further action by the holder be combined into one (1) share of common stock, (b) no fractional shares shall be issued; any stockholder who would othewise be entitled to receive a fractional share shall be entitled to receive a cash payment in lieu thereof; (c) the par value per share shall be increased from at $.01 to $.05 per share and (d) no changes will be made in the capital or surplus account of the Corporation.

     (b) Section 4.1 of Article IV of the Restated Certificate of Incorporation of the Corporation is amended to provide in its entirety as follows: Section
4.1. Total Number of Shares of Stock. The total number of shares of all classes of stock which the Corporation has the authority to issue is One Hundred Ten Million (110,000,000) shares consisting of One Hundred Million (100,000,000) shares of common stock, $.01 par value per share (the "Common Stock"), and Ten Million (10,000,000) shares of preferred stock, $.01 par value per share (the "Preferred Stock").


     3. Approval of Amendments. The foregoing amendments were duly adopted in accordance with Section 242(b) of the Delaware General Corporation Law on __________, 1998.

     IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by an authorized officer of the Corporation as of the __________ day of ____, 1998.


                                            ECOSCIENCE CORPORATION



                                            By:____________________________


                                            Attest:


                                            By: ___________________________

                                                                       EXHIBIT 3

                               _____________, 1998



EcoScience Corporation
10 Alvin Court
East Brunswick, NJ 08816

Gentlemen:

As a stockholder of Agro Power Development, Inc. ("APD"), I understand that pursuant to that certain Merger Agreement dated as of April 28, 1998 among EcoScience Corporation ("EcoScience"), Agro Acquisition Corp. and APD (the "Merger Agreement"), the shares of APD Class A Common Stock that I own will be converted into shares of EcoScience Common Stock. I have been advised that the shares (the "Shares") of EcoScience Common Stock that will be issued to me pursuant to the Merger Agreement will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). I agree that:

1. I shall not make any sale, transfer or other disposition of the Shares I receive in violation of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

2. I shall not make any sale, transfer or other disposition of the Shares I receive until EcoScience publishes results covering at least 30 days of combined post merger operations of EcoScience and APD.

In order to enable EcoScience to enforce the terms of this letter, I hereby consent to placing stop-transfer orders with the transfer agent of EcoScience's Common Stock with respect to any of the Shares. I understand that an appropriate legend may be marked on the face of the stock certificates representing the Shares.


Very truly yours,

[Name of APD Stockholder]

                                   APPENDIX B
                      ECOSCIENCE'S ANNUAL/QUARTERLY REPORTS

                        [To be provided to stockholders]

                                   APPENDIX C
                          OPINION OF FINANCIAL ADVISOR

                                                                    May 11, 1998

Board of Directors
EcoScience Corporation
10 Alvin Court
East Brunswick, New Jersey 08816

Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of EcoScience Corporation ("ECOSCIENCE" or the "Company") of the proposed transaction (the "Merger") whereby Agro Acquisition Corp. ("Agro Acquisition"), a wholly owned subsidiary of the Company, will merge with Agro Power Development, Inc. ("APD") in an exchange of stock resulting in APD's current stockholders owning 80% of the Company on a fully-diluted basis following the Merger. The terms of the Merger are more fully set forth in the Agreement and Plan of Merger dated April 28, 1998 ("Merger Agreement").

     Chestnut Partners, Inc. ("Chestnut Partners"), as part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings by other investment banks, private placements and valuations for corporate and other purposes. We are currently acting as financial advisor to the Strategic Alternatives Committee of the Company's Board of Directors (the "Strategic Alternatives Committee") and will receive a fee for rendering this opinion.

     In arriving at our opinion, Chestnut Partners has, among other things:

     (1)  reviewed the Merger Agreement;

     (2) reviewed publicly available financial information of the Company for recent years and interim periods to date;

     (3)  reviewed certain internal financial and operating data of the Company;

     (4)  compared certain financial and securities  trading data of the Company
          with  data  for  certain  other  publicly  traded   companies   deemed
          comparable;

     (5) reviewed historical market prices and trading volumes of the Company's shares;

     (6)  reviewed prices and premiums offered in other similar transactions;

     (7)  reviewed  APD's  financial   statements  and  certain  other  relevant
          operating data provided by APD management;

     (8) held meetings and discussions with management and senior personnel of the Company and APD to discuss the business, operations, historical financial results and future prospects of the Company, APD and the combined company;

     (9) reviewed financial projections for both the Company and APD prepared by the Company and APD, respectively;

     (10) analyzed the respective contributions of revenues, operating income and net income of the Company and APD to the combined company based upon the historical and projected results of the Company and APD provided by management of the Company and APD, respectively, excluding the possible effects of cost savings, synergies and the elimination of inter-company sales resulting from the Merger;

     (11) reviewed the valuation of APD in comparison to other similar publicly traded companies;

     (12) reviewed the Proxy Statement of the Company dated May 11, 1998; and

     (13) conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of our opinion.

     In rendering our opinion, we relied upon the management of the Company and APD with respect to the accuracy and completeness of the financial and other information furnished to us as described above. We assumed that financial forecasts, projections and estimates of operating efficiencies and potential synergies reflected the best currently available estimates and judgments of the Company's management and APD as to the expected future financial performance of their respective entities. We have not assumed any responsibility for independent verification of such information, including financial information, nor have we made an independent evaluation or appraisal of any of the properties or assets of the Company or APD. With respect to all legal matters relating to the Company and APD, we have relied on the advice of legal counsel to the Company.

     Our opinion is necessarily based on general economic, market, financial and other conditions as they exist on, and can be evaluated as of, the date hereof, as well as the information currently available to us. It should be understood that, although subsequent developments may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Merger Agreement. Our opinion does not imply any conclusion as to the likely trading range for the ECOSCIENCE Common Stock following consummation of the Merger or otherwise, which may vary depending on numerous factors that generally influence the price of securities. Our opinion is limited to the fairness, from a financial point of view, of the terms of the Merger to the stockholders of the Company. We express no opinion with respect to any other reasons, legal, business or otherwise, that may support the decision of the Board of Directors or the stockholders to approve the Merger Agreement.

     For purposes of rendering our opinion, we have assumed in all respects material to our analysis that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have also assumed that all governmental, regulatory or other consents and approvals contemplated by the Merger Agreement will be obtained, and that in the course of obtaining any of those consents, no restrictions will be imposed nor waivers will be made that would have an adverse effect on the contemplated benefits of the Merger.

     We have also assumed, with your permission, that (i) the Merger will be treated as "pooling of interests" for accounting purposes, and (ii) the Company will receive all issued and outstanding APD Common Stock in exchange for the issuance of Common Stock of the Company representing 80% of the outstanding shares of Common Stock on a fully-diluted basis following the Merger. We express no opinion, nor have we conducted any analysis, with respect to a transaction that does not contemplate the aforementioned accounting treatment and structure.

     We have not made an independent evaluation or appraisal of the assets of the Company or APD nor have we been furnished with any such evaluations or appraisals. We have not been requested to, and did not, solicit any third party indications of interest in acquiring all or any part of the Company.

     In the ordinary course of our business, we do not actively trade the securities of the Company or APD and do not hold any such shares in our own account.


     It is understood that this letter is for the information of the Board of Directors of the Company and may not be relied upon or used for any other purpose without our prior written consent, provided, however, this letter may be reproduced in full in the Proxy Statement of the Company relating to the Merger.


     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger is fair, from a financial point of view, to the stockholders of the Company.

                                               Very truly yours,

                                               CHESTNUT PARTNERS, INC.




                                               By:_____________________

                                  APPENDIX - D

                  AGRO POWER DEVELOPMENT, INC. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                           Page
                                                                           ----

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                   D-2

Consolidated  Balance  Sheets as of December 29, 1996 and December 28,
1997, and March 29, 1998 (Unaudited)                                       D-3

Consolidated Statements of Income for The Year Ended December 31, 1995
and the 52-Week Periods Ended December 29, 1996 and December 28, 1997,
and the  13-Week  Periods  Ended  March 30,  1997 and  March 29,  1998
(Unaudited)                                                                D-4

Consolidated Statements of Stockholders' Equity for the Year Ended December 31, 1995 and the 52-Week Periods Ended December 29, 1996 and December 28, 1997, and the 13-Week Period Ended March 29, 1998
(Unaudited)                                                                D-5

Consolidated  Statements of Cash Flows for the Year Ended December 31,
1995 and the 52-Week  Periods Ended December 29, 1996 and December 28,
1997, and the 13-Week  Periods Ended March 30, 1997 and March 29, 1998
(Unaudited)                                                                D-6

NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS                             D-8

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders of
Agro Power Development, Inc.:

We have audited the accompanying consolidated balance sheets of Agro Power Development, Inc. (a New York Corporation) and subsidiaries as of December 29, 1996 and December 28, 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the year ended December 31, 1995 and the 52-week periods ended December 29, 1996 and December 28, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Agro Power Development, Inc. and subsidiaries as of December 29, 1996 and December 28, 1997, and the results of their operations and cash flows for the year ended December 31, 1995 and the 52-week periods ended December 29, 1996 and December 28, 1997 in conformity with generally accepted accounting principles.



                                              ARTHUR  ANDERSEN  LLP

Roseland, New Jersey
March 6, 1998 (except
for the matters discussed
in Note 16, as to which the
date is June 2, 1998)

                              AGRO POWER DEVELOPMENT, INC. AND SUBSIDIARIES

                                       CONSOLIDATED BALANCE SHEETS
                                    (In thousands, except share data)

                                                                                          December 29,   December 28,      March 29,
                                      ASSETS                                                 1996            1997            1998
                                                                                          ------------   ------------      ---------
                                                                                                                           Unaudited
       CURRENT ASSETS:
            Cash and cash equivalents (Note 2)                                              $ 1,012         $ 1,762         $ 2,322
            Restricted cash                                                                       0               0           2,500
            Accounts receivable, less allowance for doubtful accounts of
              $8, $28 and $103 in 1996, 1997 and 1998, respectively                             991           2,023           2,102
            Inventories (Note 2)                                                              2,329           4,868           8,999
            Prepaid expenses and other current assets                                           376             914           1,286
            Note receivable from related party (Note 6)                                           0           1,838           1,838
            Due from related party (Note 4)                                                     300               0               0
                                                                                            -------         -------         -------
                  Total current assets                                                        5,008          11,405          19,047

       PROPERTY AND EQUIPMENT, NET (Notes 2 and 7)                                           17,487          44,843          45,230

       RESTRICTED CASH (Note 10)                                                              2,500           3,250             750

       OTHER ASSETS (Note 8)                                                                  1,284           2,846           2,788
                                                                                            -------         -------         -------
                         Total assets                                                       $26,279         $62,344         $67,815
                                                                                            =======         =======         =======
                       LIABILITIES AND STOCKHOLDERS' EQUITY

       CURRENT LIABILITIES:
            Lines of credit (Note 10)                                                       $ 1,906         $ 3,950         $ 5,600
            Current portion of long-term debt (Note 10)                                         170           3,868           5,460
            Current obligations under capital leases (Note 11)                                   28              59              52
            Accounts payable                                                                    754           1,275           2,029
            Accrued expenses and other current liabilities (Notes 9 and 14)                   1,020           1,123           2,469
            Due to affiliate (Note 13)                                                          163             892             435
                                                                                            -------         -------         -------
                  Total current liabilities                                                   4,041          11,167          16,045

       LONG TERM DEBT (Note 10)                                                              14,871          35,188          35,971

       OBLIGATIONS UNDER CAPITAL LEASES (Note 11)                                                33             406             400

       NONCURRENT LIABILITIES (Notes 12 and 14 )                                              2,362           3,163           2,195

       MINORITY INTERESTS IN LIMITED PARTNERSHIPS (Note 4)                                    4,383          12,115          12,770

       COMMITMENTS (Notes 10, 14 and 15)

       STOCKHOLDERS' EQUITY (Notes 3 and 4):
            Common stock - Class A $1.00 par value; 20,000 shares
              authorized; 308 shares issued and outstanding                                       1               1               1
            Common stock - Class B $1.00 par value; 10,000 shares
              authorized none issued and outstanding                                              0               0               0
            Additional paid-in capital                                                          215             215             215
            Retained earnings                                                                   373              89             218
                                                                                            -------         -------         -------
                  Total stockholders' equity                                                    589             305             434
                                                                                            -------         -------         -------
                         Total liabilities and stockholders' equity                         $26,279         $62,344         $67,815
                                                                                            =======         =======         =======

 The accompanying notes to consolidated financial statements are an integral part of these consolidated balance sheets.

                  AGRO POWER DEVELOPMENT, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                                 (In thousands)

                                                                                     52 Weeks Ended           13 Week Periods Ended
                                                                  Year Ended   --------------------------    -----------------------
                                                                 December 31,  December 29,  December 28,    March 30,     March 29,
                                                                     1995          1996          1997          1997          1998
                                                                   --------      --------      --------      --------      --------
                                                                                                                 Unaudited

NET REVENUES (Note 2)                                              $  8,338      $ 11,090      $ 21,963      $  4,265      $  7,489
                                                                   --------      --------      --------      --------      --------
COSTS AND EXPENSES:
     Cost of revenues (Note 14)                                       6,854         8,762        19,310         2,620         4,287
     Selling, general and administrative expenses                     1,047         1,584         2,358           752         1,231
                                                                   --------      --------      --------      --------      --------
         Total costs and expenses                                     7,901        10,346        21,668         3,372         5,518
                                                                   --------      --------      --------      --------      --------
INCOME FROM OPERATIONS                                                  437           744           295           893         1,971

INTEREST EXPENSE, NET                                                   (37)         (207)       (1,851)         (511)       (1,080)

OTHER INCOME (EXPENSE), NET                                               3            11             5            (7)            3
                                                                   --------      --------      --------      --------      --------
INCOME (LOSS) BEFORE PROVISION FOR STATE
     INCOME TAXES AND MINORITY INTERESTS                                403           548        (1,551)          375           894

PROVISION FOR STATE INCOME TAXES (Note 2)                               (58)          (87)          (29)           (5)            0

MINORITY INTERESTS IN NET LOSSES (INCOME) OF
     LIMITED PARTNERSHIPS (Note 4)                                        0           274         1,936          (321)         (655)
                                                                   --------      --------      --------      --------      --------
NET INCOME                                                         $    345      $    735      $    356      $     49      $    239
                                                                   ========      ========      ========      ========      ========

           The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                  AGRO POWER DEVELOPMENT, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                        (In thousands, except share data)


                                                      Common Stock
                                                ------------------------
                                                Shares                           Additional     Retained Earnings
                                                Issued            Amount      Paid-in Capital       (Deficit)             Total
                                                ------            ------      ---------------   -----------------         -----
BALANCE, December 31, 1994                        300               $1              $ 76              ($213)              ($136)

     Net income                                     0                0                 0                345                 345
     Capital contribution                           0                0               135                  0                 135
     Distributions                                  0                0                 0               (180)               (180)
                                                -----            -----             -----              -----               -----
BALANCE, December 31, 1995                        300                1               211                (48)                164

     Net income                                     0                0                 0                735                 735
     Issuance of common stock                       8                0                 4                  0                   4
     Distributions                                  0                0                 0               (314)               (314)
                                                -----            -----             -----              -----               -----
BALANCE, December 29, 1996                        308                1               215                373                 589

     Net income                                     0                0                 0                356                 356
     Distributions                                  0                0                 0               (640)               (640)
                                                -----            -----             -----              -----               -----
BALANCE, December 28, 1997                        308                1               215                 89                 305

     Net income                                     0                0                 0                239                 239
     Distributions                                  0                0                 0               (110)               (110)
                                                -----            -----             -----              -----               -----
BALANCE, March 29, 1998
     (Unaudited)                                  308               $1              $215               $218                $434
                                                =====            =====             =====              =====               =====


           The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                  AGRO POWER DEVELOPMENT, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                                52 Weeks Ended               13 Week Periods Ended
                                                          Year Ended     ----------------------------    ---------------------------
                                                         December 31,    December 29,    December 28,      March 30,       March 29,
                                                             1995            1996            1997            1997            1998
                                                         ------------    ------------    ------------    -----------       ---------
                                                                                                                   Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:

     Net income                                            $    345        $    735        $    356        $     49        $    239
     Adjustments to reconcile net income
       to net cash provided by (used in)
       operating activities-
         Depreciation                                            61             264           1,380             294             813
         Amortization                                            21              21             135              63             123
         Minority  interests  in  net
           income (losses) of limited                             0            (274)         (1,936)            321             655
           partnerships
         Net changes in operating assets
           and liabilities-
              Accounts receivable, net                           70            (946)         (1,032)         (1,046)            (79)
              Inventories                                      (119)         (1,755)         (2,538)         (1,468)         (4,131)
              Due from related party                           (431)            130             301             (19)              0
              Prepaid expenses and other
                current assets                                    4            (353)           (537)             94            (372)
              Other assets                                        0            (175)           (190)           (404)            (65)
              Accounts payable                                  (10)            706             521            (214)            754
              Accrued expenses and other
                current liabilities                             (96)            656             102             215           1,345
              Due to affiliate                                  107             (21)            729             (66)           (457)
              Noncurrent liabilities                            256           1,646             801          (1,539)           (968)
                                                           --------        --------        --------        --------        --------
                  Net cash provided by
                    (used in) operating
                    activities                                  208             634          (1,908)         (3,720)         (2,143)
                                                           --------        --------        --------        --------        --------

CASH FLOWS FROM INVESTING ACTIVITIES:

     Purchases of property and equipment                       (108)        (17,381)        (28,334)         (2,333)         (1,199)
     Proceeds from sale of property and
       equipment                                                  0               0              49               0               0
     Increases in debt service restricted
       cash funds                                                 0          (2,500)           (750)              0               0
     Issuance of note receivable from
       related party                                              0               0          (1,838)         (1,838)              0
                                                           --------        --------        --------        --------        --------
                  Net cash used in
                    investing activities                       (108)        (19,881)        (30,873)         (4,171)         (1,199)
                                                           --------        --------        --------        --------        --------

                  AGRO POWER DEVELOPMENT, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Continued)
                                 (In thousands)

                                                                                52 Weeks Ended               13 Week Periods Ended
                                                          Year Ended     ----------------------------    ---------------------------
                                                         December 31,    December 29,    December 28,      March 30,       March 29,
                                                             1995            1996            1997            1997            1998
                                                         ------------    ------------    ------------    -----------       ---------
                                                                                                                   Unaudited
CASH FLOWS FROM FINANCING ACTIVITIES:

     Proceeds from debt                                       1,065          18,138          30,168           8,245           4,136
     Repayments of debt and capital leases                   (1,316)         (1,419)         (4,156)            (10)           (124)
     Debt issuance costs                                          0          (1,012)         (1,508)              0               0
     Distributions                                             (180)           (314)           (640)           (200)           (110)
     Issuance of common stock                                     0               4               0               0               0
     Capital contribution                                       135               0               0               0               0
     Minority interests' contributions to
       limited partnerships                                       0           4,657           9,667             276               0
                                                           --------        --------        --------        --------        --------

              Net cash (used in) provided
                by financing activities                        (296)         20,054          33,531           8,311           3,902
                                                           --------        --------        --------        --------        --------
NET (DECREASE) INCREASE IN CASH                                (196)            807             750             420             560

CASH AND CASH EQUIVALENTS, beginning of
     period                                                     401             205           1,012           1,012           1,762
                                                           --------        --------        --------        --------        --------
CASH AND CASH EQUIVALENTS,
     end of period                                         $    205        $  1,012        $  1,762        $  1,432        $  2,322
                                                           ========        ========        ========        ========        ========

SUPPLEMENTAL CASH FLOW INFORMATION:

     Cash paid during the period for-
       Interest                                            $     77        $    396        $  2,565        $     60        $    843
       Taxes                                                    117              55             160              25               0

     Interest capitalized                                         0             285             384               0               0

     Assets acquired under capital lease
       obligations                                               92               0             451             132               0


           The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                  AGRO POWER DEVELOPMENT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(1)  ORGANIZATION:

     Agro Power Development, Inc. ("APD") was organized in 1990 for the purpose of developing and operating greenhouse facilities which produce and market high yield, high quality, premium vine-ripened, greenhouse-grown vegetables. Tomatoes are grown in greenhouse facilities operated by subsidiaries of APD (See Notes 3 and 4). The tomatoes are marketed under the trademark name "Village Farms" to customers located throughout the United States. APD develops, constructs, manages and operates highly intensive agricultural greenhouse projects and markets and sells the vegetable production of these facilities as well as fresh vegetables produced by other greenhouse growers primarily to retail supermarkets and wholesale distribution companies.

     APD currently operates seven greenhouse facilities in the United States comprising a total of approximately 176 acres. In addition, APD has entered into agreements to market and sell fresh vegetables produced by two other greenhouse operations which comprise a total of approximately 26 acres (see
     Note 15).

     In addition to produce sales, APD generates revenues from designing and managing the construction of greenhouse facilities for other parties. Additional revenues are generated from management and marketing fees paid to APD by the owners of greenhouse facilities operated by APD (see Note 2).


(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Principles of Consolidation-

     The accompanying consolidated financial statements include the accounts of Agro Power Development, Inc., its subsidiary companies and its 50% owned partnership interests (due to the direction of power and control exerted by APD management in the normal course of business over the daily operations and policies of these entities), collectively "the Company". All significant intercompany amounts and transactions have been eliminated in the preparation of the consolidated financial statements. This includes the elimination of development revenue (see Note 4) earned on greenhouse facility projects against corresponding selling, general and administrative expenses incurred for the cost component of the development fee earned and as a reduction in the basis of the applicable greenhouse facility for the profit component (if any) of the development fee earned.

     Management Estimates-

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents-

     Cash and cash equivalents represent all highly liquid investments with maturities of three months or less when acquired.

     Inventories-

     Inventories represent direct and indirect production costs incurred before harvesting the annual tomato crop and growing crops. Growing crops are valued at the lower of cost or estimated market.

     Property and Equipment-

     Property and equipment are stated at cost. Depreciation is provided under both accelerated and straight-line methods based on the estimated useful lives (3 to 20 years).

     Long-Lived Assets-

     The provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets" ("SFAS 121") requires, among other things, that an entity review its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. The Company does not believe that any such changes have occurred and no impairment exists in the recoverability of its long-lived assets.

     Income Taxes-

     APD has elected, by consent of their stockholders, to be treated under the provisions of Subchapter S of the Internal Revenue Code, Section 1372. Under such provisions, earnings and losses of APD are passed through to the stockholders in proportion to their ownership interest and reported on their individual income tax returns. Accordingly, no provision for Federal income taxes has been made in the accompanying consolidated financial statements. All distributions paid to stockholders during 1995, 1996 and 1997 were paid in part to fund Federal and state income tax obligations of the stockholders arising from the income generated by the Company. APD accounts for state taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." This statement requires the Company to recognize deferred tax assets and liabilities for expected future tax consequences of events that have been recognized in APD's financial statements or tax returns.

     All APD subsidiaries are classified as partnerships for Federal income tax purposes. Therefore, no provision for Federal income taxes has been recorded since income or losses are allocated to their members (or partners) and are reportable by their members (or partners) for Federal income tax purposes. In addition, certain subsidiaries are classified as partnerships for state income tax purposes, whereas certain other subsidiaries, similar to APD, account for state taxes in accordance with SFAS No. 109 as these subsidiaries are subject to those state's income taxes. Deferred income taxes were not material at December 29, 1996 and December 28, 1997.

     Concentrations-

     For the year ended December 31, 1995, the 52 week periods ended December 29, 1996 and December 28, 1997 and the 13 week periods ended March 30, 1997 and March 29, 1998, approximately 79%, 78%, 74%, 83% and 61% of net revenues, respectively, was derived from product sales to the Company's top ten customers. The Company had three customers for the year ended December 31, 1995 which accounted for approximately 20%, 16% and 12% of the Company's net revenues. For the 52 week period ended December 29, 1996 the Company had three customers which accounted for approximately 20%, 19% and 13% of the Company's net revenues. For the 52 week period ended December 28, 1997 the Company had three customers which accounted for approximately 16%, 14% and 12% of the Company's net revenues. For the 13 week period ended March 30, 1997 the Company had three customers which accounted for approximately 19%, 16% and 14% of the Company's net revenues. For the 13 week period ended March 29, 1998 the Company had one customer which accounted for approximately 11% of the Company's net revenues.


     Net Revenues-

     Net revenues for the periods presented consists of the following-

                                                                                 52 Weeks Ended                  13 Weeks Ended
                                                           Year Ended     ----------------------------      ------------------------
                                                          December 31,    December 29,    December 28,      March 30,      March 29,
    (In thousands)                                            1995            1996            1997            1997            1998
                                                          ------------    ------------    ------------      ---------      ---------
                                                                                                              Unaudited

Tomato product sales                                         $ 6,923         $ 8,799         $18,431         $ 3,576         $ 6,474
Sales and marketing                                            1,415           2,237           3,154             659             885
Construction management (Note 3)                                   0               0             370               0             130
Other revenue, net                                                 0              54               8              30               0
                                                             -------         -------         -------         -------         -------
                                                             $ 8,338         $11,090         $21,963         $ 4,265         $ 7,489
                                                             =======         =======         =======         =======         =======

     Revenue Recognition-

     Revenue from tomato product sales is recognized upon shipment by the Company. Under the terms of its marketing agreements (see Note 15) the Company recognizes sales and marketing revenue upon shipment of product by the Company.

     Recently Issued Accounting Standards-

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting comprehensive income and its components, and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which establishes revised reporting and disclosure requirements for operating segments. These standards increase financial reporting disclosures and will not have a material impact on the Company's financial position or results from operations.

     Financial Instruments-

     The Company's financial instruments consists mainly of cash, accounts receivable, accounts payable and long-term debt. The carrying amount of these financial instruments approximates fair value due to their short-term nature. The carrying amount of long-term debt is estimated by management to approximate its fair value as the stated rates approximate current rates.

     Reclassifications-

     Certain   amounts  in  the  prior  year  financial   statements  have  been
     reclassified to conform to the current year presentation.

     Fiscal Year-

     Beginning in 1996, the Company operates on a 52 to 53 week fiscal year. Fiscal years for the financial statements presented ended on December 31, 1995, December 29, 1996 and December 28, 1997.

(3)  LIMITED LIABILITY AND S CORPORATIONS:

     Effective December 31, 1995, Village Farms of Wheatfield, Inc. and Keystone Village Farms, Inc. sold their net assets to two separate newly formed entities, Village Farms of Wheatfield, LLC ("VFW") and Keystone Village Farms, LLC ("KVF"), respectively in return for 99% ownership of VFW and KVF. Concurrently, Village Farms of Wheatfield, Inc. and Keystone Village Farms, Inc. were merged into APD through a tax free merger. Also in 1995, APD formed two additional operating subsidiaries, Village Farms of Delaware, LLC ("VFD") and Village Farms, LLC ("VF"). The terms of all LLC membership agreements is through December 31, 2045. Members are not liable for the debts, liabilities or obligations of the applicable LLC organization and beyond their respective capital contributions. There are two series of members' interest in each LLC organization, Series A and Series B. At all times, 21% of members' interest shall be Series B issued. The voting rights, allocation of operating results and management participation are of equal rank among the two series of interest.

     In November 1997, Village Farms of Virginia, Inc. ("VFV") was formed for the expansion and operation of a 42 acre greenhouse located in King George County, Virginia for the purpose of producing and selling tomatoes. VFV is a Delaware S Corporation 100% owned by APD. VFV entered into a ten year lease. Under the lease agreement, APD is to provide a variety of services for the VFV greenhouse facility including full management of operations and responsibility for the sale and marketing of all products of the VFV greenhouse facility. In addition, the lessor has engaged APD to expand the facility from a 36 acre greenhouse to a 42 acre greenhouse by mid-1998. As of December 28, 1997, APD had recognized $370,000 of the $500,000 construction fee relating to this expansion on a percentage of completion basis and such amount is included in net revenues in the accompanying statement of income for the 52 week period ended December 28, 1997.

(4)  LIMITED PARTNERSHIPS:

     In February 1996, Village Farms of Texas, L.P. ("VFT") was formed for the development and operation of a 41 acre greenhouse located in Fort Davis, Texas for the purpose of producing and selling tomatoes. The VFT Partnership Agreement defines APD as a 50% owner of the partnership which consists of a 49% limited partner interest and a 1% general partner interest. The remaining 50% partnership interest is held by two wholly-owned subsidiaries of Cogentrix Energy, Inc. (herein after
     "Cogentrix," which shall mean Cogentrix and its subsidiaries and wholly-owned affiliates - see Note 15). The VFT Partnership Agreement also provides for APD to provide a variety of services for the VFT greenhouse facility including full management of operations and responsibility for the sale and marketing of all products of the VFT greenhouse facility. Prior to equity and debt financing closing in February 1996, APD provided direct funding for project start up costs of approximately $290,000. In addition, APD earned a $250,000 development fee, which approximated the costs incurred for its development and financing efforts related to the VFT greenhouse facility project. On February 14, 1996 APD was reimbursed approximately $540,000 upon the signing of the VFT Partnership Agreement.

     To fulfill the terms of the VFT Partnership Agreement, Cogentrix and APD were required to provide capital contributions of $4,657,000 and $1,000, respectively, which proceeds were used to fund the initial construction of the VFT greenhouse facility. Certain other provisions of the VFT Partnership Agreement govern profit and loss allocations along with partnership distributions. Included in these provisions is the allocation of initial losses to the partners based on their respective capital contributions.

     In March 1997, Pocono Village Farms, L.P. ("PVF") was formed for the acquisition, renovation and operation of an approximate 30 acre greenhouse located in Mt. Carmel, Pennsylvania for the purpose of producing and selling tomatoes. The PVF Partnership Agreement defines APD as a 50% owner of the partnership which consists of a 49% limited partner interest and a 1% general partner interest. The remaining 50% partnership interest is held by Cogentrix. To fulfill the terms of the PVF Partnership Agreement, APD and Cogentrix each contributed $276,000 in capital, which proceeds were used to fund the renovation of the PVF greenhouse facility. Certain other provisions of the PVF Partnership Agreement govern profit and loss allocations along with partnership distributions. Included in these provisions is the allocation of initial losses to the partners based on their respective capital contributions. The PVF Partnership Agreement also provides for APD to provide a variety of services for the PVF greenhouse facility, including full management of operations and responsibility for the sale and marketing of all products of the PVF greenhouse facility. In addition in 1996, APD earned a $75,000 development fee, which approximated the costs incurred for its development and financing efforts related to the PVF greenhouse facility project. Prior to equity and debt financing closing on March 10, 1997, APD incurred project costs of approximately $650,000 directly associated with the PVF facility. The development fee and the project costs incurred as of December 29, 1996 are reflected as due from related party in the accompanying December 29, 1996 consolidated balance sheet. On March 10, 1997, APD was reimbursed approximately $320,000 for some of the project costs incurred.

     In June 1997, Village Farms of Marfa, L.P. ("VFM") was formed for the development and operation of a 41 acre greenhouse located in Marfa, Texas for the purpose of producing and selling tomatoes. The VFM Partnership Agreement defines APD as a 50% owner of the partnership which consists of a 49% limited partner interest and a 1% general partner interest. The remaining 50% partnership interest is held by Cogentrix. The VFM
     Partnership Agreement also provides for APD to provide a variety of services for the VFM greenhouse facility including full management of operations and responsibility for the sale and marketing of all products of the VFM greenhouse facility. In addition, APD earned a $750,000 development fee for its development and financing efforts related to the VFM greenhouse facility project. The cost component of the development fee earned is reflected in the accompanying December 28, 1997 financial statements as a reduction in selling, general and administrative expenses and the profit component of the development fee earned is reflected as a reduction in the basis of the VFM greenhouse facility.

     To fulfill the terms of the VFM Partnership Agreement, Cogentrix and APD were required to provide capital contributions of $6,650,000 and $1,000, respectively, which proceeds were used to fund the initial construction of the VFM greenhouse facility. In addition, Cogentrix provided bridge loan financing of $3,500,000 to APD prior to the closing of the VFIFA Facility (see Note 10). In June of 1997, subsequent to the closing of the VFIFA facility, APD repaid the bridge loan in full, including all accrued interest. Certain other provisions of the VFM
     Partnership Agreement govern profit and loss allocations along with partnership distributions. Included in these provisions is the allocation of initial losses to the partners based on their respective capital contributions.

     In June 1997, Village Farms of Buffalo, L.P. ("VFB") was formed for the development and operation of an 18 acre greenhouse located in Buffalo, New York for the purpose of producing and selling tomatoes. The VFB Partnership Agreement defines APD as a 50% owner of the partnership which consists of a 49% limited partner interest and a 1% general partner interest. The remaining 50% partnership interest is held by Cogentrix. The VFB
     Partnership Agreement also provides for APD to provide a variety of services for the VFB greenhouse facility including full management of operations and responsibility for the sale and marketing of all products of the VFB greenhouse facility. In addition, APD earned a $500,000 development fee for its development and financing efforts related to the VFB greenhouse facility project. The cost component of the development fee earned is reflected in the accompanying December 28, 1997 financial statements as a reduction in selling, general and administrative expenses and the profit component of the development fee earned is reflected as a reduction in the basis of the VFB greenhouse facility.

     To fulfill the terms of the VFB Partnership Agreement Cogentrix and APD were required to provide capital contributions of $2,741,000 and $1,000, respectively, which proceeds were used to fund the initial construction of the VFB greenhouse facility. Certain other provisions of the VFB Partnership Agreement govern profit and loss allocations along with partnership distributions. Included in these provisions is the allocation of initial losses to the partners based on their respective capital contributions.

(5)  VILLAGE FARMS INTERNATIONAL FINANCE ASSOCIATION:

     Village Farms International Finance Association ("VFIFA") was organized in April 1997 for the purpose of providing financing to the Company. VFIFA is organized as a not-for-profit cooperative formed by APD for the benefit of the member owners. VFIFA obtains financing from third party lenders and in turn, provides funding to its members for the purposes of developing and constructing greenhouse facilities and working capital needs by means of construction loans, term loans and lines of credit. As of December 28, 1997, there were eight members (all subsidiaries of APD) in VFIFA, each having contributed $5,000 in capital.

(6)  NOTE RECEIVABLE DUE FROM RELATED PARTY:

     In March 1997, VFT loaned $1,838,000 to Cogentrix. The note is unsecured, bears interest at 6.0% and principal and interest are due on demand. See
     Note 10 for a description of a related note payable from APD to Cogentrix.

(7)  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following-

                                         December 29,  December 28,    March 29,
(In thousands)                               1996          1997          1998
                                           --------      --------      --------
                                                                      Unaudited
Land                                       $    681      $  1,102      $  1,102
Land improvements                               144         1,326         1,326
Greenhouses                                  13,518        35,109        35,459
Greenhouse improvements                          36           717           717
Greenhouse equipment                          3,382         8,104         8,889
Computer and office equipment                    96           228           293
                                           --------      --------      --------
                                             17,857        46,586        47,786
Less- Accumulated depreciation                 (370)       (1,743)       (2,556)
                                           --------      --------      --------

                                           $ 17,487      $ 44,843      $ 45,230
                                           ========      ========      ========

Included in the amounts above are $112,000 and $563,000 in assets held under capital leases at December 29, 1996 and December 28, 1997, respectively.

(8)  OTHER ASSETS:

     Other assets consist of the following-

                                           December 29, December 28,   March 29,
(In thousands)                                 1996         1997         1998
                                           ------------ ------------   ---------
                                                                       Unaudited

Trademarks                                    $     8      $    10      $    10
Security deposits                                  15           16           17
Tools and spare parts                              97           97           97
Other                                               0           48          107
Notes receivable - stockholders (A)                96          149          149
Debt issue costs (B)                            1,012        2,519        2,469
Organization expenses (C)                          77          164          164
                                              -------      -------      -------
                                                1,305        3,003        3,013
Less- Accumulated amortization                    (21)        (157)        (225)
                                              -------      -------      -------
                                              $ 1,284      $ 2,846      $ 2,788
                                              =======      =======      =======

     (A) The notes receivable from stockholders bear interest at the prime rate (8.50% at December 28, 1997) and are due and payable on January 1,1999.

     (B) These amounts represent costs incurred in obtaining the financing for the various greenhouse construction projects. Included in these costs is the unamortized premiums paid for the purchase of interest rate cap agreements (see Note 10). The premiums paid are being amortized to interest expense over the terms of the cap agreements.

     (C) Organization expenses represent initial costs incurred in establishing new greenhouse facilities. The costs are amortized over a period not to exceed 60 months.


(9)  ACCRUED EXPENSES:

       Accrued expenses consist of the following-

                                           December 29, December 28,  March 29,
(In thousands)                                 1996         1997        1998
                                           ------------ ------------  ---------
                                                                      Unaudited

Payroll                                       $   66       $  173     $  339
Insurance                                          6          174        196
Other                                             26            2         54
Interest                                          16          265        513
Rent                                             403           38        196
Third party grower                                 0          398        126
Income taxes                                      95            0          0
Utilities                                        116           33        272
Inventory                                        137            0        667
Professional fees                                 26           40         76
Property taxes                                     0            0         30
Repairs and maintenance costs                    129            0          0
                                              ------       ------      ------
                                              $1,020       $1,123      $2,469
                                              ======       ======      ======

 (10)  DEBT:

       Long-term debt consists of the following-

                                           December 29, December 28,   March 29,
(In thousands)                                 1996         1997         1998
                                           ------------ ------------   --------
                                                                       Unaudited

VFT line of credit (A)                       $  2,200     $  2,000     $  1,700
VFT term loan credit facility (A)              14,698       18,414       18,413
VFIFA line of credit (B)                            0        1,950        3,900
VFIFA construction and term loan
  facility (B)                                      0       16,485       18,971
PVF nonrevolving line of credit (C)                 0        2,125        2,088
Notes payable to Cogentrix (D)                      0        1,949        1,881
Other loans                                        49           83           78
                                             --------     --------     --------
                                               16,947       43,006       47,031
Less- Current portion                          (2,076)      (7,818)     (11,060)
                                             --------     --------     --------
                                             $ 14,871     $ 35,188     $ 35,971
                                             ========     ========     ========

     (A) In February 1996, VFT negotiated a $21,123,000 nonrecourse combined credit facility (the "VFT Facility") with two banks (the "Lenders"). The VFT Facility is secured only by the assets and cash flow of VFT without any recourse to APD or any of the individual partners of VFT. The combined VFT Facility consists of a construction and term loan commitment of $18,623,000 (the "Term Loan") and a $2,500,000 revolving credit agreement to be used for working capital by VFT. Included in the construction and term commitment was a letter of credit feature issued to a significant contractor for work provided during construction. The letter of credit combined with the outstanding construction borrowings could not exceed the total construction commitment.

          On March 7, 1997, VFT completed the final advance under the construction commitment and term out of the construction loan. The Term Loan is being repaid in 40 quarterly installments which commenced on June 30, 1997. Interest rate options are selected by VFT on all or any portion of the borrowings at a variable prime rate, a fixed (LIBOR) rate or a treasury loan rate as defined in the VFT Facility. Each interest rate option has an applicable margin over such rate in determining the total interest rate associated with each borrowing. The applicable margin for each interest rate option is based upon the relationship between annual debt service (principal and interest payments) and total cash flow, as defined, with cash flow as the numerator and debt service as the denominator. As the aforementioned relationship increases, the applicable margin for each interest rate election decreases. At December 28, 1997, the Term Loan borrowings were at various LIBOR rate elections which combined with the applicable margin, resulted in interest rates between 9.4% and 10.9%. The various LIBOR rate elections are reset periodically throughout the year.

          The line of credit commitment to VFT expires on June 30, 2001. VFT is required to repay the line of credit balance and not draw on the line of credit for the following 30 consecutive days during each year. A commitment fee of 1% per annum is charged on the unused line of credit commitment. At December 28, 1997, $500,000 was available under the line of credit commitment. Interest is payable at the variable prime rate, as defined (9.5% at December 28, 1997).

          In addition, under the terms of the VFT Facility, VFT was required to establish a Debt Service Reserve and an Additional Debt Service Reserve in the amounts of $1,500,000 and $1,000,000, respectively. The Debt Service Reserve will remain in effect throughout the term of the VFT Facility and the Additional Debt Service Reserve will be released upon the achievement of certain debt coverage levels measured at the end of the first calendar quarter following the first complete 12 month period of operations subsequent to the final construction advance. These funds are to be used to support debt service payments in the event VFT's cash flow from operations is insufficient. These amounts have been classified as restricted cash in the accompanying financial statements. VFT is subject to other various financial and operating covenants as defined in the VFT Facility. Substantially all of VFT's assets have been pledged as security under the VFT Facility.

          In October 1996, VFT purchased an interest rate cap ("Rate Cap") from a bank for $307,000. The Rate Cap protects VFT from increases in interest rates above 6.5% (excluding the applicable margin) for a period of five years on $10,000,000 of senior debt under the VFT Facility construction commitment. The purchase is reflected in other assets in the accompanying consolidated balance sheets (see Note 8) and will be amortized to interest expense on a straight line basis over the life of the Rate Cap.

     (B) In June 1997, VFIFA negotiated a $60,000,000 combined credit facility (the "VFIFA Facility") with a bank (the "Lender"). The combined VFIFA Facility consists of a term loan, construction loan and revolving line of credit commitment. The proceeds from the borrowings under the VFIFA Facility are loaned by VFIFA to its members (see Note 5). APD has guaranteed all obligations incurred under the VFIFA Facility. Advances under the VFIFA Facility are secured by the assets of APD, VFIFA and any underlying borrower. The maturity date of the VFIFA Facility is July 31, 2010.

          Under the term loan commitment, up to $50,000,000 may be borrowed to refinance amounts under the construction loan commitment, fund the purchase of fully constructed greenhouse facilities or to refinance the VFT Facility. Under the construction loan commitment, up to $30,000,000 may be borrowed to fund a portion of the cost of constructing greenhouse facilities. The construction loan commitment provides that the Lender will issue letters of credit to contractors for work provided during construction. Approximately $327,000 of letters of credit were outstanding as of December 28, 1997. The letters of credit combined with the outstanding construction borrowings cannot exceed the total construction loan commitment.

          Under the revolving line of credit commitment, up to $10,000,000 may be borrowed to fund loans by VFIFA to APD and to provide working capital funding to any subsidiary of APD. Borrowings under the revolving line of credit are due and payable on September 30 of each year and automatically renew for an additional year unless either VFIFA or the Lender provides notice to terminate on or before July 31 each year. At December 28, 1997,

          $8,050,000 was available under the line of credit commitment. Interest is payable at the variable prime rate, as defined (9.375% at December 28, 1997). The revolving line of credit commitment provides that VFIFA can request up to $5,000,000 ($80,000 outstanding at December 28, 1997) of letters of credit to support certain commitments of VFIFA and its members.

          Interest on amounts outstanding under the construction loan and term loan commitments accrues at the prime rate unless VFIFA elects a fixed rate option (LIBOR) or a quoted rate option, as defined. Interest on amounts outstanding under the revolving line of credit commitment accrues at the prime rate. Interest is payable monthly or at the maturity of an applicable LIBOR rate election period under all commitments outstanding under the VFIFA Facility. At December 28, 1997, the construction loan borrowings were at various LIBOR rate elections ranging between 9.0% and 9.3%. The various LIBOR rate elections are reset periodically during the term of the construction borrowings up to the term out of the borrowings. Term loan borrowings will be repaid in 40 quarterly installments commencing on the last day of the calendar quarter following the term out of the construction loan.

          As of December 28, 1997, $16,485,000 of borrowings were outstanding under the construction loan commitment and $1,950,000 of borrowings were outstanding under the revolving line of credit commitment. The borrowings under the construction loan commitment were used to fund costs relating to the construction of the VFM and VFB greenhouse facilities. The VFIFA Facility contains certain restrictive covenants.

          In October 1997, VFIFA purchased two interest rate caps ("Rate Caps") from a bank for $436,000. The Rate Caps protect VFIFA from increases in interest rates above 6.5% for a period of five years commencing on December 31, 1997 on up to approximately $26,500,000 of debt under the VFIFA Facility. The purchases are reflected in other assets in the accompanying December 28, 1997 consolidated balance sheet (see Note 8) and will be amortized to interest expense on a straight-line basis over the life of the Rate Caps.

     (C) In March 1997, PVF entered into a $2,200,000 loan agreement. The proceeds of this loan were used to purchase the PVF greenhouse property and to make planned improvements to this property. As of December 28, 1997, there were no additional borrowings available under this loan. The loan is required to be repaid in sixty quarterly installments of $37,000 relating to interest and principal beginning on July 1, 1997, plus a final installment of any amount necessary to pay the indebtedness in full. The loan bears interest at a variable rate, as defined (9.0% at December 28, 1997), subject to the lender's applicable interest rate tier. The interest rate tier may be changed at any time by the lender. The loan is secured by a real estate mortgage in the PVF property and a first lien on all assets, excluding inventory and accounts receivable, as defined. PVF is required to maintain certain financial ratios relating to this loan and has agreed to certain restrictions regarding partnership distributions, as defined. As of December 28, 1997, PVF was in violation of a financial covenant of the loan agreement. APD is currently negotiating strategies with Cogentrix to cure the violation. As such the entire amount outstanding under the loan agreement, $2,125,000, has been reflected in the current portion of long-term debt in the accompanying December 28, 1997 balance sheet. PVF is also required to maintain $750,000 of cash as replacement collateral for the portion of the PVF greenhouse assets sold to VFB. This amount has been classified as restricted cash in the accompanying financial statements.

     (D) In March 1997, APD borrowed $643,000 from Cogentrix. The note bears interest at 6.0% and is due on demand. Interest on the note is payable annually on December 31. In March, 1997, APD borrowed $1,375,000 from Cogentrix. The note matures on June 2, 2002 with quarterly principal and interest payments of $69,000. Borrowings under the note bear interest at 6.0%. The aggregate maturities of debt as of December 28, 1997 are as follows-

                 (In thousands)

                 1998                            $   7,818
                 1999                                1,874
                 2000                                2,686
                 2001                                3,234
                 2002                                3,655
                 Thereafter                         23,739
                                                 ---------
                                                   $43,006
                                                 =========

(11) OBLIGATIONS UNDER CAPITAL LEASES:

     The Company leases certain equipment under capital leases. Future minimum lease payments are as follows-

           (In thousands)

           1998                                            $99
           1999                                             65
           2000                                             64
           2001                                             64
           2002                                             48
           Thereafter                                      300
                                                     ---------
           Total minimum lease payments                    640
           Less - Amount representing interest            (175)
                                                     ---------
                                                           465
           Less - Current maturities                       (59)
                                                     ---------
                                                          $406
                                                     =========

(12) NONCURRENT LIABILITIES:

     Included in noncurrent liabilities are construction cost accruals which represent amounts due at December 29, 1996 and December 28, 1997 on certain billings relating to the construction of the various greenhouse facilities. During 1997 and 1998, these amounts were paid with proceeds from the construction and term loan commitments (see Note 10).

(13) TRANSACTIONS WITH AFFILIATES:

     The Company purchased a substantial portion of its materials and greenhouse equipment from EcoScience Corporation ("EcoScience"), amounting to
     $503,000,  $2,240,000 and $4,234,000 in 1995, 1996 and 1997,  respectively, and $204,000 and $943,000 for the 13 week periods ended March 30, 1997 and March 29, 1998, respectively. The Chief Executive Officer of APD is also the CEO and President of EcoScience. Net amounts due to EcoScience at December 29, 1996, December 28, 1997 and March 29, 1998 were $163,000,
     $892,000 and $435,000, respectively.

     APD pays a monthly administration fee to EcoScience for the use of its employees and facilities. These fees amounted to approximately $92,000, $36,000 and $42,000 in 1995, 1996 and 1997, respectively, and $11,000 and
     $28,000 for the 13 week periods ended March 30, 1997 and March 29, 1998, respectively. Management believes the management fee paid to EcoScience is reasonable based upon the services provided.

(14) OPERATING LEASES:

     In July 1992, September 1993 and November 1997, VFW, KVF and VFV, respectively, entered into commercial greenhouse leases and operating agreements (the "Lease Agreements"). Both the VFW and KVF Lease Agreements became effective as of December 1, 1993 for periods of fifteen and ten years, respectively. The VFV lease agreement became effective on January 1, 1998 for a period of ten years. In June 1997 VFM entered into a land lease agreement that became effective on July 1, 1997 for a period of 25 years. The KVF lease is with Cogentrix and the VFV lease is with an affiliate of Cogentrix. The future minimum lease payments at December 28, 1997 are as follows-

                    (In thousands)

                    1998                              $ 3,623
                    1999                                3,642
                    2000                                3,661
                    2001                                3,680
                    2002                                3,701
                    Thereafter                         17,706
                                                      -------
                                                      $36,013
                                                      =======

     Rent expense under the Company's various lease agreements totaled approximately $1,429,000, $1,429,000 and $1,438,000 for the year ended December 31, 1995 and the 52-week periods ended December 29, 1996 and December 28, 1997, respectively, and $290,000 and $796,000 for the 13 week periods ended March 30, 1997 and March 29, 1998, respectively.

     Included in noncurrent liabilities in the accompanying consolidated balance sheet is $808,000, $860,000 and $870,000 at December 29, 1996, December 28,
     1997 and March 29, 1998, respectively, related to the effect of accounting for the scheduled rent increases on a straight-line basis over the VFW and KVF lease terms.

     In addition to the minimum lease payments stated above, VFW, KVF and VFV are also required under the Lease Agreements to share "Net Proceeds" or "Cash Flow" (as defined in the respective Lease Agreements) with their respective lessor.

     KVF and VFW, respectively, incurred additional rent expense based upon the defined calculations in the amounts of $331,000, $644,000 and $335,000, and $505,000, $643,000 and $103,000 in 1995, 1996 and 1997, respectively. No additional rent expense was incurred for the 13 week periods ended March 30, 1997 and March 29, 1998. The additional rent is included in cost of revenues in the accompanying statements of income.

     At December  29, 1996 and  December  28, 1997  accrued  expenses  and other
     current   liabilities   included   approximately   $404,000   and  $38,000,
     respectively, related to the additional rent.

(15) COMMITMENTS:

     Option Agreement-

     In February 1996, and as an inducement to Cogentrix to invest in the VFT Partnership, the Company granted to Cogentrix certain rights to participate in future projects involving the development, acquisition, owning of or operation by the Company of any greenhouse facility at which fruit or vegetables are grown ("Future Projects"). Under this agreement ("Option Agreement") with Cogentrix, the Company is required to offer Cogentrix an interest of at least 50% in all Future Projects regardless of whether the Company desires or intends to permit a third party interest and if the Company determines to sell an interest in a Future Project to a third party, it must first offer this interest to Cogentrix. In Future Projects, which Cogentrix provides cash equity Cogentrix shall receive preferential return treatment, as defined.

     This option is not applicable to Future Projects in which (1) the Company is a lessee, (2) any operating greenhouse project acquired by the Company without any equity investment, (3) any greenhouse project identified and developed by a third party in which APD is invited to participate without having to make an equity investment and (4) nine specific greenhouse developments and projects specifically identified in the Option Agreement.

     The Option  Agreement  terminates  at the  earlier of  Cogentrix  investing
     $20,000,000 in Future Projects or if Cogentrix declines a proposed investment in a Future Project with certain projected rates of return and a third party thereafter makes an equity investment at the same or less favorable terms as were offered to Cogentrix. The additional capital contributions of Cogentrix in PVF, VFM and VFB (approximately $9,667,000 see Note 4) were made under the terms of this Option Agreement.

     Marketing Agreements-

     Through marketing agreements, APD markets and distributes fresh vegetables produced by other greenhouse operators under the Village Farms(R) trademark. Under the terms of these arrangements, APD is entitled to a commission based on a percentage of product revenues and a fixed amount for each box of produce sold. APD currently participates in marketing arrangements with the following growers: Foster Farms, a wholly owned subsidiary of Foster Wheeler Corporation which operates a 10 acre greenhouse located in Marion Heights, Pennsylvania; and Agros, S.A., which operates a 16 acre greenhouse in Queratoro, Mexico. APD generated approximately $1,414,000, $2,237,000 and $2,839,000 in net revenues under these two agreements in 1995, 1996 and 1997, respectively.

     Village Farms of Colorado, Inc.-

     In January 1998, Village Farms of Colorado, Inc. ("VFC"), a newly formed wholly owned subsidiary of APD, entered into an agreement with Ripetouch Greenhouses, Inc. to lease a 20 acre greenhouse to be built and located in Calhan, Colorado. The lease term of ten years will commence 30 days following substantial completion of the construction of the facility. No assurance can be given that the construction of the greenhouse and APD's subsequent occupation of the space will occur.

     Greenery International Agreement-

     In 1998, APD entered into an agreement with The Greenery International, a leading marketer of greenhouse vegetables including bell peppers in the Netherlands, to market bell peppers produced at the greenhouse facility APD is constructing in Marfa, Texas (see below) under "The Greenery" brand name and has been granted the right to market in North America bell peppers grown by The Greenery International in Europe. The agreement provides that APD will pay a quarterly marketing fee to The Greenery International. The initial term of the agreement will be one year and if successful the agreement will be continued for five more years.

     Marfa, Texas Greenhouse-

     APD plans to complete construction (at an approximate aggregate cost of $20,000,000) and operate a 41 acre greenhouse facility to produce red, orange and yellow bell peppers on property adjacent to the VFM greenhouse facility. APD commenced construction in January 1998 and is currently endeavoring to finalize arrangements to finance the completion of the project. No assurance can be given that financing can be obtained on terms acceptable to APD. If third party financing cannot be obtained, APD expects to reduce the size of the proposed greenhouse to approximately 26 acres and fund the entire greenhouse development project from its cash reserves and existing credit arrangements.

(16) SUBSEQUENT EVENTS:

     Proposed Merger-

     On April 29, 1998, APD executed an Agreement and Plan of Merger with EcoScience Corporation, whereby each share of common stock of APD would be exchanged for 30,619.067 shares of EcoScience. In addition, the Agreement and Plan of Merger contemplates that at the Effective Time of the Merger, EcoScience will acquire from certain shareholders of APD their entire 50% interest in Villager Farms of Morocco, S.A., a Moroccan company, in exchange for 99,000 shares of EcoScience. Consummation of the transactions is subject to EcoScience stockholder approval and certain other conditions.

     Pocono Village Farms, L.P.-

          In June 1998, a tornado damaged approximately 10% of the 10 acre PVF greenhouse resulting in an estimated $500,000 of property damage. The property damage is covered by insurance, and APD is currently negotiating with the insurance carrier to reach an agreement as to the amount of damages sustained; however, PVF is not insured for crop damage resulting from the damage to the greenhouse structure. In order to minimize the financial impact of the damage, APD is currently negotiating the sale of the PVF greenhouse to a third party. APD expects that if such a sale is completed, the proceeds of the sale, together with insurance proceeds, will offset the adverse financial impact arising from the damage. No assurance can be given that the proposed sale will be completed. If the sale is not completed, APD expects to terminate operations at the PVF greenhouse in August 1998 and, as a result, PVF would incur a loss of approximately $200,000 to $300,000 for fiscal 1998. APD does not believe that the closing or sale of the facility will have any material adverse effect on the long-term operating results or financial condition of APD.

     Village Farms of Texas, L.P. Credit Facility -

          In anticipation of refinancing the combined senior debt and related revolving line of credit facility of VFT with VFIFA, VFT, at its option, and in accordance with the terms of the aforementioned credit facility, elected to terminate the revolving line of credit on June 30, 1998. The anticipated terms of the refinance with VFIFA contemplate a new line of credit facility in the amount of $1,500,000 substantially on the same terms as the facility terminated by VFT on June 30, 1998. Until such refinancing, VFT currently has no revolving line of credit capacity.

                                   APPENDIX E

                             ECOSCIENCE CORPORATION

                             1991 STOCK OPTION PLAN


     1. Purpose of Plan.

     The purpose of this 1991 Stock Option Plan (the "Plan") is to promote the interests of EcoScience Corporation, a Delaware corporation (the "Company", including for the purposes of this paragraph any affiliated companies), by providing a method whereby employees of the Company, and others providing material assistance to the Company may be given compensation or additional compensation for their efforts on behalf of or assistance to the Company, and to aid the Company in attracting and retaining capable personnel.

     2. Scope and Duration of the Plan.

     Options granted under this Plan may contain such terms as will qualify the options as incentive stock options ("ISO's") within the meaning of section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or in the form of non-statutory stock options ("NSO's"). Unless otherwise indicated, references in this Plan to "options" include ISO's and NSO's. Subject to adjustment as provided in Section 11 hereof, the maximum number and kind of shares of the Company's capital stock with respect to which options may be granted under this Plan shall be 502,025 shares of Common Stock, $.01 par value per share ("Common Stock"). Until termination of this Plan, the Company shall at all times reserve a sufficient number of shares to meet the requirements of the Plan. Such shares may be authorized and unissued shares or shares held in the Company's treasury.

     There shall become available for subsequent grants under this Plan any shares of Common Stock underlying an option which cease for any reason to be subject to purchase under such option. No ISO shall be granted under this Plan more than 10 years after its adoption by the Board of Directors.

     3. Administration of Plan.

     The Compensation Committee or any successor thereto (the "Committee") appointed by the Company's Board of Directors shall administer this Plan. The Committee shall be qualified as required by Rule 16b-3, as amended, and other applicable rules under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), at such time as the provisions thereof may become binding on the Company. Any member of such Committee shall be eligible to receive options while serving on the Committee, subject to applicable provisions of the Exchange Act and the rules promulgated thereunder. The Committee shall have full power and authority to: (i) designate the employees and other persons to whom options shall be granted; (ii) designate options or any portion thereof as ISO's; (iii) determine the number of shares of Common Stock for which options may be granted and the option price or prices; (iv) determine the other terms and provisions of option agreements (which need not be identical) including, but not limited to, provisions concerning the time or times when and the extent to which the options may be exercised and the nature and duration of restrictions as to transferability or constituting substantial risks of forfeiture, provided that with respect to ISO's such time or times shall not occur before approval of this Plan by the stockholders of the Company in the manner provided under Section 15 below; (v) amend or modify any option, with the consent of the holder thereof; (vi) accelerate the right of an optionee to exercise in whole or in part any previously granted option; and (vii) interpret the provisions and supervise the administration of this Plan.

     Options may be granted singly or in combination. The Committee shall have the authority to grant in its discretion to the holder of an outstanding option in exchange for the surrender and cancellation of such option, a new option in the same or a different form and containing such terms as the Committee may deem appropriate, including without limitation a price which is different (either higher or lower) than any price provided in the option so surrendered and canceled.

     In connection with the grant of an NSO, the Committee may in its discretion, concurrently or after grant of the NSO, grant or agree to grant a tax offset bonus to the optionee to offset in whole or in part the tax liability of the optionee realized upon exercise of the NSO, provided that any such grant or agreement to grant a tax offset bonus shall be authorized only if the Committee anticipates in good faith that the Company would receive a net after-tax economic benefit from the grant of such bonus and NSO instead of the grant of an ISO of similar tenor.

     All decisions and selections made by the Committee pursuant to the provisions of this Plan shall be made by a majority of its members except that any decision with respect to the grant of an option to a member of the Committee shall be made by a majority of the other members of the Committee who are not the holders of options issued pursuant to this Plan, and if there be no such members, pursuant to vote of a majority of the members of the Board of Directors who are not the holders of options issued pursuant to this Plan. Any decision reduced to writing and signed by all of the members of the Committee who are authorized to make such decision shall be as fully effective as if it had been made by a majority at a duly held meeting of the Committee.

     The Committee may employ attorneys, consultants, accountants or other persons, and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all persons who receive grants of options, and all other interested persons. No member or agent of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to this Plan or grants hereunder. Each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with this Plan unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members of the

Committee may have as directors or otherwise under the by-laws of the Company, or any agreement, vote of stockholders or disinterested directors, or otherwise.

     4. Designation of Participants.

     Options may be granted only to employees, including officers who are employees, of the Company or any parent or subsidiary of the Company, and other individuals, including consultants but excluding Directors who are not employees of the Company or any parent or subsidiary, who are determined by the Committee to contribute, or have the potential to contribute, materially to the success of the Company or any parent or subsidiary, provided that ISO's shall be granted only to persons who are employees of the Company or any parent or subsidiary of the Company.

     5. Option Price.

          (a) The purchase price of each share of Common Stock subject to an option or any portion thereof which has been designated as an ISO shall not be less than 100% (or 110%, if at the time of grant the optionee owns more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation) of the fair market value of such share on the date the option is granted, determined without regard to any restriction other than a restriction which, by its terms, will never lapse. The purchase price of each share of Common Stock subject to an NSO shall be such price as the Committee shall determine in its sole discretion.

          (b) The fair market value of a share of Common Stock on a particular date shall be the mean between the highest and lowest quoted selling prices on such date (the "valuation date") on the securities market where the Common Stock of the Company is traded, or if there were no sales on the valuation date, on the next preceding date within a reasonable period (as determined in the sole discretion of the Committee) on which there were sales. In the event that there were no sales in such a market within a reasonable period, the fair market value shall be as determined in good faith by the Board of Directors in its sole discretion.

     6. Term and Exercise of Options.

          (a) The term of each ISO granted under this Plan shall be not more than ten years from the date of grant, or five years from the date of grant if at the time of grant the optionee owns more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation. The term of each NSO granted under this Plan shall be such period of time as the Committee shall determine in its sole discretion.

          (b) An option may be exercised only by written notice of intent to exercise such option with respect to a specified number of shares of Common Stock and payment to the Company of the amount of the option price for the number of shares of Common Stock as to which such notice applies. Payment for such shares shall be paid at the time of purchase (i) in cash, (ii) with shares of Common Stock to be valued at the fair market value thereof on the date of such exercise, determined as provided in Section 5(b), (iii) by written notice to the Company to withhold from those shares of Common Stock that would otherwise be obtained on the exercise of such option, the number of shares having a fair market value on the date of exercise equal to the option exercise price,
     (iv) by any other means, including the promissory note of the holder of the option, which the Committee determines to be consistent with the purpose of this Plan and applicable law, or (v) a combination of the foregoing. Upon receipt of payment, the Company shall deliver to the person exercising such option a certificate or certificates for such shares. It shall be a condition of the Company's obligation to issue Common Stock upon exercise of an option that the person exercising the option pay, or make provision satisfactory to the Company for the payment of, any taxes which the Company is obligated to collect with respect to the issue of Common Stock upon such exercise.

          The Committee may establish a program through which optionees can borrow funds with which to purchase Common Stock pursuant to exercise of an option.

          (c) The proceeds of the sale of Common Stock subject to options are to be added to the general funds of the Company and used for its general corporate purposes.

     7. Incentive Stock Options.

          (a) The aggregate fair market value (determined at the time of grant) of stock with respect to which ISO's are exercisable for the first time by an optionee during any calendar year (under this Plan and under all other plans of the Company and any parent and subsidiary corporations), shall not exceed $100,000.

          (b) In the event of amendments to the Code or applicable rules and regulations thereunder relating to incentive stock options subsequent to the date hereof, the Company may amend the provisions of this Plan, and the Company and the employees holding options may agree to amend outstanding option agreements, to reflect such amendments.

     8. Transfer of Options.

     An option or portion thereof designated as an ISO shall not be transferable by an optionee otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him. An NSO shall not be transferable by an optionee otherwise than by will or the laws of descent and distribution, except that an optionee who is not subject to Section 16(b) of the Exchange Act may transfer, assign or otherwise dispose of an option (i) to his spouse, parents, siblings and lineal descendents, (ii) to a trust for the benefit of the optionee and any of the foregoing, (iii) to any corporation or partnership controlled by the optionee, or (iv) pursuant to a "qualified domestic relations order" as defined in the Code, provided that no such disposition shall affect any conditions for vesting of rights granted pursuant to such option.

     9. Termination of Employment.

          (a) If the employment of an optionee terminates for any reason other than for cause, or his death, disability (as may be determined by the Committee under Section 9(c) below), retirement at age 65 or over, or retirement at less than age 65 with the consent of the Company or any parent or subsidiary company by which he was employed, he may for a period of three months after the date of termination of his employment (unless a longer period is allowed by the Committee) exercise options held by him to the extent he was entitled to exercise such options on the date when his employment terminated. In no event, however, may such optionee exercise an option at a time when the option would not be exercisable had the optionee remained an employee. For purposes of this Section 9, an optionee's employment will not be considered terminated (i) if the Committee in the exercise of its discretion shall so determine in the case of sick leave or other bona fide leave of absence approved by the Company or any parent or subsidiary company or (ii) in the case of a transfer by such optionee to the employment of an affiliated company of the employing company.

          (b) If an optionee dies at a time when he is entitled to exercise an option, then at any time or times within one year after his death, such option may be exercised, as to all or any of the shares which the optionee was entitled to purchase immediately prior to his death, by his executor or administrator or the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution. In no event, however, may any option be exercised after the expiration of such option by its terms, except as the Committee may otherwise allow, for a period up to one year after such optionee's death.

          (c) If an optionee retires from the service of the Company or any parent or subsidiary company by which he was employed at age 65 or older or retires at less than age 65 with the consent of the Company or such parent or subsidiary, or becomes disabled at a time when he is entitled to exercise an option, then (i) with respect to each NSO, at any time or times within three years of the date of such retirement or disability, and (ii) with respect to each ISO, at any time or times within three months after the date of such retirement or within one year after the date of such disability, he may exercise such option as to all or any of the shares which he was entitled to purchase under such option immediately prior to his retirement or disability. In no event, however, may any option be exercised after the expiration of such option by its terms. The Committee shall have authority to determine whether or not an optionee has retired from the service of the Company or any parent or subsidiary company by which he was employed with the consent of the Company or such parent or subsidiary, and whether or not an optionee has become disabled (as such term may be used in the Code); and its determination shall be binding on all concerned.

          (d) If termination of employment of an optionee shall be for cause or in violation of an agreement by the optionee to remain in the employ of the Company or any parent or subsidiary company, the options held by such optionee shall terminate forthwith. If an optionee shall breach in a material respect an agreement to refrain from competition with the Company or any parent or subsidiary company, or to refrain from solicitation of the Company's customers, suppliers or employees of the Company or any parent or subsidiary company, the options, and any shares of Common Stock issued pursuant to the exercise of options, held by such optionee shall at the option of the Company be forfeited by the optionee and deemed not to be outstanding.

     10. Rights of Stockholders.

     The holders of options shall not be or have any of the rights or privileges of stockholders of the Company in respect of any shares of Common Stock purchasable upon the exercise of any option until such option shall have been validly exercised.

     11. Adjustments.

     Notwithstanding any other provision of this Plan, the Committee may at any time make or provide for such adjustments to this Plan, to the number and class of shares available hereunder or to any outstanding options, as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of distributions to holders of Common Stock of other than a normal cash dividend, changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations and the like. In the event of any general offer to holders of Common Stock relating to the acquisition of their shares, the Committee may make such adjustment as it deems equitable in respect of outstanding options, including in the Committee's discretion revision of outstanding options, so that they may be exercisable for the consideration payable in the acquisition transaction. Any such determination by the Committee shall be conclusive.

     12. Amendments or Termination.

     The Company's Board of Directors may amend, alter, or discontinue this Plan, except that no amendment or alteration requiring stockholder approval pursuant to the Code's provisions with respect to ISO's or applicable provisions of the Exchange Act shall be made without the approval of the Company's stockholders.

     13. Foreign Nationals.

     The Committee may in order to fulfill the purposes of this Plan modify grants to participants who are foreign nationals or employed outside the United States to accommodate differences in applicable law, tax policy, or custom.

     14. Governing Law.

     This Plan shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts to the extent that such laws, as applicable to the Plan, are not superseded by or inconsistent with Federal law.

     15. Effective Date.

     This Plan was effective initially as of May 22, 1991 and, as amended, is effective December 13, 1991, the date of its adoption by the Company's Board of Directors and Shareholders.

                                   APPENDIX F

                                  FORM OF PROXY

                             ECOSCIENCE CORPORATION

                           SPECIAL MEETING IN LIEU OF
                       1997 ANNUAL MEETING OF STOCKHOLDERS

                                                             _________ ___, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned, revoking all prior proxies, hereby appoints David J. Ryan and Harold A. Joannidi, and each of them, with full power of substitution to each, proxies to represent the undersigned at the Special Meeting in Lieu of the 1997 Annual Meeting of Stockholders of ECOSCIENCE Corporation ("ECOSCIENCE") to be held at ______________________________________ at ______ __.M. on
____________, 1998, and at any adjournment thereof, and to vote as designated herein all shares of stock of ECOSCIENCE that the undersigned would be entitled to vote at said meeting. A majority of said proxies present and acting at the meeting (or, if only one shall be present and acting, then that one) may exercise all the powers granted hereby. Said proxies are authorized to vote in their discretion upon any other matters which may come before the meeting.

     Each stockholder should specify by a mark in the appropriate box how he, she or it wishes shares voted. If no vote is specified, shares will be voted FOR all the following proposals.

ITEM I: Approval of the issuance of an aggregate of nine million five hundred twenty thousand four hundred eighty seven (9,520,487) shares (after giving effect to the proposed Reverse Split, as defined below) of ECOSCIENCE's Common Stock to the holders of the Class A Common Stock, par value $1.00 per share, of Agro Power Development, Inc., a New York corporation ("APD"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of APD with and into Agro Acquisition Corp., a Delaware corporation ("Agro Acquisition") and a newly formed, wholly owned subsidiary of ECOSCIENCE.

[____]    FOR                     [____] AGAINST                  [____] ABSTAIN


ITEM II: Election of Michael A. DeGiglio and David J. Ryan as Directors of ECOSCIENCE to serve as members of that class of Directors whose terms shall expire at the 2000 Annual Meeting of Stockholders and until their successors are elected.

[____]   FOR                                            WITHHELD
         all nominees                        [____]     from all nominees

For, except vote withheld from the following nominee(s):

[____]  _______________________________________________

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

ITEM III: Approval of an amendment to ECOSCIENCE's Certificate of Incorporation to effect a one for five reverse stock split of ECOSCIENCE's Common Stock.


[____]    FOR                     [____] AGAINST                  [____] ABSTAIN

ITEM IV: Approval of an amendment to ECOSCIENCE's Certificate of Incorporation to increase the number of authorized shares of ECOSCIENCE Common Stock from 25,000,000 shares to 100,000,000 shares and to increase the number of authorized shares of ECOSCIENCE Preferred Stock from 1,000,000 shares to 10,000,000 shares (in each case, prior to the proposed reverse stock split).


[____]    FOR                     [____] AGAINST                  [____] ABSTAIN

ITEM V: Approval of an amendment to ECOSCIENCE's 1991 Stock Option Plan to increase the number of shares of ECOSCIENCE Common Stock which may be granted thereunder from 1,300,000 to 1,800,000 shares (prior to giving effect to the proposed reverse stock split).


[____]    FOR                     [____] AGAINST                  [____] ABSTAIN

ITEM VI: Ratification of the selection of Arthur Andersen, LLP as the independent public accountants of ECOSCIENCE for the current fiscal year.

[____]    FOR                     [____] AGAINST                  [____] ABSTAIN

            Mark here if you plan to attend the meeting.       [____]

            Mark here for address change and note at left.      [____]

Please sign exactly as name appears on ownership record, date, and return by _________, 1998. If signing as attorney or for an estate, trust or corporation, title or capacity should be stated. Co-fiduciaries and joint owners should each sign.

Signature  _____________________    Title____________       Date ______________


Signature  _____________________    Title____________       Date ______________




                                      F-2